                                                 Filed Pursuant to 424(b)(5)
                                                 Registration No. 333-097955

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 14, 2004

                                  $655,996,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                              mortgage loan sellers

--------------------------------------------------------------------------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 109 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 22 classes of certificates, six (6) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in July 2004. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 99.16% of the total initial principal balance of the offered certificates plus accrued interest from June 1, 2004. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-36 OF THIS PROSPECTUS SUPPLEMENT.



                               Approximate Initial
                         Total Initial       Pass-Through       Assumed Final        Rated Final       Expected Ratings
   Offered Classes     Principal Balance         Rate         Distribution Date   Distribution Date       (S&P/Fitch)
   ---------------     -----------------     ------------     -----------------   -----------------    ----------------


Class A-1..........      $   195,525,000       3.8190%          December 2013          May 2036             AAA/AAA
Class A-2..........      $   392,792,000       5.4160%            May 2014             May 2036             AAA/AAA
Class B............      $    26,588,000       5.5050%            May 2014             May 2036              AA/AA
Class C............      $    10,877,000       5.5450%            May 2014             May 2036             AA-/AA-
Class D............      $    20,546,000       5.5750%            May 2014             May 2036               A/A
Class E............      $     9,668,000       5.5972%            June 2015            May 2036              A-/A-


     Delivery of the offered certificates, in book-entry form only, will be made on or about June 11, 2004.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan Securities Inc. and WaMu Capital Corp. will act as underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead and book running manager. KeyBanc Capital Markets, J.P. Morgan Securities Inc. and WaMu Capital Corp. will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

CREDIT SUISSE FIRST BOSTON
                             KEYBANC CAPITAL MARKETS
                                                    JPMORGAN
                                                              WAMU CAPITAL CORP.

             The date of this prospectus supplement is May 27, 2004.

                       [Map and Photos of Mortgaged Properties]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS......................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-5
RISK FACTORS................................................................S-36
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-56
FORWARD-LOOKING STATEMENTS..................................................S-56
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................................S-57
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-115
YIELD AND MATURITY CONSIDERATIONS..........................................S-135
THE POOLING AND SERVICING AGREEMENT........................................S-139
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED
  PROPERTIES LOCATED IN CALIFORNIA.........................................S-166
FEDERAL INCOME TAX CONSEQUENCES............................................S-167
ERISA CONSIDERATIONS.......................................................S-169
LEGAL INVESTMENT...........................................................S-172
USE OF PROCEEDS............................................................S-172
UNDERWRITING...............................................................S-173
LEGAL MATTERS..............................................................S-174
RATING.....................................................................S-174
GLOSSARY...................................................................S-176

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1   --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                  RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2   --  MORTGAGE POOL INFORMATION

EXHIBIT B     --  FORM OF TRUSTEE REPORT

EXHIBIT C     --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D     --  SCHEDULE OF REFERENCE RATES

EXHIBIT E     --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................124
ERISA CONSIDERATIONS.........................................................124
LEGAL INVESTMENT.............................................................127
PLAN OF DISTRIBUTION.........................................................128
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................130
GLOSSARY.....................................................................131

                                   ----------

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

        UNTIL SEPTEMBER 11, 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

        We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

        - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

        - this prospectus supplement, which describes the specific terms of the offered certificates.

        You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

        In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

        The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

        This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

        The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services Markets Act 2000 (Promotion of collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order"); or (iii) are persons falling within Article 22(2)(a) to (d) ("high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus supplement relates are available only to Relevant Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons. Any underwriter communicated any information relating to this prospectus supplement or the certificates in the United Kingdom should be responsible for compliance with all applicable provisions of the Financial Services and Markets Act 2000 and any regulations made thereunder in so doing.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

        This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

        To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

        This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

        The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C2 Commercial Mortgage Pass-Through Certificates. The series 2004-C2 certificates will consist of 22 classes. The table below identifies and specifies various characteristics for 19 of those classes.

                                       APPROXIMATE %
                      INITIAL TOTAL   OF TOTAL INITIAL                                          ASSUMED
          EXPECTED  PRINCIPAL BALANCE   CERTIFICATE    APPROXIMATE PASS-THROUGH                 WEIGHTED     ASSUMED   ASSUMED FINAL
          RATINGS     OR NOTIONAL        PRINCIPAL       CREDIT       RATE      INITIAL PASS- AVERAGE LIFE  PRINCIPAL   DISTRIBUTION
 CLASS  (S&P/FITCH)     AMOUNT            BALANCE       SUPPORT    DESCRIPTION  THROUGH RATE    (YEARS)      WINDOW        DATE
------- ----------- ----------------- ---------------- ----------- ------------ ------------- ------------ ----------- -------------
  A-1     AAA/AAA     $ 195,525,000       20.22%          13.75%      Fixed        3.8190%        5.7      7/04-12/13  December 2013
  A-2     AAA/AAA     $ 392,792,000       40.63%          13.75%     WAC Cap       5.4160%        9.6      12/13-5/14    May 2014
   B       AA/AA      $  26,588,000        2.75%          11.00%     WAC Cap       5.5050%        9.9       5/14-5/14    May 2014
   C      AA-/AA-     $  10,877,000        1.13%           9.88%     WAC Cap       5.5450%        9.9       5/14-5/14    May 2014
   D        A/A       $  20,546,000        2.13%           7.75%     WAC Cap       5.5750%        9.9       5/14-5/14    May 2014
   E       A-/A-      $   9,668,000        1.00%           6.75%     WAC Cap       5.5972%       10.1       5/14-6/15    June 2015
 A-1-A    AAA/AAA     $ 245,584,000       25.40%          13.75%     WAC Cap       5.2260%        N/A          N/A          N/A
   F     BBB+/BBB+    $   9,668,000        1.00%           5.75%       WAC         5.5972%        N/A          N/A          N/A
   G      BBB/BBB     $   9,669,000        1.00%           4.75%       WAC         5.5972%        N/A          N/A          N/A
   H     BBB-/BBB-    $  10,877,000        1.13%           3.63%       WAC         5.5972%        N/A          N/A          N/A
   J      BB+/BB+     $   6,043,000        0.63%           3.00%     WAC Cap       5.3620%        N/A          N/A          N/A
   K       BB/BB      $   3,625,000        0.37%           2.63%     WAC Cap       5.3620%        N/A          N/A          N/A
   L      BB-/BB-     $   3,626,000        0.38%           2.25%     WAC Cap       5.3620%        N/A          N/A          N/A
   M       B+/NR      $   6,043,000        0.63%           1.63%     WAC Cap       5.3620%        N/A          N/A          N/A
   N        B/B       $   2,417,000        0.25%           1.38%     WAC Cap       5.3620%        N/A          N/A          N/A
   O       B-/B-      $   1,208,000        0.12%           1.25%     WAC Cap       5.3620%        N/A          N/A          N/A
   P       NR/NR      $  12,086,374        1.25%           0.00%     WAC Cap       5.3620%        N/A          N/A          N/A
  A-X     AAA/AAA     $ 966,842,374         N/A             N/A    Variable IO     0.0518%        N/A          N/A          N/A
  A-SP    AAA/AAA     $ 824,407,000         N/A             N/A    Variable IO     0.5721%        N/A          N/A          N/A

        In reviewing the foregoing table, please note that:

        - Only the class A-1, A-2, B, C, D and E certificates are offered by this prospectus supplement.

        - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc., respectively. "NR" means not rated.

        - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in May 2036.

        - All of the classes in the table shown on page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2004-C2 certificates with principal balances constitute the series 2004-C2 principal balance certificates.

        - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, B, C, D, E, A-1-A, F, G, H, J, K, L, M, N, O and P certificates.

        - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

                (1) during the period from the date of initial issuance of the series 2004-C2 certificates through and including the distribution date in June 2005, the sum of (a) the lesser of $188,332,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $243,283,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (2) during the period following the distribution date in June 2005 through and including the distribution date in June 2006, the sum of (a) the lesser of $153,837,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $231,711,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (3) during the period following the distribution date in June 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $117,223,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $219,330,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (4) during the period following the distribution date in June 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $82,823,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $207,683,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (5) during the period following the distribution date in June 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $9,371,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $ 183,680,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (6) during the period following the distribution date in June 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $173,938,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (b) the lesser of $372,447,000 and the total principal balance of the class A-2 certificates outstanding from time to time;

                (7) during the period following the distribution date in June 2010 through and including the distribution date in June 2011, the sum of (a) the lesser of $135,045,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (b) the lesser of $ 345,315,000 and the total principal balance of the class A-2 certificates outstanding from time to time; and

                (8)     following the distribution date in June 2011, $0.

        - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

        - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

        - Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

        - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

                (a) the initial pass-through rate shown for that class in that table (or, solely in the case of the class E certificates, 5.7360% per annum), and

                (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

        - For the initial interest accrual period, the pass-through rate for the Class E Certificates will equal the weighted average coupon derived from net interest rates on the underlying mortgage loans.

        - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the May 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C2 principal balance certificates. If the entire total principal balance of any class of series 2004-C2 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C2 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C2 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2011 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

                (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

                (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

                Following the May 2011 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the June 2011 interest accrual period and for each interest accrual period thereafter.

        - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C2 principal balance certificates. In general, the total principal balance of each class of series 2004-C2 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2004-C2 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2011 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

                (1) if such particular component consists of the entire total principal balance of any class of series 2004-C2 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

                (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C2 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

                (3) if such particular component consists of the entire total principal balance of any class of series 2004-C2 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C2 principal balance certificates; and

                (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C2 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C2 principal balance certificates.

                Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the May 2011 interest accrual period, the total principal balance of each class of series 2004-C2 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C2 principal balance certificates whose principal balance makes up such component.

        - The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

        - The initial pass-through rates shown in the table on page S-5 for the class E, F, G, H, A-X and A-SP certificates are approximate.

        - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

                1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

                2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

                3. there are no defaults with respect to the underlying mortgage loans.

        - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

        - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

        - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

        - The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

        The document that will govern the issuance of the series 2004-C2 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of June 1, 2004, between us, as depositor, and a trustee, a master servicer and a special servicer.

        The series 2004-C2 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

        The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in June 2004. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

        Initial mortgage pool balance.................................................................     $ 966,842,374
        Number of underlying mortgage loans...........................................................               109
        Number of mortgaged real properties...........................................................               114

        Greatest cut-off date principal balance.......................................................     $  84,500,000
        Smallest cut-off date principal balance.......................................................     $     496,570
        Average cut-off date principal balance........................................................     $   8,870,114

        Highest annual mortgage interest rate.........................................................             7.020%
        Lowest annual mortgage interest rate..........................................................             4.090%
        Weighted average annual mortgage interest rate................................................             5.637%

        Longest original term to maturity or anticipated repayment date...............................        240 months
        Shortest original term to maturity or anticipated repayment date..............................         60 months
        Weighted average original term to maturity or anticipated repayment date......................        119 months

        Longest remaining term to maturity or anticipated repayment date..............................        235 months
        Shortest remaining term to maturity or anticipated repayment date.............................         53 months
        Weighted average remaining term to maturity or anticipated repayment date.....................        115 months

        Highest debt service coverage ratio, based on underwritten net cash flow......................              2.67x
        Lowest debt service coverage ratio, based on underwritten net cash flow.......................              1.20x
        Weighted average debt service coverage ratio, based on underwritten net cash flow.............              1.56x

        Highest cut-off date loan-to-value ratio......................................................              79.9%
        Lowest cut-off date loan-to-value ratio.......................................................              45.2%
        Weighted average cut-off date loan-to-value ratio.............................................              69.7%

        In reviewing the foregoing table, please note that:

        - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Beverly Center secures, on a PARI PASSU basis, seven (7) senior mortgage loans. We intend to include two of those seven (7) senior mortgage loans, with a $84,500,000 cut-off date principal balance, in the trust fund. The other five (5) such senior mortgage loans, with a total $222,000,000 cut-off date principal balance, will NOT be included in the trust fund. In addition, the Beverly Center mortgaged real property also secures, on a subordinated basis, two (2) junior mortgage loans, with a total cut-off date principal balance of $41,000,000, that will NOT be included in the trust fund. One of those two (2) junior Beverly Center outside-the-trust fund mortgage loans is more subordinate than the other. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Beverly Center underlying mortgage loan will be calculated: (a) based on the relevant total principal balance of, and debt service payments on, the Beverly Center underlying mortgage loan and the five (5) senior Beverly Center outside-the-trust fund mortgage loans; and (b) unless expressly indicated otherwise, without regard to the two junior Beverly Center outside-the-trust fund mortgage loans.

        - In the case of three (3) of the underlying mortgage loans other than the underlying mortgage loan referred to in the immediately preceding paragraph, which represent 2.56% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those three (3) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement.

        - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

        For purposes of calculating distributions on the respective classes of the series 2004-C2 certificates, the underlying mortgage loans will be divided into the following two loan groups:

        - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of fifty-nine (59) mortgage loans, with an initial loan group no. 1 balance of $721,258,150 representing approximately 74.60% of the initial mortgage pool balance.

        - Loan group no. 2, which will consist of all but four (4) of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of fifty (50) mortgage loans, with an initial loan group no. 2 balance of $245,584,224, representing approximately 25.40% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND................................  CSFB Commercial Mortgage Trust 2004-C2, a New York
                                            common law trust, will issue the series 2004-C2
                                            certificates. The primary assets of the issuing trust
                                            fund will be the mortgage loans that we are acquiring
                                            from the two mortgage loan sellers.

DEPOSITOR.................................  Credit Suisse First Boston Mortgage Securities Corp., a
                                            Delaware corporation and an affiliate of one of the
                                            mortgage loan sellers and one of the underwriters, will
                                            create the issuing trust fund and transfer the subject
                                            mortgage loans to it. Our principal executive office is
                                            located at Eleven Madison Avenue, New York, New York
                                            10010. All references to "we", "us" and "our" in this
                                            prospectus supplement and the accompanying prospectus
                                            are intended to mean Credit Suisse First Boston Mortgage
                                            Securities Corp. See "Credit Suisse First Boston
                                            Mortgage Securities Corp." in the accompanying
                                            prospectus.

MASTER SERVICER...........................  KeyCorp Real Estate Capital Markets, Inc., an Ohio
                                            corporation, will act as master servicer with respect to
                                            the mortgage pool. It is a wholly-owned subsidiary of
                                            KeyBank National Association, one of the mortgage loan
                                            sellers, and it is an affiliate of McDonald Investments
                                            Inc., one of the underwriters. Its servicing offices are
                                            located at 911 Main Street, Suite 1500, Kansas City,
                                            Missouri 64105. See "The Pooling and Servicing
                                            Agreement--The Master Servicer and the Special Servicer"
                                            in this prospectus supplement.

SPECIAL SERVICER..........................  Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as
                                            special servicer with respect to the mortgage pool. Its
                                            servicing offices are located at 1601 Washington Avenue,
                                            Miami Beach, Florida 33139. See "The Pooling and
                                            Servicing Agreement--The Master Servicer and the Special
                                            Servicer" in this prospectus supplement.

                                            The special servicer will, in general, be responsible
                                            for servicing and administering:

                                            -       underlying mortgage loans that, in general, are
                                                    in default or as to which default is reasonably
                                                    foreseeable; and

                                            -       any real estate acquired by the trust fund upon
                                                    foreclosure of a defaulted underlying mortgage
                                                    loan.

                                            The special servicer and its affiliates will be
                                            permitted to purchase series 2004-C2 certificates.

                                            The holders of a majority interest in the series 2004-C2
                                            controlling class can replace the special servicer, with
                                            or without cause, in respect of the entire mortgage
                                            pool, except that the special servicer appointed with
                                            respect to the Beverly Center underlying mortgage loan
                                            and the seven Beverly Center outside-the-trust fund
                                            mortgage loans may be removed as set forth below.

TRUSTEE...................................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2004-C2
                                            certificateholders. It maintains an office at 9062 Old
                                            Annapolis Road, Columbia, Maryland 21045-1951. See "The
                                            Pooling and Servicing Agreement--The Trustee" in this
                                            prospectus supplement.

BEVERLY CENTER LOAN,
MASTER SERVICER AND SPECIAL SERVICER......  Notwithstanding the foregoing, the mortgage loan identified on Exhibit A-1 to this prospectus supplement
                                            as Beverly Center will be serviced and administered
                                            pursuant to the series 2004-C1 pooling and servicing
                                            agreement (the governing document for the Credit Suisse
                                            First Boston Mortgage Securities Corp. series 2004-C1
                                            commercial mortgage securitization), which provides for
                                            servicing

                                            arrangements that are similar but not identical to those
                                            under the series 2004-C2 pooling and servicing
                                            agreement. In that regard--

                                            -       Wells Fargo Bank, N.A., which is the trustee
                                                    under the series 2004-C1 pooling and servicing
                                                    agreement, will, in that capacity, be the
                                                    mortgagee of record for the mortgage loan
                                                    secured by the Beverly Center mortgaged real
                                                    property;

                                            -       Midland Loan Services, Inc., which is one of the
                                                    master servicers under the series 2004-C1
                                                    pooling and servicing agreement, will, in that
                                                    capacity, be the master servicer for the Beverly
                                                    Center underlying mortgage loan; and

                                            -       Lennar Partners, Inc., which is the special
                                                    servicer under the series 2004-C1 pooling and
                                                    servicing agreement, will, in that capacity, be
                                                    the special servicer of the Beverly Center
                                                    underlying mortgage loan.

                                            The applicable special servicer can be replaced, with or
                                            without cause, solely in respect of the Beverly Center
                                            loan group, consisting of the Beverly Center underlying
                                            mortgage loan and the seven (7) Beverly Center
                                            outside-the-trust fund mortgage loans, by either:

                                            -       the holder of one or the other of the two (2)
                                                    junior Beverly Center outside-the-trust fund
                                                    mortgage loans, but only for so long as (a) an
                                                    amount generally equal to the unpaid principal
                                                    balance of the junior Beverly Center
                                                    outside-the-trust fund mortgage loan with the
                                                    higher payment priority, net of the portion of
                                                    any appraisal reduction amount (as described
                                                    under "--Advances of Delinquent Monthly Debt
                                                    Service Payments" below) with respect to the
                                                    Beverly Center loan group that is allocable
                                                    thereto, is greater than or equal to (b) 25% of
                                                    the initial unpaid principal balance of the
                                                    junior Beverly Center outside-the-trust fund
                                                    mortgage loan with the higher payment priority;

                                            -       the holder or holders of such mortgage loans
                                                    comprising the Beverly Center loan group
                                                    (exclusive of the two (2) junior Beverly Center
                                                    outside-the-trust fund mortgage loans) as then
                                                    represent more than 50% of the total unpaid
                                                    principal balance of the entire Beverly Center
                                                    loan group (exclusive of the two (2) junior
                                                    Beverly Center outside-the-trust fund mortgage
                                                    loans), but only after (a) an amount generally
                                                    equal to the unpaid principal balance of the
                                                    junior Beverly Center outside-the-trust fund
                                                    mortgage loan with the higher payment priority
                                                    (net of the portion of any appraisal reduction
                                                    amount with respect to the Beverly Center loan
                                                    group that is allocable thereto), is less than
                                                    (b) 25% of the initial unpaid principal balance
                                                    of the junior Beverly Center outside-the-trust
                                                    fund mortgage loan with the higher payment
                                                    priority;

                                            provided that any such holder of a mortgage loan
                                            comprising a portion of the Beverly Center loan group
                                            may delegate or assign its rights in respect of the
                                            foregoing to a representative or designee and, in the
                                            case of the Beverly Center underlying mortgage loan
                                            included in this trust, that designee will be the series
                                            2004-C2 directing certificateholder. No holder of a
                                            mortgage loan comprising the Beverly Center loan group
                                            may delegate or assign its rights in respect of the
                                            foregoing to the related borrower or an affiliate of
                                            such borrower.

                                            References in this prospectus supplement, however, to
                                            the trustee, the master servicer and the special
                                            servicer will mean the trustee, the master servicer and
                                            the special servicer under the series 2004-C2 pooling
                                            and servicing agreement unless the context clearly
                                            indicates otherwise. See "Description of the Underlying
                                            Mortgage Loans--Significant Mortgage Loans--Beverly
                                            Center" in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2004-C2
CERTIFICATEHOLDERS........................  At any time of determination, the controlling class of series 2004-C2 certificateholders will be the holders of
                                            the most subordinate class of series 2004-C2
                                            certificates, exclusive of the A-X, A-SP, R, LR and V
                                            classes, that has a total principal balance at least
                                            equal to 25% of the total initial principal balance of
                                            that class. However, if no class of series 2004-C2
                                            certificates, exclusive of the A-X, A-SP, R, LR and V
                                            classes, has a total principal balance at least equal to
                                            25% of the total initial principal balance of that
                                            class, then the controlling class of series 2004-C2
                                            certificateholders will be the holders of the most
                                            subordinate class of series 2004-C2 certificates,
                                            exclusive of the A-X, A-SP, R, LR and V classes, that
                                            has a total principal balance greater than zero. For
                                            purposes of determining the controlling class of series
                                            2004-C2 certificateholders, the class A-1, A-2 and A-1-A
                                            certificateholders will be considered a single class.
                                            See "The Pooling and Servicing Agreement--The Series
                                            2004-C2 Directing Certificateholder and the Series
                                            2004-C2 Controlling Class" in this prospectus
                                            supplement.

SERIES 2004-C2 DIRECTING
CERTIFICATEHOLDER.........................  The series 2004-C2 directing certificateholder will, in general, be a certificateholder (or, in the case of a
                                            class of book-entry certificates, a beneficial owner) of
                                            the series 2004-C2 controlling class selected by holders
                                            (or beneficial owners) of series 2004-C2 certificates
                                            representing a majority interest in the series 2004-C2
                                            controlling class.

                                            As and to the extent described under "The Pooling and
                                            Servicing Agreement--The Series 2004-C2 Directing
                                            Certificateholder and the Series 2004-C2 Controlling
                                            Class" in this prospectus supplement, the series 2004-C2
                                            directing certificateholder may direct the special
                                            servicer with respect to various servicing matters
                                            involving the underlying mortgage loans, except that the
                                            series 2004-C2 directing certificateholder will be
                                            entitled to provide such direction with respect to the
                                            Beverly Center loan group, consisting of the Beverly
                                            Center underlying mortgage loan and the Beverly Center
                                            outside-the-trust fund mortgage loans, only in
                                            conjunction with the holder or holders of such Beverly
                                            Center outside-the-trust fund mortgage loans (exclusive
                                            of the two (2) junior Beverly Center outside-the-trust
                                            fund mortgage loans) as represent, when combined with
                                            the Beverly Center underlying mortgage loan, more than
                                            50% of the total unpaid principal balance of the entire
                                            Beverly Center loan group (exclusive of the two (2)
                                            junior Beverly Center outside-the-trust fund mortgage
                                            loans), and only if (a) an amount generally equal to the
                                            unpaid principal balance of the junior Beverly Center
                                            outside-the-trust fund mortgage loan with the higher
                                            payment priority (net of the portion of any appraisal
                                            reduction amount with respect to the Beverly Center loan
                                            group that is allocable thereto), is less than (b) 25%
                                            of the initial unpaid principal balance of the junior
                                            Beverly Center outside-the-trust fund mortgage loan with
                                            the higher payment priority. However, the series 2004-C2
                                            directing certificateholder will be entitled to consult
                                            with - but, except as contemplated by the preceding
                                            sentence, not direct - the special servicer under the
                                            series 2004-C1 pooling and servicing agreement with
                                            respect to various servicing matters involving the
                                            Beverly Center loan group at all times.

                                            See "Description of the Underlying Mortgage
                                            Loans--Significant Mortgage Loans--Beverly Center" and
                                            "The Pooling and Servicing Agreement--The Series 2004-C2
                                            Directing Certificateholder and the Series 2004-C2
                                            Controlling Class" in this prospectus supplement.

                                            If any mortgage loan in the trust fund becomes
                                            delinquent as to any balloon payment or becomes 60 days
                                            delinquent as to any other monthly debt service payment
                                            (in each case without giving effect to any applicable
                                            grace period) or becomes a specially serviced mortgage
                                            loan as a result of any non-monetary event of default,
                                            then the series 2004-C2 directing certificateholder or
                                            the special servicer may, at its option, purchase that
                                            mortgage loan from the trust

                                            fund at the price and on the terms described under "The
                                            Pooling and Servicing Agreement--Fair Value Purchase
                                            Option" in this prospectus supplement.

BEVERLY CENTER JUNIOR COMPANION
 LENDERS..................................  The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Beverly Center secures, on
                                            a subordinate basis relative to the Beverly Center
                                            underlying mortgage loan, two (2) junior mortgage loans
                                            that will NOT be part of the trust fund. Those two (2)
                                            junior Beverly Center outside-the-trust fund mortgage
                                            loans have cut-off date principal balances of
                                            $20,000,000 and $21,000,000, respectively. The junior
                                            Beverly Center outside-the-trust fund mortgage loan with
                                            a $20,000,000 cut-off date principal balance is senior
                                            in right of payment to the other junior Beverly Center
                                            outside-the-trust fund mortgage loan.

                                            If and for so long as (a) an amount generally equal to
                                            the unpaid principal balance of the junior Beverly
                                            Center outside-the-trust fund mortgage loan with the
                                            higher payment priority (net of any appraisal reduction
                                            amount with respect to the Beverly Center loan group
                                            that is allocable thereto), is equal to or greater than
                                            (b) 25% of the initial unpaid principal balance of the
                                            junior Beverly Center outside-the-trust fund mortgage
                                            loan with the higher payment priority, then the holder
                                            of one or the other of the two (2) junior Beverly Center
                                            outside-the-trust fund mortgage loans will be entitled
                                            to direct the applicable special servicer with respect
                                            to various servicing matters involving the Beverly
                                            Center loan group; provided that any holder of a junior
                                            Beverly Center outside-the-trust fund mortgage loan may
                                            delegate or assign its rights in respect of the
                                            foregoing to a representative or designee so long as
                                            such assignee is not the related borrower or an
                                            affiliate of such borrower.

                                            In addition, each holder of a junior Beverly Center
                                            outside-the-trust fund mortgage loan will also be
                                            entitled to:

                                            -       so long as such holder is the controlling junior
                                                    holder pursuant to the applicable Beverly Center
                                                    intercreditor agreement, consult with - but,
                                                    except as contemplated by the prior paragraph,
                                                    not direct - the series 2004-C1 special servicer
                                                    with respect to various servicing matters
                                                    involving the Beverly Center loan group,
                                                    including the Beverly Center underlying mortgage
                                                    loan;

                                            -       purchase all the more senior mortgage loans
                                                    which are a part of the Beverly Center loan
                                                    group, including the Beverly Center underlying
                                                    mortgage loan, under various default scenarios;
                                                    and

                                            -       so long as such holder is the controlling junior
                                                    holder pursuant to the applicable Beverly Center
                                                    intercreditor agreement, cure defaults with
                                                    respect to all the more senior mortgage loans
                                                    comprising the Beverly Center loan group,
                                                    including the Beverly Center underlying mortgage
                                                    loan;

                                            provided that any holder of a junior Beverly Center
                                            outside-the-trust fund mortgage loan may delegate or
                                            assign its rights in respect of the foregoing to a
                                            representative or designee so long as such assignee is
                                            not the related borrower or an affiliate of such
                                            borrower.

                                            See "Description of the Underlying Mortgage
                                            Loans--Certain Matters Regarding the Beverly Center
                                            Mortgage Loan" and "--Significant Mortgage
                                            Loans--Beverly Center" in this prospectus supplement.

BEVERLY CENTER PARI PASSU COMPANION
 LENDERS..................................  If and for so long as (a) an amount generally equal to the unpaid principal balance of the junior Beverly
                                            Center outside-the-trust fund mortgage loan with the
                                            higher payment priority (net of any appraisal reduction
                                            amount with respect to the Beverly Center loan group
                                            that is allocable thereto), is less than (b) 25% of the
                                            initial unpaid principal balance of the junior Beverly
                                            Center outside-the-trust fund mortgage loan with the
                                            higher payment priority, then the holder or holders of
                                            such mortgage loans comprising the Beverly Center loan
                                            group (exclusive of the two (2) junior Beverly Center
                                            outside-the-trust fund mortgage loans) as then represent
                                            more than 50% of the total unpaid principal balance of
                                            the entire Beverly Center loan group (exclusive of the
                                            two (2) junior Beverly Center outside-the-trust fund
                                            mortgage loans) will be entitled to direct the series
                                            2004-C1 special servicer with respect to various
                                            servicing matters involving the Beverly Center loan
                                            group; provided that any holder of a mortgage loan
                                            comprising the Beverly Center loan group (exclusive of
                                            the two (2) junior Beverly Center outside-the-trust fund
                                            mortgage loans) may delegate or assign its rights in
                                            respect of the foregoing to a representative or designee
                                            and, in the case of the Beverly Center underlying
                                            mortgage loan, that designee will be the series 2004-C2
                                            directing certificateholder.

                                            In addition, at all times, the holder or holders of the
                                            mortgage loans comprising the Beverly Center loan group
                                            (exclusive of the two (2) junior Beverly Center
                                            outside-the-trust fund mortgage loans) will be entitled
                                            to consult with - but, except as contemplated by the
                                            prior paragraph, not direct - the series 2004-C1 special
                                            servicer with respect to various servicing matters
                                            involving the Beverly Center loan group; provided that
                                            any holder of a mortgage loan comprising the Beverly
                                            Center loan group (exclusive of the two (2) junior
                                            Beverly Center outside-the-trust fund mortgage loans)
                                            may delegate or assign its rights in respect of the
                                            foregoing to a representative or designee so long as
                                            such representative or designee is not the related
                                            borrower or an affiliate of such borrower and, in the
                                            case of the Beverly Center underlying mortgage loan,
                                            that designee will be the series 2004-C2 directing
                                            certificateholder.

                                            See "Description of the Underlying Mortgage
                                            Loans--Certain Matters Regarding the Beverly Center
                                            Mortgage Loan" and "--Significant Mortgage
                                            Loans--Beverly Center" in this prospectus supplement.

                                            Each of the Beverly Center outside-the-trust fund
                                            mortgage loans (exclusive of the two (2) junior Beverly
                                            Center outside-the-trust fund mortgage loans) have been
                                            securitized or are expected to be securitized shortly.
                                            Therefore, any particular holder or holders of
                                            securities from any such securitization or its or their
                                            representative may be designated to exercise the
                                            above-described rights and powers of the holder of the
                                            particular securitized Beverly Center outside-the-trust
                                            fund mortgage loan.

UNDERWRITERS..............................  Credit Suisse First Boston LLC, KeyBanc Capital Markets,
                                            a Division of McDonald Investments Inc., WaMu Capital
                                            Corp. and J.P. Morgan Securities Inc. are the
                                            underwriters with respect to this offering. Credit
                                            Suisse First Boston LLC will be the lead and book
                                            running manager. KeyBanc Capital Markets, WaMu Capital
                                            Corp. and J.P. Morgan Securities Inc. will be the
                                            co-managers. Credit Suisse First Boston LLC is an
                                            affiliate of us and Column Financial, Inc., one of the
                                            mortgage loan sellers. KeyBanc Capital Markets is a
                                            trade name under which corporate and investment banking
                                            services of KeyCorp and its subsidiaries, including
                                            McDonald Investments Inc. and KeyBank National
                                            Association, are marketed to institutional clients.
                                            McDonald Investments Inc. is an affiliate of KeyBank
                                            National Association, the other mortgage loan seller,
                                            and of KeyCorp Real Estate Capital Markets, Inc., the
                                            master servicer.

MORTGAGE LOAN SELLERS.....................  We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan
                                            sellers:

                                            -       Column Financial, Inc., a Delaware corporation.
                                                    It is an affiliate of us and of Credit Suisse
                                                    First Boston LLC, one of the underwriters.
                                                    Column Financial, Inc. maintains an office at
                                                    3414 Peachtree Road, N.E., Suite 1140, Atlanta,
                                                    Georgia 30326; and

                                            -       KeyBank National Association, a national banking
                                                    association. It is the parent of KeyCorp Real
                                                    Estate Capital Markets, Inc., the master
                                                    servicer, and is an affiliate of McDonald
                                                    Investments Inc., one of the underwriters.
                                                    KeyBank National Association maintains an office
                                                    at Key Tower, 127 Public Square, Cleveland, Ohio
                                                    44114.

                                            See "Description of the Underlying Mortgage Loans--The
                                            Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..............................  All payments and collections received on each of the underlying mortgage loans after its due date in June
                                            2004, excluding any payments or collections that
                                            represent amounts due on or before that date, will
                                            belong to the trust fund. The respective due dates for
                                            the underlying mortgage loans in June 2004 are
                                            individually and collectively considered the cut-off
                                            date for the trust fund.

ISSUE DATE................................  The date of initial issuance for the series 2004-C2 certificates will be on or about June 11, 2004.

DUE DATES.................................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of
                                            principal and/or interest will be due on the underlying
                                            mortgage loans are as follows:

                                                                                     % OF INITIAL
                                                                   NUMBER OF           MORTGAGE
                                               DUE DATE         MORTGAGE LOANS       POOL BALANCE
                                            ---------------  ------------------  -------------------
                                                 11th                 84                 74.77%
                                                  1st                 24                 18.84%
                                                  5th                  1                  6.39%

DETERMINATION DATE........................  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and
                                            information regarding the underlying mortgage loans that
                                            is to be reported, to the holders of the series 2004-C2
                                            certificates on any distribution date will be the close
                                            of business on the determination date in the same month
                                            as that distribution date. The determination date will
                                            be the 11th calendar day of each month, commencing with
                                            July 2004, or, if the 11th calendar day of any such
                                            month is not a business day, then the next succeeding
                                            business day.

DISTRIBUTION DATE.........................  Distributions on the series 2004-C2 certificates are scheduled to occur monthly, commencing in July 2004.
                                            During any given month, the distribution date will be
                                            the fourth business day following the determination date
                                            in that month.

RECORD DATE...............................  The record date for each monthly distribution on a series 2004-C2 certificate will be the last business day
                                            of the prior calendar month. The registered holders of
                                            the series 2004-C2 certificates at the close of business
                                            on each record date will be entitled to receive any
                                            distribution on those certificates on the following
                                            distribution date, except that the final distribution of
                                            principal and/or interest on any offered certificate
                                            will be made only upon presentation and surrender of
                                            that certificate at the location to be specified in a
                                            notice of the pendency of that final distribution.

COLLECTION PERIOD.........................  Amounts available for distribution on the series 2004-C2 certificates on any distribution date will depend on the
                                            payments and other collections received, and any
                                            advances of payments due, on or with respect to the
                                            underlying mortgage loans during the related collection
                                            period. Each collection period--

                                            -       will relate to a particular distribution date,

                                            -       will begin when the prior collection period ends
                                                    or, in the case of the first collection period,
                                                    will begin as of the issue date, and

                                            -       will end at the close of business on the
                                                    determination date that occurs in the same month
                                                    as the related distribution date.

INTEREST ACCRUAL PERIOD...................  The amount of interest payable with respect to the interest-bearing classes of the series 2004-C2
                                            certificates on any distribution date will be a function
                                            of the interest accrued during the related interest
                                            accrual period. The interest accrual period for any
                                            distribution date will be the calendar month immediately
                                            preceding the month in which that distribution date
                                            occurs.

                            THE OFFERED CERTIFICATES

GENERAL...................................  The series 2004-C2 certificates offered by this prospectus supplement are the class A-1, A-2, B, C, D
                                            and E certificates. Each class of offered certificates
                                            will have the total initial principal balance and
                                            pass-through rate set forth in the table on page S-5 or
                                            otherwise described under "--Transaction Overview"
                                            above. There are no other securities offered by this
                                            prospectus supplement.

DISTRIBUTIONS

A. PRIORITY OF DISTRIBUTIONS..............  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes
                                            of series 2004-C2 certificateholders, in the following
                                            order:

                                               DISTRIBUTION ORDER                          CLASS
                                            ------------------------      ------------------------------------
                                                     1st                      A-1, A-2, A-1-A, A-X and A-SP
                                                     2nd                                    B
                                                     3rd                                    C
                                                     4th                                    D
                                                     5th                                    E
                                                  Thereafter                 The Other Non-Offered Classes,
                                                                          Exclusive of the R, LR and V Classes

                                            Interest distributions with respect to the A-1, A-2,
                                            A-1-A, A-X and A-SP classes are to be made concurrently:

                                            -       in the case of the A-1 and A-2 classes, on a PRO
                                                    RATA basis in accordance with the respective
                                                    interest entitlements evidenced by those classes
                                                    of certificates, from available funds
                                                    attributable to loan group no. 1;

                                            -       in the case of the A-1-A class, from available
                                                    funds attributable to loan group no. 2; and

                                            -       in case of the A-X and A-SP classes, on a PRO
                                                    RATA basis in accordance with the respective
                                                    interest entitlements evidenced by those
                                                    classes, from available funds attributable to
                                                    loan group no. 1 and/or loan group no. 2;

                                            provided that, if the foregoing would result in a
                                            shortfall in the interest distributions on any of the
                                            A-1, A-2, A-1-A, A-X and/or A-SP classes, then

                                            distributions of interest will be made on those classes
                                            of series 2004-C2 certificates, on a PRO RATA basis in
                                            accordance with the respective interest entitlements
                                            evidenced by those classes, from available funds
                                            attributable to the entire mortgage pool.

                                            Allocation of principal distributions among the A-1, A-2
                                            and A-1-A classes is described under
                                            "--Distributions--Principal Distributions" below. The
                                            class A-X, A-SP, R, LR and V certificates do not have
                                            principal balances and do not entitle holders to
                                            distributions of principal.

                                            See "Description of the Offered
                                            Certificates--Distributions--Priority of Distributions"
                                            in this prospectus supplement.

B. INTEREST DISTRIBUTIONS.................  Each class of series 2004-C2 certificates, other than the class R, class LR and class V certificates, will
                                            bear interest. With respect to each interest-bearing
                                            class of series 2004-C2 certificates, that interest will
                                            accrue during each interest accrual period based upon:

                                            -       the pass-through rate with respect to that class
                                                    for that interest accrual period;

                                            -       the total principal balance or notional amount,
                                                    as the case may be, of that class outstanding
                                                    immediately prior to the related distribution
                                                    date; and

                                            -       the assumption that each year consists of twelve
                                                    30-day months.

                                            However, the class A-SP certificates will not accrue
                                            interest beyond the May 2011 interest accrual period.

                                            If a whole or partial voluntary prepayment (or, to the
                                            extent it results from the receipt of insurance proceeds
                                            or a condemnation award, a whole or partial involuntary
                                            prepayment) on an underlying mortgage loan is not
                                            accompanied by the amount of one full month's interest
                                            on the prepayment, then, as and to the extent described
                                            under "Description of the Offered
                                            Certificates--Distributions--Interest Distributions" in
                                            this prospectus supplement, the resulting interest
                                            shortfall may be allocated to reduce the amount of
                                            accrued interest otherwise payable to the holders of all
                                            of the interest-bearing classes of the series 2004-C2
                                            certificates, including the offered certificates, on a
                                            PRO RATA basis in accordance with the respective amounts
                                            of interest actually accrued on those classes during the
                                            corresponding interest accrual period.

                                            On each distribution date, subject to available funds
                                            and the distribution priorities described under
                                            "--Distributions--Priority of Distributions" above, you
                                            will be entitled to receive your proportionate share of
                                            all unpaid distributable interest accrued with respect
                                            to your class of offered certificates through the end of
                                            the related interest accrual period.

                                            See "Description of the Offered
                                            Certificates--Distributions--Interest Distributions" and
                                            "--Distributions--Priority of Distributions" in this
                                            prospectus supplement.

C. PRINCIPAL DISTRIBUTIONS................  Subject to--

                                            -       available funds,

                                            -       the distribution priorities described under
                                                    "--Distributions--Priority of Distributions"
                                                    above, and

                                            -       the reductions to principal balances described
                                                    under "--Reductions of Certificate Principal
                                                    Balances in Connection with Losses and Expenses"
                                                    below,

                                            the holders of each class of offered certificates will
                                            be entitled to receive a total amount of principal over
                                            time equal to the total principal balance of their
                                            particular class.

                                            However, if the master servicer or the trustee
                                            reimburses itself out of general collections on the
                                            mortgage pool for any advance that it or the special
                                            servicer has determined is not recoverable out of
                                            collections on the related underlying mortgage loan,
                                            then that advance (together with accrued interest
                                            thereon) will be deemed, to the fullest extent
                                            permitted, to be reimbursed first out of payments and
                                            other collections of principal otherwise distributable
                                            on the series 2004-C2 certificates, prior to being
                                            deemed reimbursed out of payments and other collections
                                            of interest otherwise distributable on the series
                                            2004-C2 certificates.

                                            Additionally, in the event that any advance (including
                                            any interest accrued thereon) with respect to a
                                            defaulted underlying mortgage loan remains unreimbursed
                                            following the time that such underlying mortgage loan is
                                            modified and returned to performing status, the master
                                            servicer or the trustee will be entitled to
                                            reimbursement for that advance (even though that advance
                                            is not deemed nonrecoverable out of collections on the
                                            related underlying mortgage loan), on a monthly basis,
                                            out of -- but solely out of -- payments and other
                                            collections of principal on all the underlying mortgage
                                            loans after the application of those principal payments
                                            and collections to reimburse any party for
                                            nonrecoverable debt service advances and/or servicing
                                            advances as described in the prior paragraph (thereby
                                            reducing the amount of principal otherwise distributable
                                            on the series 2004-C2 certificates on the related
                                            distribution date). If any such advance is not
                                            reimbursed in whole on any distribution date due to
                                            insufficient principal collections during the related
                                            collection period, then the portion of that advance
                                            which remains unreimbursed will be carried over (with
                                            interest thereon continuing to accrue) for reimbursement
                                            on the following distribution date (to the extent of
                                            principal collections available for that purpose). If
                                            any such advance, or any portion of any such advance, is
                                            determined, at any time during this reimbursement
                                            process, to be ultimately nonrecoverable out of
                                            collections on the related underlying mortgage loan,
                                            then the master servicer or the trustee, as applicable,
                                            will be entitled to immediate reimbursement as a
                                            nonrecoverable advance in an amount equal to the portion
                                            of that advance that remains outstanding, plus accrued
                                            interest.

                                            The trustee must make principal distributions in a
                                            specified sequential order, taking account of whether
                                            the payments (or advances in lieu thereof) and other
                                            collections of principal that are to be distributed were
                                            received and/or made with respect to underlying mortgage
                                            loans in loan group no. 1 or underlying mortgage loans
                                            in loan group no. 2, such that:

                                            -       no principal distributions will be made to the
                                                    holders of any of the class F, G, H, J, K, L, M,
                                                    N, O or P certificates until the total principal
                                                    balance of the offered certificates and the
                                                    class A-1-A certificates is reduced to zero;

                                            -       no principal distributions will be made to the
                                                    holders of the class B, C, D or E certificates
                                                    until, in the case of each of those classes, the
                                                    total principal balance of all more senior
                                                    classes of offered certificates and the class
                                                    A-1-A certificates is reduced to zero;

                                            -       except as described in the following paragraph,
                                                    no distributions of principal with respect to
                                                    loan group no. 1 will be made to the holders of

                                                    the class A-1-A certificates until the total
                                                    principal balance of the class A-1 and A-2
                                                    certificates is reduced to zero;

                                            -       except as described in the following paragraph,
                                                    no distributions of principal with respect to
                                                    loan group no. 2 will be made to the holders of
                                                    the class A-1 and/or A-2 certificates until the
                                                    total principal balance of the class A-1-A
                                                    certificates is reduced to zero; and

                                            -       except as described in the following paragraph,
                                                    no distributions of principal will be made to
                                                    the holders of the class A-2 certificates until
                                                    the total principal balance of the class A-1
                                                    certificates is reduced to zero.

                                            Because of the losses on the underlying mortgage loans
                                            and/or default-related or other unanticipated trust fund
                                            expenses, the total principal balance of the class B, C,
                                            D, E, F, G, H, J, K, L, M, N, O and P certificates could
                                            be reduced to zero at a time when any two or more of the
                                            A-1, A-2 and A-1-A classes remain outstanding. Under
                                            those circumstances, any principal distributions on the
                                            A-1, A-2 and A-1-A classes will be made on a PRO RATA
                                            basis in accordance with the relative sizes of the
                                            respective then outstanding total principal balances of
                                            those classes.

                                            The total distributions of principal to be made on the
                                            series 2004-C2 certificates on any distribution date
                                            will, in general, be a function of--

                                            -       the amount of scheduled payments of principal
                                                    due or, in some cases, deemed due, on the
                                                    underlying mortgage loans during the related
                                                    collection period, which payments are either
                                                    received as of the end of that collection period
                                                    or advanced by the master servicer or the
                                                    trustee, as applicable, and

                                            -       the amount of any prepayments, including in the
                                                    form of accelerated amortization on any
                                                    underlying mortgage loan that remains
                                                    outstanding past any applicable anticipated
                                                    repayment date, and other unscheduled
                                                    collections of previously unadvanced principal
                                                    with respect to the underlying mortgage loans
                                                    that are received during the related collection
                                                    period.

                                            The class A-X, A-SP, R, LR and V certificates do not
                                            have principal balances. They do not entitle holders to
                                            any distributions of principal.

                                            See "Description of the Offered
                                            Certificates--Distributions--Principal Distributions"
                                            and "--Distributions--Priority of Distributions" in this
                                            prospectus supplement.

D. DISTRIBUTIONS OF YIELD MAINTENANCE
CHARGES...................................  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in
                                            the proportions described under "Description of the
                                            Offered Certificates--Distributions--Distributions of
                                            Yield Maintenance Charges" in this prospectus
                                            supplement, as additional interest to the holders of the
                                            class A-X and/or A-SP certificates and/or as additional
                                            interest to any holders of class A-1, A-2, A-1-A, B, C,
                                            D, E, F, G or H certificates that are then entitled to
                                            receive principal distributions with respect to the loan
                                            group that includes the prepaid mortgage loan.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES.......................  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund
                                            expenses, the total principal balance of the underlying
                                            mortgage loans, net of outstanding advances of principal
                                            may fall

                                            below the total principal balance of the series 2004-C2
                                            principal balance certificates. If and to the extent
                                            that those losses and expenses cause such a deficit to
                                            exist following the distributions made on the series
                                            2004-C2 certificates on any distribution date, then the
                                            principal balances of the following classes of series
                                            2004-C2 principal balance certificates will be
                                            sequentially reduced, in the following order, until that
                                            deficit is eliminated:

                                                REDUCTION ORDER               CLASS
                                            ------------------------    ------------------
                                                       1st                      P
                                                       2nd                      O
                                                       3rd                      N
                                                       4th                      M
                                                       5th                      L
                                                       6th                      K
                                                       7th                      J
                                                       8th                      H
                                                       9th                      G
                                                      10th                      F
                                                      11th                      E
                                                      12th                      D
                                                      13th                      C
                                                      14th                      B
                                                      15th              A-1, A-2 and A-1-A

                                            Any reduction of the principal balances of the A-1, A-2
                                            and A-1-A classes will be made on a PRO RATA basis in
                                            accordance with the relative sizes of those principal
                                            balances at the time of the reduction.

                                            See "Description of the Offered Certificates--Reductions
                                            of Certificate Principal Balances in Connection with
                                            Realized Losses and Additional Trust Fund Expenses" in
                                            this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.....................  Except as described in the next four paragraphs, the master servicer will be required to make advances with
                                            respect to any delinquent scheduled monthly payments,
                                            other than balloon payments, of principal and/or
                                            interest due on the underlying mortgage loans. The
                                            master servicer will be required to make advances of
                                            assumed monthly payments for those balloon loans that
                                            become defaulted upon their maturity dates on the same
                                            amortization schedule as if the maturity date had not
                                            occurred. In addition, the trustee must make any of
                                            those advances that the master servicer fails to make.
                                            As described under "Description of the Offered
                                            Certificates--Advances of Delinquent Monthly Debt
                                            Service Payments" in this prospectus supplement, any
                                            party that makes an advance will be entitled to be
                                            reimbursed for the advance, together with interest at
                                            the prime rate described in that section of this
                                            prospectus supplement.

                                            Neither the master servicer nor the trustee will advance
                                            master servicing fees or work-out fees.

                                            Neither the master servicer nor the trustee will be
                                            required to make any advance that it determines will not
                                            be recoverable from proceeds of the related mortgage
                                            loan. In addition, the trustee may conclusively rely on
                                            any determination of nonrecoverability made by the
                                            master servicer or the special servicer, and the master
                                            servicer may conclusively rely on any determination of
                                            nonrecoverability made by the special servicer.

                                            In addition, if any of the adverse events or
                                            circumstances that we refer to under "The Pooling and
                                            Servicing Agreement--Required Appraisals" in this
                                            prospectus supplement occur or exist with respect to any
                                            underlying mortgage loan or the related mortgaged real
                                            property, the special servicer will generally be
                                            obligated to obtain a new appraisal or, in cases
                                            involving mortgage loans with

                                            principal balances of $2,000,000 or less, conduct an
                                            internal valuation of that property. If, based on that
                                            appraisal or other valuation, it is determined that--

                                            -       the principal balance of, and other delinquent
                                                    amounts (which may include unpaid servicing
                                                    fees, unreimbursed servicing advances and
                                                    interest on advances) due under or with respect
                                                    to, the subject mortgage loan, exceed

                                            -       an amount equal to--

                                                    1.      90% of the new estimated value of that
                                                            real property, minus

                                                    2.      any liens on that real property that are
                                                            prior to the lien of the subject
                                                            mortgage loan, plus

                                                    3.      the amount of related escrow payments,
                                                            reserve funds and letters of credit
                                                            which may be applied to payments on the
                                                            subject mortgage loan,

                                            then the amount otherwise required to be advanced with
                                            respect to interest on the subject mortgage loan will be
                                            reduced. That reduction will be in the same proportion
                                            that the excess bears to the principal balance of the
                                            subject mortgage loan, net of related unreimbursed
                                            advances of principal. Due to the distribution
                                            priorities, any reduction will reduce the funds
                                            available to pay interest on the most subordinate
                                            interest-bearing class of series 2004-C2 certificates
                                            outstanding that evidences an interest in the subject
                                            mortgage loan.

                                            Furthermore, with respect to the mortgage loan
                                            identified on Exhibit A-1 to this prospectus supplement
                                            as Beverly Center, the amount required to be advanced
                                            may be reduced based on an appraisal performed by the
                                            special servicer under, and in accordance with, the
                                            series 2004-C1 pooling and servicing agreement, which
                                            reduction will be calculated with respect to the Beverly
                                            Center loan in a manner similar to the calculation
                                            described in the preceding paragraph.

                                            See "Description of the Offered Certificates--Advances
                                            of Delinquent Monthly Debt Service Payments" and "The
                                            Pooling and Servicing Agreement--Required Appraisals" in
                                            this prospectus supplement. See also "Description of the
                                            Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.............  On each distribution date, the trustee will provide or make available to the registered holders of the offered
                                            certificates a monthly report substantially in the form
                                            of Exhibit B to this prospectus supplement. The
                                            trustee's report will detail, among other things, the
                                            distributions made to the series 2004-C2
                                            certificateholders on that distribution date and the
                                            performance of the underlying mortgage loans and the
                                            mortgaged real properties. The trustee will also make
                                            available to the registered holders of the offered
                                            certificates, via its website, any report at the request
                                            of the depositor.

                                            You may also review via the trustee's website or, upon
                                            reasonable prior notice, at the trustee's offices during
                                            normal business hours, a variety of information and
                                            documents that pertain to the underlying mortgage loans
                                            and the mortgaged real properties securing those loans.
                                            We expect that the available information and documents
                                            will include loan documents, borrower operating
                                            statements, rent rolls and property inspection reports,
                                            to the extent received by the trustee.

                                            See "Description of the Offered Certificates--Reports to
                                            Certificateholders; Available Information" in this
                                            prospectus supplement.

OPTIONAL TERMINATION......................  The following parties will each in turn, according to the order listed below, have the option to purchase all
                                            of the underlying mortgage loans and all other property
                                            remaining in the trust fund on any distribution date on
                                            which the total principal balance of the underlying
                                            mortgage loans from the perspective of the series
                                            2004-C2 certificateholders, based on collections and
                                            advances of principal on those mortgage loans previously
                                            distributed, and losses on those mortgage loans
                                            previously allocated, to the series 2004-C2
                                            certificateholders, is less than 1.0% of the initial
                                            mortgage pool balance:

                                            -       any single holder or group of holders of the
                                                    majority of the total outstanding principal
                                                    balance of certificates of the series 2004-C2
                                                    controlling class;

                                            -       the special servicer; and

                                            -       the master servicer.

                                            If any party above exercises this option, then the trust
                                            fund will terminate and all outstanding offered
                                            certificates will be retired, as described in more
                                            detail in this prospectus supplement.

DENOMINATIONS.............................  The offered certificates will be issuable in registered form, in the following denominations:

                                                                                               MULTIPLES IN EXCESS
                                                                            MINIMUM                OF MINIMUM
                                                     CLASS                DENOMINATION            DENOMINATION
                                            -----------------------   --------------------   -----------------------
                                            A-1, A-2, B, C, D and E         $ 10,000                   $ 1

CLEARANCE AND SETTLEMENT..................  You will initially hold your offered certificates through The Depository Trust Company, in the United
                                            States, or Clearstream Banking, Luxembourg or The
                                            Euroclear System, in Europe. As a result, you will not
                                            receive a fully registered physical certificate
                                            representing your interest in any offered certificate,
                                            except under the limited circumstances described under
                                            "Description of the Offered Certificates--Registration
                                            and Denominations" in this prospectus supplement and
                                            "Description of the Certificates--Book-Entry
                                            Registration" in the accompanying prospectus. We may
                                            elect to terminate the book-entry system through DTC
                                            with respect to all or any portion of any class of
                                            offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...........  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as
                                            two separate real estate mortgage investment conduits in
                                            a tiered structure under Sections 860A through 860G of
                                            the Internal Revenue Code. Those two REMICs are as
                                            follows:

                                            -       REMIC I, which will consist of, among other
                                                    things--

                                                    1.      the mortgage loans that back the offered
                                                            certificates, and

                                                    2.      any mortgaged real properties that may
                                                            be acquired by the trust fund following
                                                            a borrower default,

                                            but will exclude collections of additional interest
                                            accrued and deferred as to payment with respect to each
                                            underlying mortgage loan with an anticipated repayment
                                            date that remains outstanding past that date; and

                                            -       REMIC II, which will hold the regular interests
                                                    in REMIC I.

                                      S-23
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
                                            Any assets not included in a REMIC will constitute a
                                            grantor trust for federal income tax purposes.

                                            The offered certificates will be treated as regular
                                            interests in REMIC II. This means that they will be
                                            treated as newly issued debt instruments for federal
                                            income tax purposes. You will have to report income on
                                            your offered certificates in accordance with the accrual
                                            method of accounting even if you are otherwise a cash
                                            method taxpayer. The offered certificates will not
                                            represent any interest in the grantor trust referred to
                                            above.

                                            It is anticipated that the offered certificates other
                                            than the class A-1 certificates will be issued at a
                                            premium, and that the class A-1 certificates will be
                                            issued with more than a DE MINIMIS amount of original
                                            issue discount.

                                            When determining the rate of accrual of original issue
                                            discount and market discount or the amortization of
                                            premium, if any, for federal income tax purposes, the
                                            prepayment assumption will be that, subsequent to the
                                            date of any determination--

                                            -       the underlying mortgage loans with anticipated
                                                    repayment dates will, in each case, be paid in
                                                    full on that date,

                                            -       no underlying mortgage loan will otherwise be
                                                    prepaid prior to maturity, and

                                            -       there will be no extension of maturity for any
                                                    underlying mortgage loan.

                                            However, no representation is made as to the actual rate
                                            at which the underlying mortgage loans will prepay, if
                                            at all.

                                            For a more detailed discussion of the federal income tax
                                            aspects of investing in the offered certificates, see
                                            "Federal Income Tax Consequences" in this prospectus
                                            supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS......................  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the
                                            Employee Retirement Income Security Act of 1974, as
                                            amended, or to Section 4975 of the Internal Revenue
                                            Code, as amended, could, in some instances, result in a
                                            prohibited transaction or other violation of the
                                            fiduciary responsibility provisions of these laws.

                                            We anticipate, however, that, subject to satisfaction of
                                            the conditions referred to under "ERISA Considerations"
                                            in this prospectus supplement, retirement plans and
                                            other employee benefit plans and arrangements subject
                                            to--

                                            -       Title I of ERISA, or

                                            -       Section 4975 of the Internal Revenue Code

                                            will be able to invest in the offered certificates
                                            without giving rise to a prohibited transaction. This is
                                            based upon an individual prohibited transaction
                                            exemption granted to Credit Suisse First Boston LLC by
                                            the U.S. Department of Labor.

                                            If you are a fiduciary of any retirement plan or other
                                            employee benefit plan or arrangement subject to Title I
                                            of ERISA or Section 4975 of the Internal Revenue Code or
                                            any materially similar provisions of applicable federal,
                                            state or local law, you should consult your own legal
                                            advisors to determine whether the purchase or holding of
                                            the offered certificates could give rise to a
                                            transaction that is prohibited under ERISA or Section
                                            4975 of the Internal Revenue Code or

                                      S-24
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
                                            applicable similar law. See "ERISA Considerations" in
                                            this prospectus supplement and in the accompanying
                                            prospectus.

LEGAL INVESTMENT..........................  The class A-1, A-2, B and C certificates will constitute
                                            "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended, so long as they are rated in one of the two
                                            highest rating categories by at least one nationally
                                            recognized statistical rating organization. None of the
                                            other offered certificates will constitute "mortgage
                                            related securities" for purposes of the Secondary
                                            Mortgage Market Enhancement Act of 1984, as amended.

                                            If your investment activities are subject to legal
                                            investment laws and regulations, regulatory capital
                                            requirements, or review by regulatory authorities, then
                                            you may be subject to restrictions on investment in the
                                            offered certificates.

                                            You should consult your own legal advisors for
                                            assistance in determining the suitability of and
                                            consequences to you of the purchase, ownership, and sale
                                            of the offered certificates. See "Legal Investment" in
                                            this prospectus supplement and in the accompanying
                                            prospectus.

INVESTMENT CONSIDERATIONS.................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage
                                            loans will affect the yield to maturity on each offered
                                            certificate. In the case of offered certificates
                                            purchased at a discount, a slower than anticipated rate
                                            of payments and other collections of principal on the
                                            underlying mortgage loans could result in a lower than
                                            anticipated yield. In the case of offered certificates
                                            purchased at a premium, a faster than anticipated rate
                                            of payments and other collections of principal on the
                                            underlying mortgage loans could result in a lower than
                                            anticipated yield.

                                            Holders of the class A-1 and A-2 certificates will be
                                            very affected by the rate and timing of payments and
                                            other collections of principal of the mortgage loans in
                                            loan group no. 1 and, in the absence of significant
                                            losses, should be largely unaffected by the rate and
                                            timing of payments and other collections of principal on
                                            the mortgage loans in loan group no. 2.

                                            The yield on the offered certificates with variable or
                                            capped pass-through rates could also be adversely
                                            affected if the underlying mortgage loans with
                                            relatively higher net mortgage interest rates pay
                                            principal faster than the mortgage loans with relatively
                                            lower net mortgage interest rates.

                                            See "Yield and Maturity Considerations" in this
                                            prospectus supplement and in the accompanying
                                            prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL...................................  We intend to include the 109 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the
                                            trust fund for the offered certificates. In this
                                            section, "--The Underlying Mortgage Loans", we provide
                                            summary information with respect to those mortgage
                                            loans. For more detailed information regarding those
                                            mortgage loans, you should review the following sections
                                            in this prospectus supplement:

                                            -       "Description of the Underlying Mortgage Loans";

                                            -       "Risk Factors--Risks Related to the Underlying
                                                    Mortgage Loans";

                                            -       Exhibit A-1--Characteristics of the Underlying
                                                    Mortgage Loans and the Related Mortgaged Real
                                                    Properties; and

                                            -       Exhibit A-2--Mortgage Pool Information.

                                      S-25
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
                                            For purposes of calculating distributions on the
                                            respective classes of series 2004-C2 certificates, the
                                            pool of mortgage loans backing the offered certificates
                                            will be divided into the following two loan groups:

                                            -       Loan group no. 1, which will consist of all of
                                                    the underlying mortgage loans that are secured
                                                    by property types other than multifamily and
                                                    mobile home park, together with four (4)
                                                    underlying mortgage loans that are secured by
                                                    multifamily and mobile home park property types.
                                                    Loan group no. 1 will consist of fifty-nine (59)
                                                    mortgage loans, with an initial loan group no. 1
                                                    balance of $721,258,150 representing
                                                    approximately 74.60% of the initial mortgage
                                                    pool balance.

                                            -       Loan group no. 2, which will consist of all but
                                                    four (4) of the underlying mortgage loans that
                                                    are secured by the multifamily and mobile home
                                                    park property types. Loan group no. 2 will
                                                    consist of fifty (50) mortgage loans, with an
                                                    initial loan group no. 2 balance of
                                                    $245,584,224, representing approximately 25.40%
                                                    of the initial mortgage pool balance.

                                            Exhibit A-1 to this prospectus supplement identifies
                                            which underlying mortgage loans are included in each of
                                            loan group no. 1 and loan group no. 2.

                                            When reviewing the information that we have included in
                                            this prospectus supplement with respect to the mortgage
                                            loans that we intend to include in the trust fund,
                                            please note that--

                                            -       All numerical information provided with respect
                                                    to the mortgage loans is provided on an
                                                    approximate basis.

                                            -       All weighted average information provided with
                                                    respect to the underlying mortgage loans or any
                                                    sub-group of those mortgage loans reflects a
                                                    weighting based on their respective cut-off date
                                                    principal balances. We will transfer the cut-off
                                                    date principal balance for each of the
                                                    underlying mortgage loans to the trust fund. We
                                                    show the cut-off date principal balance for each
                                                    of the underlying mortgage loans on Exhibit A-1
                                                    to this prospectus supplement.

                                            -       In calculating the respective cut-off date
                                                    principal balances of the underlying mortgage
                                                    loans, we have assumed that--

                                                    1.      all scheduled payments of principal
                                                            and/or interest due on those mortgage
                                                            loans on or before their respective due
                                                            dates in June 2004 are timely made, and

                                                    2.      there are no prepayments or other
                                                            unscheduled collections of principal
                                                            with respect to any of those mortgage
                                                            loans during the period from its due
                                                            date in May 2004 up to and including its
                                                            due date in June 2004.

                                            -       Whenever we refer to the following terms in this
                                                    prospectus supplement, we intend for them to
                                                    have the respective meanings specified below:

                                                    1.      initial mortgage pool balance -- the
                                                            total cut-off date principal balance of
                                                            the entire mortgage pool;

                                                    2.      initial loan group no. 1 balance -- the
                                                            total cut-off date principal balance of
                                                            all of loan group no. 1; and

                                      S-26
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
                                                    3.      initial loan group no. 2 balance-- the
                                                            total cut-off date principal balance of
                                                            all of loan group no. 2.

                                            -       When information with respect to mortgaged real
                                                    properties is expressed as a percentage of the
                                                    initial mortgage pool balance, the initial loan
                                                    group no. 1 balance or the initial loan group
                                                    no. 2 balance, as the case may be, the
                                                    percentages are based upon the cut-off date
                                                    principal balances of the related underlying
                                                    mortgage loans. When information with respect to
                                                    the mortgaged real properties is expressed as a
                                                    percentage of the initial mortgage pool balance
                                                    or the initial loan group no. 1 balance, as the
                                                    case may be, the percentages are based upon the
                                                    cut-off date principal balances of the related
                                                    underlying mortgage loans.

                                            -       Some of the underlying mortgage loans are
                                                    cross-collateralized and cross-defaulted with
                                                    one or more other underlying mortgage loans.
                                                    Except as otherwise indicated, when an
                                                    underlying mortgage loan is cross-collateralized
                                                    and cross-defaulted with another underlying
                                                    mortgage loan, we present the information
                                                    regarding those mortgage loans as if each of
                                                    them was secured only by a mortgage lien on the
                                                    corresponding mortgaged real property identified
                                                    on Exhibit A-1 to this prospectus supplement.
                                                    One exception is that each and every underlying
                                                    mortgage loan in any particular group of
                                                    cross-collateralized and cross-defaulted
                                                    mortgage loans is treated as having the same
                                                    loan-to-value ratio and the same debt service
                                                    coverage ratio. Other than as described under
                                                    "Description of the Underlying Mortgage
                                                    Loans--The A/B Loan Pairs" and "--Significant
                                                    Mortgage Loans--Beverly Center" in this
                                                    prospectus supplement, none of the underlying
                                                    mortgage loans will be cross-collateralized with
                                                    any mortgage loan that is not in the trust fund.

                                            -       In some cases, an individual underlying mortgage
                                                    loan is secured by multiple mortgaged real
                                                    properties. For purposes of providing
                                                    property-specific information, we have allocated
                                                    each of those mortgage loans among the related
                                                    mortgaged real properties based upon--

                                                    1.      relative appraised values,

                                                    2.      relative underwritten net cash flow, or

                                                    3.      prior allocations reflected in the
                                                            related loan documents.

                                            -       If an underlying mortgage loan is secured by
                                                    multiple parcels of real property and the
                                                    operation or management of those parcels so
                                                    warranted, we treat those parcels as a single
                                                    parcel of real property.

                                            -       Whenever we refer to a particular mortgaged real
                                                    property by name, we mean the property
                                                    identified by that name on Exhibit A-1 to this
                                                    prospectus supplement. Whenever we refer to a
                                                    particular underlying mortgage loan by name, we
                                                    mean the underlying mortgage loan secured by the
                                                    mortgaged property identified by that name on
                                                    Exhibit A-1 to this prospectus supplement.

                                            -       Statistical information regarding the underlying
                                                    mortgage loans may change prior to the date of
                                                    initial issuance of the offered certificates due
                                                    to changes in the composition of the mortgage
                                                    pool prior to that date.

                                            -       The general characteristics of the entire
                                                    mortgage pool backing the offered certificates
                                                    are not necessarily representative of the
                                                    general
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                                      S-27
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                                                    characteristics of either loan group no. 1 or
                                                    loan group no. 2. The yield and risk of loss on
                                                    any class of offered certificates will depend
                                                    on, among other things, the composition of each
                                                    of loan group no. 1 and loan group no. 2. The
                                                    general characteristics of each of those loan
                                                    groups should also be analyzed when making an
                                                    investment decision. See "--Additional
                                                    Statistical Information" below.

SOURCE OF THE UNDERLYING MORTGAGE
LOANS.....................................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire
                                            those mortgage loans from two separate sellers. Each of
                                            the underlying mortgage loans was originated by--

                                            -       the related mortgage loan seller from whom we
                                                    are acquiring the mortgage loan,

                                            -       an affiliate of the related mortgage loan
                                                    seller, or

                                            -       a correspondent in the related mortgage loan
                                                    seller's or its affiliate's conduit lending
                                                    program.

                                            The following table sets forth the number of underlying
                                            mortgage loans, and the percentage of initial mortgage
                                            pool balance, that we will acquire from each of the
                                            mortgage loan sellers:

                                                                                                               % OF INITIAL
                                                                                             NUMBER OF         MORTGAGE POOL
                                                        MORTGAGE LOAN SELLER               MORTGAGE LOANS         BALANCE
                                            ------------------------------------------  -------------------  -----------------
                                            1.  Column Financial, Inc.................           85                81.16%
                                            2.  KeyBank National Association..........           24                18.84%
                                                                                        -------------------  -----------------
                                            TOTAL                                               109               100.00%

PAYMENT AND OTHER TERMS...................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay
                                            a specified sum with interest.

                                            Repayment of each of the underlying mortgage loans is
                                            secured by a mortgage lien on the fee and/or leasehold
                                            interest of the related borrower or another party in one
                                            or more commercial or multifamily real properties. That
                                            mortgage lien will be a first priority lien, except for
                                            limited permitted encumbrances, which we refer to under
                                            "Description of the Underlying Mortgage Loans--General"
                                            in, and describe in the glossary to, this prospectus
                                            supplement.

                                            Most of the mortgage loans that we intend to include in
                                            the trust fund are, with limited exceptions,
                                            nonrecourse. Even where a mortgage loan that we intend
                                            to include in the trust fund is fully or partially
                                            recourse, however, we have generally not evaluated the
                                            creditworthiness of the subject obligor. Accordingly,
                                            even fully or partially recourse mortgage loans that we
                                            will include in the trust fund should be considered
                                            nonrecourse.

                                            None of the underlying mortgage loans are insured or
                                            guaranteed by any governmental agency or instrumentality
                                            or by any private mortgage insurer.

                                            Each of the underlying mortgage loans currently accrues
                                            interest at the annual rate specified with respect to
                                            that mortgage loan on Exhibit A-1 to this prospectus
                                            supplement. Except as otherwise described below with
                                            respect to underlying mortgage loans that have
                                            anticipated repayment dates and described under
                                            "Description of the Underlying Mortgage Loans--Certain
                                            Terms and Conditions of the Underlying Mortgage
                                            Loans--Mortgage Rates; Calculations of Interest", the
                                            mortgage interest rate for each underlying mortgage loan
                                            is, in the absence of default, fixed for the entire term
                                            of the loan.

                                      S-28
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BALLOON LOANS.............................  One hundred three (103) of the mortgage loans that we intend to include in the trust fund, which represent
                                            95.17% of the initial mortgage pool balance, of which
                                            fifty-five (55) mortgage loans are in loan group no. 1,
                                            representing 94.44% of the initial loan group no. 1
                                            balance, and forty-eight (48) mortgage loans are in loan
                                            group no. 2, representing 97.30% of the initial loan
                                            group no. 2 balance, respectively, are balloon loans
                                            that provide for:

                                            -       an amortization schedule that is significantly
                                                    longer than its remaining term to stated
                                                    maturity or no amortization prior to stated
                                                    maturity; and

                                            -       in either case, a substantial payment of
                                                    principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT DATES....  Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 1.21% of the initial
                                            mortgage pool balance, of which one (1) mortgage loan is
                                            in loan group no. 1, representing 0.80% of the initial
                                            loan group no. 1 balance, and one (1) mortgage loan is
                                            in loan group no. 2, representing 2.42% of the initial
                                            loan group no. 2 balance, respectively, provide material
                                            incentives to, but do not require, the related borrower
                                            to pay its mortgage loan in full by a specified date
                                            prior to stated maturity. We consider each such
                                            specified date to be the anticipated repayment date for
                                            the related mortgage loan. There can be no assurance,
                                            however, that these incentives will result in any of
                                            these mortgage loans being paid in full on or before its
                                            anticipated repayment date. The incentives generally
                                            include the following:

                                            -       Commencing on the related anticipated repayment
                                                    date, the subject mortgage loan will accrue
                                                    interest in excess of interest at the initial
                                                    mortgage interest rate. The additional interest
                                                    will--

                                                    1.      be deferred,

                                                    2.      in some cases, be compounded,

                                                    3.      be payable only after the outstanding
                                                            principal balance of the subject
                                                            mortgage loan is paid in full, and

                                                    4.      be payable only to the holders of the
                                                            class V certificates, which are not
                                                            offered by this prospectus supplement.

                                            -       Commencing no later than the related anticipated
                                                    repayment date, the subject mortgage loan may be
                                                    freely prepaid.

                                            -       Commencing no later than the related anticipated
                                                    repayment date, cash flow from the related
                                                    mortgaged real property will be deposited into a
                                                    lockbox under the control of the master
                                                    servicer.

                                            -       After the related anticipated repayment date,
                                                    cash flow from the related mortgaged real
                                                    property that is not otherwise applied to pay
                                                    the normal monthly debt service payment or to
                                                    pay or escrow for the payment of various
                                                    expenses, will be applied to pay down the
                                                    principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS....................  Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 0.45% of the initial
                                            mortgage pool balance, of which one (1) mortgage loan is
                                            in loan group no. 1, representing 0.51% of the initial
                                            loan group no. 1 balance, and one (1) mortgage loan is
                                            in loan group no. 2, representing 0.28% of the initial
                                            loan group no. 2 balance, respectively, each has a
                                            payment schedule that provides for the payment of the
                                            subject mortgage loan in full or substantially in full
                                            by its maturity date. These two (2) mortgage loans do
                                            not

                                      S-29
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                                            provide for any of the repayment incentives associated
                                            with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH INITIAL
INTEREST ONLY PERIODS.....................  Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 3.17% of the initial
                                            mortgage pool balance, of which both such mortgage loans
                                            are in loan group no. 1, representing 4.25% of the
                                            initial loan group no. 1 balance, do not provide for any
                                            amortization prior to the maturity date. Eleven (11)
                                            other mortgage loans that we intend to include in the
                                            trust fund, which represent 23.75% of the initial
                                            mortgage pool balance, of which four (4) mortgage loans
                                            are in loan group no. 1, representing 23.38% of the
                                            initial loan group no. 1 balance, and seven (7) mortgage
                                            loans are in loan group no. 2, representing 24.85% of
                                            the initial loan group no. 2 balance, respectively,
                                            provide for an interest only period of 24 months
                                            following origination.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE LOANS.............  The trust fund will include three (3) groups of mortgage loans that are cross-collateralized and cross-defaulted
                                            with each other. The table below identifies those
                                            crossed loans.

                                                                                                 NUMBER OF        % OF INITIAL
                                                                                                 MORTGAGE           MORTGAGE
                                                        PROPERTY/PORTFOLIO NAME(S)                 LOANS          POOL BALANCE
                                            ------------------------------------------------- ----------------  -----------------
                                            1. Tierra West Mobile Home Park
                                               Village Park Mobile Home Park
                                               Aztec Village
                                               Longview Mobile Home Park.....................        4                1.62%
                                            2. Shadow Oaks Apartments
                                               Ralston Place Apartments......................        2                1.34%
                                            3. Centre at Stop 11 and Centre at Smith Valley..        2                0.78%

                                            The trust fund will also include two (2) mortgage loans
                                            that are, in each such case, secured by multiple real
                                            properties. The table below identifies those
                                            multi-property mortgage loans.

                                                                                                                  % OF INITIAL
                                                                                                  NUMBER OF         MORTGAGE
                                                        PROPERTY/PORTFOLIO NAME(S)               PROPERTIES       POOL BALANCE
                                            ------------------------------------------------- ----------------  -----------------
                                            1. Northland Portfolio...........................         3              2.32%
                                            2. Maxwell Portfolio.............................         4              0.81%

                                            In reviewing each of the foregoing two tables, you
                                            should note that some of the underlying mortgage loans
                                            referred to in each of the foregoing two tables allow
                                            for the termination of the applicable
                                            cross-collateralization provisions and/or for the
                                            release of individual mortgaged real properties, whether
                                            through partial prepayment of a release price, through
                                            partial defeasance and/or upon the satisfaction of
                                            various underwriting criteria. See "Risk Factors--Risks
                                            Related to the Underlying Mortgage Loans--Enforceability
                                            of Cross-Collateralization Provisions May Be Challenged
                                            and the Benefits of these Provisions May Otherwise Be
                                            Limited" and "Description of the Underlying Mortgage
                                            Loans--Cross-Collateralized Mortgage Loans,
                                            Multi-Property Mortgage Loans and Mortgage Loans with
                                            Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS.................  One hundred one (101) of the mortgage loans that we intend to include in the trust fund, which represent
                                            94.12% of the initial mortgage pool balance, of which
                                            fifty-two (52) mortgage loans are in loan group no. 1,
                                            representing 92.53% of the initial loan group no. 1
                                            balance, and forty-nine (49) mortgage loans are in loan
                                            group no. 2, representing 98.78% of the initial loan
                                            group no. 2 balance, respectively, permit the borrower
                                            to obtain the release of the related mortgaged real
                                            property - or, in the case of a crossed mortgage loan or
                                            multi-

                                      S-30
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
                                            property mortgage loan, the release of one or more of
                                            the related mortgaged real properties - from the lien of
                                            the related mortgage instrument(s) upon the pledge to
                                            the trustee of certain non-callable U.S. government
                                            obligations. The U.S. government obligations must
                                            provide for payments that equal or exceed scheduled
                                            interest and principal payments due under the related
                                            mortgage note(s).

ADDITIONAL COLLATERAL MORTGAGE LOANS......  Seven (7) of the mortgage loans that we intend to include in the trust fund, which represent 3.18% of the
                                            initial mortgage pool balance, of which three (3)
                                            mortgage loans are in loan group no. 1, representing
                                            2.09% of the initial loan group no. 1 balance, and four
                                            (4) mortgage loans are in loan group no. 2, representing
                                            6.39% of the initial loan group no. 2 balance,
                                            respectively, are secured by letters of credit or cash
                                            reserves in material amounts that in each such case:

                                            -       will be released to the related borrower upon
                                                    satisfaction by the related borrower of certain
                                                    performance related conditions, which may
                                                    include, in some cases, meeting debt service
                                                    coverage ratio levels and/or satisfying leasing
                                                    conditions; and

                                            -       if not so released, will or, at the discretion
                                                    of the lender, may prior to loan maturity (or
                                                    earlier loan default or loan acceleration) be
                                                    applied to prepay a portion of the subject
                                                    mortgage loan if such performance related
                                                    conditions are not satisfied within specified
                                                    time periods.

                                            See "Description of the Underlying Mortgage
                                            Loans--Certain Terms and Conditions of the Underlying
                                            Mortgage Loans--Mortgage Loans Which May Require
                                            Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS.............................  Twenty-two (22) mortgage loans that we intend to include in the trust fund, which represent 62.60% of the initial
                                            mortgage pool balance, generally provide that all rents,
                                            credit card receipts, accounts receivable payments and
                                            other income derived from the related mortgaged real
                                            properties will be paid into one of the following types
                                            of lockboxes, each of which is described below:

                                            HARD LOCKBOX. Income (or some portion of income
                                            sufficient to pay monthly debt service) is paid directly
                                            to a lockbox account controlled by the master servicer
                                            on behalf of the trust fund, except that with respect to
                                            multifamily rental properties, income (or some portion
                                            of income sufficient to pay monthly debt service) is
                                            collected and deposited in the lockbox account by the
                                            manager of the mortgaged real property and, with respect
                                            to hospitality properties, cash or "over-the-counter"
                                            receipts are deposited into the lockbox account by the
                                            manager, while credit card receivables will be deposited
                                            directly into a lockbox account.

                                            SPRINGING LOCKBOX. Income is collected and retained by
                                            or is otherwise accessible by the borrower until the
                                            occurrence of a triggering event, following which a hard
                                            lockbox or modified lockbox is put in place. Examples of
                                            triggering events include:

                                            -       a failure to pay the related mortgage loan in
                                                    full on, or before, any related anticipated
                                                    repayment date; or

                                            -       a decline, by more than a specified amount, in
                                                    the net operating income of the related
                                                    mortgaged real property; or

                                            -       a failure to meet a specified debt service
                                                    coverage ratio; or

                                            -       an event of default under the mortgage.

                                            For purposes of this prospectus supplement, a springing
                                            lockbox can be either an account that is currently under
                                            the control of both the lender and the borrower, but
                                            which comes under the sole control of the lender upon
                                            the occurrence of the triggering event, or an account
                                            that is required to be established by the borrower (but
                                            to be under the sole control of the lender) upon the
                                            occurrence of the triggering event.

                                            MODIFIED LOCKBOX. Except in those cases involving
                                            multifamily and hospitality properties that are
                                            described under "Hard Lockbox" above, income is
                                            collected by the property manager of the mortgaged real
                                            property (or, in some cases, the borrower) and is
                                            deposited into a lender-controlled lockbox account on a
                                            regular basis.

                                            The above-referenced 22 mortgage loans provide for the
                                            following types of lockbox accounts:

                                                                                      NUMBER OF      % OF INITIAL
                                                                                       MORTGAGE         MORTGAGE
                                                      TYPE OF LOCKBOX                   LOANS         POOL BALANCE
                                            -----------------------------------    --------------   ----------------
                                            Springing                                     11             28.34%
                                            Hard                                          10             33.77%
                                            Modified                                       1              0.49%
                                                                                   --------------   ----------------
                                            TOTAL                                         22             62.60%

PREPAYMENT CHARACTERISTICS OF THE
MORTGAGE LOANS............................  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                            -       by prohibiting any voluntary prepayments for a
                                                    specified period of time after the underlying
                                                    mortgage loan is originated; and/or

                                            -       by prohibiting any voluntary prepayments for a
                                                    specified period of time after the underlying
                                                    mortgage loan is originated, although, for a
                                                    portion of that period, beginning no sooner than
                                                    the second anniversary of the date of initial
                                                    issuance of the offered certificates, the
                                                    underlying mortgage loan may be defeased; and/or

                                            -       by requiring that any voluntary principal
                                                    prepayment made during a specified period of
                                                    time be accompanied by a yield maintenance
                                                    charge.

                                            However, as described under "--Additional Collateral
                                            Mortgage Loans" above, some underlying mortgage loans
                                            may require partial principal prepayments during the
                                            related lock-out period.

                                            Set forth below is information regarding the remaining
                                            terms of the prepayment lock-out or prepayment
                                            lock-out/defeasance periods, as applicable, for the
                                            underlying mortgage loans that currently prohibit
                                            voluntary prepayments:

                                                                                      MORTGAGE     LOAN GROUP     LOAN GROUP
                                                                                        POOL          NO. 1          NO. 2
                                                                                    ------------  -------------  ------------
                                            Maximum remaining lock-out or
                                              lock-out/defeasance period..........   229 months    173 months     229 months
                                            Minimum remaining lock-out or
                                              lock-out/defeasance period..........    47 months     49 months      47 months
                                            Weighted average remaining lock-out
                                              or lock-out/defeasance period.......   113 months    117 months     100 months

                                            In general, the underlying mortgage loans that provide
                                            for a yield maintenance charge also provide that such
                                            yield maintenance charge will not be less than a fixed
                                            percentage of the amount prepaid. See "Description of
                                            the Underlying

                                            Mortgage Loans--Certain Terms and Conditions of the
                                            Underlying Mortgage Loans--Prepayment Provisions" in
                                            this prospectus supplement.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect
                                            of any monthly debt service payment--

                                            -       as of the related due date in June 2004, or

                                            -       at any time during the 12-month period preceding
                                                    the related due date in June 2004.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS................  The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2,
                                            respectively, will have the following general
                                            characteristics as of their respective due dates in June
                                            2004:

                                                                         MORTGAGE      LOAN GROUP     LOAN GROUP
                                                                           POOL           NO. 1          NO. 2
                                                                       -------------  -------------  -------------
   Initial mortgage pool/loan group balance...................         $ 966,842,374  $ 721,258,150  $ 245,584,224
   Number of underlying mortgage loans........................                   109             59             50
   Number of mortgaged real properties........................                   114             62             52

   Greatest cut-off date principal balance....................         $  84,500,000  $  84,500,000  $  25,020,000
   Smallest cut-off date principal balance....................         $     496,570  $     957,687  $     496,570
   Average cut-off date principal balance.....................         $   8,870,114  $  12,224,714  $   4,911,684

   Highest annual mortgage interest rate......................                 7.020%         7.020%         6.700%
   Lowest annual mortgage interest rate.......................                 4.090%         4.090%         4.900%
   Weighted average annual mortgage interest rate.............                 5.637%         5.659%         5.574%

   Longest original term to maturity or anticipated
      repayment date..........................................            240 months     180 months     240 months
   Shortest original term to maturity or anticipated
      repayment date..........................................             60 months      60 months      60 months
   Weighted average original term to maturity or
      anticipated repayment date..............................            119 months     123 months     109 months

   Longest remaining term to maturity or anticipated
      repayment date..........................................            235 months     176 months     235 months
   Shortest remaining term to maturity or anticipated
      repayment date..........................................             53 months      53 months      53 months
   Weighted average remaining term to maturity or
      anticipated repayment date..............................            115 months     119 months     105 months

   Highest debt service coverage ratio, based on
      underwritten net cash flow..............................                  2.67x          2.67x          1.91x
   Lowest debt service coverage ratio, based on
      underwritten net cash flow..............................                  1.20x          1.21x          1.20x
   Weighted average debt service coverage ratio, based on
      underwritten net cash flow..............................                  1.56x          1.61x          1.38x

   Highest cut-off date loan-to-value ratio...................                  79.9%          79.9%          79.8%
   Lowest cut-off date loan-to-value ratio....................                  45.2%          52.6%          45.2%
   Weighted average cut-off date loan-to-value ratio..........                  69.7%          67.5%          76.1%

                                            In reviewing the foregoing table, please note that:

                                            -       The mortgaged real property identified on
                                                    Exhibit A-1 to this prospectus supplement as
                                                    Beverly Center secures, on a PARI PASSU basis,
                                                    seven mortgage loans. We intend to include two
                                                    of those seven mortgage loans, with a
                                                    $84,500,000 cut-off date principal balance, in
                                                    the trust fund. The other five such mortgage
                                                    loans, with an aggregate

                                                    $222,000,000 cut-off date principal balance,
                                                    will NOT be included in the trust fund. In
                                                    addition, the Beverly Center mortgaged real
                                                    property also secures, on a subordinated basis,
                                                    two (2) junior mortgage loans, with a total
                                                    cut-off date principal balance of $41,000,000,
                                                    that will NOT be included in the trust fund. One
                                                    of those two (2) junior Beverly Center
                                                    outside-the-trust fund mortgage loans is more
                                                    subordinate than the other. Loan-to-value and
                                                    debt service coverage information shown in this
                                                    prospectus supplement, including in the table
                                                    above, with respect to the Beverly Center
                                                    underlying mortgage loan will be calculated: (a)
                                                    based on the relevant total principal balance
                                                    of, and debt service payments on, the Beverly
                                                    Center underlying mortgage loan and the five (5)
                                                    senior Beverly Center outside-the-trust fund
                                                    mortgage loans; and (b) unless expressly
                                                    indicated otherwise, without regard to the two
                                                    (2) junior Beverly Center outside-the-trust fund
                                                    mortgage loans.

                                            The cut-off date loan-to-value ratio and the
                                            underwritten debt service coverage ratio for the Beverly
                                            Center underlying mortgage loan, including the portion
                                            represented by the senior Beverly Center
                                            outside-the-trust fund mortgage loans, together, is
                                            54.4% and 1.81x, respectively.

                                            -       In the case of three (3) of the underlying
                                                    mortgage loans other than the Beverly Center
                                                    underlying mortgage loan referred to above,
                                                    which represent 2.56% of the initial mortgage
                                                    pool balance, each borrower has encumbered the
                                                    related mortgaged real property with junior debt
                                                    that is evidenced by a separate promissory note.
                                                    Each such junior loan is secured by the same
                                                    mortgage or deed of trust that secures the
                                                    related underlying mortgage loan. None of the
                                                    statistical information regarding those three
                                                    (3) mortgage loans provided in this prospectus
                                                    supplement includes any numerical information
                                                    with respect to those junior loans. For more
                                                    information regarding these loans, see
                                                    "Description of the Underlying Mortgage
                                                    Loans--The A/B Loan Pairs" in this prospectus
                                                    supplement.

                                            -       The underwritten net cash flow for any mortgaged
                                                    real property is an estimated number based on
                                                    numerous assumptions that may not necessarily
                                                    reflect recent historical performance and may
                                                    not ultimately prove true.

B. GEOGRAPHIC CONCENTRATION...............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                            real properties located in the indicated states:

                                                                                    % OF INITIAL
                                                                      NUMBER OF       MORTGAGE
                                                   STATE             PROPERTIES     POOL BALANCE
                                            --------------------    ------------   ---------------
                                            California                   17             21.60%
                                            New York                      5             14.85%
                                            Florida                       9              9.03%
                                            North Carolina                7              8.11%
                                            Texas                        13              7.81%
                                            Louisiana                     4              6.84%
                                            Indiana                       5              5.30%

                                            The remaining mortgaged real properties with respect to
                                            the mortgage pool are located throughout twenty-one
                                            other states and the District of Columbia. No more than
                                            5.00% of the initial mortgage pool balance is secured by
                                            mortgaged real properties located in any of these other
                                            states. In circumstances where a particular underlying
                                            mortgage loan is secured by multiple mortgaged real
                                            properties located in two or more states, the foregoing
                                            information reflects the allocated loan amounts for
                                            those properties.

                                            Thirteen (13) of the California properties, securing
                                            mortgage loans that represent 20.07% of the initial
                                            mortgage pool balance, are located in southern
                                            California - areas with zip codes of 93600 or below -
                                            and four (4) of the California properties, securing
                                            mortgage loans that represent 1.53% of the initial
                                            mortgage pool balance, are located in northern
                                            California - areas with zip codes above 93600.

C. PROPERTY TYPES.........................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                            real properties operated for each indicated purpose:

                                                                                       % OF INITIAL
                                                                          NUMBER OF      MORTGAGE
                                                  PROPERTY TYPE          PROPERTIES    POOL BALANCE
                                            -------------------------   ------------  --------------
                                            Retail                            34           44.23%
                                            Multifamily(1)                    55           26.13%
                                            Office                            11           22.51%
                                            Hotel                              3            3.75%
                                            Self Storage                       5            1.86%
                                            Mixed Use                          4            1.21%
                                            Industrial                         2            0.32%
                                                                        ------------  --------------
                                            TOTAL                            114          100.00%

------------
                                            (1)   Multifamily properties include conventional rental
                                                  properties as well as manufactured housing properties.

D. ENCUMBERED INTERESTS...................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                            real properties for which the encumbered interest is as
                                            indicated:

                                                                                          % OF INITIAL
                                              ENCUMBERED INTEREST IN THE     NUMBER OF      MORTGAGE
                                               MORTGAGED REAL PROPERTY      PROPERTIES    POOL BALANCE
                                            -----------------------------  ------------  --------------
                                            Fee                                111           90.21%
                                            Leasehold                            2            9.55%
                                            Fee/Leasehold                        1            0.25%
                                                                           ------------  --------------
                                            TOTAL                              114          100.00%

                                            In circumstances where both the fee and leasehold
                                            interest in the entire mortgaged real property are
                                            encumbered, we have treated that as simply an encumbered
                                            fee interest.

E. SIGNIFICANT MORTGAGE LOANS.............  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to
                                            include in the trust fund represent 51.04% of the
                                            initial mortgage pool balance. See "Description of the
                                            Underlying Mortgage Loans--Significant Mortgage Loans"
                                            in this prospectus supplement.

                                  RISK FACTORS

        The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

        COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

        - anchored, including shadow anchored, and unanchored retail properties;

        - multifamily properties, including manufactured housing properties;

        -       office properties;

        -       industrial properties;

        -       self storage properties;

        -       limited service and full service hotel properties; and

        -       mixed use properties.

        Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

        Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

        There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

        THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

        The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

        -       any governmental entity;

        -       any private mortgage insurer;

        -       us;

        -       either mortgage loan seller;

        -       the master servicer;

        -       the special servicer;

        -       the trustee; or

        -       any of their respective affiliates.

        REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

        Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

        Payment on each underlying mortgage loan may also depend on:

        - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

        - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

        In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

        One hundred three (103) of the mortgage loans that we intend to include in the trust fund, which represent 95.17% of the initial mortgage pool balance, of which fifty-five (55) mortgage loans are in loan group no. 1, representing 94.44% of the initial loan group no. 1 balance, and forty-eight (48) mortgage loans are in loan group no. 2, representing 97.30% of the initial loan group no. 2 balance, respectively, are balloon loans; and two (2) of the mortgage loans that we intend to include in the trust fund, which represent 1.21% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.80% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.42% of the initial loan group no. 2 balance, respectively, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Ninety (90) of these mortgage loans, which represent 78.01% of the initial mortgage pool balance, of which fifty-two (52) mortgage loans are in loan group no. 1, representing 80.33% of the initial loan group no. 1 balance and thirty-eight (38) mortgage loans are in loan group no. 2, representing 71.21% of the initial loan group no. 2 balance, respectively, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from August 2013 to July 2014. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

        The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

        -       the ability to cover debt service;

        - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

        -       the amount of proceeds recovered upon foreclosure.

        Cash flows and property values depend upon a number of factors, including:

        -       national, regional and local economic conditions;

        - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

        - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

        - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

        - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

        - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

        - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

        -       demographic factors;

        - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

        - capable management and adequate maintenance for the related mortgaged real property;

        -       location of the related mortgaged real property;

        - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

        - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

        - the age, construction, quality and design of the related mortgaged real property; and

        - whether the related mortgaged real property is readily convertible to alternative uses.

        ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2004-C2 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Beverly Center is secured on a PARI PASSU basis with five other mortgage loans by a single mortgage instrument encumbering the Beverly Center mortgaged real property. The other five mortgage loans will not be included in the trust fund. All of those five mortgage loans secured by the Beverly Center mortgaged real property have been or will be separately securitized and will directly back the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and the Morgan Stanley Capital I Inc., Series 2004-IQ7 commercial mortgage securitization. An intercreditor agreement governs the relationship between the holders of the seven senior Beverly Center mortgage loans and generally provides that all of those mortgage loans will be serviced and administered pursuant to the series 2004-C1 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2004-C1 commercial mortgage securitization). Additionally, the Beverly Center mortgaged real property secures two (2) junior mortgage loans. An intercreditor agreement governs the relationship between the holders of the seven senior Beverly Center mortgage loans and the two junior Beverly Center mortgage loans. Neither the series 2004-C2 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2004-C1 trust fund, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the series 2004-C1 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Beverly Center Loan included in the trust fund and certain rights to payments of servicing fees and to reimbursement for advances. However, the trust fund, as the holder of the Beverly Center Loan, is a third-party beneficiary of the series 2004-C1 pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2004-C2 pooling and servicing agreement may not independently exercise remedies following a default with respect to the Beverly Center Loan. The series 2004-C2 directing certificateholder will be entitled to provide such direction to the special servicer under the series 2004-C1 pooling and servicing agreement with respect to the Beverly Center loan group, consisting of the Beverly Center underlying mortgage loan and the seven (7) Beverly Center outside-the-trust fund mortgage loans, only in conjunction with the holders of such Beverly Center outside-the-trust fund mortgage loans (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans) as represent, when combined with the Beverly Center underlying mortgage loan, more than 50% of the total outstanding principal balance of the entire Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans), and only if (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is less than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority. The master servicer and special servicer under the series 2004-C1 pooling and serving agreement are required to service the Beverly Center loan group in accordance with the servicing standard set forth in the series 2004-C1 pooling and servicing agreement on behalf of the series 2004-C1 certificateholders, the series 2004-C2 certificateholders and the holders of the other portions of the Beverly Center loan group, as a collective whole.

        TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Thirty-four (34) of the mortgaged real properties, securing mortgage loans that represent 44.23% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

        -       the strength, stability, number and quality of the tenants;

        -       tenants' sales;

        -       tenant mix;

        - the ability of the management team to effectively manage the subject property;

        -       whether the subject property is in a desirable location;

        - the physical condition and amenities of the subject building in relation to competing buildings;

        - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

        - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

        -       the financial condition of the owner of the subject property.

        We consider eighteen (18) of the subject retail properties, securing mortgage loans that represent 40.06% of the initial mortgage pool balance, to be anchored, including shadow anchored; and sixteen (16) of the subject retail properties, securing mortgage loans that represent 4.17% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

        At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchored tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchored tenant may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties MaY Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

        TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Fifty-five (55) mortgaged real properties, securing mortgage loans that represent 26.13% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

        - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

        - the physical condition and amenities of the subject property in relation to competing properties;

        -       the subject property's reputation;

        - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

        -       local factory or other large employer closings;

        - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

        - the ability of the management team to effectively manage the subject property;

        - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

        -       distance from employment centers and shopping areas; and

        -       the financial condition of the owner of the subject property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

        Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

        Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

        The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

        In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

        TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Eleven (11) of the mortgaged real properties, securing mortgage loans that represent 22.51% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

        -       the strength, stability, number and quality of the tenants;

        -       accessibility from surrounding highways/streets;

        - the ability of the management team to effectively manage the subject property;

        - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

        - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

        -       the financial condition of the owner of the subject property.

        See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

        PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

        -       operating the property and providing building services;

        -       establishing and implementing the rental structure;

        -       managing operating expenses;

        -       responding to changes in the local market; and

        - advising the borrower with respect to maintenance and capital improvements.

        Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

        A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

        We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

        RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Three (3) mortgaged real properties, securing mortgage loans that represent 9.90% of the initial mortgage pool balance, are each leased by a single tenant. In addition, six (6) other mortgaged real properties, securing mortgage loans that represent 8.91% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

        OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

        CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. One (1) of the mortgage loans that we intend to include in the trust fund, which represents 0.86% of the initial mortgage pool balance, is secured by a real property that is subject to a condominium declaration. The related borrower under this mortgage loan owns 100% of the condominium interests, so the collateral securing this mortgage loan includes all of the related borrower's condominium interests in the buildings and/or other improvements, the percentage interests in the common areas and the voting rights in the condominium association. The related condominium association is inactive, however, and the related mortgage loan documents require the borrower to maintain the status of the condominium association as inactive. But there can be no assurance that the related borrower will maintain the inactive status of the condominium association in accordance with the terms of this mortgage loan and, due to the nature of condominiums, a default under this mortgage loan may not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Consequently, servicing and realizing upon the collateral securing this mortgage loan could subject the series 2004-C2 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

        LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                                            % OF INITIAL
                                                                                   CUT-OFF DATE               MORTGAGE
                          PROPERTY/PORTFOLIO NAME                               PRINCIPAL BALANCE           POOL BALANCE
------------------------------------------------------------------------      ---------------------       ----------------
1.  Beverly Center......................................................          $ 84,500,000                  8.74%
2.  230 Park Avenue South...............................................          $ 82,454,224                  8.53%
3.  La Habra Marketplace................................................          $ 62,550,000                  6.47%
4.  Valley Hills Mall...................................................          $ 61,780,421                  6.39%
5.  Airport Plaza.......................................................          $ 54,752,854                  5.66%
6.  Energy Centre.......................................................          $ 53,679,644                  5.55%
7.  ParkCrest At The Lakes..............................................          $ 25,020,000                  2.59%
8.  30 South Meridian...................................................          $ 23,391,847                  2.42%
9.  Center of Bonita Springs............................................          $ 22,892,304                  2.37%
10. Northland Portfolio.................................................          $ 22,444,824                  2.32%

        MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

        - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

        - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

        ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Three (3) groups of mortgage loans that we intend to include in the trust fund, which represent 3.74% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

        - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

        - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

        -       at the time the lien was granted, the borrower was:

                1.      insolvent;

                2.      inadequately capitalized; or

                3.      unable to pay its debts.

        In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

        Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

        A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

        The existence of other debt could:

        - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

        - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

        -       complicate bankruptcy proceedings; and

        -       delay foreclosure on the related mortgaged real property.

        In addition, in the case of one (1) mortgage loan that we intend to include in the trust fund, which represents 8.74% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Beverly Center, the holders of the PARI PASSU and/or subordinate outside-the-trust fund mortgage loans secured by that mortgaged real property have one or more of the following rights, either acting alone or together with one or more other holders of mortgage loans secured by that mortgaged real property:

        - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

        - the right to purchase the subject underlying mortgage loan under various default scenarios; and

        - the right to cure various events of default under the subject underlying mortgage loan.

        In some cases, the PARI PASSU and/or subordinate outside-the-trust fund mortgage loans secured by the Beverly Center mortgaged real property, have been separately securitized and the right to exercise or participate in the exercise of the rights described in the last sentence of the prior paragraph has been assigned or delegated to a particular holder or class of holders of the related securities or to its or their representative. In any event, the party or parties entitled to exercise or participate in the exercise of the rights described in the last sentence of the prior paragraph may have interests that conflict with the interests of the holders of the series 2004-C2 certificates.

        See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement.

        MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

        - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

        - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

        As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

        SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the

Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

        CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

        GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

        -       economic conditions, including real estate market conditions;

        -       changes in governmental rules and fiscal policies;

        -       acts of God, which may result in uninsured losses; and

        -       other factors that are beyond the control of the borrowers.

        The mortgaged real properties are located in twenty-eight states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                   NUMBER OF          % OF INITIAL
                                                   MORTGAGED            MORTGAGE
                           STATE                REAL PROPERTIES       POOL BALANCE
                ---------------------------   -------------------   -----------------
                California                            17                  21.60%
                New York                               5                  14.85%
                Florida                                9                   9.03%
                North Carolina                         7                   8.11%
                Texas                                 13                   7.81%
                Louisiana                              4                   6.84%
                Indiana                                5                   5.30%

        SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

        The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

        Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

        - the trust fund may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

        - the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

        - the bankruptcy of the related borrower could limit the ability of the master servicer or the special servicer to collect the rents.

        LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

        Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

        As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments", a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of twenty-nine (29) underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of eighty-five (85) mortgaged real properties, securing mortgage loans that represent 96.17% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 25-month period ending in June 2004. In the case of twenty-nine (29) mortgaged real properties, securing mortgage loans that represent 3.83% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

        In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

        If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

        - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

        - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

        - those conditions were remediated or abated prior to the closing date;

        - a letter was obtained from the applicable regulatory authority stating that no further action was required;

        - an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

        - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

                1. that condition is not known to have affected the mortgaged real property,

                2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

                3.      an environmental insurance policy was obtained; or

        - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

        In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

        In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

        Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water, asbestos and radon was done only if the use, age and condition of the subject property warranted that testing.

        There can be no assurance that--

        - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

        - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

        - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

        - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

        In the case of twenty-nine (29) mortgaged real properties, securing mortgage loans that represent 3.83% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those twenty-nine (29) mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those twenty-nine (29) mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

        In some cases, the originator of the related mortgage loan--

        - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

        - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

        See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

        APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

        Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

        - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

        - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

        - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

        PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

        - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

        - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

        - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

        THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

        - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

        - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

        In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible generally in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

        ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Three (3) of the mortgage loans that we intend to include in the trust fund, which represent 9.79% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests (including, in one case, a subleasehold interest) with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

        Upon the bankruptcy of a lessor or a lessee under a ground lease or of a sub-ground lessor or sub-ground lessee under a sub-ground lease, the debtor entity has the right to continue or terminate the ground lease or sub-ground lease, as applicable. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee or sub-ground lessee whose ground lease and/or sub-ground lease, as applicable, is terminated by a debtor ground lessor or sub-ground lessor, as applicable, the ground lessee or sub-ground lessee, as applicable, has the right to remain in possession of its leased premises under the rent reserved in the lease or sub-ground lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor or sub-ground lessor to provide any services required under the ground lease and/or sub-ground lease, as applicable. In the event of concurrent bankruptcy proceedings involving the ground lessor or sub-ground lessor and the ground lessee/sub-ground lessee/borrower, the ground lease and/or sub-ground lease, as applicable, could be terminated. It is also possible that, in the case of a sub-ground leasehold mortgage loan, a termination of the sub-ground lease could occur as a result of a termination of the ground lease in connection with a ground lessor or ground lessee bankruptcy or otherwise.

        Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

        Because of the possible termination of the related ground lease or sub-ground lease, as applicable, lending on a leasehold or subleasehold interest in a real property is riskier than lending on the fee interest in the property.

        In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

        CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

        -       density;

        -       use;

        -       parking;

        -       set-back requirements; or

        -       other building related conditions.

        These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

        LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 18-month period preceding June 2004. One hundred eleven (111) of those inspected mortgaged real properties, securing mortgage loans that represent 97.63% of the initial mortgage pool balance, were inspected during the 12-month period preceding June 2004. The scope of those inspections included an assessment of--

        - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

        - the general condition of the site, buildings and other improvements located at each property.

At four (4) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

        THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if the exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

        The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

        The master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

        - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

        -       such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions. If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

        If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2004-C2 certificates.

        If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

        Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

        We are aware that in the case of at least three (3) mortgage loans that we intend to include in the trust fund, which represent 0.68% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

        We are aware that in the case of one (1) other mortgage loan that we intend to include in the trust fund, which represents 0.60% of the initial mortgage pool balance, each of the tenants of the related mortgaged real property self-insure and are obligated to restore the related mortgaged real property in the event of damage at the related mortgaged real property resulting from acts of terrorism.

        COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

        CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns".

        LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Airport Plaza, which underlying mortgage loan represents 5.66% of the initial mortgage pool balance, Jeffrey Steiner, the Chairman and Chief Executive Officer of The Fairchild Corporation (which is the sponsor of the related borrower) was found guilty in November 2003 by a French court of "facilitating and benefiting from the misuse of funds" at Elf Acquitaine, a French petroleum company, in 1989 and 1990. Such conviction related to the receipt by Mr. Steiner of a settlement payment regarding a dispute over fees for consulting services he provided to Elf Acquitaine in connection with a corporate acquisition of another petroleum company. Such consulting activities were unrelated to Mr. Steiner's duties at The Fairchild Corporation or to the operation of the mortgaged real property related to the Airport Plaza loan. Mr. Steiner was fined by the court and received a one-year suspended sentence.

        ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

        TAX CONSIDERATIONS RELATED TO FORECLOSURE. The special servicer, on behalf of the trust fund, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2004-C2 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2004-C2 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

        In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, the trust may in certain jurisdictions, particularly in California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C2 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

        THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

        THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-1-A, A-X AND A-SP CERTIFICATES. If you purchase class B, C, D or E certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-1-A, A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2004-C2 certificates.

        When making an investment decision, you should consider, among other things--

        - the distribution priorities of the respective classes of the series 2004-C2 certificates,

        - the order in which the principal balances of the respective classes of the series 2004-C2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

        - the characteristics and quality of the underlying mortgage loans.

        THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

        -       the price you paid for your offered certificates, and

        - the rate, timing and amount of distributions on your offered certificates.

        The rate, timing and amount of distributions on your offered certificates will depend on--

        - the pass-through rate for, and the other payment terms of, your offered certificates,

        - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

        - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

        - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2004-C2 certificates,

        - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans, and

        - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

        These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

        In the absence of significant losses, holders of the class A-1 and A-2 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1.

        If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1 and A-2 certificates will be very affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2.

        The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

        Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

        Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2004-C2 certificateholders.

        Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2004-C2 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

        THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

        IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2004-C2 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2004-C2 CERTIFICATES. The master servicer, the special servicer or an affiliate of either of them may purchase any of the series 2004-C2 certificates. In fact, it is anticipated that Lennar Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2004-C2 certificates. The purchase of series 2004-C2 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2004-C2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2004-C2 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

        THE INTERESTS OF THE SERIES 2004-C2 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C2 certificates representing a majority interest in the controlling class of series 2004-C2 certificates will be entitled to designate a particular series 2004-C2 controlling class certificateholder (or beneficial owner of series 2004-C2 controlling class certificates) to exercise the rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--The Series 2004-C2 Directing Certificateholder and the Series 2004-C2 Controlling Class" in this prospectus supplement. You should expect that the series 2004-C2 directing certificateholder will exercise those rights and powers on behalf of the series 2004-C2 controlling class certificateholders, and it will not be liable to any class of series 2004-C2 certificateholders for doing so. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of certificates representing a majority interest in the controlling class of series 2004-C2 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C2 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2004-C2 controlling class will be a non-offered class of series 2004-C2 certificates. The series 2004-C2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

        THE INTERESTS OF THE RESPECTIVE HOLDERS OF THE BEVERLY CENTER OUTSIDE-THE-TRUST FUND MORTGAGE LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The respective holders of the Beverly Center outside-the-trust fund mortgage loans will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the Beverly Center underlying mortgage loan and the Beverly Center outside-the-trust fund mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement. You should expect that the holder of a Beverly Center outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2004-C2 certificateholders for doing so. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the special servicer may be replaced, with or without cause, solely in respect of the Beverly Center loan group, consisting of the Beverly Center underlying mortgage loan and the seven
(7) Beverly Center outside-the-trust fund mortgage loans, by: (1) the holder of one or the other of the two (2) junior Beverly Center outside-the-trust fund mortgage loans, but only for so long as (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is greater than or equal to (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority; or (2) the holder or holders of such mortgage loans comprising the Beverly Center loan group (exclusive of the two
(2) junior Beverly Center outside-the-trust fund mortgage loans) as then represent more than 50% of the total unpaid principal balance of the entire Beverly Center loan group (exclusive of the two (2) junior Beverly Center outside-the-trust fund mortgage loans), but only after (a) an amount generally equal to the unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority (net of the portion of any appraisal reduction amount with respect to the Beverly Center loan group that is allocable thereto), is less than (b) 25% of the initial unpaid principal balance of the junior Beverly Center outside-the-trust fund mortgage loan with the higher payment priority; provided that any holder of a mortgage loan comprising a portion of the Beverly Center loan group may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center underlying mortgage loan, that designee will be the series 2004-C2 directing certificateholder.

        Each of the Beverly Center outside-the-trust fund mortgage loans has been securitized or is expected to be securitized shortly. Any particular holder or holders of securities from any such securitization, or its or their representative, may be designated to exercise the above-described rights and powers of the holder of the securitized Beverly Center outside-the-trust fund mortgage loan. The holder of a Beverly Center outside-the-trust fund mortgage loan, or any such holder or holders of securities, or such representative, may have interests that conflict with those of the holders of the offered certificates.

        BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

        As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

        YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2004-C2 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C2 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C2 certificates.

        LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

        On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

        The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

        It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

        As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

        From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

        We intend to include the 109 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $966,842,374. However, the actual initial mortgage pool balance may each be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Mortgage Pool Characteristics" below.

        For purposes of calculating distributions on the respective classes of the series 2004-C2 certificates, the underlying mortgage loans will be divided into the following two loan groups:

        - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of fifty-nine (59) mortgage loans, with an initial loan group no. 1 balance of $721,258,150, representing approximately 74.60% of the initial mortgage pool balance.

        - Loan group no. 2, which will consist of all but four (4) of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of fifty (50) mortgage loans, with an initial loan group no. 2 balance of $245,584,224, representing approximately 25.40% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

        The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in June 2004, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

        Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

        You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

        The Beverly Center Property secures the Beverly Center Mortgage Loan and the five (5) Beverly Center Pari Passu Companion Loans on a PARI PASSU basis. The Beverly Center Mortgage Loan and the Beverly Center Pari Passu Companion Loans collectively constitute the Beverly Center Senior Loan. The Beverly Center Property also secures the two (2) Beverly Center Junior Companion Loans on a subordinated basis relative to the Beverly Center Senior Loan. One (1) of the Beverly Center Junior Companion Loans, which we refer to in this prospectus supplement as the "Beverly Center B-Note Companion Loan", is senior in right of payment to the other Beverly Center Junior Companion Loan, which we refer to in this prospectus supplement as the "Beverly Center C-Note Companion Loan". The Beverly Center Mortgage Loan, the Beverly Center Pari Passu Companion Loans and the Beverly Center Junior Companion Loans collectively constitute the Beverly Center Total Loan. However, none of the Beverly Center Companion Loans is included in the trust fund. The Beverly Center Mortgage Loan has a cut-off date principal balance of $84,500,000, the Beverly Center Pari Passu Companion Loans have an aggregate cut-off date principal balance of $222,000,000, the Beverly Center B-Note Companion Loan has a cut-off date principal balance of $20,000,000 and the Beverly Center C-Note Companion Loan has a cut-off date principal balance of $21,000,000.

        We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

        - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

        - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

        - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

                1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in June 2004, are timely made, and

                2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in May 2004 up to and including its due date in June 2004.

        - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

        - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

        - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the trust fund. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The A/B Loan Pairs" and "--Significant Mortgage Loans--Beverly Center" below, none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

        - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

                1.      relative appraised values,

                2.      relative underwritten net cashflow, or

                3. prior allocations reflected in the related loan documents.

        - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

        - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

        - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

        The mortgage pool will include three (3) groups of mortgage loans and two (2) other mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

        The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                      NUMBER OF STATES             % OF INITIAL
                                                                    WHERE THE PROPERTIES             MORTGAGE
                      PROPERTY/PORTFOLIO NAMES                           ARE LOCATED               POOL BALANCE
--------------------------------------------------------------    ------------------------     ---------------------
1. Tierra West Mobile Home Park, Village Park Mobile Home Park
   Aztec Village and Longview Mobile Home Park                                1                       1.62%
2. Shadow Oaks Apartments and Ralston Place Apartments                        1                       1.34%
3. Centre at Smith Valley and Centre at Stop 11                               1                       0.78%

        In the case of one group of cross-collateralized underlying mortgage loans, which represents 0.78% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Centre at Stop 11 and Centre at Smith Valley, respectively, in connection with a defeasance or assumption of either mortgage loan on or after a date that is 25 months after the closing of that mortgage loan, the related borrower may obtain a release of that defeased or assumed mortgage loan from the related cross-collateralization provisions (such that the mortgage loan will no longer be cross-collateralized and cross-defaulted with the other loan in that cross-collateralized group) if certain conditions are satisfied, including a specified debt service coverage ratio and loan-to-value ratio with respect to the other mortgage loan in that crossed-collateralized group and, if required by the lender, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release.

        The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                      NUMBER OF STATES             % OF INITIAL
                                                                    WHERE THE PROPERTIES             MORTGAGE
                      PROPERTY/PORTFOLIO NAMES                           ARE LOCATED               POOL BALANCE
--------------------------------------------------------------    ------------------------     ---------------------
1. Northland Portfolio                                                        3                       2.32%
2. Maxwell Portfolio                                                          1                       0.81%

        In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Northland Portfolio, which represents 2.32% of the initial mortgage pool balance, the borrower may obtain release of any of the three (3) related mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 120% of the PRO RATA release amount for such individual property to be released stipulated in the related loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining mortgage loan balance at the time of release). Additionally, the related borrower has the right to obtain the release of an individual mortgaged property by substituting therefor another residential multifamily apartment property of like kind and quality acquired by the borrower provided that certain stipulated conditions are satisfied, including conditions with respect to the substitute property, debt service coverage tests for the mortgage loan and receipt of rating agency confirmation to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the certificates in effect immediately prior to such substitution.

        In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Maxwell Portfolio, which represents 0.81% of the initial mortgage pool balance, the borrower may obtain release of any of the four (4) related mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 125% of the allocated loan amount for such individual property to be released stipulated in the related loan documents.

        The table below shows each group of mortgaged real properties that--

        -       have the same or affiliated borrowers, and

        - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                                   % OF INITIAL
                                                                          NUMBER OF                  MORTGAGE
                      PROPERTY/PORTFOLIO NAMES                          MORTGAGE LOAN              POOL BALANCE
--------------------------------------------------------------      --------------------       ---------------------
1. Shadow Oaks Apartments, Ralston Place Apartments, Cornerstone
   Plaza Shopping Center, Hunt Club Apartments and Stancliff
   Apartments                                                                 5                       3.94%
2. North Ranch Pavilion Shopping Center and Peoria Crossings                  2                       3.17%
3. Arbor Lakes Apartments and Wallen Hills Apartments                         2                       2.10%

PARTIAL RELEASES OF PROPERTY

        In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as The Center of Bonita Springs, which represents 2.37% of the initial mortgage pool balance, the borrower has the right to obtain a release of one or more vacant, non-income producing and unimproved (or improved only by surface parking areas) parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, delivery to the lender of evidence that would be satisfactory to a prudent lender acting reasonably that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use or parking or other legal requirements applicable to the remaining mortgaged real property. In addition, the borrower must deliver an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Airport Plaza, which represents 5.66% of the initial mortgage pool balance, upon written request by the related borrower, the lender is required to release from the lien of the related mortgage, approximately two and one-half (2.5) acres of parking spaces at the related mortgaged real property in connection with the taking by the New York State Department of Transportation, the Federal Aviation Administration and other federal state and local governmental authorities of such parking spaces, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, delivery to the lender of evidence that would be satisfactory to a prudent lender acting reasonably that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use or parking or other legal requirements applicable to the remaining mortgaged real property. In addition, the borrower must deliver an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release.

        In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Northland Portfolio, which represents 2.32% of the initial mortgage pool balance, the borrower may obtain release of any of the three (3) related mortgaged real properties if certain conditions are satisfied. See "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Cordova Crossing Shopping Center, which represents 0.37% of the initial mortgage pool balance, the related borrower has the one-time right to obtain the release of an unimproved outparcel from the lien of the related mortgage, upon the payment of 125% of the appraised value of such outparcel immediately prior to its release, subject to satisfaction of stipulated conditions including, delivery to the lender of evidence that would be satisfactory to a prudent lender acting reasonably that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, the remaining related mortgaged real property must have a loan-to-value ratio which is not more than the loan-to-value ratio on the date such underlying mortgage loan was funded and the remaining mortgaged real property must have a debt service coverage ratio which is not less than the debt coverage ratio on the date such underlying mortgage loan was funded.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Pembroke Office Park, which represents 1.60% of the initial mortgage pool balance, upon written request by the related borrower, the lender is required to release from the lien of the related mortgage a portion of the mortgaged real property consisting of excess, unimproved real property, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including delivery to the lender of evidence that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, the remaining mortgaged real property maintains a specified loan-to-value ratio and debt service coverage ratio, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning or other legal requirements applicable to the remaining mortgaged real property. In addition, the borrower must deliver an opinion of counsel that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

        DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                 % OF INITIAL
                                     NUMBER OF                    MORTGAGE
         DUE DATE                  MORTGAGE LOANS                POOL BALANCE
        ----------              --------------------          ------------------
           11th                           84                        74.77%
           1st                            24                        18.84%
           5th                             1                         6.39%
                                --------------------          ------------------
          TOTAL                          109                       100.00%

        MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

        The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

        Except for ARD Loans that remain outstanding past their respective anticipated repayment dates and the underlying mortgage loan discussed in the immediately following paragraph, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

        Each of the mortgage loans other than two (2) mortgage loans that we intend to include in the trust fund accrues interest on an Actual/360 Basis. Two
(2) of the mortgage loans that we intend to include in the trust fund accrue interest on a 30/360 Basis.

        BALLOON LOANS. One hundred three (103) of the mortgage loans that we intend to include in the trust fund, which represent 95.17% of the initial mortgage pool balance, of which fifty-five (55) mortgage loans are in loan group no. 1, representing 94.44% of the initial loan group no. 1 balance, and forty-eight (48) mortgage loans are in loan group no. 2, representing 97.30% of the initial loan group no. 2 balance, respectively, are each characterized by--

        - an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or no amortization prior to the stated maturity of the subject mortgage loan, and

        - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

        ARD LOANS. Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 1.21% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.80% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.42% of the initial loan group no. 2 balance, respectively, are each characterized by the following features:

        - A maturity date that is generally 25 to 30 years following origination.

        - The designation of an anticipated repayment date that is generally 7 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

        - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

        - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

                1. in the case of one (1) ARD Loan, which represents 0.61% of the initial mortgage pool balance and 2.42% of the initial loan group no. 2 balance, two percentage points over the initial mortgage interest rate, and

                2. in the case of one (1) ARD Loan, which represents 0.60% of the initial mortgage pool balance and 0.80% of the initial loan group no. 1 balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

        - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

        - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

        In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

        FULLY AMORTIZING LOANS. Two (2) of the mortgage loans that we intend to include in the trust, which represent 0.45% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.51% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.28% of the initial loan group no. 2 balance, respectively, are characterized by--

        - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

        - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

        These fully amortizing mortgage loans do not have either--

        -       an anticipated repayment date, or

        -       the associated payment incentives.

        ADDITIONAL AMORTIZATION CONSIDERATIONS. Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 23.75% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 23.38% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 24.85% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 13 and 24 months.

        Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 3.17% of the initial mortgage pool balance, of which both such mortgage loans are in loan group no. 1, representing 4.25% of the initial loan group no. 1 balance, provide for an initial interest only period of between 59 and 60 months, which interest only period is the entire term of such mortgage loans.

        Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

        PREPAYMENT PROVISIONS. As of origination:

        - One hundred one (101) of the mortgage loans that we intend to include in the trust fund, which represent 94.12% of the initial mortgage pool balance, of which fifty-two (52) mortgage loans are in loan group no. 1, representing 92.53% of the initial loan group no. 1 balance, and forty-nine (49) mortgage loans are in loan group no. 2, representing 98.78% of the initial loan group no. 2 balance, respectively, provided for--

                1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

                2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or yield maintenance charge; and

        - Eight (8) of the mortgage loans that we intend to include in the trust fund, which represent 5.88% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 7.47% of the initial loan group no. 1 balance, and of which one (1) mortgage loan is in loan group no. 2, representing 1.22% of the initial loan group no. 2 balance, provided for--

                1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

                2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or yield maintenance charge.

        The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

        Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

        The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

        For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

        - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

        - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

        PREPAYMENT LOCK-OUT PERIODS. One hundred one (101) of the mortgage loans that we intend to include in the trust fund, which represent 94.12% of the initial mortgage pool balance, of which fifty-two (52) mortgage loans are in loan group no. 1, comprising, 92.53% of the initial loan group no. 1 balance, and forty-nine (49) mortgage loans are in loan group no. 2, comprising, 98.78% of the initial loan group no. 2 balance, respectively, provide for prepayment lock-out/defeasance periods as of their respective due dates in June 2004. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

        - the maximum remaining prepayment lock-out/defeasance period as of the related due date in June 2004 is 229 months with respect to the entire mortgage pool, 173 months with respect to loan group no. 1 and 229 months with respect to loan group no. 2;

        - the minimum remaining prepayment lock-out/defeasance period as of the related due date in June 2004 is 47 months with respect to the entire mortgage pool, 49 months with respect to loan group no. 1 and 47 months with respect to loan group no. 2; and

        - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in June 2004 is 113 months with respect to the entire mortgage pool, 117 months with respect to loan group no. 1 and 100 months with respect to loan group no. 2.

        Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

        PREPAYMENT CONSIDERATION PERIODS. Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 5.88% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 7.47% of the initial loan group no. 1 balance, and of which one
(1) mortgage loan is in loan group no. 2, representing 1.22% of the initial loan group no. 2 balance, respectively, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, other than with respect to two (2) of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Peoria Crossings and North Ranch Pavilions Shopping Center, which represent 2.12% and 1.05%, respectively, of the initial pool balance, the term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

        With respect to two (2) of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Peoria Crossings and North Ranch Pavilions Shopping Center, which represent 2.12% and 1.05%, respectively, of the initial pool balance, the term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Prepayment Rate. The "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that, as of the Prepayment Rate determination date, has a remaining term to maturity closest to, but not exceeding, the remaining term to the related maturity date of the respective mortgage loan, as most recently published in the "Treasury Bonds, Notes and Bills" section in THE WALL STREET JOURNAL as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the related maturity date described above, the "Prepayment Rate" will be the yield on the United States Treasury Security most recently issued as of that determination date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, the lender will determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as the lender may reasonably select.

        Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

        However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

        The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

        Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

        CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

        Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

        MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seven (7) mortgage loans that we intend to include in the trust fund, which represent 3.18% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 2.09% of the initial loan group no. 1 balance, and four (4) mortgage loan is in loan group no. 2, representing 6.39% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves that in each such case:

        - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

        - if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

The total amount of that additional collateral was $1,079,500 at the time of closing of each of those mortgage loans.

        DEFEASANCE LOANS. One hundred one (101) of the mortgage loans that we intend to include in the trust fund, which represent 94.12% of the initial mortgage pool balance, of which fifty-two (52) mortgage loans are in loan group no. 1, representing 92.53% of the initial loan group no. 1 balance, and forty-nine (49) mortgage loans are in loan group no. 2, representing 98.78% of the initial loan group no. 2 balance, respectively, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

        Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government obligations that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

        - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

        - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

        If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

        In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

        None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

        Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

        LOCKBOXES. Twenty-two (22) mortgage loans that we intend to include in the trust fund, which represent 62.60% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

        - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

        - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                3. a failure to meet a specified debt service coverage ratio; or

                4.      an event of default under the mortgage.

                For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

        - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

All of the mortgage loans referred to above provide for lockbox accounts as follows:


                                                                    % OF INITIAL
                                                NUMBER OF             MORTGAGE
                      TYPE OF LOCKBOX         MORTGAGE LOANS        POOL BALANCE
                  -----------------------   ------------------    ----------------
                  Springing                        11                    28.34%
                  Hard                             10                    33.77%
                  Modified                          1                     0.49%
                                            ------------------    ----------------
                  TOTAL                            22                    62.60%

        For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

        ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

        -       taxes and insurance,

        -       capital improvements,

        -       furniture, fixtures and equipment, and/or

        -       various other purposes.

        As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

        TAX ESCROWS. In the case of ninety-nine (99) of the mortgage loans that we intend to include in the trust fund, which represent 76.84% of the initial mortgage pool balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

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        If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

        In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

        INSURANCE ESCROWS. In the case of ninety-six (96) of the mortgage loans that we intend to include in the trust fund, which represent 74.06% of the initial mortgage pool balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

        If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

        Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

        In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

        RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

        - capital replacements, repairs and furniture, fixtures and equipment, or

        -       leasing commissions and tenant improvements.

        In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

        ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

        - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

        - various items identified in the related inspection report may have been corrected.

        In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

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        DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

        - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

        - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

        Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

        - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

                1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2004-C2 certificates, or

                2. the reasonable acceptability of the transferee to the lender;

        - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

        - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

        - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

        - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

        -       a transfer of ownership interests for estate planning purposes;

        - changes in ownership between existing partners and members of the related borrower;

        - a transfer of non-controlling ownership interests in the related borrower;

        - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

        -       other transfers similar in nature to the foregoing.

        HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

        - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

                1. the outstanding principal balance of the related mortgage loan, and

                2. the full insurable replacement cost of the improvements located on the insured property;

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        -       if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

                1. the outstanding principal balance of the related mortgage loan,

                2. the replacement cost or the full insurable value of the insured property, and

                3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1978, as amended;

        - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

        - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

        In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

        -       obtain earthquake insurance, or

        - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

        With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent--

        -       the trustee has an insurable interest,

        - the insurance coverage is available at commercially reasonable rates, and

        - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

        Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

        Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the special servicer has determined in accordance with the Servicing Standard that either:

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        -       such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

        -       such insurance is not available at any rate.

        However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

        If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

        Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

        The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

        - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

        -       towards payment of the subject mortgage loan.

        If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

        Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

        -       are not paid because of the deductible clause, and

        - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

        There can be no assurance regarding the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

        Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

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        We are aware that in the case of at least three (3) mortgage loans that we intend to include in the trust fund, which represent 0.68% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

        We are aware that in the case of one (1) other mortgage loan that we intend to include in the trust fund, which represents 0.60% of the initial mortgage pool balance, each of the tenants of the related mortgaged real property self-insure and are obligated to restore the related mortgaged real property in the event of a casualty, including damage at the related mortgaged real property resulting from acts of terrorism.

MORTGAGE POOL CHARACTERISTICS

        A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

        DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in June 2004, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

        TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

        - Six (6) mortgaged real properties, securing mortgage loans that represent 8.91% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

        - Three (3) mortgaged real properties, securing mortgage loans that represent 9.90% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

        - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

        - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

        - A number of companies are Major Tenants at more than one of the mortgaged real properties.

        - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

        GROUND LEASES. Three (3) of the mortgage loans that we intend to include in the trust fund, which represent 9.79% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest (and in one instance, the borrower's sub-ground leasehold interest) in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

        - the related ground lease or sub-ground lease, as applicable, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

        - the related ground lessor or sub-ground lessor, as applicable, has agreed, in the related ground lease or sub-ground lease, as applicable, or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee or sub-ground lessee, as applicable, and

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        -       in general, the ground lease or sub-ground lease, as applicable, or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

        ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

        The Beverly Center Mortgage Loan, which represents 8.74% of the initial mortgage pool balance, is secured by the Beverly Center Property, on a PARI PASSU basis, with the Beverly Center PARI PASSU Companion Loans, which are NOT included in the trust fund. In addition, the Beverly Center Property also secures the Beverly Center Junior Companion Loans, which are subordinate to the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans. The Beverly Center Junior Companion Loans are NOT included in the trust fund.

        Each A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, a B-Note Companion Loan, that is not included in the trust. The A-Note Mortgage Loans collectively represent 2.56% of the initial mortgage pool balance. See "Description of the Underlying Mortgage Loans--The A/B Loan Pairs".

        MEZZANINE DEBT. In the case of four (4) mortgage loans that we intend to include in the trust fund, which represent 8.61% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as La Habra Marketplace, which underlying mortgage loan represents 6.47% of the initial mortgage pool balance, a $7,750,000 mezzanine loan is secured by membership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, GRE Hanover Funding, LLC, entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which include certain affiliates of the mezzanine lender), (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the membership interests unless such new owner is an institutional lender (which include certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the membership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

        In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Shadow Oaks Apartments and Ralston Place Apartments, which underlying mortgage loans are cross-collateralized and cross-defaulted with one another and represent 0.71% and 0.63%, respectively, of the initial mortgage pool balance, a $3,650,000 mezzanine loan is secured by membership interests in the related borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, LEM Funding VII, LP and LEM Parallel VII, LP, entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender, (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the membership interests unless such new owner is an institutional lender in the event of foreclosure on the pledge of the membership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hunt Club Apt., which underlying mortgage loan represents 0.80% of the initial mortgage pool

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balance, a $1,100,000 mezzanine loan is secured by the partnership interests in the related borrower and the membership interests in the general partner of the related borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, will enter into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender, (b) require the mezzanine lender to obtain rating agency approval of the new owner of the membership interests unless such new owner is an institutional lender in the event of foreclosure on the pledge of the membership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

        NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Linkletter Self Storage, which represents 0.39% of the initial mortgage pool balance, although the borrower is limited to owning the related mortgaged real property and limited in its business activities, the borrower may obtain unsecured loans from its partners provided certain conditions specified in the related mortgage loan documents are satisfied.

        TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B LOAN PAIRS

        GENERAL. The A-Note Mortgage Loans, which collectively represent 2.56% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Chablis Villas, Stancliff Apartments and Alana Woods Apartments, respectively. In the case of each A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related B-Note Companion Loan. In each case, the aggregate debt consisting of the A-Note Mortgage Loan and the related B-Note Companion Loan, which two mortgage loans constitute an A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the A-Note Mortgage Loans in the trust fund. The holder of each B-Note Companion Loan is CBA-Mezzanine Capital Finance, LLC ("CBA"), and such B-Note Companion Loans will not be included in the trust fund.

        Each A-Note Mortgage Loan and B-Note Companion Loan comprising an A/B Loan Pair are cross-defaulted. The outstanding principal balance of each B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related A/B Loan Pair. Two B-Note Companion Loans have an interest rate of 13.50% per annum and one B-Note Companion Loan has an interest rate of 12.95% and each B-Note Companion Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the A-Note Mortgage Loan and does not take into account the related B-Note Companion Loan.

        The trust, as the holder of each A-Note Mortgage Loan, and the holder of the related B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as an A/B Intercreditor Agreement, with respect to each A/B Loan Pair. Servicing and administration of each A-Note Mortgage Loan (and, to the extent described below,

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each B-Note Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a B-Note Companion Loan, on behalf of the holder of that loan). The servicer of each B-Note Companion Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each A/B Loan Pair to the holder of the related B-Note Companion Loan, but will not collect payments with respect to such B-Note Companion Loan until the occurrence of certain events of default with respect to such A/B Loan Pair described in the related A/B Intercreditor Agreement. The following describes certain provisions of the A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Intercreditor Agreement.

        ALLOCATION OF PAYMENTS BETWEEN AN A-NOTE MORTGAGE LOAN AND THE RELATED B-NOTE COMPANION LOAN. The right of the holder of each B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Mortgage Loan to receive such amounts. For each A/B Loan Pair, an "A/B Material Default" consists of the following events: (a) the acceleration of the A-Note Mortgage Loan or the related B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy proceeding. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, that A/B Material Default is no longer continuing with respect to an A/B Loan Pair, the related borrower under the A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related A-Note Mortgage Loan and B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of an A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied FIRST to the principal balance of the subject A-Note Mortgage Loan and THEN to the principal balance of the subject B-Note Companion Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject B-Note Companion Loan after and during such an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject B-Note Companion Loan.

        If an A-Note Mortgage Loan or the related B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject A-Note Mortgage Loan or the subject B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject A-Note Mortgage Loan will remain the same. In that case, unless the lender was required to get the B-Note Companion Loan holder's consent at a time when such holder had the right to so consent and failed to do so, the holder of the subject B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject A-Note Mortgage Loan or the subject B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject B-Note Companion
Loan).

        SERVICING OF THE A/B LOAN PAIRS. Each A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Companion Loan when servicing an A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a B-Note Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

        The master servicer and the special servicer have (subject to the discussion in the fourth preceding paragraph) the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Companion Loan to purchase the corresponding A-Note Mortgage Loan) the holder of the related B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject A/B Loan Pair.

        So long as an A/B Material Default has not occurred with respect to an A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related B-Note Companion Loan. A separate servicer of each B-Note Companion Loan will be responsible for collecting amounts payable in respect of such B-Note Companion Loan. That

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servicer will have no servicing duties or obligations with respect to the related A-Note Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both of the subject A-Note Mortgage Loan and the related B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related A/B Intercreditor Agreement.

        ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a B-Note Companion Loan. Neither the holder of a B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each A/B Loan Pair.

        MODIFICATIONS. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a B-Note Companion Loan, the related A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the B-Note Companion Loan to approve such modifications and other actions as set forth in the related A/B Intercreditor Agreement; provided that the consent of the holder of a B-Note Companion Loan will not be required in connection with any such modification or other action with respect to an A/B Loan Pair after the expiration of such holder's right to purchase the related A-Note Mortgage Loan. The holder of a B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Mortgage Loan.

        PURCHASE OF AN A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each A/B Intercreditor Agreement, the holder of the subject B-Note Companion Loan will have the right to purchase the related A-Note Mortgage Loan at a purchase price determined under that A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject A/B Loan Pair together with advance interest thereon. The holder of the B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject A/B Loan Pair.

CERTAIN MATTERS REGARDING THE BEVERLY CENTER MORTGAGE LOAN

        GENERAL. The Beverly Center Mortgage Loan is secured, on a PARI PASSU basis with the Beverly Center Pari Passu Companion Loans, by the Beverly Center Property. The Beverly Center Mortgage Loan together with the Beverly Center Pari Passu Companion Loans are referred to herein as the "Beverly Center Senior Loan" and the holders of the Beverly Center Pari Passu Companion Loans are referred to herein as the "Beverly Center Pari Passu Companion Lenders". Each of the Beverly Center Pari Passu Companion Loans has the same interest rate, maturity date and amortization term as the Beverly Center Mortgage Loan. The Beverly Center Pari Passu Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $222,000,000. In addition, the Beverly Center Property also secures, on a subordinate basis, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan (together, the "Beverly Center Junior Companion Loans"), of which the Beverly Center C-Note Companion Loan is subordinate to the Beverly Center B-Note Companion Loan. The holder of the Beverly Center B-Note Companion Loan is referred to herein as the "Beverly Center B-Note Companion Lender". The holder of the Beverly Center C-Note Companion Loan is referred to herein as the "Beverly Center C-Note Companion Lender". The Beverly Center Pari Passu Companion Loans and the Beverly Center Junior Companion Loans (collectively, the "Beverly Center Companion Loans") are not included in the trust fund. The holders of the Beverly Center Companion Loans are referred to herein as the "Beverly Center Companion Lenders". The Beverly Center Senior Loan together with the Beverly Center Junior Companion Loans are referred to herein as the "Beverly Center Total Loan".

        Column, in its capacity as holder of the Beverly Center Mortgage Loan, and Column, in its capacity as initial holder of the Beverly Center Pari Passu Companion Loans, are parties to an intercreditor agreement (the "Beverly Center Senior Notes Intercreditor Agreement"). Column, in its capacity as holder of the Beverly Center Senior Loan, Landesbank Hessen-Thuringen Girozentrale, in its capacity as holder of the Beverly Center B-Note Companion Loan, and Hartford Life Insurance

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Company, in its capacity as holder of the Beverly Center C-Note Companion Loan, are parties to an A, B and C notes agreement among noteholders (the "Beverly Center All Notes Intercreditor Agreement"). In connection with the transfer of the Beverly Center Mortgage Loan to the series 2004-C2 trust fund, Column's rights and obligations in respect of the Beverly Center Mortgage Loan under the Beverly Center Senior Notes Intercreditor Agreement and the Beverly Center All Notes Intercreditor Agreement (together, the "Beverly Center Intercreditor Agreements") will be assigned to the series 2004-C2 trust fund.

        The Beverly Center Total Loan will be serviced pursuant to the series 2004-C1 pooling and servicing agreement. From time to time in this prospectus supplement, we refer to the master servicer responsible for servicing the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement as the "Beverly Center Master Servicer" and the special servicer responsible for servicing the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement as the "Beverly Center Special Servicer".

        BEVERLY CENTER INTERCREDITOR AGREEMENTS. The Beverly Center Intercreditor Agreements collectively provide, among other things, for the application of payments among the Beverly Center Mortgage Loan and the Beverly Center Companion Loans.

        If no monetary event of default, and no non-monetary event of default as to which the Beverly Center Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable primary servicer, the applicable special servicer and/or the trustee under the series 2004-C1 pooling and servicing agreement and the master servicer, special servicer and trustee under the series 2004-C2 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center Mortgage Loan and the Beverly Center Pari Passu Companion Loans will each receive, on a PARI PASSU basis with each other, an amount equal to a PRO RATA share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center Total Loan) of all scheduled payments and prepayments of principal of the Beverly Center Total Loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Junior Companion Loans receive any such payments; and (b) the holder of the Beverly Center B-Note Companion Loan will receive an amount equal to a PRO RATA share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the Beverly Center Total Loan) of all scheduled payments and prepayments of principal of the Beverly Center Total Loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C-Note Companion Loan receives any such payments.

        If a monetary event of default, or a non-monetary event of default as to which the Beverly Center Total Loan has become specially serviced, has occurred and is continuing, then all amounts paid by the related borrower or otherwise available for payment on the Beverly Center Total Loan (net of various payments and reimbursements to third parties, including the applicable master servicer, the applicable primary servicer, the applicable special servicer and/or the trustee under the series 2004-C1 pooling and servicing agreement and the master servicer, special servicer and trustee under the series 2004-C2 pooling and servicing agreement, for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that: (a) the respective holders of the Beverly Center Mortgage Loan and the Beverly Center Pari Passu Companion Loans will each receive, on a PARI PASSU basis with each other, an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holders of the Beverly Center Junior Companion Loans receive any such payments; and (b) the holder of the Beverly Center B-Note Companion Loan will receive an amount equal to the entire unpaid principal balance of the subject mortgage loan, together with all accrued and unpaid interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan, before the holder of the Beverly Center C-Note Companion Loan receives any such payments.

        Following the payment of all interest (other than Default Interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Beverly Center Mortgage Loan and the Beverly Center Companion Loans as contemplated by the preceding two paragraphs, any remaining amounts available for distribution to the holders of such mortgage loans will be applied as follows: first, on a PRO RATA and PARI PASSU basis, as Default Interest on the Beverly Center Mortgage Loan and the Beverly Center Pari Passu Companion Loans; second, as Default Interest on the Beverly Center B-Note Companion Loan; third, as Default Interest on the Beverly Center C-Note Companion Loan; fourth, on a PRO RATA and PARI PASSU basis, as prepayment consideration on the Beverly Center Mortgage Loan, the Beverly Center Pari Passu Companion Loans and the Beverly Center Junior Companion Loans; fifth, on a PRO RATA

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and PARI PASSU basis, as late payment charges on the Beverly Center
Mortgage Loan, the Beverly Center Pari Passu Companion Loans and the Beverly Center Junior Companion Loans; and last, for such other purposes as are contemplated by the Beverly Center All Notes Intercreditor Agreement.

        The Beverly Center All Notes Intercreditor Agreement also entitles a particular holder or group of holders of mortgage loans comprising the Beverly Center Total Loan (the "Beverly Center Controlling Holder(s)") to exercise, directly or through a representative, certain rights and powers with respect to the Beverly Center Total Loan. Under the Beverly Center Intercreditor Agreements, when read together, the "Beverly Center Controlling Holder(s)" will be:

        - the Beverly Center C-Note Companion Lender, but only for so long as (a) an amount generally equal to the unpaid principal balance of the Beverly Center C-Note Companion Loan, net of the portion of any Appraisal Reduction Amount with respect to the Beverly Center Total Loan that is allocable to the Beverly Center C-Note Companion Loan, is greater than or equal to (b) 25% of the initial unpaid principal balance of the Beverly Center C-Note Companion Loan;

        - the Beverly Center B-Note Companion Lender, but only for so long as (a) the Beverly Center C-Note Companion Lender is no longer the Beverly Center Controlling Holder and (b) (i) an amount generally equal to the unpaid principal balance of the Beverly Center B-Note Companion Loan, net of the portion of any Appraisal Reduction Amount with respect to the Beverly Center Total Loan that is allocable to the Beverly Center B-Note Companion Loan, is greater than or equal to (ii) 25% of the initial unpaid principal balance of the Beverly Center B-Note Companion Loan; or

        - the holders (acting together) of such mortgage loans comprising the Beverly Center Senior Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire Beverly Center Senior Loan, but only if neither of the Beverly Center Junior Companion Lenders is the Beverly Center Controlling Holder.

        Pursuant to the Beverly Center Intercreditor Agreements, when read together, the Beverly Center Controlling Holder(s) will be entitled--

        - to replace the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement, with or without cause, solely in respect of the Beverly Center Total Loan; and

        - to direct the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center Total Loan;

        provided that any holder of a mortgage loan comprising the Beverly Center Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Beverly Center Mortgage Loan, that designee will be the Series 2004-C2 Directing Certificateholder. In addition, the Series 2004-C2 Directing Certificateholder can replace the special servicer under the series 2004-C2 pooling and servicing agreement, with or without cause, except that the Series 2004-C2 Directing Certificateholder cannot replace any special servicer appointed with respect to the Beverly Center Total Loan by the Beverly Center Controlling Holder(s). The Beverly Center Junior Companion Loans may be securitized. Any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of a Beverly Center Junior Companion Loan. It is expected that each of the Beverly Center Pari Passu Companion Loans will be securitized. Any particular holder or holders of securities from any such securitization or its or their representative may be designated to exercise the above-described rights and powers of the holder of the particular securitized Beverly Center Pari Passu Companion Loan.

        In addition, also pursuant to the Beverly Center Intercreditor Agreements, when read together, each holder of a mortgage loan comprising the Beverly Center Senior Loan will be entitled to--

        - consult with -- but, except as contemplated by the prior paragraph, not direct -- the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center Total Loan; and

        - purchase the other mortgage loans comprising the Beverly Center Senior Loan under various default scenarios.

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        Furthermore, pursuant to the Beverly Center All Notes Intercreditor
Agreement, each holder of a Beverly Center Junior Companion Loan will be entitled to--

        - so long as such holder is the controlling junior holder pursuant to the applicable Beverly Center intercreditor agreement, consult with -- but, except as contemplated by the second preceding paragraph, not direct -- the Beverly Center Special Servicer under the series 2004-C1 pooling and servicing agreement with respect to various servicing matters involving the Beverly Center Total Loan;

        - purchase all the more senior mortgage loans comprising the Beverly Center Total Loan, including the Beverly Center Mortgage Loan, under various default scenarios; and

        - so long as such holder is the controlling junior holder pursuant to the applicable Beverly Center intercreditor agreement, cure defaults with respect to all the more senior mortgage loans comprising the Beverly Center Total Loan, including the Beverly Center Mortgage Loan.

        CERTAIN RIGHTS TO CONSULT WITH AND DIRECT THE BEVERLY CENTER SPECIAL SERVICER. The Series 2004-C2 Directing Certificateholder and the Beverly Center Companion Lenders (or their designees) will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, any particular Beverly Center Specially Designated Servicing Action to contact and consult with the Beverly Center Special Servicer regarding that action; provided that, unless the Series 2004-C2 Directing Certificateholder and the Beverly Center Companion Lenders (or their designees) are acting as, or as a part of, the Beverly Center Controlling Holder, the Beverly Center Special Servicer will not be required to follow any advice of any such party with respect to any Beverly Center Specially Designated Servicing Actions or otherwise. In general, the Beverly Center Special Servicer will not be permitted to take any of the Beverly Center Specially Designated Servicing Actions with respect to the Beverly Center Total Loan or any related REO Property as to which the Beverly Center Controlling Holder(s) has/have objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action.

        In addition, the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, will be required to consult with the Beverly Center Controlling Holder(s) at any time with respect to proposals to take any significant action with respect to the Beverly Center Total Loan or the Beverly Center Property and to consider alternative actions recommended by the Beverly Center Controlling Holder(s) in connection with (a) any adoption or implementation of a business plan submitted by the related borrower with respect to the Beverly Center Property, (b) the execution or renewal of any lease (if a lender approval is provided for in the applicable loan documents), (c) the release of any escrow held in conjunction with the Beverly Center Total Loan to the related borrower not expressly required by the related loan documents or under applicable law, (d) material alterations on the Beverly Center Property, if approval by the lender is required by the related loan documents, (e) material change in any ancillary loan documents, or (f) the waiver of any notice provisions related to prepayment.

        With respect to any proposed action requiring consultation with or approval of the Beverly Center Controlling Holder(s) as described above, the Beverly Center Master Servicer or the Beverly Center Special Servicer, as applicable, must prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable servicer made that determination, and must provide to the Beverly Center Controlling Holder(s) copies of such summary by hard copy or electronic means on a timely basis. If any such proposed action is disapproved by the Beverly Center Controlling Holder(s), then the applicable servicer must propose an alternate action (based on any counter-proposals received from the Beverly Center Controlling Holder(s), to the extent such counter-proposal is consistent with the next paragraph, or, if no such counter-proposal is received, then based on any alternate course of action that the applicable servicer may deem appropriate) until the approval of the Beverly Center Controlling Holder(s) is obtained; provided that, if the applicable servicer and the Beverly Center Controlling Holder(s) do not agree on a proposed course of action within 60 days after the date on which the applicable servicer first proposed a course of action, then the applicable servicer must take such action as it deems appropriate in accordance with the Servicing Standard.

        Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Beverly Center Controlling Holder(s), as contemplated above, may (and the applicable servicer is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC provisions of the Code or violate any other provisions of the series 2004-C1 pooling and servicing agreement or any provisions of the Beverly Center All Notes Intercreditor Agreement.

        In addition, the Beverly Center Intercreditor Agreements may provide the holders of the respective mortgage loans comprising the Beverly Center Senior Loan with additional non-binding consultation rights to those described above.

        PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the Beverly Center Total Loan, or any non-monetary event of default as to which the Beverly Center Total Loan becomes specially serviced, has occurred, then each holder of a Beverly Center Junior Companion Loan may purchase the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure of the Beverly Center Property, (c) modification of the related loan documents in accordance with the series 2004-C1 pooling and servicing agreement (subject to the approval rights of the Beverly Center Controlling Holder(s)) and (d) the date that is 90 days after the holder of such Beverly Center Junior Companion Loan has been notified of the subject event of default. In the case of the Beverly Center Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances, plus any interest payable on related advances, plus any related special servicing compensation payable under the series 2004-C1 pooling and servicing agreement.

        Prior to entering into any modification of the Beverly Center Total Loan that would materially affect the monetary terms of the Beverly Center Total Loan, the Beverly Center Special Servicer or Beverly Center Master Servicer, as applicable, must provide the trust fund, as holder of the Beverly Center Mortgage Loan, and the Beverly Center Companion Lenders with notice thereof and with all information that the Beverly Center Special Servicer or Beverly Center Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Series 2004-C2 Directing Certificateholder (as designee of the trust fund as holder of the Beverly Center Mortgage Loan) and each Beverly Center Pari Passu Companion Lender will each have the right to purchase the other mortgage loans comprising the Beverly Center Senior Loan. In the case of the Beverly Center Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Mortgage Loan (exclusive of any applicable liquidation fee). The foregoing purchase option on the part of any particular party will generally terminate within five business days of receipt of the materials described in the first sentence of this paragraph. In the event that any party entitled to do so elects to exercise such purchase option, that party will be required to purchase all the other mortgage loans that comprise the Beverly Center Senior Loan and deliver the applicable purchase price to the Beverly Center Master Servicer within three business days after the end of the five-business-day period referred to in the preceding sentence.

        Under the series 2004-C1 pooling and servicing agreement and the Beverly Center Senior Notes Intercreditor Agreement, and subject to the purchase rights of the holder of any Beverly Center Junior Companion Loan, if any monetary event of default with respect to the Beverly Center Total Loan has occurred, or the Beverly Center Total Loan is being specially serviced as a result of a bankruptcy, foreclosure or similar proceeding with respect to the related borrower, the Series 2004-C2 Directing Certificateholder and each holder of one or more of the Beverly Center Pari Passu Companion Loans (or its designee) may purchase the other mortgage loans comprising the Beverly Center Senior Loan at any time thereafter until the earliest to occur of (a) the cure of such subject event of default, (b) the Beverly Center Total Loan no longer being specially serviced as a result of such borrower bankruptcy or (c) the consummation of a foreclosure, sale, sale by power of sale or delivery of deed in lieu of foreclosure of the Beverly Center Property. In the case of the Beverly Center Mortgage Loan, the relevant purchase price will be the same as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Beverly Center Mortgage Loan (exclusive of any applicable liquidation fee). Upon the delivery of the required notice to the Beverly Center Master Servicer, the Beverly Center Special Servicer and any other appropriate party or parties, the relevant party exercising the purchase option is required to purchase such mortgage loans at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the Beverly Center Special Servicer or the selling lender. The right of any party to purchase a mortgage loan that is part of the Beverly Center Senior Loan under the first sentence of this paragraph will terminate at such time as that mortgage loan is liquidated, is converted to REO Property or ceases to be specially serviced.

        Any purchase of Beverly Center Pari Passu Companion Loans by the Series 2004-C2 Directing Certificateholder as described in the preceding two paragraphs would be for its own account and with its own funds.

        CURE RIGHTS. Any holder of a Beverly Center Junior Companion Loan that is also the Beverly Center Controlling Holder will have the right to cure defaults with respect to the Beverly Center Senior Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the holders of the Beverly Center Senior Loan to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the Beverly Center Total Loan and no single cure event may exceed three consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the holder of a Beverly Center Junior Companion Loan elects to cure a default that can be cured by making a Beverly Center Cure Payment, that party is required to make such Beverly Center Cure Payment to the Beverly Center Master Servicer. The Beverly Center Master Servicer is required to apply such funds to reimburse itself for any advances and reimburse the master servicer or the trustee for any advances, as applicable, in each case together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the series 2004-C1 trust fund. The right of the curing party to be reimbursed for any Beverly Center Cure Payment (including the reimbursement by the curing party of a previous advance and interest thereon made by the Beverly Center Master Servicer, the Beverly Center Special Servicer or the trustee under the series 2004-C1 pooling and servicing agreement or by the master servicer, special servicer or trustee under the series 2004-C2 pooling and servicing agreement) will be subordinate to the payment of all interest (other than Default Interest) and principal due with respect to the Beverly Center Senior Loan.

UNDERWRITING MATTERS

        GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

        ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of twenty-nine (29) underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of eighty-five (85) mortgaged real properties, securing mortgage loans that represent 96.17% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 25-month period ending in June 2004. In the case of twenty-nine (29) mortgaged real properties, securing mortgage loans that represent 3.83% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

        If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

        - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

        - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

        - those conditions were remediated or abated prior to the closing date;

        - a letter was obtained from the applicable regulatory authority stating that no further action was required;

        - an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

        - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

                1. that condition is not known to have affected the mortgaged real property, or

                2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

                3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy); or

        - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

        In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

        - the establishment of an operation and maintenance plan to address the issue, or

        - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

        In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

        In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Airport Plaza, which represents 5.66% of the initial mortgage pool balance, the related borrower deposited $8,126,000 with the lender, which is 101.1% of the estimated cost of remediation and is being held as additional security for (i) the cost to create, install and complete a temporary granular activated carbon treatment system for certain water wells located on or near the related mortgaged real property, (ii) the continued operation and maintenance of such treatment system,
(iii) in the case there is an increase in the hazardous substances in such water wells, implementation and completion of an air stripping facility or other permanent facility as approved by certain governmental authorities capable of treating the water contained in the water wells serving the related mortgaged real property and (iv) the continued operation and maintenance of such permanent facility.

        In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

        1.      to carry out the specific remedial measures prior to closing;

        2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

        3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

        Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

        In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

        - the mortgaged real property had not been affected or had been minimally affected,

        - the potential for the problem to affect the mortgaged real property was limited, or

        -       a person responsible for remediation had been identified.

        The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by--

        -       us,

        -       any of the other parties to the pooling and servicing agreement,

        -       either of the mortgage loan sellers,

        -       any of the underwriters, or

        -       the affiliates of any of these parties.

        There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

        In the case of twenty-nine (29) mortgaged real properties, securing mortgage loans that represent 3.83% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 29 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 29 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

        In some cases, the originator of the related mortgage loan--

        - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

        - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

        See "--Environmental Insurance" below.

        The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

        ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

        1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

        2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

        3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

        Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

        The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is AIG or one of its member companies. AIG currently has a "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

        In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lynnwood Shopping Center, which represents 0.66% of the initial mortgage pool balance, the secured creditor impaired property environmental insurance policy obtained by the lender was issued by AIG, has a $0 deductible, a 15-year policy term, and the premium has been prepaid in full. The secured creditor policy pays the lesser of clean-up costs or the outstanding principal balance of the loan, but the loss coverage on the policy is capped at $3,000,000, which is approximately 46.9% of the original principal balance of the loan.

        PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 18-month period ending in June 2004 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred eleven (111) of those mortgaged real properties, securing mortgage loans that represent 97.63% of the initial mortgage pool balance, were inspected during the 12-month period ending in June 2004.

        The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

        APPRAISALS AND MARKET STUDIES. In the case of all 114 mortgaged real properties, securing mortgage loans that represent 100.00% of the initial mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 18-month period ending in June 2004, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

        Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

        In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

        -       buyer and seller are motivated;

        - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

        - a reasonable time is allowed to show the property in the open market;

        - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

        - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

        Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

        Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

        IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

        ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the material noncompliance was found or property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

        - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

        - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

        - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

                1.      to satisfy the entire subject mortgage loan, or

                2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

        SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

        - all third-party reports made on the related mortgaged real property are abbreviated; and

        - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. Twenty-nine (29) of the underlying mortgage loans, which represent 3.83% of the initial mortgage pool balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

        Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                 BEVERLY CENTER

                                LOAN INFORMATION

PRINCIPAL BALANCE:                                     ORIGINAL          CUT-OFF DATE
                                                    -------------       --------------
   BEVERLY CENTER MORTGAGE LOAN(1):                 $  84,500,000       $  84,500,000

   BEVERLY CENTER PARI PASSU COMPANION LOANS(1):    $ 222,000,000       $ 222,000,000

   BEVERLY CENTER B-NOTE COMPANION LOAN(1):         $  20,000,000       $  20,000,000

   BEVERLY CENTER C-NOTE COMPANION LOAN(1):         $  21,000,000       $  21,000,000
                                                    -------------       --------------
   BEVERLY CENTER TOTAL LOAN(1):                    $ 347,500,000       $ 347,500,000

FIRST PAYMENT DATE:                                 March 11, 2004

MORTGAGE INTEREST RATE:                             5.090% per annum

   BEVERLY CENTER TOTAL LOAN:                       5.2785% per annum(2)

AMORTIZATION TERM:                                  360 months(3)(4)

HYPERAMORTIZATION:                                  N/A

ARD DATE:                                           N/A

MATURITY DATE:                                      February 11, 2014

MATURITY/ARD BALANCE(5):                            $73,613,535

BORROWER:                                           La Cienega Associates

INTEREST CALCULATION:                               Actual/360

CALL PROTECTION:                                    Lockout/defeasance until the
                                                    date that is three months
                                                    prior to the maturity date.

LOAN PER SQUARE FOOT(6):                            $358

UPFRONT RESERVES:                                   None

ONGOING RESERVES(7):                                Tax and Insurance Reserve(8):     Yes

                                                    Replacement Reserve(9):           Yes

                                                    Leasing Reserve(10):              Yes

                                                    Ground Lease Reserve(11):         Yes

LOCKBOX:                                            Springing

MEZZANINE:                                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Los Angeles, CA

YEAR BUILT/RENOVATED:          1982/2003

SQUARE FEET:                   855,015

OCCUPANCY AT U/W(12):          98.8%

OWNERSHIP INTEREST:            Leasehold

                                                                 OPERATING COVENANTS/
MAJOR TENANTS                  NRSF          % OF TOTAL NRSF       LEASE EXPIRATION
-------------                  ----          ---------------     --------------------
Bloomingdale's               156,150              18.3%               3/31/2017

Macy's                       152,047              17.8%                3/1/2017

Macy's Men's Store            66,483               7.8%               12/31/2009

Bed, Bath & Beyond            42,878               5.0%               1/31/2008

PROPERTY MANAGEMENT:           The Taubman Company, LLC

U/W NCF:                       $35,782,953

U/W DSCR(13):                  1.81x

APPRAISED VALUE:               $563,000,000

APPRAISAL DATE:                October 23, 2003

CUT-OFF DATE LTV RATIO(6):     54.4%

MATURITY/ARD LTV RATIO(14):    47.4%

----------
(1) The Beverly Center Senior Loan is comprised of two components: (a) the Beverly Center Mortgage Loan, with a cut-off date principal balance of $84,500,000; and (b) the Beverly Center Pari Passu Companion Loans, with a total cut-off date principal balance of $222,000,000. The Beverly Center Mortgage Loan has an initial mortgage interest rate of 5.090% per annum. The Beverly Center Mortgage Loan is PARI PASSU in right of payment with the Beverly Center Pari Passu Companion Loans. The Beverly Center B-Note Companion Loan and Beverly Center C-Note Companion Loan are subordinate to the Beverly Center Senior Loan, and the Beverly Center C-Note Companion Loan is subordinate to the Beverly Center B-Note Companion Loan. The Beverly Center Mortgage Loan represents 27.6% of the Beverly Center Senior Loan.
(2) Weighted average, as of the cut-off date, of the mortgage interest rates for the Beverly Center Senior Loan, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan.
(3) Amortization is based on the terms of the Beverly Center Total Loan. Prior to default, all of the mortgage loans comprising the Beverly Center Total Loan are allocated a PRO RATA share of principal payments on the Beverly Center Total Loan.
(4) The Beverly Center Mortgage Loan has an interest-only period of 24 months.
(5)     The Beverly Center Total Loan maturity balance is $302,730,219.
(6) Based on the total cut-off date principal balance of the Beverly Center Senior Loan.
(7) The ongoing reserves are only required if (a) an event of default has occurred or is continuing or (b) the debt service coverage ratio for the Beverly Center Total Loan falls below 1.30x.
(8) The borrower will pay on each payment date a constant monthly amount that the lender estimates will be required in order to accumulate sufficient funds to pay all taxes at least 30 days prior to the imposition of any interest, charges or expenses for the non payment thereof, and a constant monthly amount that lender estimates will be required in order to accumulate sufficient funds to pay all required insurance premiums at least 30 days prior to the expiration of all required insurance policies. However, the borrower will not be required to make any payments into the tax and insurance reserve fund for insurance premiums so long as (a) no event of default has occurred and is continuing and (b) the lender has reasonable evidence that all required insurance policies are being maintained.

(9) The borrower is required to deposit $10,688 per month into the replacement reserve fund. The borrower may cease making deposits into the replacement reserve fund when amounts on deposit therein equal or exceed $256,512. The borrower may deliver a letter of credit in lieu of monthly payments.
(10) The borrower is required to deposit $82,746 per month into the leasing reserve fund. The borrower may cease making deposits into the leasing reserve fund when amounts on deposit therein equal or exceed $992,952.
(11) The borrower is required to make monthly deposits in an amount equal to the ground rent that will be payable under the ground lease for the month in which each payment date occurs.
(12)    Occupancy at U/W is based on the October 20, 2003 rent roll.
(13)    Based on total debt service on the Beverly Center Senior Loan.
(14)    Based on total Maturity/ARD Balance for Beverly Center Senior Loan.

        THE LOAN. The largest loan was originated on January 15, 2004. The Beverly Center Mortgage Loan is secured by a first priority mortgage encumbering borrower's leasehold interest in the Beverly Center Property.

        THE BORROWER. The borrower under the Beverly Center Mortgage Loan is La Cienega Associates. The borrower is a limited partnership organized under the laws of the State of Delaware (the borrower was formerly a general partnership organized under the laws of the state of California), and has as a general partner Beverly Associates L.P. 1, a Delaware limited partnership. Beverly Associates L.P. 1 has as its general partner Beverly Partners 1, Inc., a Delaware corporation. Beverly Partners 1, Inc. has two independent directors. The Taubman Realty Group Limited Partnership owns 100% of the direct and/or indirect ownership interests in the borrower.

        The Taubman Realty Group Limited Partnership, founded in 1950, owns a diversified portfolio of interests in 21 regional and super-regional retail centers with over 21.3 million square feet of retail space in 26 cities. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

        THE PROPERTY. The Beverly Center Property is a super regional enclosed retail mall situated on 7.86 acres at the intersection of La Cienega, San Vicente and Beverly Boulevard in Los Angeles, California. The mall was originally built in 1982 and contains 855,015 net rentable square feet. The Beverly Center Property is anchored by Bloomingdales, Macy's and Macy's Men's Store. The anchor tenant stores are part of the collateral.

        PROPERTY MANAGEMENT. The Beverly Center Property is managed by The Taubman Company, LLC, an affiliate of the borrower. The management agreement generally provides for a base management fee equal to the greater of (a) 4.0% of annual rental income or (b) $240,000, which is subordinate to the Beverly Center Total Loan. The lender under the Beverly Center Total Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Beverly Center Total Loan and an acceleration thereof.

        GROUND LEASE. The Beverly Center Property is leased to the borrower pursuant to a ground lease with Dorothy L. Hay and Beverly Hay Laverty which expires on March 31, 2054. Currently, rent is payable under the ground lease at the rate of $1,716,936 per year.

        CASH MANAGEMENT. The borrower under the Beverly Center Total Loan must cause the tenants at the Beverly Center Property to deposit their rental payments into a bank account to which the borrower has access; provided no event of default has occurred under the Beverly Center Total Loan. Upon the occurrence of an event of default or if the debt service coverage ratio for the Beverly Center Total Loan is less than 1.30x, funds in the account will be transferred to another account under the control of lender and such funds will be used by the lender to cover all required payments under the Beverly Center Total Loan.

        OTHER FINANCING. The Beverly Center Mortgage Loan is secured by the Beverly Center Property, on a PARI PASSU basis, with the Beverly Center Pari Passu Companion Loans. Each Beverly Center Pari Passu Companion Loan has the same interest rate, maturity date and amortization term as the Beverly Center Mortgage Loan. The Beverly Center Pari Passu Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $222,000,000. The Beverly Center Property also secures, on a subordinate basis, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan (together, the "Beverly Center Junior Companion Loans"), of which the Beverly Center C-Note Companion Loan is subordinate to the Beverly Center B-Note Companion Loan. The Beverly Center Pari Passu Companion Loans and the Beverly Center Junior Companion Loans (collectively, the "Beverly Center Companion Loans") are not included in the trust fund. One of the Beverly Center Companion Loans has been contributed to the Credit Suisse First Boston Mortgage Securities Corp., series 2004-C1 commercial mortgage securitization and the remaining Beverly Center Companion Loans are expected to be contributed to the Morgan Stanley Capital I Inc., series 2004-IQ7 commercial mortgage securitization.

        The Beverly Center Total Loan will be serviced pursuant to the series 2004-C1 pooling and servicing agreement.

        BEVERLY CENTER INTERCREDITOR AGREEMENTS. The Beverly Center Intercreditor Agreements govern various matters regarding the respective rights and obligations of the trust fund, as holder of the Beverly Center Mortgage Loan, and the various holders of the Beverly Center Companion Loans. For example, the Beverly Center Intercreditor Agreements provide, among other things, for the application of payments among the Beverly Center Mortgage Loan and the Beverly Center Companion Loans.

        See "--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement.

                              230 PARK AVENUE SOUTH

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $83,000,000

CUT-OFF DATE PRINCIPAL BALANCE:      $82,454,224

FIRST PAYMENT DATE:                  February 11, 2004

MORTGAGE INTEREST RATE:              6.330% per annum

AMORTIZATION TERM:                   300 months

HYPERAMORTIZATION:                   N/A

ARD DATE:                            N/A

MATURITY DATE:                       January 11, 2019

MATURITY/ARD BALANCE:                $50,601,626

BORROWER:                            Park 230 SPE, LLC

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout/defeasance until the
                                     date that is six months prior
                                     to the maturity date.

LOAN PER SQUARE FOOT(1):             $242

UPFRONT RESERVES:                    Engineering Reserve(2):          $8,350,000

                                     Rollover Reserve(3):             $7,500,000

                                     Retail Rollover Reserve(4):      $1,000,000

                                     Leasing Commission Reserve(5):   $1,425,904

                                     Environmental Reserve(6):            $1,506

ONGOING RESERVES:                    Tax and Insurance Reserve(7):           Yes

                                     Replacement Reserve(8):                 Yes

                                     Excess Cash Flow Reserve(9):            Yes

LOCKBOX:                             Hard

MEZZANINE:                           None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office Building

PROPERTY SUB-TYPE:             CBD

LOCATION:                      New York, NY

YEAR BUILT/RENOVATED:          1925/1990

SQUARE FEET:                   341,125

OCCUPANCY AT U/W(10):          100%

OWNERSHIP INTEREST:            Fee

MAJOR TENANT                NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
------------                ----       ---------------      ----------------
Young & Rubicam, Inc.      341,125          100.0%              1/20/2021

PROPERTY MANAGEMENT:           Cushman & Wakefield(11)

U/W NCF:                       $10,174,102

U/W DSCR:                      1.54x

APPRAISED VALUE:               $127,500,000

APPRAISAL DATE:                December 1, 2003

CUT-OFF DATE LTV RATIO(1):     64.7%

MATURITY/ARD LTV RATIO:        39.7%

----------
(1)     Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs.
(3) At closing, the borrower was required to deposit $7,500,000 for tenant improvement obligations with respect to the Young & Rubicam, Inc. ("Y&R") lease. In addition, the borrower has agreed to apply all excess cash flow (prior to the application in footnote (9) below) to the rollover reserve until the amount on deposit therein equals $10,000,000.
(4) At closing, the borrower was required to deposit $1,000,000 for tenant improvement and leasing commissions with respect to the retail space at the 230 Park Avenue South Property.
(5) At closing, the borrower was required to deposit $1,425,904 for certain leasing commissions owed to Cushman & Wakefield.
(6) The environmental reserve was established at closing to fund immediate environmental work.
(7) The borrower will be required to escrow for taxes and insurance in the event that (a) Y&R is required to escrow for taxes and insurance pursuant to its lease and (b) WPP Group plc, the parent company of Y&R, is downgraded below investment grade.
(8) The borrower is required to deposit $7,426 per month into a replacement reserve to fund ongoing repairs and replacements.
(9) Lender will collect all excess cash flow until the amount collected equals $5,000,000; if the amount in the reserve is less than $5,000,000 on January 31, 2005, the 100% excess cash flow sweep will re-commence until the balance reaches $5,000,000. Further, if during the period commencing on the date that WPP Group plc, the parent company of Y&R, is downgraded below investment grade and continuing until the date that is 60 days after WPP Group plc is rated investment grade (or until the borrower delivers to the lender a credit enhancement with respect to the rating of WPP Group plc in a manner acceptable to the lender), the lender will collect 55% of all excess cash flow until the total amount in the fund is equal to $15,000,000. In the event that Y&R vacates, surrenders or terminates any space at the building, such that any space at the building is no longer being occupied by Y&R or an affiliate under circumstances which are not specifically set forth in the Y&R Lease, the lender will collect 55% of excess cash flow.
(10)    Occupancy at U/W is based on the January 21, 2003 rent roll.
(11) Y&R has the right pursuant to its lease to appoint a manager to be responsible for the operation and maintenance of the building, unless Y&R occupies less than seven full floors of the building, in which case the borrower has the right to appoint such managing agent.

        THE LOAN. The second largest loan was originated on December 19, 2003. The 230 Park Avenue South Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

        THE BORROWER. The borrower under the 230 Park Avenue South Loan is Park 230 SPE, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, Kenneth Simpson, is the president of Simpson Asset Management and has extensive real estate experience specializing in both asset management and financing.

        THE 230 PARK AVENUE SOUTH PROPERTY. The 230 Park Avenue South Property is an office building located in New York, New York. Young & Rubicam, Inc. ("Y&R") is the triple net tenant of the 230 Park Avenue South Property pursuant to a lease dated as of January 1, 2003 (the "Lease"). Y&R is responsible for all costs that arise from or come due during the term of the Lease, which relate to Y&R's occupancy of the premises. The Lease will expire on January 20, 2021 (except that, with respect to the ground floor retail space only, the Lease will expire on January 21, 2006, but the rent will remain unchanged after such date). After January 21, 2006, Y&R will have the right to lease to the borrower or its designee for the remainder of the term of the Lease up to three full floors of the building and any or all of the basement level. If Y&R exercises such option, Y&R will enter into a sublease with the borrower or its designee in a form reasonably acceptable to both parties and on the same terms as contained in the Lease, including fixed rent pro rated based on the number of rentable square feet leased back.

        PROPERTY MANAGEMENT. Y&R has the right pursuant to its lease to appoint a manager to be responsible for the operation and maintenance of the building, unless Y&R occupies less than seven full floors of the building, in which case the borrower has the right to appoint such managing agent. In the event that the borrower appoints the manager pursuant to the Y&R lease, the management of the 230 Park Avenue South Property will be performed by either (a) GVA Williams, Cushman & Wakefield, Insignia ESG, CB Richard Ellis, Newmark, Grubb & Ellis, Colliers ABR, Inc., The Feil Organization, Mack-Cali Realty Corp., SL Green Realty Corp. or Rose Associates or (b) or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the 230 Park Avenue South Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. In the event that the borrower appoints the manager pursuant to the Y&R lease, the lender under the 230 Park Avenue South Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 230 Park Avenue South Loan.

        CASH MANAGEMENT/LOCKBOX. The borrower under the 230 Park Avenue South Loan must cause the tenants of the 230 Park Avenue South Property to deposit all rents directly into a lockbox account under the control of the lender. The borrower or the property manager must cause all amounts received by the borrower or the property manager to be deposited within one business day of receipt into the lockbox account. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 230 Park Avenue South Loan will be made. Unless and until an event of default occurs under the 230 Park Avenue South Loan, the borrower will have access to the remaining funds after all such required payments are made.

                              LA HABRA MARKETPLACE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:            $62,550,000

CUT-OFF DATE PRINCIPAL BALANCE:        $62,550,000

FIRST PAYMENT DATE:                    June 11, 2004

MORTGAGE INTEREST RATE:                5.280% per annum

AMORTIZATION TERM:                     336 months

HYPERAMORTIZATION:                     N/A

ARD DATE:                              N/A

MATURITY DATE:                         May 11, 2014

MATURITY/ARD BALANCE:                  $53,279,014

BORROWER:                              La Habra Associates, LLC

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until the
                                       date that is three months prior
                                       to the maturity date.

LOAN PER SQUARE FOOT(1):               $167

UPFRONT RESERVES:                      Environmental Reserve(2):          $3,750

                                       Parking Lot Reserve(3):           $43,750

ONGOING RESERVES:                      Replacement Reserve(4):               Yes

                                       Tax and Insurance Reserve(5):         Yes

                                       Rollover Reserve(6):                  Yes

                                       DSCR Reserve(7):                      Yes

LOCKBOX:                               Hard

MEZZANINE:                             Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Retail

PROPERTY SUB-TYPE:                     Anchored

LOCATION:                              La Habra, CA

YEAR BUILT/RENOVATED:                  1992/1999

SQUARE FEET:                           375,627

OCCUPANCY AT U/W(9):                   99%

OWNERSHIP INTEREST:                    Fee

MAJOR TENANTS               NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------               ----       ---------------      ----------------
Regal Cinemas              59,800           15.9%               4/30/2019

Sportmart                  55,000           14.6%               1/31/ 2017

LA Fitness Sports Club     50,322           13.4%               6/30/2015

PROPERTY MANAGEMENT:                   Parkstone Management Services

U/W NCF:                               $5,645,144

U/W DSCR:                              1.28x

APPRAISED VALUE:                       $82,640,000

APPRAISAL DATE:                        February 14, 2004

CUT-OFF DATE LTV RATIO(1):             75.7%

MATURITY/ARD LTV RATIO:                64.5%

----------
(1)     Based on the cut-off date principal balance.
(2) The environmental reserve was established at closing to fund immediate environmental work.
(3) The parking lot reserve was established at closing to fund immediate repairs.
(4) The borrower is required to deposit $4,695 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The borrower will commence making monthly deposits into the rollover reserve for the tenant spaces, in the amounts and commencing on the dates detailed in the table below (as well as six (6) months prior to any future lease expiration if during the term of the La Habra Loan), such deposits to cease once the applicable deposit cap is obtained. Such amounts are to be used for the payment of tenant improvements and leasing commissions related to such spaces.

                  TENANT            ROLLOVER SPACE   DEPOSIT PAYMENT DATE      ROLLOVER DEPOSIT AMOUNT       DEPOSIT CAP
         -------------------------  --------------   --------------------      -----------------------      -------------
         Party City                      9,000          January 11, 2006             $ 15,000.00            $  90,000.00
         Drug Emporium                  25,000            April 11, 2006             $ 41,666.67            $ 250,000.00
         Hollywood Video                 7,000              May 11, 2006             $ 11,666.67            $  70,000.00
         Quaker City Federal             5,206             June 11, 2006             $  8,676.67            $  52,060.00
         Ross Dress for Less            25,920           August 11, 2006             $ 43,200.00            $ 259,200.00
         Denny's Restaurant              7,396            April 11, 2009             $ 12,326.67            $  73,960.00
         Red Robin                       6,300        September 11, 2010             $ 10,500.00            $  63,000.00
         Office Max                     36,065            March 11, 2011             $ 60,108.33            $ 360,650.00

(7) If at any time the debt service coverage ratio ("DSCR") falls below 1.10x calculated on a monthly basis and based on the trailing twelve
        (12) months of net operating income and debt service, the borrower will be required to make monthly deposits into the cash flow reserve fund wherein all excess cash flow will be deposited after the other payments to the lender. Such amounts will be held on deposit in such reserve until the borrower provides adequate evidence to the lender that the La Habra Property has achieved a DSCR of at least 1.20x for six (6) consecutive months.
(8)     See "--Other Financing" below.
(9)     Occupancy at U/W is based on the March 1, 2004 rent roll.

        THE LOAN. The third largest loan was originated on May 6, 2004. The La Habra Loan is secured by a first priority mortgage encumbering a retail property in La Habra, California.

        THE BORROWER. The borrower under the La Habra Loan is La Habra Associates, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsors, Lindsay Parton, D. John Miller, Dieter Mees, Eric H. Sahn and John Cappetta, have extensive real estate experience and are owners of various commercial properties.

        THE LA HABRA PROPERTY. The La Habra Property is a retail property located in La Habra, CA. The La Habra Property was originally built in the early 1960's, with most of the current improvements having been constructed between 1992 and 1996. The La Habra Property contains approximately 375,627 rentable square feet. Anchors include Regal Cinemas, Sportmart, LA Fitness Sports Club, Office Max, Ross Dress for Less and Drug Emporium.

        PROPERTY MANAGEMENT. The La Habra Property is managed by Parkstone Management Services, which is not an affiliate of the borrower. Additionally, DJM Investment Corp., an affiliate of the borrower, supervises Parkstone Management Services in all financial management obligations. The management agreement generally provides for a management fee of 3.0% of revenues per annum which is subordinated to the La Habra Loan. The management of the La Habra Property will be performed by either Parkstone Management Services, DJM Investment Corp., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the La Habra Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the La Habra Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the La Habra Loan. Parkstone Management Services manages 32 properties throughout California, Nevada and Utah, with a total area of approximately 4.5 million square feet. Parkstone Management Services is headquartered in Westlake Village, California.

        CASH MANAGEMENT/LOCKBOX. The borrower must cause all tenants to deposit all rents directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the La Habra Loan will be made. Unless and until an event of default or other trigger occurs under the cash management agreement governing the La Habra Loan, the borrower will have access to the remaining funds after all such required payments are made.

        OTHER FINANCING. The sole member of the borrower, LH Borrower, LLC, is the borrower under a mezzanine loan in the initial principal amount of $7,750,000, made by GRE Hanover Funding, LLC, a Delaware limited liability company, which is secured by such member's membership interest in the borrower. The outstanding indebtedness of the mezzanine loan can accrue to up to $8,700,000; PROVIDED, however, for any amount in excess of $8,095,000 the borrower must provide evidence of utilizing excess cash flow to make a dollar-for-dollar investment to the value of the La Habra Property in the form of capital improvements or the payment of leasing commissions or tenant improvements required to be paid by the borrower, as landlord, pursuant to a future lease for which the borrower does not otherwise receive a reimbursement from the replacement reserve or the rollover reserve. The mezzanine loan is subject to an intercreditor agreement entered into between the lender and the mezzanine lender. See "--Additional Loan and Property Information--Mezzanine Debt" above in this prospectus supplement.

                                VALLEY HILLS MALL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $62,000,000

CUT-OFF DATE PRINCIPAL BALANCE:     $61,780,421

FIRST PAYMENT DATE:                 April 5, 2004

MORTGAGE INTEREST RATE:             4.728% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      March 5, 2014

MATURITY/ARD BALANCE:               $50,516,428

BORROWER:                           Valley Hills Mall, L.L.C.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is three months prior
                                    to the maturity date.

LOAN PER SQUARE FOOT(1):            $210

UPFRONT RESERVES:                   None

ONGOING RESERVES:                   Tax and Insurance Reserve(2):            Yes

                                    Replacement Reserve(3):                  Yes

                                    Rollover Reserve(4):                     Yes

LOCKBOX:                            Springing

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Hickory, NC

YEAR BUILT/RENOVATED:               1978/2003

SQUARE FEET:                        293,670

OCCUPANCY AT U/W(6):                92.5%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANTS               NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------               ----       ---------------      ----------------
Sears(5)                   177,869          N/A                   N/A

Belk(5)                    164,387          N/A                   N/A

Dillard's(5)               160,000          N/A                   N/A

JC Penney(5)               109,260          N/A                   N/A

PROPERTY MANAGEMENT:                Owner-Managed

U/W NCF:                            $7,681,920

U/W DSCR:                           1.98x

APPRAISED VALUE:                    $95,600,000

APPRAISAL DATE:                     January 22, 2004

CUT-OFF DATE LTV RATIO(1):          64.6%

MATURITY/ARD LTV RATIO:             52.8%

----------
(1)     Based on the cut-off date principal balance.
(2) Upon the occurrence of a cash management trigger event (described below), the borrower will make monthly deposits into the tax and insurance reserve fund in the amount of (i) one-twelfth of the annual real estate taxes, as estimated by the lender, and (ii) one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies required under the loan documents, provided that the borrower will not be required to make deposits for insurance premiums if the borrower maintains blanket policies in accordance with the terms of the loan documents, the premiums for which have been prepaid for not less than one year.
(3) Upon the occurrence of a cash management trigger event, the borrower is required to deposit $4,895 per month into the replacement reserve fund. The borrower may cease making deposits into the replacement reserve fund when amounts on deposit therein equal or exceed $58,734.
(4) Upon the occurrence of a cash management trigger event, the borrower is required to deposit $20,796 per month into the rollover reserve fund. The borrower may cease making payments into the rollover reserve when, and for so long as, amounts on deposit therein equal to exceed $249,546.
(5)     Anchor owned.
(6)     Occupancy at U/W is based on the February 5, 2004 rent roll.

        THE LOAN. The fourth largest loan was originated on February 13, 2004. The Valley Hills Mall Loan is secured by a first priority mortgage encumbering a retail shopping center in Hickory, North Carolina.

        THE BORROWER. The borrower under the Valley Hills Mall Loan is Valley Hills Mall, L.L.C. The borrower is a limited liability company organized under the laws of the State of Delaware. Valley Hills Mall, Inc., a corporation organized under the laws of the State of Delaware, is the managing member of the borrower. The sponsor, General Growth Properties, Inc., a corporation organized under the laws of the State of Delaware, owns a diversified portfolio of interests in 170 regional shopping malls in 41 states totaling over 150 million square feet of retail space. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

        THE VALLEY HILLS MALL PROPERTY. The Valley Hills Mall Property is a regional enclosed retail mall situated on 67.51 acres in Hickory, North Carolina and contains 293,670 net rentable square feet. The Valley Hills Mall Property is anchored by Belk, Dillard's, J.C. Penney, Sears and Bed Bath & Beyond.

        PROPERTY MANAGEMENT. The Valley Hills Mall Property is self-managed. In the event that the borrower elects for another entity to manage the Valley Hills Mall Property, the management of the Valley Hills Mall Property will be performed by either (i) General Growth Management, Inc, (ii) an affiliate of General Growth Properties, Inc, GGP Limited Partnership, GGP Ivanhoe III, Inc., GGPLP L.L.C. and/or Price Development Company, Limited Partnership, or (iii) a substitute manager which is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Valley Hills Mall Property; provided, however, that the borrower shall have obtained prior written confirmation from the applicable rating agencies that the management of the Valley Hills Mall Property by such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Valley Hills Mall Loan has the right to require the borrower to engage a replacement manager if (i) an event of default under the Valley Hills Mall Loan occurs and is continuing for which the Valley Hills Mall Loan is accelerated or
(ii) if the property manager becomes insolvent.

        CASH MANAGEMENT/LOCKBOX. The borrower must cause all income to be deposited directly into a lockbox account under the control of the lender. After an event of default or the occurrence of another trigger event under the cash management agreement, amounts on deposit therein will be transferred to an account maintained by the lender from which all required payments and deposits to reserves under the Valley Hills Mall Loan will be made. Unless and until an event of default or other trigger occurs under the cash management agreement governing the Valley Hills Mall Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                  AIRPORT PLAZA

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $55,000,000.00

CUT-OFF DATE PRINCIPAL BALANCE:     $54,752,854

FIRST PAYMENT DATE:                 February 11, 2004

MORTGAGE INTEREST RATE:             6.200% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      January 11, 2014

MATURITY/ARD BALANCE:               $46,918,757

BORROWER:                           Republic Thunderbolt, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is three months prior
                                    to the maturity date.

LOAN PER SQUARE FOOT(1):            $122

UPFRONT RESERVES:                   Engineering Reserve(2):               $3,125

                                    Environmental Reserve(3):         $3,240,000

                                    Environmental Well Reserve(4):    $4,886,000

ONGOING RESERVES:                   Tax and Insurance Reserve(5):            Yes

                                    Replacement Reserve(6):                  Yes

                                    Rollover Reserve(7):                     Yes

LOCKBOX:                            Hard

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Farmingdale, NY

YEAR BUILT/RENOVATED:               1999/N/A

SQUARE FEET:                        447,154

OCCUPANCY AT U/W(8):                98.6%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANTS               NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------               ----       ---------------      ----------------
Home Depot                 116,790          26.1%                1/1/2030

Jillian's                  60,000           13.4%                2/1/2010

CompUSA                    30,175            6.7%               10/1/2017

PROPERTY MANAGEMENT:                Levcom Shopping Centers

U/W NCF:                            $5,558,726

U/W DSCR:                           1.38x

APPRAISED VALUE:                    $81,000,000

APPRAISAL DATE:                     December 31, 2003

CUT-OFF DATE LTV RATIO(1):          67.6%

MATURITY/ARD LTV RATIO:             57.9%

----------
(1)     Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs.
(3) At closing, the borrower was required to deposit $3,240,000 to be held as security for borrower's development and implementation of a groundwater extraction and treatment system.
(4) At closing, the borrower was required to deposit $4,886,000 to be held as security for the cost to create, install and complete a temporary granular activated carbon treatment system for certain water wells at the Airport Plaza Property.
(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The borrower is required to deposit $5,962 per month into a replacement reserve to fund ongoing repairs and replacements.
(7) The borrower is required to deposit $13,889 per month into the rollover reserve to fund tenant improvement and leasing commission obligations. The borrower may cease making deposits into the rollover reserve when, and for so long as, amounts on deposit therein equal or exceed $500,000.
(8)     Occupancy at U/W is based on the December 1, 2003 rent roll.

        THE LOAN. The fifth largest loan was originated on December 26, 2003. The Airport Plaza Loan is secured by a first priority mortgage encumbering a retail shopping center in Farmingdale, New York.

        THE BORROWER. The borrower under the Airport Plaza Loan is Republic Thunderbolt, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, The Fairchild Corporation, is a Delaware corporation and owns and manages three properties in two states throughout the United States.

        THE AIRPORT PLAZA PROPERTY. The Airport Plaza Property is a retail shopping center located in Farmingdale, New York.

        The Airport Plaza Property is anchored by Home Depot. Junior anchors include Jillian's, CompUSA, Bed, Bath and Beyond, Border's Books and Staples.

        PROPERTY MANAGEMENT. The Airport Plaza Property is managed by Levcom Shopping Centers. The management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to the Airport Plaza Loan. The management of the Airport Plaza Property will be performed by either Levcom Shopping Centers, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Airport Plaza Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Airport Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, (i) an event of default under the Airport Plaza Loan, (ii) Levcom becoming bankrupt or insolvent, or (iii) a material default occurs under the management agreement. Levcom manages twenty-three (23) shopping centers totaling approximately 4.2 million square feet. Levcom is headquartered in West Patterson, New Jersey.

        CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Airport Plaza Loan will be made. Unless and until an event of default occurs under the Airport Plaza Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                  ENERGY CENTRE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $54,000,000

CUT-OFF DATE PRINCIPAL BALANCE:     $53,679,644

FIRST PAYMENT DATE:                 January 11, 2004

MORTGAGE INTEREST RATE:             5.690% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      December 11, 2013

MATURITY/ARD BALANCE:               $45,379,396

BORROWER:                           IPC New Orleans I, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is three months prior
                                    to the maturity date.

LOAN PER SQUARE FOOT(1):            $70

UPFRONT RESERVES:                   Rollover Reserve(2):                $523,414

ONGOING RESERVES:                   Tax and Insurance Reserve(3):            Yes

                                    Replacement Reserve(4):                  Yes

                                    Rollover Reserve(5):                     Yes

LOCKBOX:                            Hard

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  CBD

LOCATION:                           New Orleans, LA

YEAR BUILT/RENOVATED:               1984/2002

SQUARE FEET:                        762,131

OCCUPANCY AT U/W(6):                91.7%

OWNERSHIP INTEREST:                 Fee

                                                          % OF TOTAL
MAJOR TENANTS                                NRSF            NRSF          LEASE EXPIRATION
-------------                                ----         -----------      ----------------
Frilot, Partridge,  Kohnke & Clements       77,336           10.1%            1/31/2013

Chaffe, McCall, Phillips, Toler and Sarpy   72,879            9.6%            7/31/2008

Montgomery Barnett                          49,330            6.5%            8/31/2011

PROPERTY MANAGEMENT:                IPC Real Estate Management LLC

U/W NCF:                            $6,604,875

U/W DSCR:                           1.76x

APPRAISED VALUE:                    $79,000,000

APPRAISAL DATE:                     October 23, 2003

CUT-OFF DATE LTV RATIO:             67.9%

MATURITY/ARD LTV RATIO:             57.4%

----------
(1)     Based on the cut-off date principal balance.
(2) At closing, the borrower deposited $523,414 in the rollover reserve to fund scheduled tenant improvements and leasing commissions.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $9,526 per month into a replacement reserve to fund ongoing repairs and replacements. The borrower may cease making deposits into the replacement reserve when, and for so long as, amounts on deposit therein equal or exceed $1,000,000.
(5) In addition to an initial deposit, the borrower is required to deposit $31,752 per month into a rollover reserve to fund ongoing tenant improvements and leasing commissions.
(6)     Occupancy at U/W is based on the February 1, 2004 rent roll.

        THE LOAN. The sixth largest loan was originated on November 24, 2003. The Energy Centre Loan is secured by a first priority mortgage encumbering an office building in New Orleans, Louisiana.

        THE BORROWER. The borrower under the Energy Centre Loan is IPC New Orleans I, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. IPC NOI Management, LLC, a single purpose limited liability company organized under the laws of the State of Delaware is the managing member of the borrower and has a 1% membership interest in the borrower. The sponsor, IPC (US), Inc., is a Delaware corporation and indirectly owns and manages approximately 3.5 million square feet of properties throughout the United States.

        THE ENERGY CENTRE PROPERTY. The Energy Centre Property is an office building located in New Orleans, LA. The office building is comprised of approximately 762,131 rentable square feet and a parking garage containing 978 parking spaces.

        PROPERTY MANAGEMENT. The Energy Centre Property is managed by IPC Real Estate Management, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum, which fee is subordinated to the Energy Centre Loan. The lender under the Energy Centre Loan has the right to require a termination of the management agreement if (i) an event of default under the Energy Centre Loan occurs and is continuing; (ii) at the maturity date, the Energy Centre Loan is not repaid in full; (iii) a material default occurs under the management agreement beyond any applicable grace or cure period; or (iv) the property manager becomes bankrupt or insolvent.

        CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents from the Energy Centre Property to be deposited directly into a lockbox account under the control of the lender. Additionally, all amounts constituting rents that are received by the borrower or the property manager must be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred, on the last business day of each week and on the tenth (10th) day of each month, to an account maintained by the lender from which all required payments and deposits to reserves under the Energy Centre Loan will be made.

                             PARKCREST AT THE LAKES

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $25,020,000

CUT-OFF DATE PRINCIPAL BALANCE:     $25,020,000

FIRST PAYMENT DATE(1):              June 1, 2004

MORTGAGE INTEREST RATE:             5.010% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      May 1, 2011

MATURITY/ARD BALANCE:               $23,079,130

BORROWER:                           NRI-CKT Fort Myers, I, L.L.C.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is three months prior
                                    to the maturity date.

LOAN PER UNIT(2):                   $69,500

UPFRONT RESERVES:                   None

ONGOING RESERVES:                   Tax and Insurance Reserve(3):            Yes

                                    Replacement Reserve(4):                  Yes

LOCKBOX:                            Hard

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           Fort Myers, FL

YEAR BUILT/RENOVATED:               2000/N/A

UNITS:                              360

OCCUPANCY AT U/W(5):                93%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Naples Realty Group, LLC

U/W NCF:                            $1,937,579

U/W DSCR:                           1.20x

APPRAISED VALUE:                    $31,400,000

APPRAISAL DATE:                     March 10, 2004

CUT-OFF DATE LTV RATIO(2):          79.7%

MATURITY/ARD LTV RATIO:             73.5%

----------
(1) The ParkCrest At The Lakes Loan is interest only for the first two (2) years of its term, up to and including May 1, 2006.
(2)     Based on the cut-off date principal balance.
(3) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months.
(4) The borrower will make monthly deposits in the amount of $6,000 into the replacement reserve fund.
(5)     Occupancy at U/W is based on the March 26, 2004 rent roll.

        THE LOAN. The seventh largest loan was originated on April 8, 2004. The ParkCrest At The Lakes Loan is secured by a first-priority mortgage encumbering a multifamily property located in Fort Myers, Florida.

        THE BORROWER. The borrower under the ParkCrest At The Lakes Loan is NRI-CKT Fort Myers, I, L.L.C. The borrower is a limited liability company organized under the laws of the State Delaware.

        The sponsor, Alan Schiffman, is the managing member of Naples Realty Group, LLC, which currently owns and manages 1873 residential units and three office buildings totaling 1,217,000 square feet in Pennsylvania and Florida.

        THE PARKCREST AT THE LAKES PROPERTY. The ParkCrest At The Lakes Property is an apartment complex comprised of 17 two- and three-story apartment buildings situated on 36 acres in Fort Myers, Florida. The project was built in 2000 and contains 360 units.

        PROPERTY MANAGEMENT. The ParkCrest At The Lakes Property is managed by Naples Realty Group, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of the gross monthly collections, which is subordinated to the ParkCrest At The Lakes Loan. The lender under the ParkCrest At The Lakes Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the ParkCrest At The Lakes Loan.

        PREFERRED EQUITY. Key Real Estate Equity Capital, Inc. (the "Investor") has a preferred equity investment in F.M. Properties I, LLC, a Florida limited liability company (the "Member"), which owns 99% of the membership interests in the borrower and 100% of the membership interests in FMP I, LLC (the managing member of the borrower). Investor has contributed $4,528,885 of capital to the borrower in exchange for membership interests in the Member and a pledge of the managing membership interest of Fort Myers Property Investments Co., LLC, a Florida limited liability company ("Fort Co.") in the Member. Pursuant to the operating agreement of the Member, the Investor is entitled to certain cash distributions in consideration for its cash contribution. If the Investor does not receive those cash distributions in accordance with the terms of the operating agreement, the Investor may (i) remove Fort Co. as managing member and become the new managing member of the Member, (ii) exercise an option to put its interests in the Member and cause Fort Co. to purchase all interests of the Member, or (iii) foreclose on the pledged interest and become the sole member of the Member. Any claims of the Investor to payments, distributions or other amounts payable pursuant to the operating agreement are subordinate to payments due under the ParkCrest At The Lakes Loan.

        CASH MANAGEMENT. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred monthly to an account maintained by the lender from which all required payments and deposits to reserves under the ParkCrest At The Lakes Loan will be made. Until an event of default occurs under the ParkCrest At The Lakes Loan, any remaining funds following the disbursement to the lender will be applied pursuant to the operating agreement of the Member, as described above.

                                30 SOUTH MERIDIAN

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $23,500,000

CUT-OFF DATE PRINCIPAL BALANCE:     $23,391,847

FIRST PAYMENT DATE:                 February 11, 2004

MORTGAGE INTEREST RATE:             6.090% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      January 11, 2014

MATURITY/ARD BALANCE:               $19,983,242

BORROWER:                           Kite Washington, LLC(2)

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is three months prior
                                    to the maturity date.

LOAN PER SQUARE FOOT(1):            $78

UPFRONT RESERVES:                   None

ONGOING RESERVES:                   Tax and Insurance Reserve(3):            Yes

                                    Rollover Reserve(4):                     Yes

                                    Replacement Reserve(5):                  Yes

                                    Lease Termination Reserve(6):            Yes

LOCKBOX:                            Springing

MEZZANINE:                          None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  CBD

LOCATION:                           Indianapolis, IN

YEAR BUILT/RENOVATED:               1929/1997

SQUARE FEET:                        298,341

OCCUPANCY AT U/W(7):                96.7%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANTS                            NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------                            ----       ---------------      ----------------
Eli Lilly and Company                   99,542           33.4%              12/31/2011

City Securities Corporation             33,155           11.1%              10/31/2014

Lumina Foundation for Education         27,534            9.2%               3/24/2012

PROPERTY MANAGEMENT:                KMI Management, LLC

U/W NCF:                            $2,546,570

U/W DSCR:                           1.49x

APPRAISED VALUE:                    $30,300,000

APPRAISAL DATE:                     September 19, 2003

CUT-OFF DATE LTV RATIO(1):          77.2%

MATURITY/ARD LTV RATIO:             66.0%

----------
(1)     Based on the cut-off date principal balance.
(2) The sponsor of the borrower, Kite Companies, intends to form a public real estate investment trust (the "REIT"), which may result in the transfer of the 30 South Meridian Loan to a different borrowing entity. The transfer is subject to certain requirements set forth in the related loan documents including, but not limited to, continued control of the borrowing entity by Alvin Kite, Jr., John Kite and Paul Kite, minimum net worth of the REIT and minimum management experience.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $25,000 per month into a rollover reserve to fund tenant improvements and leasing commissions. The borrower may cease making deposits into the rollover reserve when, and for so long as, amounts on deposit therein equal or exceed $1,200,000; provided, however, if (i) an event of default has occurred or is continuing under the 30 South Meridian Loan or (ii) the tenant Eli Lilly provides notice of its intent to terminate its lease on January 31, 2008 or provides notice of its intent not to renew its lease at the end of the lease term of December 31, 2011 (each, a "Cash Trap Period"), the cap on the rollover reserve will be lifted and the borrower will be required to continue funding the rollover reserve regardless of the balance on deposit therein. Upon the termination of the Cash Trap Period and the 30 South Meridian Property's achieving a debt service coverage ratio for two (2) consecutive months of 1.25x, funds on deposit in the rollover reserve in excess of $900,000 will, so long as no event of default has occurred under the related loan documents, be disbursed to the borrower. The borrower will then be required to continue making monthly payments to the rollover reserve and, thereafter at such time as the balance of the rollover reserve equals or exceeds $1,200,000, the borrower may again cease making deposits therein for so long as amounts on deposit therein equal or exceed $1,200,000.
(5) The borrower is required to deposit $3,729 per month into the replacement reserve to fund ongoing repairs and replacements.
(6) Any payments for early lease termination will be required to be deposited in the lease termination reserve.
(7)     Occupancy at U/W based on the January 1, 2004 rent roll.

        THE LOAN. The eighth largest loan was originated on December 18, 2003. The 30 South Meridian Loan is secured by a first priority mortgage encumbering an office building in Indianapolis, Indiana.

        THE BORROWER. The borrower under the 30 South Meridian Loan is Kite Washington, LLC. The borrower is a limited liability company organized under the laws of the State of Indiana. The sponsor, Kite Companies, is an Indiana corporation and owns and manages 21 properties in six states throughout the United States.

        THE 30 SOUTH MERIDIAN PROPERTY. The 30 South Meridian Property is an office building located in Indianapolis, Indiana. The 30 South Meridian Property is a Class A office building with 298,341 net rentable square feet located at 30
S. Meridian, one block south of Monument Circle, in the Indianapolis central building district. The improvements consist of an eight-story "north tower" constructed in 1905 and expanded in 1914, and a twelve-story "south tower" that was constructed in 1929. The building was fully renovated at a cost of $35 million in 1997. Building amenities include a large conference center, computer center and a fully-equipped fitness center.

        PROPERTY MANAGEMENT. The 30 South Meridian Property is managed by KMI Management, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues which is subordinated to the 30 South Meridian Loan. The management of the 30 South Meridian Property will be performed by either KMI Management, LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 30 South Meridian Property, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 30 South Meridian Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 30 South Meridian Loan. KMI Management, LLC manages over 1.8 million square feet of office, retail and commercial space, primarily located in Indiana. KMI Management, LLC is headquartered in Indianapolis.

        CASH MANAGEMENT/LOCKBOX. The borrower under the 30 South Meridian Loan must cause the tenants of the 30 South Meridian Property to deposit all rents directly into a lockbox account. Unless and until an event of default under the 30 South Meridian Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                            CENTER OF BONITA SPRINGS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $23,000,000

CUT-OFF DATE PRINCIPAL BALANCE:     $22,892,304

FIRST PAYMENT DATE:                 February 11, 2004

MORTGAGE INTEREST RATE:             6.010% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      January 11, 2014

MATURITY/ARD BALANCE:               $19,512,280

BORROWER:                           The Center of Bonita Springs, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is three months prior
                                    to the maturity date.

LOAN PER SQUARE FOOT(1):            $74

UPFRONT RESERVES:                   Engineering Reserve(2):             $565,000

ONGOING RESERVES:                   Tax and Insurance Reserve(3):            Yes

                                    Replacement Reserve(4):                  Yes

                                    Rollover Reserve(5):                     Yes

                                    K-Mart Reserve(6):                       Yes

                                    Publix Reserve(6):                       Yes

                                    Beall's Reserve(6):                      Yes

LOCKBOX:                            Springing

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Anchored

LOCATION:                           Bonita Springs, FL

YEAR BUILT/RENOVATED:               1989/1994

SQUARE FEET:                        307,658

OCCUPANCY AT U/W(7):                98.0%

OWNERSHIP INTEREST:                 Fee

MAJOR TENANTS                       NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------                       ----       ---------------      ----------------
K-Mart                             86,479           28.1%              5/31/2013

Publix Super Market                56,000           18.2%              11/21/2008

Beall's Department Stores          35,500           11.5%              4/14/2008

PROPERTY MANAGEMENT:                Main Street Management Services, Inc.

U/W NCF:                            $2,363,004

U/W DSCR:                           1.43x

APPRAISED VALUE:                    $32,000,000

APPRAISAL DATE:                     October 1, 2003

CUT-OFF DATE LTV RATIO(1):          71.5%

MATURITY/ARD LTV RATIO:             61.0%

----------
(1)     Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $3,545 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) The borrower is required to deposit $5,833 per month into a rollover reserve to fund tenant improvements and leasing commissions.
(6) Following the occurrence and during the continuance of a Leaseup Cash Trap Event (i.e., either a Beall's Cash Trap Period, a K-Mart Cash Trap Period or a Publix Cash Trap Period, which generally is (i) the applicable tenant either vacating its respective premises, (ii) receipt by the lender of notice that the applicable tenant does not intend to renew or extend its lease, (iii) the applicable tenant's failure to deliver a notice to renew or extend its lease at least six months prior to the related expiration or (iv) upon the applicable tenant becoming bankrupt or insolvent), any excess amounts remaining after the allocation of the amounts on deposit therein to the monthly debt service payment and various reserves will be deposited into the Beall's Reserve, K-Mart Reserve or Publix Reserve, as applicable, and used solely for tenant improvements and leasing commissions to retain or replace Beall's, Publix or K-Mart, as applicable, and not for the retenanting of any other space at the Center of Bonita Springs Property. A Leaseup Cash Trap Event will terminate (i) upon the lender's receipt of evidence that the applicable tenant has renewed or extended its lease, (ii) has entered into a comparable lease for its existing space, (iii) lender's determination that the borrower has accumulated $355,000 (in the case of Beall's), $864,790 (in the case of K-Mart) and $560,000 (in the case of Publix) in the applicable reserve or (iv) in the case of a Leaseup Cash Trap Event that results solely from the applicable tenant becoming bankrupt or insolvent, lender's receipt of evidence that the subject lease has been assumed.
(7)     Occupancy at U/W is based on the December 1, 2003 rent roll.

        THE LOAN. The ninth largest loan was originated on December 15, 2003. The Center of Bonita Springs Loan is secured by a first priority mortgage encumbering a regional shopping mall in Bonita Springs, Florida.

        THE BORROWER. The borrower under the Center of Bonita Springs Loan is the Center of Bonita Springs, Inc. The borrower is a corporation organized under the laws of the State of Florida. The sponsors, Mr. Robert Miller and MLR Holdings, manage a portfolio of three properties in Florida that encompass over one million square feet of retail space.

        THE CENTER OF BONITA SPRINGS PROPERTY. The Center of Bonita Springs Property is a regional shopping mall located in Bonita Springs, FL.

        The Center of Bonita Springs Property consists of five retail shopping center buildings with a total of 307,658 net rentable square feet and 1,465 parking spaces.

        PROPERTY MANAGEMENT. The Center of Bonita Springs Property is managed by Main Street Management Services, Inc. The lender under the Center of Bonita Springs Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Center of Bonita Springs Loan. Main Street Management Services, Inc. manages over one million square feet of retail space. Main Street Management Services, Inc. is headquartered in Tequesta, FL.

        CASH MANAGEMENT/LOCKBOX. Prior to (a) any Cash Trap Event (as defined in the related loan documents), (b) the occurrence of an event of default under the Center of Bonita Springs Loan or (c) any period during which the debt service coverage ratio is less than 1.35x (each, a "Sweep Period"), the borrower will have access to the lockbox account and will be entitled, without limitation, to pay all payments required to the lender relative to the Center of Bonita Springs Loan and all operating expenses from the lockbox account. During a Sweep Period, the borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Center of Bonita Springs Loan will be made. Unless the Sweep Period consists of an event of default under the Center of Bonita Springs Loan, the borrower will have access to the remaining funds after all such required payments are made.

        RELEASE. The borrower under the Center of Bonita Springs Mall Loan may obtain the release of an undeveloped portion of the Center of Bonita Springs Property upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements, the loan-to-value ratio based on the remaining property is not more than 72%, the release will not reduce the debt service coverage ratio below 1.50x and providing applicable title policy endorsements. The borrower under the Center of Bonita Springs Loan is not required to pay any release price nor is any partial defeasance required in connection with such release.

                               NORTHLAND PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:         $22,592,590

CUT-OFF DATE PRINCIPAL BALANCE:     $22,444,824

FIRST PAYMENT DATE:                 December 11, 2003

MORTGAGE INTEREST RATE:             6.020% per annum

AMORTIZATION TERM:                  360 months

HYPERAMORTIZATION:                  N/A

ARD DATE:                           N/A

MATURITY DATE:                      November 11, 2013

MATURITY/ARD BALANCE:               $19,172,729

BORROWER:                           Southeast Brittany/Bay Club
                                    Limited Partnership and
                                    Northland The Park, LLC

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lockout/defeasance until the
                                    date that is six months prior
                                    to the maturity date.

LOAN PER UNIT(1):                   $24,611

UPFRONT RESERVES:                   Engineering Reserve(2):             $260,000

                                    Renovations Reserve(3):             $291,250

ONGOING RESERVES:                   Tax and Insurance Reserve(4):            Yes

                                    Replacement Reserve(5):                  Yes

LOCKBOX:                            Springing

MEZZANINE:                          None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:             Portfolio

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           Various

YEAR BUILT/RENOVATED:               Various

UNITS:                              912

OCCUPANCY AT U/W(6):                Various

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Northland Investment Corporation

U/W NCF:                            $2,592,668

U/W DSCR:                           1.59x

APPRAISED VALUE:                    $29,900,000

APPRAISAL DATE:                     Various

CUT-OFF DATE LTV RATIO(1):          75.1%

MATURITY/ARD LTV RATIO:             64.1%

----------
(1)     Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs.
(3) The scheduled renovations reserve was established at closing to perform specified scheduled renovations at two of the Northland Portfolio Properties.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $19,000 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) Occupancy at U/W is based on the rent rolls dated December 16, 2003 with respect to The Brittany, December 22, 2003 with respect to The Park and December 17, 2003 with respect to The Bay Club.

        THE LOAN. The tenth largest loan was originated on October 27, 2003. The Northland Portfolio Loan is secured by a first priority mortgage encumbering three multifamily properties in Melbourne, Florida; Charlotte, North Carolina; and Corpus Christi, Texas.

        THE BORROWER. The borrower under the Northland Portfolio Loan is Southeast Brittany/Bayclub Limited Partnership with respect to the Northland Portfolio Property consisting of The Brittany and The Bay Club and Northland The Park, LLC with respect to the Northland Portfolio Property consisting of The Park. Southeast Brittany/Bayclub Limited Partnership is a limited partnership and Northland The Park, LLC is a limited liability company, in each case, organized under the laws of the State of Delaware. The sponsor, Northland Investment Corporation, a privately held, fully integrated real estate operating company, was founded in 1970 and acquires, develops, operates and owns multifamily and commercial real estate throughout the United States.

        THE NORTHLAND PORTFOLIO PROPERTIES. The Northland Portfolio consists of three multifamily properties set forth in the following table:

                               YEAR                                               OCCUPANCY AT    ORIGINAL LOAN
  PROPERTY NAME          BUILT/RENOVATED        LOCATION             UNITS            U/W           BALANCE        APPRAISED VALUE
--------------------    ------------------  ------------------     ----------   ---------------  ----------------  ----------------
The Brittany                1984/1997       Melbourne, FL             210             89%         $ 9,600,000        $ 12,950,000
The Park                    1972/1996       Charlotte, NC             454             85%         $ 7,992,590        $ 10,650,000
The Bay Club                1980/2001       Corpus Christi, TX        248             94%         $ 5,000,000        $  6,300,000

        Northland Portfolio amenities generally include at least one swimming pool, a club house, a volleyball court and laundry facilities.

        PROPERTY MANAGEMENT. The Northland Portfolio Property is managed by Northland Investment Corporation, an affiliate of the borrower. The management agreement generally provides for a management fee of 5.0% of the monthly gross income from each individual mortgaged real property that secures the Northland Portfolio Property, which is subordinated to the Northland Portfolio Loan. The lender under the Northland Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Northland Portfolio Loan. Northland Investment Corporation currently owns and manages 56 properties, encompassing approximately 12 million square feet in eight states.

        CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rents to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. Prior to (a) the occurrence of a monetary or non-monetary event of default under the Northland Portfolio Loan or (b) any period during which the debt service coverage ratio is less than 1.10x (each, a "Sweep Period"), amounts on deposit in the lockbox account will be transferred to the borrower's operating account and the borrower will be required to pay all payments required to be so paid to the lender relative to the Northland Portfolio Loan. During a Sweep Period, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Northland Portfolio Loan will be made. During a Sweep Period, the borrower will not have access to the remaining funds after all such required payments are made.

        RELEASE. The borrower may obtain release of any of the three (3) individual mortgaged real properties that secure the Northland Portfolio Loan if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 120% of the PRO RATA release amount for such individual property to be released stipulated in the related loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining mortgage loan balance at the time of release). Additionally, the related borrower has the right to obtain the release of an individual mortgaged property that secures the Northland Portfolio Loan by substituting therefor another residential multifamily apartment property of like kind and quality acquired by the borrower provided that certain stipulated conditions are satisfied, including conditions with respect to the substitute property, debt service coverage tests for the mortgage loan and receipt of rating agency confirmation to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the then-current ratings of the certificates.

THE MORTGAGE LOAN SELLERS

        We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

        - Column--85 mortgage loans, representing 81.16% of the initial mortgage pool balance; and

        - KeyBank--24 mortgage loans, representing 18.84% of the initial mortgage pool balance.

        Column originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

        KeyBank originated each of the mortgage loans that it is selling to us.

        COLUMN. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 5,800 commercial and multifamily rental mortgage loans totaling $49 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

        KEYBANK. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of March 31, 2004, KeyBank had total assets of approximately $73.93 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $68.78 billion and approximately $5.15 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

        The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

        On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

        In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

        -       either--

                1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

                2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

        - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

        - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

        - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

        - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents and, if delivered in blank, except for completing the name of the assignee;

        - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the subject mortgage loan has been assumed;

        -       copies of the letters of credit, if any;

        - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company); and

        - in those cases where applicable, the original or a copy of the related ground lease.

        The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2004-C2 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

        If--

        - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

        - that omission or defect materially and adversely affects the value of, or the interests of the series 2004-C2 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2004-C2 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

        Within a specified period of time following the later of--

        - the date on which the offered certificates are initially issued, and

        - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

        As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others:

        - The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in June 2004 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

                1. the street address, including city, state and zip code, of the related mortgaged real property,

                2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

                3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in July 2004,

                4. the mortgage interest rate for the subject mortgage loan as of the related due date in June 2004, and

                5. the original and remaining term to stated maturity for the subject mortgage loan.

        - Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

        - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

        - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

        - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

        - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

        - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

        - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

        - To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

        - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent, or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in that policy and (d) any other Permitted Encumbrances.

        - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

        - An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

        - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

        - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

        - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

        - The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

        - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

                (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

                (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

                (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

                (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor);

                (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

                (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

        - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund.

        - Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

        - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage loan seller.

        The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

        - there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller, and

        - that breach materially and adversely affects the value of, or the interests of the series 2004-C2 certificateholders in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2004-C2 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

        If there exists a Material Breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

        - cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

        - repurchase the affected mortgage loan at a price generally equal to the sum of--

                1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

                2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the collection date in the due period of purchase (which includes unpaid master servicing fees), but exclusive of Post-ARD Additional Interest, plus

                3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate, plus

                4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

                5. the amount of any special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

        - prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

        If either mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

        - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

        - the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

        The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following its receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution.

        In addition to the foregoing, if--

        - any mortgage loan is required to be repurchased or substituted as contemplated above, and

        -       such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

        - the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x;

        - the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

        - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2004-C2 certificate is outstanding.

        In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner

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prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust fund, would no longer be cross-defaulted or cross-collateralized with one another.

        Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

        - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

        - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

        - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

        - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

        - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

        - the absence from the mortgage file of a copy of any required ground lease.

        The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2004-C2 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

        Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

        Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Document Defect or a Material Breach of any of its representations or warranties. There can be no assurance that either Column or KeyBank has or will have sufficient assets with which to fulfill any repurchase/substitution on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

        The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in June 2004. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally

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representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

        A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

        The series 2004-C2 certificates will be issued, on or about June 11, 2004, under a pooling and servicing agreement to be dated as of June 1, 2004, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

        -       the underlying mortgage loans;

        - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in June 2004, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

        -       the loan documents for the underlying mortgage loans;

        -       our rights under each of the mortgage loan purchase agreements;

        - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

        - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

        The series 2004-C2 certificates will include the following classes:

        - the A-1, A-2, B, C, D and E classes, which are the classes of series 2004-C2 certificates that are offered by this prospectus supplement; and

        - the A-X, A-SP, A-1-A, F, G, H, J, K, L, M, N, O, P, R, LR and V classes, which are the classes of series 2004-C2 certificates that--

                1.      will be retained or privately placed by us, and

                2.      are not offered by this prospectus supplement.

        The class A-1, A-2, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates are the series 2004-C2 certificates that will have principal balances. The series 2004-C2 certificates with principal balances constitute the series 2004-C2 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

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        The class A-X, A-SP, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2004-C2 interest only certificates.

        For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, B, C, D, E, A-1-A, F, G, H, J, K, L, M, N, O and P certificates.

        For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

                (1) during the period from the date of initial issuance of the series 2004-C2 certificates through and including the distribution date in June 2005, the sum of (a) the lesser of $188,332,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $243,283,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (2) during the period following the distribution date in June 2005 through and including the distribution date in June 2006, the sum of (a) the lesser of $153,837,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $231,711,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (3) during the period following the distribution date in June 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $117,223,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $219,330,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (4) during the period following the distribution date in June 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $82,823,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $207,683,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (5) during the period following the distribution date in June 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $9,371,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $183,680,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2 certificates outstanding from time to time;

                (6) during the period following the distribution date in June 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $173,938,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (b) the lesser of $372,447,000 and the total principal balance of the class A-2 certificates outstanding from time to time;

                (7) during the period following the distribution date in June 2010 through and including the distribution date in June 2011, the sum of (a) the lesser of $135,045,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (b) the lesser of $345,315,000 and the total principal balance of the class A-2 certificates outstanding from time to time; and

                (8)     following the distribution date in June 2011, $0.

        In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2004-C2 certificates, as specified on the face of that certificate,

                                      S-116
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by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

        GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

        Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

        - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

        - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

        The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

        DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

        Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

        Because of time-zone differences--

        - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

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        -       those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

        Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

        Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

        DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

        The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

        Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

        DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

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        Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

        GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2004-C2 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

        DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

        - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

                2. payments and other collections received after the end of the related collection period;

                3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2004-C2 certificateholders, including--

                        (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                        (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances,

                        (c) amounts payable to any holder of a B-Note Companion Loan, and

                        (d) amounts payable with respect to other trust fund expenses;

                4. net investment income on the funds in the collection account; and

                5. amounts deposited in the master servicer's collection account in error.

        - Any advances of delinquent monthly debt service payments made by the master servicer with respect to the mortgage pool for that distribution date.

        - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

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        See "--Advances of Delinquent Monthly Debt Service Payments" below and
"The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

        With respect to each distribution date that occurs during March, commencing in March 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

        WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

        - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

        - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

        - to pay for the cost of recording the pooling and servicing agreement;

        - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

        - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

        - with respect to each distribution date during February of any year subsequent to 2004 and each distribution date during January of any year subsequent to 2004 that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

        - to pay itself interest and other investment income earned on funds held in the distribution account; and

        - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

        On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2004-C2 certificates.

        For any distribution date, the Total Available Funds will consist of three separate components:

        - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-1, A-2, A-1-A, B, C, D, E, F, G and/or H certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

        - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

        - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2004-C2 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

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INTEREST RESERVE ACCOUNT

        The trustee must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

        During January, except in a leap year, and February of each calendar year subsequent to 2004, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

        During March of each calendar year subsequent to 2004, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

        The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

        The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

        GENERAL. For purposes of allocating payments on the respective classes of the series 2004-C2 certificates, the underlying mortgage loans will be divided into:

        1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of fifty-nine (59) mortgage loans, with an initial loan group no. 1 principal balance of $721,258,150, representing approximately 74.60% of the initial mortgage pool balance.

        2. Loan group no. 2, which will consist of all but four (4) of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of fifty (50) mortgage loans, with an initial loan group no. 2 balance of $245,584,224, representing approximately 25.40% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

        On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2004-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

        In order for a series 2004-C2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

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        Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

        Distributions made to a class of series 2004-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

        INTEREST DISTRIBUTIONS. All of the classes of the series 2004-C2 certificates will bear interest, except for the R, LR and V classes.

        With respect to each interest-bearing class of the series 2004-C2 certificates, that interest will accrue during each interest accrual period based upon:

        - the pass-through rate with respect to that class for that interest accrual period;

        - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

        -       the assumption that each year consists of twelve 30-day months.

        However, no interest will accrue with respect to the class A-SP certificates following the May 2011 interest accrual period.

        On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2004-C2 certificates will be entitled to receive--

        - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

        - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2004-C2 certificates.

        If the holders of any interest-bearing class of the series 2004-C2 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

        The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2004-C2 certificates will equal:

        - in the case of each interest-bearing class of series 2004-C2 certificates, the product of--

                1. the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

                2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2004-C2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2004-C2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

        CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2004-C2 certificates for the initial interest accrual period is shown on page S-5.

        The pass-through rates applicable to the class A-1 certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-5.

        The pass-through rates applicable to the class F, G and H Certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

        The pass-through rates applicable to the class A-2, B, C, D, E, A-1-A, J, K, L, M, N, O and P certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

        - the pass-through rate applicable to the particular class of series 2004-C2 certificates for the initial interest accrual period shown on page S-5 (or, solely in the case of the class E certificates, 5.7360% per annum), and

        - the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

        The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the May 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2004-C2 principal balance certificates. If the entire total principal balance of any class of series 2004-C2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C2 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C2 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2011 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

        - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

        - the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

        Following the May 2011 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the June 2011 interest accrual period and for each interest accrual period thereafter.

        The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C2 principal balance certificates. In general, the total principal balance of each class of series 2004-C2 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any such class of series 2004-C2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2011 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

        - if such particular component consists of the entire total principal balance of any class of series 2004-C2 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted

                Average Net Pool Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

        - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C2 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

        - if such particular component consists of the entire total principal balance of any class of series 2004-C2 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C2 principal balance certificates; and

        - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C2 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C2 principal balance certificates.

        Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the May 2011 interest accrual period, the total principal balance of each class of series 2004-C2 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C2 principal balance certificates whose principal balance makes up such component.

        The calculation of the Weighted Average Net Pool Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

        The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

        PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2004-C2 principal balance certificates, on each distribution date will equal the Total Principal Distribution Amount for that date.

        In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

        - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

        - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet); and

        - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets).

        In addition, if the total principal balance of the class A-1 and A-2 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1 and/or A-2 certificates to zero).

        Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

        In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled on each distribution date will, in the case of each of those classes, equal:

        - the total principal balance of the subject class of series 2004-C2 principal balance certificates outstanding immediately prior to the subject distribution date; and

        - the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total principal balance of all other classes of series 2004-C2 principal balance certificates that, as described under "--Priority of Distributions" below, are senior in right of distribution to the subject class of series 2004-C2 principal balance certificates.

        IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2 AND A-1-A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C2 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2 AND A-1-A CERTIFICATES) BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2004-C2 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

        If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C2 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C2 certificates.

        Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C2 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C2 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2004-C2 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2004-C2 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

        PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

                (1) concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to make distributions of interest to the holders of the class A-1-A certificates up to the total amount of interest distributable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to make distributions of interest to the holders of the class A-1 and A-2 certificates, PRO RATA in accordance with their respective interest entitlements, up to the total amount of interest distributable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to make distributions of interest to the holders of the class A-X and A-SP certificates, PRO RATA in accordance with their respective interest entitlements, up to the total amount of interest distributable with respect to each such class on the subject distribution date; provided, however, that if the portion of the Available P&I Funds attributable to either loan group is insufficient to distribute in full the total amount of interest to be distributed with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes PRO RATA in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

                (2) to make distributions of principal to the holders of the class A-1-A, A-1 and A-2 certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2004-C2 certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

                (3) to make distributions of principal to the holders of the class A-1, A-2 and A-1-A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2004-C2 certificates has been reduced to zero, in an amount up to the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 1;

                (4) to reimburse the holders of the class A-1, A-2 and A-1-A certificates, in an amount up to, and on a PRO RATA basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2 and A-1-A classes are outstanding at that time, the allocations and order of principal distributions described in clauses (2) and (3) above will be ignored and distributions of principal on the A-1, A-2 and/or A-1-A classes will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

        On each distribution date, following the distributions to be made with respect to the class A-1, A-2, A-1-A, A-X and A-SP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make distributions of interest, principal and/or loss reimbursement amounts to the respective classes of the series 2004-C2 principal balance certificates (exclusive of the class A-1, A-2 and A-1-A certificates), in alphabetical order (I.E., FIRST B, THEN C, THEN D, THEN E, and so forth), in each case to the extent of the remaining Available P&I Funds. With respect to such distributions to be made on each class of the series 2004-C2 principal balance certificates (exclusive of the class A-1, A-2 and A-1-A certificates), the trustee will apply the then remaining portion of the Available P&I Funds:

                FIRST, to make distributions of interest to the holders of the subject class of series 2004-C2 principal balance certificates, up to the total interest distributable on that class of series 2004-C2 principal balance certificates on the subject distribution date;

                SECOND, to make distributions of principal to the holders of the subject class of series 2004-C2 principal balance certificates, until the total principal balance of that class of series 2004-C2 principal balance certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of all other more senior classes of series 2004-C2 principal balance certificates outstanding immediately prior to the subject distribution date, and

                THIRD, to reimburse the holders of the subject class of series 2004-C2 principal balance certificates up to the loss reimbursement amount for that class of series 2004-C2 principal balance certificates for the subject distribution date.

        No distributions will be made with respect to the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates out of the Available P&I Funds for any distribution date, unless and until, in the case of each class of those series 2004-C2 certificates, all distributions required to be made from those Available P&I Funds with respect to the class A-1, A-2, A-1-A, A-X and A-SP certificates and with respect to each other such class of series 2004-C2 certificates, if any, with an earlier alphabetical class designation, have been so made.

        If any of the Available P&I Funds for any distribution date remain after all of the foregoing distributions have been made therefrom with respect to the series 2004-C2 interest only certificates and the series 2004-C2 principal balance certificates, then that remaining portion will be distributable to the holders of the class R and class LR certificates.

        DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

        - the holders of any class A-1, A-2, A-1-A, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

                1. the amount of the subject Yield Maintenance Charge multiplied by

                2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C2 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

                3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C2 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to that portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

        - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

                1. for each of the first eleven distribution dates, if the class A-SP certificates are then outstanding, 47.00% of such amount to the holders of the class A-SP certificates and 53.00% of such amount to the holders of the class A-X certificates;

                2. for the next twelve distribution dates, if the class A-SP certificates are then outstanding, 15.00% of such amount to the holders of the class A-SP certificates and 85.00% of such amount to the holders of the class A-X certificates; and

                3. otherwise, entirely to the holders of the class A-X certificates.

        For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

        After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2004-C2 certificates.

        As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charge to any particular class of series 2004-C2 certificates will be applied to the charges in question, net of any liquidation fee payable therefrom.

        Neither we nor any of the underwriters makes any representation as to--

        - the enforceability of any provision of the underlying mortgage loans requiring the payment of any Yield Maintenance Charge, or

        -       the collectability of that Yield Maintenance Charge.

        See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

        DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

        Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

        -       distributions on the series 2004-C2 certificates,

        - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C2 certificates, and

        - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

        In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

        Operating revenues and other proceeds from an REO Property will be applied--

        - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

        - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

        To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

        As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C2 principal balance certificates. If this occurs following the distributions made to the 2004-C2 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2004-C2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2004-C2 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                 ORDER OF ALLOCATION                   CLASS
               -----------------------               ---------
                         1st                             P
                         2nd                             O
                         3rd                             N
                         4th                             M
                         5th                             L
                         6th                             K
                         7th                             J
                         8th                             H
                         9th                             G
                         10th                            F
                         11th                            E
                         12th                            D
                         13th                            C
                         14th                            B
                         15th                   A-1, A-2 and A-1-A*

----------
                 * PRO RATA based on the respective total principal balances of the subject classes.

        The above-described reductions in the total principal balances of the respective classes of the series 2004-C2 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2004-C2 certificates.

        The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

        - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

                1. all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

                2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

        - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement;

provided that, in the case of the Beverly Center Mortgage Loan, the foregoing calculation will be made with respect to the entire Beverly Center Total Loan with any resulting Realized Loss to be allocated first, to the two (2) Beverly Center Junior Companion Loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject Beverly Center Junior Companion Loan, and then, to the mortgage loans comprising the Beverly Center Senior

Loan (including the Beverly Center Mortgage Loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

        If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

        The following items, to the extent that they are paid out of collections on the mortgages pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

        - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

        - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

        - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

        - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

                1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

                2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

                3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax
                        Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

        - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

        - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

        Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

        The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest and Default Interest, and assumed monthly debt service payments, in each case net of related master servicing fees and work-out fees, that--

        - were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

        - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

        The master servicer, special servicer or trustee will not be required to make a monthly debt service advance with respect to any B-Note Companion Loan.

        Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

        - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

        -       a fraction--

                1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

                2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

        Notwithstanding the foregoing, any reduction in advances with respect to the Beverly Center Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Beverly Center Total Loan that is allocable to the Beverly Center Mortgage Loan. The applicable special servicer under the series 2004-C1 pooling and servicing agreement will calculate any Appraisal Reduction Amount with respect to the Beverly Center Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the two (2) Beverly Center Junior Companion Loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject Beverly Center Junior Companion Loan, and then, to the mortgage loans comprising the Beverly Center Senior Loan (including the Beverly Center Mortgage Loan), on a PRO RATA basis in accordance with their respective unpaid principal balances.

        With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2004-C2 certificates on that distribution date.

        Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or, other than with respect to the Beverly Center property, any servicing advance with respect to the related mortgaged real property.

        If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

        The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a nonrecoverable debt service advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2004-C2 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the recoverability of any monthly debt service advance, and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any monthly debt service advance.

        Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, either of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable monthly debt service advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described in the second succeeding paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2004-C2 certificateholders to the detriment of other classes of series 2004-C2 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or a violation of any fiduciary duty owed by any party to the series 2004-C2 certificateholders.

        Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C2 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the trust fund will be payable in connection with the reimbursement of that monthly debt service advance--

        - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

        - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

        To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2004-C2 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

        With respect to the Beverly Center Mortgage Loan or any Beverly Center Companion Loan that is included in a rated commercial mortgage securitization, if the master servicer or any servicer or other party responsible for making monthly debt service advances on the Beverly Center Mortgage Loan or that Companion Loan determines that any such monthly debt service advance is not (or, if made, would not be) ultimately recoverable out of collections on the Beverly

Center Mortgage Loan or that Companion Loan, then the applicable master servicer and the trustee under the series 2004-C1 pooling and servicing agreement and the master servicer and the trustee under the series 2004-C2 pooling and servicing agreement will be obligated to consider all future advances on the related underlying mortgage loan also to be nonrecoverable from related collections. Because of the foregoing, any monthly debt service advance with respect to the Beverly Center Mortgage Loan may be considered nonrecoverable from related collections earlier (and perhaps substantially earlier) than would otherwise be the case.

        A monthly debt service payment will be assumed to be due with respect to:

        - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

        - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

        The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

        TRUSTEE REPORTS. Based solely on information in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2004-C2 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2004-C2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

        Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in August 2004.

        BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2004-C2 certificateholders only those persons in whose names the series 2004-C2 certificates are registered on the books and records of the certificate registrar.

        INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

        The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

        The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

        OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee (or, in the case of items 5., 6. and 7. below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any registered holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

        1. the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

        2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C2 certificateholders since the date of initial issuance of the offered certificates;

        3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

        4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

        5. the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the master servicer or the special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

        6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer or the special servicer;

        7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

        8. the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

        Copies of any and all of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, except with respect to the Series 2004-C2 Directing Certificateholder (to the extent such request is not excessive or duplicative), the trustee, the master servicer or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

        In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers of series 2004-C2 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

        - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates, will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

        - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing

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                agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates, will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

        The voting rights for the series 2004-C2 certificates will be allocated as follows:

        - 99% of the voting rights will be allocated to the class A-1, A-2, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

        - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

        - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

        Voting rights allocated to a class of series 2004-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

        GENERAL. The yield on any offered certificate will depend on--

        - the price at which the certificate is purchased by an investor, and

        -       the rate, timing and amount of distributions on the certificate.

        The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

        -       the pass-through rate for the certificate,

        - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

        - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

        - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

        PASS-THROUGH RATES. The pass-through rates on the class A-2, B, C, D and E certificates will be variable and will be equal to or limited by the Weighted Average Net Pool Pass-Through Rate from time to time. The Weighted Average Net Pool Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Interest Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Interest Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Pool Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

        RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and

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the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

        Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

        The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

        Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

        DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

        -       the amount of distributions on your offered certificates,

        -       the yield to maturity of your offered certificates,

        - the rate of principal distributions on your offered certificates, and

        -       the weighted average life of your offered certificates.

        Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

        If--

        - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

        - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

        The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

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        Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

        In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C2 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C2 certificates.

        In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C2 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2004-C2 certificates, the holders of the class A-1 and A-2 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

        RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

        -       prevailing interest rates;

        -       the terms of those mortgage loans, including--

                1.      provisions that impose prepayment lock-out periods, and

                2.      amortization terms that require balloon payments;

        - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

        - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

        -       the quality of management of the mortgaged real properties;

        -       the servicing of those mortgage loans;

        -       possible changes in tax laws; and

        -       other opportunities for investment.

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        See "Risk Factors--Risks Related to the Underlying Mortgage Loans",
"Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

        The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

        Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

        A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

        We make no representation or warranty regarding:

        - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

        -       the relative importance of those factors;

        - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

        - the overall rate of prepayment or default on the underlying mortgage loans.

        DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

        For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 14, 2004 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

        - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

        -       summing the results; and

        - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

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        As described in this prospectus supplement, the Total Principal
Distribution Amount for each distribution date will be payable FIRST with respect to the class A-1, A-2 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2004-C2 principal balance certificates.

        The tables set forth in Exhibit C show with respect to each class of offered certificates--

        -       the weighted average life of that class, and

        - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

        The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

        We make no representation that--

        - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

        - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

        - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

        The series 2004-C2 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of June 1, 2004, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

        Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

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THE MASTER SERVICER AND THE SPECIAL SERVICER

        GENERAL. Pursuant to the series 2004-C2 pooling and servicing agreement, KRECM will be the master servicer and Lennar will be the special servicer with respect to the entire mortgage pool, in each case, other than for the Beverly Center Mortgage Loan. Pursuant to the series 2004-C1 pooling and servicing agreement, Midland Loan Services, Inc. will be the master servicer and Lennar will be the special servicer for the Beverly Center Mortgage Loan.

        The information set forth in this prospectus supplement concerning each of the master servicer and the special servicer has been provided by KRECM and Lennar, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

        KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

        As of March 31, 2004, KRECM was responsible for servicing approximately 4,474 commercial and multifamily loans with a total principal balance of approximately $26.1 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 3,664 of the loans, with a total principal balance of approximately $20.9 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

        LENNAR. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool and in such capacity will be responsible for servicing the specially serviced mortgage loans.

        The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

        - acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

        -       investing in high-yielding real estate loans, and

        - investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

        LNR and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November 30, 2003, LNR, its subsidiaries and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country and in Europe with an original face value of over $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

THE TRUSTEE

        Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and
(b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

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        The information set forth in the immediately preceding paragraph has been provided by Wells Fargo. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

        On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2004-C2 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

        UNDERLYING MORTGAGE LOANS. The master servicer and the special servicer must each service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

        -       any and all applicable laws,

        -       the express terms of the pooling and servicing agreement,

        - the express terms of the respective mortgage loans and any applicable intercreditor or co-lender agreements, and

        -       to the extent consistent with the foregoing, the Servicing
                Standard.

        In general, the master servicer will be responsible for the servicing and administration of--

        - all mortgage loans in the trust fund (other than the Beverly Center Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

        - all worked-out mortgage loans in the trust fund (other than the Beverly Center Mortgage Loan) as to which no new Servicing Transfer Event has occurred.

        The master servicer will be responsible under the series 2004-C2 pooling and servicing agreement for performing such limited duties with respect to the Beverly Center Mortgage Loan as are specifically set forth in the 2004-C2 pooling and servicing agreement.

        If a Servicing Transfer Event occurs with respect to any mortgage loan in trust fund (other than the Beverly Center Mortgage Loan), that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

        In general, subject to specified requirements and certain consents and approvals of the Series 2004-C2 Directing Certificateholder, the Beverly Center Companion Lenders and/or the holder of any related B-Note Companion Loan, as applicable, provided for in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of those mortgage loans in the trust fund (other than the Beverly Center Mortgage Loan) as to which, in each case, a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

        Despite the foregoing, the pooling and servicing agreement will require the master servicer:

        - to continue to receive payments and, subject to the master servicer's timely receipt of information from the special servicer and the servicers of the Beverly Center Total Loan, prepare all reports to the trustee required with respect to any specially serviced mortgage loans and REO Properties in the trust fund; and

        - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.

        Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the pooling and servicing agreement.

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        The master servicer will transfer servicing of a mortgage loan in the trust fund (other than the Beverly Center Mortgage Loan) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

        In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by the trustee or other successor to the master servicer, except for cause.

        BEVERLY CENTER COMPANION LOANS. The Beverly Center Companion Loans will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the Beverly Center Companion Loans. The Beverly Center Mortgage Loan will be serviced under the series 2004-C1 pooling and servicing agreement by the 2004-C1 master servicer and the 2004-C1 special servicer in the same manner, and subject to the same servicing standard, as the Beverly Center Companion Loans. Each of the Beverly Center Mortgage Loan and the Beverly Center Companion Loans are subject to the Beverly Center Intercreditor Agreement, between the trust fund, as holder of the Beverly Center Mortgage Loan, and the Beverly Center Companion Lenders. The Beverly Center Intercreditor Agreement provides, among other things, that all amounts received from the related borrower or in respect of the related mortgaged real property shall be paid on a PARI PASSU, PRO RATA basis to the trust fund, as holder of the Beverly Center Mortgage Loan, and to the Beverly Center Pari Passu Companion Lenders.

        B-NOTE COMPANION LOANS. No B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the B-Note Companion Loans. Each B-Note Companion Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer, as applicable, if an A/B Material Default has occurred and is continuing under the related A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

        The master servicing fee:

        - will be earned with respect to each and every underlying mortgage loan, including--

                1. each mortgage loan, if any, that is being specially serviced,

                2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

                3.      each mortgage loan as to which defeasance has occurred;
                        and

        -       in the case of each and every underlying mortgage loan, will--

                1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

                2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.03% per annum to 0.10% per annum,

                3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan.

        As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0374% per annum.

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        For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees, except that with respect to the Beverly Center Mortgage Loan, only the master servicing fee is included. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primarily serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Administrative Fees") included on Exhibit A-1 of this prospectus supplement, net of trustee fees, master servicing fees and any applicable correspondent fees.

        If KRECM resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. KRECM will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming KRECM's responsibilities as master servicer. If KRECM resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of KRECM as primary servicer.

        PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan during any collection period (other than a Prepayment Interest Shortfall resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan,
(ii) as a result of the payment of insurance proceeds or condemnation proceeds,
(iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and it has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Series 2004-C2 Directing Certificateholder or (v) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall. No one will be responsible for covering Prepayment Interest Shortfalls, regardless of the cause, with respect to the Beverly Center Mortgage Loan.

        Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

        - any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

        - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C2 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

        PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

        -       the special servicing fee,

        -       the work-out fee, and

        -       the liquidation fee.

        SPECIAL SERVICING FEE.  The special servicing fee:

        -       will be earned with respect to--

                1. each underlying mortgage loan (other than the Beverly Center Mortgage Loan), if any, that is being specially serviced, and

                2. each underlying mortgage loan (other than the Beverly Center Mortgage Loan), if any, as to which the corresponding mortgaged real property has become an REO Property; and

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        -       in the case of each underlying mortgage loan described in the foregoing bullet, will--

                1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

                2. accrue at a special servicing fee rate of 0.25% per annum,

                3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                4. be payable to the special servicer from amounts received with respect to interest on that mortgage loan.

        No special servicing fees in respect of any Beverly Center Companion Loan will be payable out of collections on the mortgage pool.

        WORK-OUT FEE. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund (other than the Beverly Center Mortgage Loan) that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the trust fund will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

        If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

        Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2004-C2 certificateholders.

        No work-out fees in respect of any Beverly Center Companion Loan will be payable out of collections on the mortgage pool.

        LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund (other than the Beverly Center Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased or replaced as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the trust fund (other than the Beverly Center Mortgage Loan), the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any liquidation expenses, and further exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

        Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

        - the repurchase or replacement of any underlying mortgage loan for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

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        -       the purchase of the Beverly Center Mortgage Loan by any Beverly
                Center Companion Lender during the applicable Beverly Center Cure Period, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" above;

        - the purchase of the Beverly Center Mortgage Loan by any Beverly Center Pari Passu Companion Lender, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement;

        - the purchase of any Defaulted Loan by the special servicer or any of its affiliates pursuant to a fair value purchase option, as described under "--Fair Value Purchase Option" below;

        - the purchase of any A-Note Mortgage Loan by the holder of the related B-Note Companion Loan pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement within 90 days of that A-Note Mortgage Loan becoming specially serviced;

        - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement; or

        - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2004-C2 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

        Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C2 certificateholders.

        No liquidation fees in respect of any Beverly Center Companion Loan will be payable out of collections on the mortgage pool.

        SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the B-Note Companion Loans as is provided under the respective A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C2 certificateholders with respect to the related A-Note Mortgage Loan.

        ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of:

        - the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

        - the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

        In addition, the following items collected on the underlying mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

        - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

                1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by, and reimbursed to, that party with respect to that mortgage loan or the related mortgaged real property,

                2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

                3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

        - any extension fees, modification fees, assumption fees, assumption application fees, defeasance fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

        The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

        - will generally be entitled to retain any interest or other income earned on those funds, and

        - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

        The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

        - will be entitled to retain any interest or other income earned on those funds, and

        - will be required to cover any losses of principal of those investments from its own funds.

        PAYMENT OF EXPENSES; SERVICING ADVANCES. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

        In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

        In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

        If the master servicer is required under the series 2004-C2 pooling and servicing agreement to make a servicing advance, but it does not do so when the servicing advance is required to be made, then the trustee will be required:

        - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

        - if the failure continues for three more business days after that notice, to make the servicing advance.

        Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer may conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2004-C2 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

        Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C2 certificateholders to the detriment of other classes of series 2004-C2 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series 2004-C2 certificateholders.

        In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C2 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

        The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C2 certificateholders (as a collective whole) or, if an A/B Loan Pair or an REO Property related to an A/B Loan Pair is involved, the series 2004-C2 certificateholders and the holder of the related Companion Loan (as a collective whole).

        The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

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        -       FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

        - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

REPLACEMENT OF THE SPECIAL SERVICER

        Subject to the discussion in the next paragraph, the holder or holders of series 2004-C2 certificates representing a majority interest in the series 2004-C2 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2004-C2 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

        1. written confirmation from each of Fitch and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2004-C2 certificates, and

        2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

        Subject to substantially the same conditions as are contemplated by the prior paragraph, including receipt of rating agency confirmation, the Beverly Center Controlling Holder(s) may remove the applicable special servicer under the series 2004-C1 pooling and servicing agreement, with or without cause, but only in respect of the Beverly Center Total Loan, and appoint a successor special servicer to the terminated special servicer. A special servicer appointed with respect to the Beverly Center Total Loan by the Beverly Center Controlling Holder(s) as contemplated by this paragraph may not be replaced by the majority holders of the series 2004-C2 controlling class as contemplated by the preceding paragraph.

        In connection with any termination as described in the preceding two paragraphs, the terminated special servicer will be entitled to, among other things:

        - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

        - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

        - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

        - continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

        In general, the master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the trust fund, or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, performing mortgage loans in the trust fund that were acquired from KeyBank. The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the

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satisfaction of conditions described above for, specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund that were not acquired from KeyBank.

        The master servicer or the special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the trust fund, unless the special servicer determines in accordance with the Servicing Standard, that--

        -       not declaring an event of default under the related mortgage; or

        -       granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

        If the special servicer determines that--

        -       not declaring an event of default under the related mortgage; or

        -       granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the master servicer or the special servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

        - the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

        - (A) with respect to any underlying mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from S&P and (B) with respect to any underlying mortgage loan that is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan) the master servicer or the special servicer, as applicable, has received written confirmation from Fitch, that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2004-C2 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

        No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

        As long as the mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

        The master servicer, with respect to performing mortgage loans in the trust fund that we acquired from KeyBank, or the special servicer, with respect to all specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund which were not acquired from KeyBank, will be required to enforce any due-on-encumbrance clause in any mortgage loan in the trust fund, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless--

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        -       the special servicer determines, in accordance with the
                Servicing Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions, and

        - (A) with respect to any mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), (a) represents at least 5% of the aggregate outstanding principal balance of all of the mortgage loans in the trust fund at such time, (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time, (c) has an aggregate debt service coverage ratio that is equal to or less than 1.20x, or (d) has an aggregate loan-to-value ratio that is equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from S&P and (B) with respect to any mortgage loan that is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, receives prior written confirmation from Fitch, that not accelerating payments on the related mortgage loan or that granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2004-C2 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

        If the special servicer, in accordance with the Servicing Standard, objects to the determination by the master servicer with respect to a performing mortgage loan acquired from KeyBank, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan. If the special servicer, in accordance with the Servicing Standard, determines with respect to any other mortgage loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

        The pooling and servicing agreement will permit the master servicer (in certain circumstances) or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

        - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

        - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

        - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

        - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

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        Notwithstanding the second sentence of the preceding paragraph, the special servicer may--

        - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

        - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

        - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

        -       extend the maturity of any specially serviced mortgage loan;

        - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

        - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

        -       accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2004-C2 certificateholders and any affected holder of a Companion Loan.

        However, in no event will the special servicer be permitted (or permit the Master Servicer) to--

        (1) extend the maturity date of any underlying mortgage loan beyond a date that is three years prior to the rated final distribution date;

        (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

        (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

        (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

        With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

        The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

        The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "-- The Series 2004-C2 Directing Certificateholder and the Series 2004-C2 Controlling Class" below, "--

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Certain Matters Regarding the Beverly Center Mortgage Loan" above and
"Description of the Mortgage Pool--The A/B Loan Pairs".

REQUIRED APPRAISALS

        Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

        - an appraisal had previously been obtained within the prior twelve months, and

        - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

        Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

        As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or any A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related underlying mortgage loan (or any A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

        If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

        - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

        - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

        The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

        GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the A/B Loans.

        The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

        DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in June 2004 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

        - all principal payments, including principal prepayments, collected on the underlying mortgage loans;

        - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the underlying mortgage loans;

        - any Yield Maintenance Charges and late payment charges collected on the underlying mortgage loans;

        - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

        - any amounts received and retained in connection with the liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure, any purchase thereof by a mezzanine lender or as otherwise contemplated under "--The Series 2004-C2 Directing Certificateholder and the Series 2004-C2 Controlling Class", "--Certain Matters Regarding the Beverly Center Mortgage Loan", "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

        - any amounts paid to cure any default with respect to the Beverly Center Mortgage Loan by the Series 2004-C2 Directing Certificateholder or a Beverly Center Companion Lender, as applicable, as described below under "--The Series 2004-C2 Directing Certificateholder and the Series 2004-C2 Controlling Class" and "--Certain Matters Regarding the Beverly Center Mortgage Loan", respectively;

        - any amounts paid by a holder of a B-Note Companion Loan in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

        - any amounts paid by or on behalf of Column or KeyBank in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

        - any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

        - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the master servicer's collection account;

        - all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

        - any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

        - any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

        Upon receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

        Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of the collection account, solely with respect to that A/B Loan Pair and thereafter amounts allocable to the related A-Note Mortgage Loan will be transferred to the collection account.

        WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

        1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

                (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

                (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

                (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C2 certificateholders in accordance with any of clauses 2. through 20. below;

        2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

        3. to pay itself or the trustee earned and unpaid master servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

        4. to pay the special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

                (a)     a specially serviced mortgage loan, or

                (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

        5. to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

        6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

        7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the trust fund as to which, or that relates to the mortgaged real property as to which, that advance was made;

        8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

        9. to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

        10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

        11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

        12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the unadvanced costs and expenses incurred by the trust fund due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the trust fund for certain additional environmental testing at any mortgaged real property;

        13. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, shareholders, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

        14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the trust fund, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

        15. to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

        16.     to pay for--

                (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

                (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

        17. to pay any other items described in this prospectus supplement as being payable from the collection account;

        18. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

        19. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement;

        20. to withdraw amounts deposited in the collection account in error; and

        21. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

        In no event will any amounts allocable to a B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related A-Note Mortgage Loan. In addition, any amounts allocable to a B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

        The pooling and servicing agreement grants the Series 2004-C2 Directing Certificateholder and the special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a Series 2004-C2 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2004-C2 certificates is no longer the series 2004-C2 controlling class.

        Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2004-C2 Directing Certificateholder of such determination.

        Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the trust fund, including as the Series 2004-C2 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

        Each holder of the Purchase Option may, at its option, purchase a Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

        - if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

        - if the special servicer has made such fair value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

        If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

        Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

        If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

        - the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

        - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure,

        - the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout, or

        - in the case of the Beverly Center Mortgage Loan, the purchase of that mortgage loan from the trust fund, as contemplated under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" above.

        There can be no assurance that the Fair Value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

        If a default on any underlying mortgage loan in the trust fund (other than the Beverly Center Mortgage Loan) has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

        -       institute foreclosure proceedings;

        -       exercise any power of sale contained in the related mortgage;

        -       obtain a deed in lieu of foreclosure; or

        - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

provided that the pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

        The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2004-C2 certificates (or, in the case of an A/B Loan Pair, the holders of the series 2004-C2 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

        - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

        -       either:

                1.      the report indicates that--

                        (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                        (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2004-C2 certificates, as a collective whole (or, in the case of an A/B Loan Pair, for the holders of the series 2004-C2 certificates and the holder of the related Companion Loan, as a collective whole), on a present value basis, than not taking those actions.

        If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

        A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2004-C2 certificates and, in the case of an A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

        If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2004-C2 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2004-C2 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

        If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of an A/B Loan Pair, on behalf of the trust fund and the holder of the related Companion Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

        -       the IRS grants an extension of time to sell the property, or

        - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code.

        The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

        In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

        - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

        - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

        The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

        - a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

        - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

        This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust fund receives from an REO Property is subject to--

        - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

        - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

        The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2004-C2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

        The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

        The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of:

        - any withdrawals made out of those amounts, as described in the preceding sentence; and

        - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to an A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

        The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

        Similar considerations to those above apply with respect to the mortgaged real property securing the Beverly Center Mortgage Loan pursuant to the series 2004-C1 pooling and servicing agreement.

THE SERIES 2004-C2 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2004-C2 CONTROLLING CLASS

        GENERAL. As of any date of determination, the controlling class of series 2004-C2 certificateholders will be the holders of the most subordinate class of series 2004-C2 certificates then outstanding, other than the Class A-X, A-SP, R, LR and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2004-C2 certificates, exclusive of the Class A-X, A-SP, R, LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C2 certificateholders will be the holders of the most subordinate class of series 2004-C2 certificates then outstanding, other than the Class A-X, A-SP, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2004-C2 controlling class, the class A-1, A-2 and A-1-A certificates will represent a single class. As of the closing date, the initial series 2004-C2 controlling class will be the class P certificates.

        The "Series 2004-C2 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C2 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C2 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2004-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2004-C2 controlling class that a Series 2004-C2 Directing Certificateholder is no longer designated, the series 2004-C2 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2004-C2 controlling class certificates will be the Series 2004-C2 Directing Certificateholder.

        CERTAIN RIGHTS AND POWERS OF THE SERIES 2004-C2 DIRECTING CERTIFICATEHOLDER. The special servicer is, in general, required to notify the Series 2004-C2 Directing Certificateholder of its intention to take, or consent to the master servicer's taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool or any REO Property held by the Trust Fund. The special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the Trust Fund as to which the Series 2004-C2 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2004-C2 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the Trust Fund without waiting for the Series 2004-C2 Directing Certificateholder's response.

        In addition, the Series 2004-C2 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2004-C2 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

        Notwithstanding the foregoing, no such advice, direction or objection of the Series 2004-C2 Directing Certificateholder contemplated by the foregoing paragraphs may--

        - require or cause the special servicer or master servicer to violate any applicable law;

        - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of the trust fund REMICs as REMICs;

        - require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

        - expose the master servicer, the special servicer, us, either of the mortgage loan sellers, the trust fund, the trustee or their or our affiliates, officers, directors, employees or agents to any claim, suit or liability; or

        - materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and

neither the master servicer nor the special servicer will follow any such direction if given by the Series 2004-C2 Directing Certificateholder or initiate any such actions.

        If it is one of the Beverly Center Controlling Holders, the Series 2004-C2 Directing Certificateholder will be able to direct various servicing actions of the master servicer and special servicer under the series 2004-C1 pooling and servicing agreement with respect to the Beverly Center Total Loan (and, if not one of the Beverly Center Controlling Holders, will be able to consult with the applicable master servicer and applicable special servicer under the series 2004-C1 pooling and servicing agreement) regarding various servicing actions with respect to the Beverly Center Total Loan. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement.

        By its acceptance of a series 2004-C2 certificate, each series 2004-C2 certificateholder confirms its understanding that the Series 2004-C2 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2004-C2 certificates over other classes of the series 2004-C2 certificates and that the Series 2004-C2 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2004-C2 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2004-C2 Directing Certificateholder, each series 2004-C2 certificateholder agrees to take no action against the Series 2004-C2 Directing Certificateholder as a result of such a special relationship or conflict.

SECURITIES BACKED BY THE BEVERLY CENTER COMPANION LOANS

        Because each Beverly Center Companion Loan has been securitized or is expected to be securitized shortly, some servicing actions with respect to the Beverly Center Total Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by the Beverly Center Companion Loans.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

        The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2005, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C2 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

        Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

        On or before May 1 of each year, beginning in 2005, each of the master servicer and the special servicer must:

        - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

                1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

                2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

        - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

        In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

        Each of the following events, circumstances and conditions, among others, will be considered events of default under the pooling and servicing agreement:

        - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

        - the master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

        - the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which written notice has been given to the master servicer by the trustee;

        - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2004-C2 Directing Certificateholder, by certificateholders entitled to not less than 25% of the series 2004-C2 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

        - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C2 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2004-C2 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2004-C2 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

        - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

        - the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

        - the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

        - the master servicer ceases to be rated at least "CMS3" by Fitch or the special servicer ceases to be rated at least "CSS3" by Fitch, and the rating is not restored within 60 days after the subject downgrade or withdrawal; or

        - the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

        If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2004-C2 certificateholders entitled to not less than 25% of the series 2004-C2 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing

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agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2004-C2 certificateholder or (b) with respect to any unpaid servicing compensation, including the excess servicing strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

        - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

        - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

        Certificateholders entitled to a majority of the series 2004-C2 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C2 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

        In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2004-C2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first and second bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2004-C2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

        No series 2004-C2 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

        - that holder previously has given to the trustee written notice of default;

        - except in the case of a default by the trustee, series 2004-C2 certificateholders entitled to not less than 25% of the series 2004-C2 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

        - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C2 certificateholders, unless in the trustee's opinion, those series 2004-C2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

        The trustee is at all times required to be a corporation, bank, trust company or banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

        -       be authorized under those laws to exercise trust powers,

        -       have a combined capital and surplus of at least $50,000,000, and

        - be subject to supervision or examination by federal or state authority.

        If the corporation, bank, trust company or banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of

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that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

        We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

        The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every underlying mortgage loan in the trust fund, including those as to which the related mortgaged real property has become an REO Property. In each case, that fee will accrue at 0.0025% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

        The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

        - entitled to retain any interest or other income earned on those funds, and

        - required to cover any losses of principal of those investments from its own funds.

        The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

        See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

        The obligations created by the pooling and servicing agreement will terminate following the earlier of--

        1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

        2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2004-C2 controlling class, the special servicer or the master servicer, in that order of preference.

        Written notice of termination of the pooling and servicing agreement will be given to each series 2004-C2 certificateholder. The final distribution with respect to each series 2004-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C2 certificate registrar or at any other location specified in the notice of termination.

        Any purchase by any single holder or group of holders of the series 2004-C2 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

        -       the sum of--

                1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                        - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

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                        -       all unreimbursed advances for those mortgage
                                loans, together with any interest on those advances owing to the parties that made them, and

                2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

        - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

        The purchase will result in early retirement of the then outstanding series 2004-C2 certificates. However, the right of any single holder or group of holders of the series 2004-C2 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C2 certificateholders, will constitute part of the Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

        In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

        - the holders of the series 2004-C2 certificates entitled to not less than 66 2/3% of the series 2004-C2 voting rights, not taking into account series 2004-C2 certificates held by us or any of our affiliates or agents, and

        - all of the series 2004-C2 certificateholders that will be adversely affected by the amendment in any material respect.

        Furthermore, no amendment of the pooling and servicing agreement may adversely affect any or the holder of any B-Note Companion Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

        The master servicer and the special servicer will be permitted to purchase any class of series 2004-C2 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2004-C2 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer are required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN
                                   CALIFORNIA

        The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, which mortgage loans represent 21.60% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

        Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust

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the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) compliance with the pooling and servicing agreement and (ii) compliance with the series 2004-C1 pooling and servicing agreement and any amendments thereto and the continued qualification of the REMICs formed under that agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Internal Revenue Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

        The assets of REMIC I will generally include--

        -       the mortgage loans,

        - the trust fund's interest in any REO Properties acquired on behalf of the series 2004-C2 certificateholders with respect to the mortgage loans or a beneficial interest in any real property securing the Beverly Center Mortgage Loan acquired pursuant to the series 2004-C1 pooling and servicing agreement,

        -       the master servicer's collection account,

        -       the special servicer's REO account, and

        -       the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

        For federal income tax purposes,

        - The REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-1, A-2, B, C, D, E, F, A-1-A, G, H, J, K, L, M, N, O and P certificates as "regular interests." The class R and LR certificates will evidence the residual interest in REMIC I and REMIC II, respectively, for federal income tax purposes; and

        - The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

        Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

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DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

        For federal income tax reporting purposes, it is anticipated that the offered certificates other than the class A-1 certificates will be issued at a premium and that the class A-1 certificates will be issued with more than a DE MINIMIS amount of original issue discount. The amount of amortizable bond premium will depend on the certificateholder's purchase price and the stated redemption price at maturity of the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

        When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

        - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

        - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

        - there will be no extension of maturity for any mortgage loan in the trust fund.

        However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

        Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets", the offered certificates will be treated in their entirety as real estate assets.

        Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

        - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

        - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

        To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

        - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

        - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

        - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

        In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is

                                      S-168
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released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

        1. the borrower pledges substitute collateral that consist solely of certain government securities,

        2.      the mortgage loan documents allow that substitution,

        3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

        4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

        See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

        It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charges had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

                              ERISA CONSIDERATIONS

        If you are--

        -       a fiduciary of a Plan, or

        -       any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

        If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2004-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C2 certificates.

                                      S-169
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        If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

        The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

        - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

        - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

        The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

        - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

        - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

        -       FOURTH, the following must be true--

                1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

                2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

                3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

        - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

        It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Fitch and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

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        The Underwriter Exemption also requires that the trust fund meet the following requirements:

        - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

        - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

        - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

        We believe that these requirements have been satisfied as of the date of this prospectus supplement.

        If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

        - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

        - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

        -       the continued holding of offered certificates by a Plan.

        However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

        -       on behalf of a Plan sponsored by any member of the Restricted
                Group, and

        - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

        Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

        - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

                1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

                2.      an affiliate of that borrower,

        - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

        -       the continued holding of offered certificates by a Plan.

        Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

        Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the

Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

        -       providing services to the Plan, or

        -       having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

        Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

        A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

        Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

        The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

        - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

        - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

        The class A-1, A-2, B and C certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other offered certificates will constitute "mortgage related securities" for purposes of SMMEA, and, as a result, the appropriate characterization of those classes of offered certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

        Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

        See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

        We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

        Under the terms and subject to the conditions set forth in an underwriting agreement dated May 27, 2004, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

                          UNDERWRITER                        CLASS A-1          CLASS A-2           CLASS B
        ---------------------------------------------     ---------------    ---------------    ----------------
        Credit Suisse First Boston LLC...............     $   195,525,000    $   392,792,000    $     26,588,000
        KeyBanc Capital Markets, a Division of
           McDonald Investments Inc..................     $             0    $             0    $              0
        J.P. Morgan Securities Inc...................     $             0    $             0    $              0
        WaMu Capital Corp............................     $             0    $             0    $              0
                                                          ---------------    ---------------    ----------------
        TOTAL........................................     $   195,525,000    $   392,792,000    $     26,588,000

                          UNDERWRITER                        CLASS C            CLASS D             CLASS E
        ---------------------------------------------     ---------------    ---------------    ----------------
        Credit Suisse First Boston LLC...............     $    10,877,000    $    20,546,000    $      9,668,000
        KeyBanc Capital Markets, a Division of
           McDonald Investments Inc..................     $             0    $             0    $              0
        J.P. Morgan Securities Inc...................     $             0    $             0    $              0
        WaMu Capital Corp............................     $             0    $             0    $              0
                                                          ---------------    ---------------    ----------------
        TOTAL........................................     $    10,877,000        $20,546,000    $      9,668,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

        Our proceeds from the sale of the offered certificates will be approximately 99.16% of the total initial principal balance of the offered certificates, plus accrued interest from June 1, 2004, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,155,000.

        The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

        The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

        We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

        The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the

United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

        We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next 7 succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                    CLASS        S&P        FITCH
                   -------      -----      -------
                     A-1         AAA         AAA
                     A-2         AAA         AAA
                      B          AA          AA
                      C          AA-         AA-
                      D           A           A
                      E           A-          A-

        The ratings on the offered certificates address the likelihood of--

        - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

        - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

        The ratings on the offered certificates take into consideration--

        -       the credit quality of the mortgage pool,

        - structural and legal aspects associated with the offered certificates, and

        - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

        The ratings on the respective classes of offered certificates do not represent any assessment of--

        - the tax attributes of the offered certificates or of the trust fund,

        - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

        - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

        - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

        - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

        - the distribution of the broker strip fees to the broker strip payees; and

        - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

        Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

        There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Fitch.

        The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

        The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

        "0%/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

        "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

        "A/B INTERCREDITOR AGREEMENT" means, with respect to each A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between KeyBank or Column, as applicable, as the initial holder of the related A-Note Mortgage Loan, and CBA, as the initial holder of the related B-Note Companion Loan.

        "A/B LOAN PAIR" shall mean any A-Note Mortgage Loan, together with the related B-Note Companion Loan.

        "A/B MATERIAL DEFAULT" means, with respect to any A/B Loan Pair, one of the following events: (a) either the related A-Note Mortgage Loan or the related B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

        "A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Chablis Villas, Stancliff Apartments and Alana Woods Apartments, respectively. Each A-Note Mortgage Loan will, together with the corresponding B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

        "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

        "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

        - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

        -       such insurance is not available at any rate.

        "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

        "ADDITIONAL TRUST FUND EXPENSE" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

        - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

        -       is not included in the calculation of a Realized Loss,

        - is not covered by a servicing advance or a corresponding collection from the related borrower, and

        - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

        We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

        "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, including any primary servicing fee and, in some cases, any correspondent fee, and the trustee fee are calculated.

        "AIG" means American International Group, Inc.

        "ALLOCATED LOAN AMOUNT" means, for each mortgaged real property relating to a multi-property mortgage loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

        "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (i) the sum of (A) 90% of the appraised value of the related mortgaged real property as determined (I) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (II) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (ii) the sum of (X) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (Y) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (Z) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed). In the case of the Beverly Center Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the Beverly Center Total Loan, as if it was a single underlying mortgage loan, and then allocated, first, to the Beverly Center C-Note Companion Loan, up to its unpaid principal balance, second, to the Beverly Center B-Note Companion Loan, up to its unpaid principal balance, and last, PRO RATA by balance, to the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans.

        "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

        - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

        - the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

        - 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

        -       30 days after a borrower declares bankruptcy;

        - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

        -       immediately after a mortgaged real property becomes an REO
                Property;

provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of series 2004-C2 principal balance certificates (other than the series 2004-C2 class A-1, A-2 and A-1-A certificates) have been reduced to zero.

        "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

        "ASTM" means the American Society for Testing and Materials.

        "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

        "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

        -       Yield Maintenance Charges, or

        -       Post-ARD Additional Interest.

        The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2004-C2 certificates (other than the Class V, R and LR certificates) on that date.

        "B-NOTE COMPANION LOAN" shall mean, with respect to each A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such A-Note Mortgage Loan.

        "BEVERLY CENTER ALL NOTES INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement.

        "BEVERLY CENTER B-NOTE COMPANION LENDER" means the holder of the Beverly Center B-Note Companion Loan.

        "BEVERLY CENTER B-NOTE COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $20,000,000 that is secured by the Beverly Center Property, which mortgage loan will not be included in the trust fund. The Beverly Center B-Note Companion Loan is senior in right of payment to the Beverly Center C-Note Companion Loan, and subordinate in right of payment to the Beverly Center Senior Loan.

        "BEVERLY CENTER C-NOTE COMPANION LENDER" means the holder of the Beverly Center C-Note Companion Loan.

        "BEVERLY CENTER C-NOTE COMPANION LOAN" means the mortgage loan with a cut-off date principal balance of $21,000,000 that is secured by the Beverly Center Property, which mortgage loan will not be included in the trust fund. The Beverly Center C-Note Companion Loan is subordinate in right of payment to the Beverly Center Senior Loan and the Beverly Center B-Note Companion Loan.

        "BEVERLY CENTER COMPANION LENDER" means any holder of a Beverly Center Companion Loan.

        "BEVERLY CENTER COMPANION LOANS" means the Beverly Center PARI PASSU Companion Loans, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan.

        "BEVERLY CENTER CONTROLLING HOLDER(s)" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement.

        "BEVERLY CENTER INTERCREDITOR AGREEMENTS" means the Beverly Center All Notes Intercreditor Agreement and the Beverly Center Senior Notes Intercreditor Agreement, together.

        "BEVERLY CENTER JUNIOR COMPANION LOANS" means the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan.

        "BEVERLY CENTER MASTER SERVICER" means the master servicer in respect of the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement.

        "BEVERLY CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the Beverly Center Property.

        "BEVERLY CENTER PARI PASSU COMPANION LENDER" means any holder of a Beverly Center PARI PASSU Companion Loan. "BEVERLY CENTER PARI PASSU COMPANION LOANS" means any of the five (5) mortgage loans with an aggregate cut-off date principal balance of $222,000,000 that are secured by the Beverly Center Property, which mortgage loans will not be included in the trust fund. The Beverly Center PARI PASSU Companion Loans are PARI PASSU in right of payment with the Beverly Center Mortgage Loan and senior in right of payment with the Beverly Center Junior Companion Loans.

        "BEVERLY CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Beverly Center".

        "BEVERLY CENTER SENIOR LOAN" means the Beverly Center Mortgage Loan and the Beverly Center PARI PASSU Companion Loans collectively.

        "BEVERLY CENTER SENIOR NOTES INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Beverly Center Mortgage Loan" in this prospectus supplement.

        "BEVERLY CENTER SPECIAL SERVICER" means the special servicer in respect of the Beverly Center Total Loan under the series 2004-C1 pooling and servicing agreement.

        "BEVERLY CENTER SPECIALLY DESIGNATED SERVICING ACTION" means any of the following actions with respect to the Beverly Center Total Loan or any related REO Property, as applicable.

        - any modification or waiver of a monetary term of the Beverly Center Total Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on any mortgage loan comprising the Beverly Center Total Loan or the monthly debt service payment or yield maintenance payable on any mortgage loan comprising the Beverly Center Total Loan or a deferral or forgiveness of interest on or principal of any mortgage loan comprising the Beverly Center Total Loan or a modification of any other monetary term of any mortgage loan comprising the Beverly Center Total Loan relating to the timing or amount of any payment of principal and interest (other than Default Interest);

        - any modification of, or waiver with respect to, the Beverly Center Total Loan that would result in a discounted payoff of any mortgage loan comprising the Beverly Center Total Loan;

        - any foreclosure upon or comparable transfer (which may include acquisition by the series 2004-C1 trust fund of an REO Property) of the ownership of the Beverly Center Property or any acquisition of the Beverly Center Property by deed-in-lieu of foreclosure;

        -       any sale of the Beverly Center Property, including as an REO
                Property;

        - any release of the related borrower or any guarantor from liability with respect to the Beverly Center Total Loan;

        - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

        - any action to bring the Beverly Center Property, including as an REO Property, into compliance with environmental laws;

        - any substitution or release of collateral for the Beverly Center Total Loan, except as permitted by the related loan documents;

        - any transfer of the Beverly Center Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related loan documents;

        - any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

        - the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

        - any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

        - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related loan documents);

        - the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

        - any waiver of amounts required to be deposited into escrow or reserve accounts under the related loan documents, or any modification or amendment to any of the related loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the related loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

        - the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Beverly Center Total Loan (instead of rebuilding the Beverly Center Property), if such repayment would not result in the payment in full of all amounts due and payable to the Beverly Center Controlling Holder(s); and

        - any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents.

        "BEVERLY CENTER TOTAL LOAN" means the Beverly Center Mortgage Loan, the Beverly Center PARI PASSU Companion Loans, the Beverly Center B-Note Companion Loan and the Beverly Center C-Note Companion Loan, collectively.

        "CBA" means CBA-Mezzanine Capital Finance, LLC.

        "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

        "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking Luxembourg.

        "COLUMN" means Column Financial, Inc.

        "COMPANION LOANS" means, collectively, the Beverly Center Companion Loans and the B-Note Companion Loans.

        "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

        "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

        "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

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        "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

        - with respect to any underlying mortgage loan, other than the Beverly Center Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

                1. the cut-off-date principal balance of the subject mortgage loan, to

                2. the Most Recent Appraised Value of the related mortgaged real property;

        - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

                1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

                2. the total Most Recent Appraised Value for all of the related mortgaged real properties; and

        -       with respect to the Beverly Center Mortgage Loan, the ratio of--

                1. the total cut-off date principal balance of the Beverly Center Senior Loan, to

                2.      the Most Recent Appraised Value of the Beverly Center
                        Property.

        "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

        "DEFAULT INTEREST" means any interest that--

        - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

        - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

        "DEFAULTED LOAN" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

        "DTC" means The Depository Trust Company.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

        "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

        For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

        - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

                1. from operating statements relating to a complete fiscal year of the borrower ended in 2001, 2002 or 2003 or a trailing 12-month period ended in 2003 or 2004,

                2. by annualizing the amount of expenses for partial 2003 or 2004 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

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                3.      by calculating a stabilized estimate of operating
                        expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

                4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

        - the "expense modifications" made to the historical annual operating expenses for that property include--

                1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

                2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

                3.      the underwritten recurring replacement reserve amounts,

                4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

                5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

                6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

                7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

        The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

        By way of example, Estimated Annual Operating Expenses generally include--

        -       salaries and wages,

        -       the costs or fees of--

                1.      utilities,

                2.      repairs and maintenance,

                3.      replacement reserves,

                4.      marketing,

                5.      insurance,

                6.      management,

                7.      landscaping,

                8.      security, if provided at the property, and

        - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

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        Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

        "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

        For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

        - the "base estimated annual revenues" for that property were generally assumed to equal--

                1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

                2. in the case of a hospitality property, the estimated average room sales, and

                3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

        - the "revenue modifications" made to the base estimated annual revenues for that property include--

                1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

                2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

                3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

                4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

                5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

        By way of example, Estimated Annual Revenues generally include:

        - for multifamily rental properties and manufactured housing communities, rental and other revenues,

        - for hospitality properties, room, food and beverage, telephone and other revenues, and

        - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

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        In the case of an owner-occupied property for which no leases exist, the
Estimated Annual Revenues were--

        - determined on the assumption that the property was net leased to a single tenant at market rents, and

        - derived from rental rate and vacancy information for the surrounding real estate market.

        "EUROCLEAR" means The Euroclear System.

        "EXEMPTION-FAVORED PARTY" means any of the following--

        -       Credit Suisse First Boston LLC,

        - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

        - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

        "FAIR VALUE" means the fair value of the Defaulted Loan, determined in accordance with the Servicing Standard, taking into account the factors set forth in the pooling and servicing agreement.

        "FF&E" means furniture, fixtures and equipment.

        "FHLMC" means the Federal Home Loan Mortgage Corporation.

        "FITCH" means Fitch, Inc.

        "GAAP" means generally accepted accounting principles.

        "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

        "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

        "IRS" means the Internal Revenue Service.

        "KEYBANK" means KeyBank National Association.

        "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

        "LEASABLE SQUARE FOOTAGE", "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

        "LENNAR" means Lennar Partners, Inc.

        "LNR" means LNR Property Corporation.

        "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

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        "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

        "MATERIAL BREACH" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

        "MATERIAL DOCUMENT DEFECT" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

        "MATURITY/ARD BALANCE" means with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

        "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

        - with respect to any underlying balloon mortgage loan or ARD Loan, other than the Beverly Center Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

                1. the Maturity/ARD Balance of the subject mortgage loan, to

                2. the Most Recent Appraised Value of the related mortgaged real property;

        - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

                1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

                2. the total Most Recent Appraised Value of all of the related mortgaged real properties; and

        - with respect to the Beverly Center Mortgage Loan, the ratio of--

                1. the Maturity/ARD Balance of the Beverly Center Senior Loan (calculated as if it was a single underlying mortgage loan), to

                2.      the Most Recent Appraised Value of the Beverly Center
                        Property.

        "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C2 certificates and the underlying mortgage loans:

        - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $966,842,374;

        - the total initial principal balance or notional amount, as the case may be, of each class of series 2004-C2 certificates is as described in this prospectus supplement;

        - the pass-through rate for each interest-bearing class of series 2004-C2 certificates is as described in this prospectus supplement;

        - there are no delinquencies or losses with respect to the underlying mortgage loans;

        - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

        - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

        - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

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        -       each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth or eleventh day of each month, regardless of whether the subject date is a business day or not;

        - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

        - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

        - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

        - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

        - all prepayments on the underlying mortgage loans are assumed to be--

                (1)     accompanied by a full month's interest, and

                (2) received on the applicable due date of the relevant month;

        - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

        - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

        - the only trust fund expenses are the trustee fee and the master servicing fee;

        -       there are no Additional Trust Fund Expenses;

        - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

        - payments on the offered certificates are made on the 15th day of each month, commencing in July 2004; and

        - the offered certificates are settled on an assumed settlement date of June 14, 2004.

        "MOODY'S" means Moody's Investors Service, Inc.

        "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

        -       the "as is" value set forth in the related appraisal, plus

        - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

        In general, the amount of costs assumed by the appraiser for these purposes is based on--

        -       an estimate by the individual appraiser,

        -       an estimate by the related borrower,

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        -       the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

        -       a combination of these estimates.

        "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

        - with respect to any underlying mortgage loan, other than the Beverly Center Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

                1. the Most Recent Net Cash Flow for the related mortgaged real property, to

                2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in June 2004;

        - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

                1. the total Most Recent Net Cash Flow for those properties, to

                2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2004; and

        -       with respect to the Beverly Center Mortgage Loan, the ratio of--

                1. the Most Recent Net Cash Flow for the Beverly Center Property, to

                2. twelve times the average monthly debt service payment for the Beverly Center Senior Loan due on the related due date in March 2006 and on each of the next eleven due dates;

        provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of each of the first and second bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in June 2004 through and including the due date in May 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

        "MOST RECENT EXPENSES" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

        Expenses generally consist of all expenses incurred for the property, including--

        -       salaries and wages,

        -       the costs or fees of--

                1.      utilities,

                2.      repairs and maintenance,

                3.      marketing,

                4.      insurance,

                5.      management,

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                6.      landscaping,

                7.      security, if provided at the property, and

        -       the amount of--

                1.      real estate taxes,

                2.      general and administrative expenses,

                3.      ground lease payments, and

                4.      other costs.

        For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

        In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

        "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means, with respect to each mortgaged real property that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

        -       underwritten replacement reserve amounts; and

        - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

        - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

        "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

        "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

        "MOST RECENT REVENUES" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

        - for a multifamily rental property or a manufactured housing community, rental and other revenues;

        - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

        - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

        In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

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        "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

        - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

        -       the sum of--

                1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

                2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

        "NET MORTGAGE INTEREST RATE" means with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

        "NET MORTGAGE PASS-THROUGH RATE" means:

        - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

        - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

                1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

                2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date

        Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

        "NRSF" means net rentable square footage.

        "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

        "OPTION PERIOD" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

        "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

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        "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

        "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

        - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

        - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

        - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

        -       other matters to which like properties are commonly subject,

        - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

        - if the related mortgage loan is the Beverly Center Mortgage Loan or an A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan.

        - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

        "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

        "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

        "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA concerning what constitutes the assets of a Plan.

        "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

        "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

        "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

        "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means with respect to any Distribution Date, the sum of (i) the amount of any nonrecoverable advance that was reimbursed to the master servicer or trustee that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status that was reimbursed to the master servicer or trustee, with interest on such advance, that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing

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Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of
Expenses; Servicing Advances), in each case, during the period since the preceding Distribution Date.

        "PTE" means prohibited transaction exemption.

        "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

        "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Fitch and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Fitch or S&P to any class of series 2004-C2 certificates then rated by Fitch or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Series 2004-C2 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2004-C2 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

        "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

        "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

        "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

        "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

        "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

        "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer (or, in the case of the Beverly Center Mortgage Loan, unless the context otherwise requires, that is acquired by the Beverly Center Special

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Servicer) for the benefit of the series 2004-C2 certificateholders (or, if such property relates to an A/B Loan Pair, for the benefit of the series 2004-C2 certificateholders and the holder of the related Companion Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

        "RESTRICTED GROUP" means, collectively, the following persons and entities--

        -       the trustee,

        -       the Exemption-Favored Parties,

        -       us,

        -       the master servicer,

        -       the special servicer,

        -       any sub-servicers,

        -       the mortgage loan sellers,

        - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

        -       any and all affiliates of any of the aforementioned persons.

        "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

        "SEC" means the Securities and Exchange Commission.

        "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

        - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

        -       the lesser of--

                1. the Total Principal Distribution Amount for that distribution date, and

                2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2 and A-1-A certificates have been made on that distribution date.

        "SERIES 2004-C2 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C2 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C2 controlling class; provided, however, that until a Series 2004-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C2 controlling class that a Series 2004-C2 Directing Certificateholder is

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no longer designated, the series 2004-C2 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2004-C2 controlling class certificates will be the Series 2004-C2 Directing Certificateholder.

        "SERVICING STANDARD" means (subject to the discussion under "Description of the Mortgage Pool--The A/B Loan Pairs" in this prospectus supplement) the standard by which the master servicer and the special servicer will each service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement for the benefit of the series 2004-C2 certificateholders (as a collective whole) or, in the case of an A/B Loan Pair, for the benefit of the series 2004-C2 certificateholders and the holder of the related Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent consistent with the foregoing, further as follows--

        - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

        - with a view to the timely recovery of all scheduled payments of principal and interest under the serviced mortgage loans, the full collection of all Yield Maintenance Charges that may become payable under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2004-C2 certificateholders (as a collective whole) or, in the case of an A/B Loan Pair, for the benefit of the series 2004-C2 certificateholders and the holder of the related Companion Loan (as a collective whole), on a present value basis; and

        -       without regard to--

                (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, a mortgage loan seller or any other party to the pooling and servicing agreement,

                (b) the ownership of any series 2004-C2 certificate by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

                (c)     the master servicer's obligation to make advances,

                (d) the special servicer's obligation to request that the master servicer make servicing advances,

                (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                (f) the ownership, servicing or management for itself or others of any other mortgage loans or mortgaged properties by the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable,

                (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

                (h) any debt that the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable, has extended to any borrower.

        "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

        1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to

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        refinance, such default continues unremedied (including, in the case of the Beverly Center Mortgage Loan, by the Beverly Center Controlling Holder(s)) beyond the earlier of (i) 60 days after its maturity date or
        (ii) the expiration of such commitment;

        2.      any monthly payment is more than 60 or more days delinquent;

        3.      the related borrower has--

                (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

                (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

                (3) has admitted in writing its inability to pay its debts generally as they become due;

        4. the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

        5. in the judgment of the master servicer or special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower (or, in the case of the Beverly Center Mortgage Loan, by the Beverly Center Controlling Holder(s)) within 60 days (or in the case of a payment default or imminent payment default, for the time period described in clause 1. or 2., as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2004-C2 Directing Certificateholder has concurred with such determination; or

        6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied (including, in the case of the Beverly Center Mortgage Loan, by the Beverly Center Controlling Holder(s)) for 60 days (irrespective of any grace period specified in the related mortgage note).

        A Servicing Transfer Event will cease to exist, if and when:

        - with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

        - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

        - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

        - with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

        "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

        "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

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        "SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the pooling and servicing agreement:

        - any modification, waiver or amendment of a monetary term of a mortgage loan (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

        - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

        - any proposed or actual sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

        - any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

        - any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than in accordance with the terms of that mortgage loan);

        - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

        - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any mortgage loan;

        - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

        - any release of collateral for a specially serviced mortgage loan or releases of earn-out reserves or related letters of credit with respect to an underlying mortgage loan (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan); and

        - such other events as may be expressly provided for in the pooling and servicing agreement.

        "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

        - will initially equal its unpaid principal balance as of its due date in June 2004 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

        - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

                1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

                2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

        However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

        "TI/LC" means tenant improvements and leasing commissions.

        "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2004-C2 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

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        "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

        - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

                1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans (but not in respect of amounts payable to any B-Note Companion Loan pursuant to the related intercreditor agreement) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in June 2004 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

                2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

                3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans (but not in respect of amounts payable to any B-Note Companion Loan pursuant to the related intercreditor agreement) or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in June 2004, and

                4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

        - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

        Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date. The Total Principal Distribution Amount will be increased on any Distribution Date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to a mortgage loan if such advance was previously reimbursed from principal in a manner that resulted in a Principal Distribution Adjustment Amount on a prior Distribution Date.

        "UNDERWRITER EXEMPTION" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

        "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

        - with respect to any underlying mortgage loan, other than the Beverly Center Mortgage Loan and other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

                1. the Underwritten Net Cash Flow for the related mortgaged real property, to

                2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in June 2004;

        - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

                1. the total Underwritten Net Cash Flow for those properties, to

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                2.      twelve times the monthly debt service payment(s) for
                        that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2004; and

        -       with respect to the Beverly Center Mortgage Loan, the ratio of--

                1. the Underwritten Net Cash Flow for the Beverly Center Property, to

                2. twelve times the average monthly debt service payment for the Beverly Center Senior Loan due on the related due date in March 2006 and on each of the next eleven due dates;

                provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of each of the first and second bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in June 2004 through and including the due date in May 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

        "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

        "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

        - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

        -       is equal to the excess of--

                1.      the Estimated Annual Revenues for the property, over

                2. the Estimated Annual Operating Expenses for the property.

        The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

        Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

        "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

        -       underwritten recurring replacement reserve amounts;

        -       capital improvements, including recurring capital improvements;

        - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

        - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

        "UNITED STATES PERSON" means

        -       a citizen or resident of the United States;

        -       a domestic partnership;

        -       a domestic corporation;

        -       any estate, other than a foreign estate within the meaning of
                Section 7701(a)(31) of the Internal Revenue Code, and

        -       any trust if -

                1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

                2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

        "UNITS" means--

        - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

        - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

        "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

        "WEIGHTED AVERAGE NET POOL PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

        "WELLS FARGO" means Wells Fargo Bank, N.A.

        "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

        "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

        "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage, which in some cases may vary, of the amount prepaid.

        "YMX/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

        "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE         MORTGAGE
              LOAN                                                     PRINCIPAL             LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                    BALANCE (1)           SELLER
 -   -------  -----  -------------                                    ------------          ------
 1              1    Beverly Center                                  $  84,500,000  Column Financial, Inc.
 2              1    230 Park Avenue South                              82,454,224  Column Financial, Inc.
 3              1    La Habra Marketplace                               62,550,000  Column Financial, Inc.
 4              1    Valley Hills Mall                                  61,780,421  Column Financial, Inc.
 5              1    Airport Plaza                                      54,752,854  Column Financial, Inc.
 6              1    Energy Centre                                      53,679,644  Column Financial, Inc.
 7              2    ParkCrest At The Lakes                             25,020,000  KeyBank
 8              1    30 South Meridian                                  23,391,847  Column Financial, Inc.
 9              1    Center of Bonita Springs                           22,892,304  Column Financial, Inc.
10a             2    The Brittany                                        9,537,212  Column Financial, Inc.
10b             2    The Park                                            7,940,315  Column Financial, Inc.
10c             2    The Bay Club                                        4,967,298  Column Financial, Inc.
 11             1    Maui Coast Hotel                                   21,838,326  Column Financial, Inc.
 12             1    Peoria Crossings                                   20,497,400  KeyBank
 13             1    Centre at Golden Ring II                           19,405,106  Column Financial, Inc.
 14     A       2    Tierra West Mobile Home Park                        8,030,000  Column Financial, Inc.
 15     A       2    Village Park Mobile Home Park                       3,400,000  Column Financial, Inc.
 16     A       2    Aztec Village                                       3,270,000  Column Financial, Inc.
 17     A       2    Longview Mobile Home Park                           1,000,000  Column Financial, Inc.
 18             1    Pembroke Office Park                               15,507,103  KeyBank
 19             2    Stancliff Park Apartments                          13,717,785  Column Financial, Inc.
 20             1    Northwoods Plaza Shopping Center                   13,610,116  Column Financial, Inc.
 21             2    Arbor Lakes Apartments                             13,500,000  KeyBank
 22             1    Park 270 II                                        13,000,000  Column Financial, Inc.
 23     B       2    Shadow Oaks Apartments                              6,845,791  Column Financial, Inc.
 24     B       2    Ralston Place Apartments                            6,074,084  Column Financial, Inc.
 25             2    Mallard Creek Apartments                           10,936,425  Column Financial, Inc.
 26             1    North Ranch Pavilions Shopping Center              10,157,400  KeyBank
 27             1    Corner Lakes Plaza                                  8,550,000  Column Financial, Inc.
 28             2    Arbors of Central Park Apartments                   8,453,097  Column Financial, Inc.
 29             2    Villages at Sunbury Mills                           8,291,988  KeyBank
30a             1    Maxwell Portfolio - Guilford Station                2,770,407  Column Financial, Inc.
30b             1    Maxwell Portfolio - Shops on the Curve              2,187,992  Column Financial, Inc.
30c             1    Maxwell Portfolio - Shops at Kirkwood               1,715,763  Column Financial, Inc.
30d             1    Maxwell Portfolio - Stanley Road Shops              1,196,312  Column Financial, Inc.
 31             1    TownePlace Suites                                   7,857,838  Column Financial, Inc.
 32             1    2 Research Park Office Building                     7,787,944  KeyBank
 33             2    Hunt Club Apartments                                7,758,097  Column Financial, Inc.
 34     C       1    Centre at Smith Valley                              5,395,630  KeyBank
 35     C       1    The Centre at Stop 11                               2,117,368  KeyBank
 36             2    Squire Hill II Apartments                           7,463,580  Column Financial, Inc.
 37             1    County of LA Building                               7,450,000  KeyBank
 38             2    Silver Creek Apartments                             6,992,474  KeyBank
 39             2    Wallen Hills Apartments                             6,800,000  KeyBank
 40             1    Comfort Suites Chesapeake                           6,536,203  Column Financial, Inc.
 41             2    Branchester Lakes Apartments                        6,511,895  Column Financial, Inc.
 42             1    Lynnwood Shopping Center                            6,394,427  KeyBank
 43             1    AAA Quality Self Storage                            6,380,412  KeyBank
 44             2    Shadow Creek Apartments                             5,940,812  Column Financial, Inc.
 45             1    Walgreens - Long Beach, CA                          5,794,193  KeyBank
 46             2    Moore Court Apartments                              5,724,528  Column Financial, Inc.
 47             2    Chablis Villas                                      5,640,214  Column Financial, Inc.
 48             1    Evergreen Office Tower                              5,573,495  Column Financial, Inc.
 49             2    The Chelsea Apartments                              5,567,896  Column Financial, Inc.
 50             2    Alana Woods Apartments                              5,348,555  KeyBank
 51             2    Village of Northampton Apartments                   5,268,009  Column Financial, Inc.
 52             1    The Center at Slatten Ranch                         4,994,687  KeyBank
 53             2    The Richmond Hills Apartments                       4,988,818  KeyBank
 54             1    Great Petaluma Mill                                 4,754,139  Column Financial, Inc.
 55             1    Storage Max Self Storage                            4,546,109  KeyBank
 56             1    Indian Wells Recreational Vehicle Park              4,267,185  Column Financial, Inc.
 57             1    Wimbledon Plaza                                     4,078,804  Column Financial, Inc.
 58             1    Linkletter Self Storage                             3,767,109  KeyBank
 59             1    Cornerstone Plaza Shopping Center                   3,657,341  Column Financial, Inc.
 60             1    St. George Medical Park                             3,649,639  Column Financial, Inc.
 61             2    Fort Pike Commons                                   3,573,555  Column Financial, Inc.
 62             1    Cordova Crossing Shopping Center                    3,533,089  Column Financial, Inc.
 63             1    Braves Village                                      3,479,311  Column Financial, Inc.
 64             1    Farmbrook Medical Building I                        3,183,268  Column Financial, Inc.
 65             1    Meridian Center                                     3,033,095  Column Financial, Inc.
 66             2    Burton Apartments                                   2,986,103  KeyBank

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                   MANAGEMENT COMPANY
 -   -------  -----  -------------                                   ------------------
 1              1    Beverly Center                                  The Taubman Company, LLC
 2              1    230 Park Avenue South                           Cushman & Wakefield
 3              1    La Habra Marketplace                            Parkstone Management Services
 4              1    Valley Hills Mall                               Owner Managed
 5              1    Airport Plaza                                   Levcom Shopping Centers
 6              1    Energy Centre                                   IPC Real Estate Management LLC
 7              2    ParkCrest At The Lakes                          Naples Realty Group, LLC
 8              1    30 South Meridian                               KMI Management, LLC
 9              1    Center of Bonita Springs                        Main Street Management Services, Inc.
10a             2    The Brittany                                    Northland Investment Corporation
10b             2    The Park                                        Northland Investment Corporation
10c             2    The Bay Club                                    Northland Investment Corporation
 11             1    Maui Coast Hotel                                Paramount Hotel Management Company, LLC
 12             1    Peoria Crossings                                Inland Western Management Corp.
 13             1    Centre at Golden Ring II                        Golden Ring II Management Company, LLC
 14     A       2    Tierra West Mobile Home Park                    Ricmar Corporation
 15     A       2    Village Park Mobile Home Park                   Ricmar Corporation
 16     A       2    Aztec Village                                   Ricmar Corporation
 17     A       2    Longview Mobile Home Park                       Ricmar Corporation
 18             1    Pembroke Office Park                            Great Atlantic Management Company
 19             2    Stancliff Park Apartments                       CNC Investments, Ltd., L.L.P.
 20             1    Northwoods Plaza Shopping Center                Rivercrest Realty Associates, LLC
 21             2    Arbor Lakes Apartments                          Mid-America Management Corporation
 22             1    Park 270 II                                     Grubb & Ellis Management Services, Inc.
 23     B       2    Shadow Oaks Apartments                          CNC Investments, Ltd., L.L.P.
 24     B       2    Ralston Place Apartments                        CNC Investments, Ltd., L.L.P.
 25             2    Mallard Creek Apartments                        Greystar Management Services, L.P.
 26             1    North Ranch Pavilions Shopping Center           Inland Pacific Management Corp.
 27             1    Corner Lakes Plaza                              Miller Group Management Corporation
 28             2    Arbors of Central Park Apartments               FWC TP Management Company, Inc.
 29             2    Villages at Sunbury Mills                       On Site Management, Ltd.
30a             1    Maxwell Portfolio - Guilford Station            NAI/Maxwell Associates, Inc.
30b             1    Maxwell Portfolio - Shops on the Curve          NAI/Maxwell Associates, Inc.
30c             1    Maxwell Portfolio - Shops at Kirkwood           NAI/Maxwell Associates, Inc.
30d             1    Maxwell Portfolio - Stanley Road Shops          NAI/Maxwell Associates, Inc.
 31             1    TownePlace Suites                               Fairway Hospitality Management Services, Inc.
 32             1    2 Research Park Office Building                 Caldwell Watson Real Estate Group
 33             2    Hunt Club Apartments                            CNC Investments, Ltd., L.L.P.
 34     C       1    Centre at Smith Valley                          Cornerstone Investments
 35     C       1    The Centre at Stop 11                           Cornerstone Investments
 36             2    Squire Hill II Apartments                       Weinstein Management Co., Inc.
 37             1    County of LA Building                           Coreland Companies
 38             2    Silver Creek Apartments                         GREP Southwest
 39             2    Wallen Hills Apartments                         Mid-America Management Corporation
 40             1    Comfort Suites Chesapeake                       LTD Management Company, Inc.
 41             2    Branchester Lakes Apartments                    Whittle & Roper, Inc.
 42             1    Lynnwood Shopping Center                        Navigator Real Estate Services, LLC
 43             1    AAA Quality Self Storage                        WEBSCO Properties, Inc.
 44             2    Shadow Creek Apartments                         Leyendecker Management Services, Inc.
 45             1    Walgreens - Long Beach, CA                      Owner Managed
 46             2    Moore Court Apartments                          Marling Management, Inc.
 47             2    Chablis Villas                                  Evergreen Realty, Inc.
 48             1    Evergreen Office Tower                          TPG Management, Inc.
 49             2    The Chelsea Apartments                          Nelson Interests, Inc.
 50             2    Alana Woods Apartments                          Keystone Property Management, Inc.
 51             2    Village of Northampton Apartments               Kimmelman & Company
 52             1    The Center at Slatten Ranch                     Radius Group
 53             2    The Richmond Hills Apartments                   InterCoastal Property Services, LLC
 54             1    Great Petaluma Mill                             G&W Management Co.
 55             1    Storage Max Self Storage                        Owner Managed
 56             1    Indian Wells Recreational Vehicle Park          National Home Communities , L.L.C.
 57             1    Wimbledon Plaza                                 Community Management Corporation
 58             1    Linkletter Self Storage                         The William Warren Group
 59             1    Cornerstone Plaza Shopping Center               CNC Investments, Ltd., L.L.P.
 60             1    St. George Medical Park                         Paul Properties, Inc.
 61             2    Fort Pike Commons                               Barracks Management Co. Inc.
 62             1    Cordova Crossing Shopping Center                Pacific Commercial Management, Inc.
 63             1    Braves Village                                  Mark Properties, Inc.
 64             1    Farmbrook Medical Building I                    ITM Management Company, Inc.
 65             1    Meridian Center                                 Cascade Properties Inc.
 66             2    Burton Apartments                               Sentry Property Management Corporation

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                   ADDRESS
 -   -------  -----  -------------                                   -------
 1              1    Beverly Center                                  8500 Beverly Boulevard
 2              1    230 Park Avenue South                           230 Park Avenue South
 3              1    La Habra Marketplace                            1331-1941 West Imperial Highway
 4              1    Valley Hills Mall                               1960 Highway 70 Southeast
 5              1    Airport Plaza                                   Route 110 & Conklin Street
 6              1    Energy Centre                                   1100 Poydras Street
 7              2    ParkCrest At The Lakes                          13621 Parkcrest Boulevard
 8              1    30 South Meridian                               30 South Meridian
 9              1    Center of Bonita Springs                        3300 Bonita Beach Road
10a             2    The Brittany                                    1874 Brittany Drive
10b             2    The Park                                        2500 Eastway Drive
10c             2    The Bay Club                                    9350 South Padre Island Drive
 11             1    Maui Coast Hotel                                2259 South Kihei Road
 12             1    Peoria Crossings                                9230-9470 West Northern Avenue
 13             1    Centre at Golden Ring II                        8640 Pulaski Highway
 14     A       2    Tierra West Mobile Home Park                    224 Paseo Del Volcan, Southwest
 15     A       2    Village Park Mobile Home Park                   10200 2nd Street Northwest
 16     A       2    Aztec Village                                   3000 Aztec Road
 17     A       2    Longview Mobile Home Park                       10200 Central Avenue Southwest
 18             1    Pembroke Office Park                            281 Independence Boulevard
 19             2    Stancliff Park Apartments                       10305 Lands End Drive
 20             1    Northwoods Plaza Shopping Center                7601-7833 North Kings Highway
 21             2    Arbor Lakes Apartments                          1700 Bayview Drive
 22             1    Park 270 II                                     1801 Park 270 Drive
 23     B       2    Shadow Oaks Apartments                          13901 North Florida Avenue
 24     B       2    Ralston Place Apartments                        2803 West Sligh Avenue
 25             2    Mallard Creek Apartments                        23423 US Highway 59
 26             1    North Ranch Pavilions Shopping Center           1125 and 1145-1165 Lindero Canyon Road
 27             1    Corner Lakes Plaza                              16825-16889 East Colonial Drive
 28             2    Arbors of Central Park Apartments               2701 Parkview lane
 29             2    Villages at Sunbury Mills                       502 Millag Drive
30a             1    Maxwell Portfolio - Guilford Station            5529-5567 West Market Street
30b             1    Maxwell Portfolio - Shops on the Curve          1622 Stanley Road
30c             1    Maxwell Portfolio - Shops at Kirkwood           2501 Lawndale Drive
30d             1    Maxwell Portfolio - Stanley Road Shops          1621 Stanley Road
 31             1    TownePlace Suites                               5424 Citrus Boulevard
 32             1    2 Research Park Office Building                 1700 Research Parkway
 33             2    Hunt Club Apartments                            1001 Fuller Wiser Road
 34     C       1    Centre at Smith Valley                          1675 West Smith Valley Road
 35     C       1    The Centre at Stop 11                           2208-2362 East Stop 11 Road
 36             2    Squire Hill II Apartments                       1000 Old Brook Road
 37             1    County of LA Building                           921 East Compton Boulevard
 38             2    Silver Creek Apartments                         10851 North 43rd Avenue
 39             2    Wallen Hills Apartments                         402 Wallen Hills Drive
 40             1    Comfort Suites Chesapeake                       1550 Crossways Boulevard
 41             2    Branchester Lakes Apartments                    6797 Lake Road
 42             1    Lynnwood Shopping Center                        17523 Highway 99
 43             1    AAA Quality Self Storage                        216 East Arrow Highway
 44             2    Shadow Creek Apartments                         2807 Daniel McCall Drive
 45             1    Walgreens - Long Beach, CA                      3570 Atlantic Avenue
 46             2    Moore Court Apartments                          230-386 Moore Court & 150-295 Glen Street
 47             2    Chablis Villas                                  6592 Steinway Drive
 48             1    Evergreen Office Tower                          9600 South Western Avenue
 49             2    The Chelsea Apartments                          163 Treasure Way
 50             2    Alana Woods Apartments                          1060 Aaron Drive
 51             2    Village of Northampton Apartments               1778 Northampton Road
 52             1    The Center at Slatten Ranch                     5819 and 5829 Lone Tree Way
 53             2    The Richmond Hills Apartments                   25450-25454 Euclid Avenue
 54             1    Great Petaluma Mill                             6 North Petaluma Boulevard
 55             1    Storage Max Self Storage                        8363 Foothill Boulevard
 56             1    Indian Wells Recreational Vehicle Park          47-340 Jefferson Street
 57             1    Wimbledon Plaza                                 11770-11818 Springfield Pike
 58             1    Linkletter Self Storage                         2318 East South Street
 59             1    Cornerstone Plaza Shopping Center               4051 FM 1960 West
 60             1    St. George Medical Park                         736 South 900 East
 61             2    Fort Pike Commons                               85 Worth Road
 62             1    Cordova Crossing Shopping Center                5010 & 5020 Bayou Boulevard
 63             1    Braves Village                                  5411 Dick Pond Road
 64             1    Farmbrook Medical Building I                    29829 Telegraph Road
 65             1    Meridian Center                                 16116 Meridian East
 66             2    Burton Apartments                               971-981 Tremont Street

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                   CITY              COUNTY                STATE  ZIP CODE
 -   -------  -----  -------------                                   ----              ------                -----  --------
 1              1    Beverly Center                                  Los Angeles       Los Angeles             CA     90048
 2              1    230 Park Avenue South                           New York          New York                NY     10003
 3              1    La Habra Marketplace                            La Habra          Orange                  CA     90631
 4              1    Valley Hills Mall                               Hickory           Catawba                 NC     28602
 5              1    Airport Plaza                                   Farmingdale       Suffolk                 NY     11735
 6              1    Energy Centre                                   New Orleans       Orleans Parish          LA     70163
 7              2    ParkCrest At The Lakes                          Fort Myers        Lee                     FL     33912
 8              1    30 South Meridian                               Indianapolis      Marion                  IN     46204
 9              1    Center of Bonita Springs                        Bonita Springs    Lee                     FL     34134
10a             2    The Brittany                                    Melbourne         Brevard                 FL     32903
10b             2    The Park                                        Charlotte         Mecklenburg             NC     28205
10c             2    The Bay Club                                    Corpus Christi    Nueces                  TX     78418
 11             1    Maui Coast Hotel                                Kihei             Maui                    HI     96753
 12             1    Peoria Crossings                                Glendale          Maricopa                AZ     85305
 13             1    Centre at Golden Ring II                        Baltimore         Baltimore               MD     21237
 14     A       2    Tierra West Mobile Home Park                    Albuquerque       Bernalillo              NM     87121
 15     A       2    Village Park Mobile Home Park                   Albuquerque       Bernalillo              NM     87114
 16     A       2    Aztec Village                                   Albuquerque       Bernalillo              NM     87107
 17     A       2    Longview Mobile Home Park                       Albuquerque       Bernalillo              NM     85345
 18             1    Pembroke Office Park                            Virginia Beach    Virginia Beach City     VA     23462
 19             2    Stancliff Park Apartments                       Houston           Harris                  TX     77099
 20             1    Northwoods Plaza Shopping Center                Myrtle Beach      Horry                   SC     29572
 21             2    Arbor Lakes Apartments                          Fort Wayne        Allen                   IN     46815
 22             1    Park 270 II                                     Maryland Heights  St. Louis               MO     63146
 23     B       2    Shadow Oaks Apartments                          Tampa             Hillsborough            FL     33613
 24     B       2    Ralston Place Apartments                        Tampa             Hillsborough            FL     33614
 25             2    Mallard Creek Apartments                        Houston           Montgomery              TX     77339
 26             1    North Ranch Pavilions Shopping Center           Thousand Oaks     Ventura                 CA     91362
 27             1    Corner Lakes Plaza                              Orlando           Orange                  FL     32820
 28             2    Arbors of Central Park Apartments               Bedford           Tarrant                 TX     76022
 29             2    Villages at Sunbury Mills                       Sunbury           Delaware                OH     43074
30a             1    Maxwell Portfolio - Guilford Station            Greensboro        Guilford                NC     27409
30b             1    Maxwell Portfolio - Shops on the Curve          Greensboro        Guilford                NC     27407
30c             1    Maxwell Portfolio - Shops at Kirkwood           Greensboro        Guilford                NC     27408
30d             1    Maxwell Portfolio - Stanley Road Shops          Greensboro        Guilford                NC     27407
 31             1    TownePlace Suites                               Harahan           Jefferson Parish        LA     70123
 32             1    2 Research Park Office Building                 College Station   Brazos                  TX     77845
 33             2    Hunt Club Apartments                            Euless            Tarrant                 TX     76039
 34     C       1    Centre at Smith Valley                          Greenwood         Johnson                 IN     46142
 35     C       1    The Centre at Stop 11                           Indianapolis      Marion                  IN     46227
 36             2    Squire Hill II Apartments                       Charlottesville   Albemarle               VA     22901
 37             1    County of LA Building                           Compton           Los Angeles             CA     90221
 38             2    Silver Creek Apartments                         Phoenix           Maricopa                AZ     85029
 39             2    Wallen Hills Apartments                         Fort Wayne        Allen                   IN     46825
 40             1    Comfort Suites Chesapeake                       Chesapeake        Chesapeake              VA     23320
 41             2    Branchester Lakes Apartments                    Prince George     Prince George           VA     23875
 42             1    Lynnwood Shopping Center                        Lynnwood          Snohomish               WA     98037
 43             1    AAA Quality Self Storage                        Covina            Los Angeles             CA     91722
 44             2    Shadow Creek Apartments                         Lufkin            Angelina                TX     75901
 45             1    Walgreens - Long Beach, CA                      Long Beach        Los Angeles             CA     90807
 46             2    Moore Court Apartments                          Grayslake         Lake                    IL     60030
 47             2    Chablis Villas                                  Reynoldsburg      Franklin                OH     43068
 48             1    Evergreen Office Tower                          Evergreen Park    Cook                    IL     60606
 49             2    The Chelsea Apartments                          San Antonio       Bexar                   TX     78209
 50             2    Alana Woods Apartments                          DeWitt            Clinton                 MI     48820
 51             2    Village of Northampton Apartments               Akron             Summit                  OH     44313
 52             1    The Center at Slatten Ranch                     Antioch           Contra Costa            CA     94531
 53             2    The Richmond Hills Apartments                   Euclid            Cuyahoga                OH     44117
 54             1    Great Petaluma Mill                             Petaluma          Sonoma                  CA     94952
 55             1    Storage Max Self Storage                        Rancho Cucamonga  San Bernardino          CA     91730
 56             1    Indian Wells Recreational Vehicle Park          Indio             Riverside               CA     92201
 57             1    Wimbledon Plaza                                 Springdale        Hamilton                OH     45246
 58             1    Linkletter Self Storage                         Long Beach        Los Angeles             CA     90805
 59             1    Cornerstone Plaza Shopping Center               Houston           Harris                  TX     77068
 60             1    St. George Medical Park                         St. George        Washington              UT     84790
 61             2    Fort Pike Commons                               Sackets Harbor    Jefferson               NY     13685
 62             1    Cordova Crossing Shopping Center                Pensacola         Escambia                FL     32503
 63             1    Braves Village                                  Socastee          Horry                   SC     29575
 64             1    Farmbrook Medical Building I                    Southfield        Oakland                 MI     48034
 65             1    Meridian Center                                 Puyallup          Pierce                  WA     98375
 66             2    Burton Apartments                               Roxbury Crossing  Suffolk                 MA     02120

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE         MORTGAGE
               LOAN                                                    PRINCIPAL             LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                    BALANCE (1)           SELLER
 -   -------  -----  -------------                                    ------------          ------
 67             2    Regency Apartments                              $   2,984,513  Column Financial, Inc.
 68             1    Woodmont Crescent                                   2,980,208  Column Financial, Inc.
 69             2    Mountain View Acres Mobile Home Park                2,945,349  Column Financial, Inc.
 70             2    Sterling Point Apartments II                        2,897,462  KeyBank
 71             1    Main Street Commons                                 2,774,754  Column Financial, Inc.
 72             2    Market Ridge Apartments                             2,774,277  Column Financial, Inc.
 73             2    Newberry Square Apartments                          2,439,110  Column Financial, Inc.
 74             1    312 South State                                     2,381,823  Column Financial, Inc.
 75             2    Mirage Villa Apartments                             2,380,744  Column Financial, Inc.
 76             1    Boaz Shopping Center                                2,298,163  KeyBank
 77             1    Adam's Mini Storage                                 2,284,131  Column Financial, Inc.
 78             1    Minden Shopping Center                              2,223,252  KeyBank
 79             1    Holden & Manor Retail Center                        2,086,191  Column Financial, Inc.
 80             1    Hester Business Rentals                             2,070,600  Column Financial, Inc.
 81             1    Hunt Creek Commons                                  2,050,103  Column Financial, Inc.
 82             1    Huntington Professional Park                        1,914,401  Column Financial, Inc.
 83             1    White Rose Shopping Center                          1,835,964  Column Financial, Inc.
 84             1    Takoma Park Plaza                                   1,713,006  Column Financial, Inc.
 85             1    Knollwood Park                                      1,591,092  Column Financial, Inc.
 86             2    Sunset Market Plaza & 1300 Lilac Apartments         1,589,353  Column Financial, Inc.
 87             1    Dakin Mobile Home Community                         1,544,111  Column Financial, Inc.
 88             2    Apple Valley Mobile Home Park                       1,541,485  Column Financial, Inc.
 89             2    The Meadows Apartments                              1,509,830  Column Financial, Inc.
 90             1    Sunrise Shopping Center                             1,506,370  Column Financial, Inc.
 91             2    1665 Lamont                                         1,378,397  Column Financial, Inc.
 92             2    Crofton Apartments                                  1,341,310  Column Financial, Inc.
 93             2    1627 Lamont                                         1,313,940  Column Financial, Inc.
 94             2    Mount West Apartments                               1,271,234  Column Financial, Inc.
 95             2    Colonial Point Apartments                           1,242,917  Column Financial, Inc.
 96             1    Blue Mountain Village                               1,195,374  Column Financial, Inc.
 97             1    InSite Chicago Ashland                              1,150,677  Column Financial, Inc.
 98             1    Storage Place of Katy, Texas                        1,041,892  Column Financial, Inc.
 99             1    43 New Brunswick Avenue                               989,850  Column Financial, Inc.
100             2    Village Mobile Home Park                              961,527  Column Financial, Inc.
101             1    Wal-mart Supercenter outparcel-Memphis                957,687  Column Financial, Inc.
102             2    Occidental Boulevard                                  810,680  Column Financial, Inc.
103             2    Waters Edge Towns Apartments                          792,787  Column Financial, Inc.
104             2    Schuulyer & Flaherty                                  767,645  Column Financial, Inc.
105             2    Fulcher Avenue                                        701,263  Column Financial, Inc.
106             2    Roselle Park Apartments                               693,216  Column Financial, Inc.
107             2    Spaulding Apartments                                  680,457  Column Financial, Inc.
108             2    2112 O Street                                         521,625  Column Financial, Inc.
109             2    Notre Dame Ave                                        496,570  Column Financial, Inc.

                                                                     -------------
TOTAL/WEIGHTED AVERAGE:                                              $ 966,842,374
                                                                     =============

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                   MANAGEMENT COMPANY
 -   -------  -----  -------------                                   ------------------
 67             2    Regency Apartments                              SunChase American, Ltd.
 68             1    Woodmont Crescent                               Eisner Co.
 69             2    Mountain View Acres Mobile Home Park            Waterhouse Management Corporation
 70             2    Sterling Point Apartments II                    Picerne Management Company
 71             1    Main Street Commons                             GC Management, Inc.
 72             2    Market Ridge Apartments                         Fitzpatrick Realty Ltd.
 73             2    Newberry Square Apartments                      Midwest Management Company, LLC
 74             1    312 South State                                 Oxford Property Management, LLC
 75             2    Mirage Villa Apartments                         Owner Managed
 76             1    Boaz Shopping Center                            Spectra Group
 77             1    Adam's Mini Storage                             Owner Managed
 78             1    Minden Shopping Center                          Spectra Management Company
 79             1    Holden & Manor Retail Center                    C.A.F., LLC
 80             1    Hester Business Rentals                         Owner managed
 81             1    Hunt Creek Commons                              Market Land Company, LLC
 82             1    Huntington Professional Park                    Owner Managed
 83             1    White Rose Shopping Center                      Victor Kasner
 84             1    Takoma Park Plaza                               First Washington Realty, Inc.
 85             1    Knollwood Park                                  Owner Managed
 86             2    Sunset Market Plaza & 1300 Lilac Apartments     Owner Managed
 87             1    Dakin Mobile Home Community                     Owner Managed
 88             2    Apple Valley Mobile Home Park                   Owner Managed
 89             2    The Meadows Apartments                          Owner Managed
 90             1    Sunrise Shopping Center                         Owner Managed
 91             2    1665 Lamont                                     Owner Managed
 92             2    Crofton Apartments                              River City Real Estate Company
 93             2    1627 Lamont                                     Owner Managed
 94             2    Mount West Apartments                           Owner Managed
 95             2    Colonial Point Apartments                       Owner Managed
 96             1    Blue Mountain Village                           Owner managed
 97             1    InSite Chicago Ashland                          Owner Managed
 98             1    Storage Place of Katy, Texas                    Owner Managed
 99             1    43 New Brunswick Avenue                         Owner Managed
100             2    Village Mobile Home Park                        Owner Managed
101             1    Wal-mart Supercenter outparcel-Memphis          Owner Managed
102             2    Occidental Boulevard                            Kaufman Properties
103             2    Waters Edge Towns Apartments                    Owner Managed
104             2    Schuulyer & Flaherty                            Owner Managed
105             2    Fulcher Avenue                                  Mark Kaufmann Properties, Inc.
106             2    Roselle Park Apartments                         Owner managed
107             2    Spaulding Apartments                            Owner Managed
108             2    2112 O Street                                   Owner Managed
109             2    Notre Dame Ave                                  Owner Managed

TOTAL/WEIGHTED AVERAGE:

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                   ADDRESS
 -   -------  -----  -------------                                   -------
 67             2    Regency Apartments                              4350 West Kennedy Boulevard
 68             1    Woodmont Crescent                               7766 - 7770 Woodmont
 69             2    Mountain View Acres Mobile Home Park            3156 Esplanade
 70             2    Sterling Point Apartments II                    3802 East Baseline Road
 71             1    Main Street Commons                             3463-A Lawrenceville Suwannee Road
 72             2    Market Ridge Apartments                         137-157 25th Street Northwest
 73             2    Newberry Square Apartments                      35240 West Michigan Avenue
 74             1    312 South State                                 300, 302, 312 and 314 South State Street
 75             2    Mirage Villa Apartments                         9895 Florida Boulevard
 76             1    Boaz Shopping Center                            2196-2210 U.S.Highway 431
 77             1    Adam's Mini Storage                             7910 & 8161 Eastex Freeway
 78             1    Minden Shopping Center                          100 Minden Shopping Center Drive
 79             1    Holden & Manor Retail Center                    884 Manor Road
 80             1    Hester Business Rentals                         1000 Detroit Avenue
 81             1    Hunt Creek Commons                              171 - 199 Relco Drive
 82             1    Huntington Professional Park                    699 South Friendswood Drive
 83             1    White Rose Shopping Center                      225 - 299 West Cocoa Beach Causeway
 84             1    Takoma Park Plaza                               6501 New Hampshire Avenue
 85             1    Knollwood Park                                  100 McElroy Drive
 86             2    Sunset Market Plaza & 1300 Lilac Apartments     1371-1397 Sunset Boulevard and 1300 Lilac Terrace
 87             1    Dakin Mobile Home Community                     5434 Waynesville Road
 88             2    Apple Valley Mobile Home Park                   22325 Highway 18
 89             2    The Meadows Apartments                          1402-1404 Fannidella Drive
 90             1    Sunrise Shopping Center                         19509 N. Sunrise Blvd
 91             2    1665 Lamont                                     1665 Lamont Street Northwest
 92             2    Crofton Apartments                              15627 Southeast Stark Street
 93             2    1627 Lamont                                     1627 Lamont Street Northwest
 94             2    Mount West Apartments                           1414 West 71st Avenue and 1411 West 72nd Avenue
 95             2    Colonial Point Apartments                       7698 Colonial Point Lane
 96             1    Blue Mountain Village                           1 Blue Mountain Village
 97             1    InSite Chicago Ashland                          4800 - 4818 South Ashland Avenue
 98             1    Storage Place of Katy, Texas                    5310 East 5th Street
 99             1    43 New Brunswick Avenue                         43 New Brunswick Avenue
100             2    Village Mobile Home Park                        3956 Agua Fria
101             1    Wal-mart Supercenter outparcel-Memphis          7539 Winchester Road
102             2    Occidental Boulevard                            248 South Occidental Boulevard
103             2    Waters Edge Towns Apartments                    500-537 Mill Cove Court
104             2    Schuulyer & Flaherty                            24-32 Schulyer Street and 64 Flaherty Lane
105             2    Fulcher Avenue                                  5611 Fulcher Avenue
106             2    Roselle Park Apartments                         428 Chestnut Street
107             2    Spaulding Apartments                            15-25 Forrest Drive
108             2    2112 O Street                                   2112 O Street Northwest
109             2    Notre Dame Ave                                  6 & 14 Notre Dame Avenue

TOTAL/WEIGHTED AVERAGE:

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                   CITY              COUNTY                STATE  ZIP CODE
 -   -------  -----  -------------                                   ----              ------                -----  --------
 67             2    Regency Apartments                              Tampa             Hillsborough            FL     33609
 68             1    Woodmont Crescent                               Bethesda          Montgomery              MD     20814
 69             2    Mountain View Acres Mobile Home Park            Chico             Butte                   CA     95973
 70             2    Sterling Point Apartments II                    Phoenix           Maricopa                AZ     85040
 71             1    Main Street Commons                             Suwanee           Gwinnett                GA     30024
 72             2    Market Ridge Apartments                         Canton            Stark                   OH     44709
 73             2    Newberry Square Apartments                      Wayne             Wayne                   MI     48184
 74             1    312 South State                                 Ann Arbor         Washtenaw               MI     48104
 75             2    Mirage Villa Apartments                         Baton Rouge       East Baton Rouge        LA     70815
 76             1    Boaz Shopping Center                            Boaz              Marshall                AL     35957
 77             1    Adam's Mini Storage                             Beaumont          Jefferson               TX     77708
 78             1    Minden Shopping Center                          Minden            Webster                 LA     71055
 79             1    Holden & Manor Retail Center                    Staten Island     Richmond                NY     10314
 80             1    Hester Business Rentals                         Concord           Contra Costa            CA     94518
 81             1    Hunt Creek Commons                              Manchester        Coffee                  TN     37355
 82             1    Huntington Professional Park                    Friendswood       Galveston               TX     77546
 83             1    White Rose Shopping Center                      Cocoa Beach       Brevard                 FL     32931
 84             1    Takoma Park Plaza                               Takoma Park       Prince Georges          MD     20783
 85             1    Knollwood Park                                  Mankato           Blue Earth              MN     56001
 86             2    Sunset Market Plaza & 1300 Lilac Apartments     Los Angeles       Los Angeles             CA     90026
 87             1    Dakin Mobile Home Community                     Waynesville       Warren                  OH     45068
 88             2    Apple Valley Mobile Home Park                   Apple Valley      San Bernardino          CA     92307
 89             2    The Meadows Apartments                          Carrollton        Dallas                  TX     75006
 90             1    Sunrise Shopping Center                         Surprise          Maricopa                AZ     85374
 91             2    1665 Lamont                                     Washington        District of Columbia    DC     20010
 92             2    Crofton Apartments                              Portland          Multnomah               OR     97233
 93             2    1627 Lamont                                     Washington        District of Columbia    DC     20010
 94             2    Mount West Apartments                           Philadelphia      Philadelphia            PA     19126
 95             2    Colonial Point Apartments                       Gloucester Point  Gloucester              VA     23062
 96             1    Blue Mountain Village                           Saylorsburg       Monroe                  PA     18353
 97             1    InSite Chicago Ashland                          Chicago           Cook                    IL     60609
 98             1    Storage Place of Katy, Texas                    Katy              Harris                  TX     77493
 99             1    43 New Brunswick Avenue                         Woodbridge        Middlesex               NJ     07095
100             2    Village Mobile Home Park                        Santa Fe          Santa Fe                NM     87507
101             1    Wal-mart Supercenter outparcel-Memphis          Memphis           Shelby                  TN     38125
102             2    Occidental Boulevard                            Los Angeles       Los Angeles             CA     90026
103             2    Waters Edge Towns Apartments                    Fayetteville      Cumberland              NC     28314
104             2    Schuulyer & Flaherty                            Manchester        Hillsborough            NH     03102
105             2    Fulcher Avenue                                  North Hollywood   Los Angeles             CA     91601
106             2    Roselle Park Apartments                         Roselle Park      Union                   NJ     07204
107             2    Spaulding Apartments                            East Greenbush    Rensselaer              NY     12144
108             2    2112 O Street                                   Washington        District of Columbia    DC     20037
109             2    Notre Dame Ave                                  Manchester        Hillsborough            NH     03102

TOTAL/WEIGHTED AVERAGE:

 A THE UNDERLYING MORTGAGE LOANS SECURED BY TIERRA WEST MOBILE HOME PARK, VILLAGE PARK MOBILE HOME PARK, AZTEC VILLAGE AND LONGVIEW MOBILE HOME PARK, ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 B THE UNDERLYING MORTGAGE LOANS SECURED BY SHADOW OAKS APARTMENTS AND RALSTON PLACE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 C THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE
              LOAN                                                    PRINCIPAL                             PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                                   BALANCE (1)   PROPERTY TYPE            SUB-TYPE
 -   -------  -----  -------------                                   -----------   -------------            --------
 1              1    Beverly Center                                 $  84,500,000  Retail                   Anchored
 2              1    230 Park Avenue South                             82,454,224  Office          Central Business District
 3              1    La Habra Marketplace                              62,550,000  Retail                   Anchored
 4              1    Valley Hills Mall                                 61,780,421  Retail                   Anchored
 5              1    Airport Plaza                                     54,752,854  Retail                   Anchored
 6              1    Energy Centre                                     53,679,644  Office          Central Business District
 7              2    ParkCrest At The Lakes                            25,020,000  Multifamily            Conventional
 8              1    30 South Meridian                                 23,391,847  Office          Central Business District
 9              1    Center of Bonita Springs                          22,892,304  Retail                   Anchored
10a             2    The Brittany                                       9,537,212  Multifamily            Conventional
10b             2    The Park                                           7,940,315  Multifamily            Conventional
10c             2    The Bay Club                                       4,967,298  Multifamily            Conventional
 11             1    Maui Coast Hotel                                  21,838,326  Hotel                  Full Service
 12             1    Peoria Crossings                                  20,497,400  Retail                   Anchored
 13             1    Centre at Golden Ring II                          19,405,106  Retail                   Anchored
 14     A       2    Tierra West Mobile Home Park                       8,030,000  Multifamily        Manufactured Housing
 15     A       2    Village Park Mobile Home Park                      3,400,000  Multifamily        Manufactured Housing
 16     A       2    Aztec Village                                      3,270,000  Multifamily        Manufactured Housing
 17     A       2    Longview Mobile Home Park                          1,000,000  Multifamily        Manufactured Housing
 18             1    Pembroke Office Park                              15,507,103  Office                   Suburban
 19             2    Stancliff Park Apartments                         13,717,785  Multifamily            Conventional
 20             1    Northwoods Plaza Shopping Center                  13,610,116  Retail                   Anchored
 21             2    Arbor Lakes Apartments                            13,500,000  Multifamily            Conventional
 22             1    Park 270 II                                       13,000,000  Office                   Suburban
 23     B       2    Shadow Oaks Apartments                             6,845,791  Multifamily            Conventional
 24     B       2    Ralston Place Apartments                           6,074,084  Multifamily            Conventional
 25             2    Mallard Creek Apartments                          10,936,425  Multifamily            Conventional
 26             1    North Ranch Pavilions Shopping Center             10,157,400  Retail                   Anchored
 27             1    Corner Lakes Plaza                                 8,550,000  Retail                   Anchored
 28             2    Arbors of Central Park Apartments                  8,453,097  Multifamily            Conventional
 29             2    Villages at Sunbury Mills                          8,291,988  Multifamily            Conventional
30a             1    Maxwell Portfolio - Guilford Station               2,770,407  Retail                  Unanchored
30b             1    Maxwell Portfolio - Shops on the Curve             2,187,992  Retail                  Unanchored
30c             1    Maxwell Portfolio - Shops at Kirkwood              1,715,763  Retail                  Unanchored
30d             1    Maxwell Portfolio - Stanley Road Shops             1,196,312  Retail                  Unanchored
 31             1    TownePlace Suites                                  7,857,838  Hotel                  Full Service
 32             1    2 Research Park Office Building                    7,787,944  Office                   Suburban
 33             2    Hunt Club Apartments                               7,758,097  Multifamily            Conventional
 34     C       1    Centre at Smith Valley                             5,395,630  Retail                   Anchored
 35     C       1    The Centre at Stop 11                              2,117,368  Retail                   Anchored
 36             2    Squire Hill II Apartments                          7,463,580  Multifamily            Conventional
 37             1    County of LA Building                              7,450,000  Office                   Suburban
 38             2    Silver Creek Apartments                            6,992,474  Multifamily            Conventional
 39             2    Wallen Hills Apartments                            6,800,000  Multifamily            Conventional
 40             1    Comfort Suites Chesapeake                          6,536,203  Hotel                Limited Service
 41             2    Branchester Lakes Apartments                       6,511,895  Multifamily            Conventional
 42             1    Lynnwood Shopping Center                           6,394,427  Retail                   Anchored
 43             1    AAA Quality Self Storage                           6,380,412  Self Storage               N/A
 44             2    Shadow Creek Apartments                            5,940,812  Multifamily            Conventional
 45             1    Walgreens - Long Beach, CA                         5,794,193  Retail                   Anchored
 46             2    Moore Court Apartments                             5,724,528  Multifamily            Conventional
 47             2    Chablis Villas                                     5,640,214  Multifamily            Conventional
 48             1    Evergreen Office Tower                             5,573,495  Office                   Suburban
 49             2    The Chelsea Apartments                             5,567,896  Multifamily            Conventional
 50             2    Alana Woods Apartments                             5,348,555  Multifamily            Conventional
 51             2    Village of Northampton Apartments                  5,268,009  Multifamily            Conventional
 52             1    The Center at Slatten Ranch                        4,994,687  Retail                  Unanchored
 53             2    The Richmond Hills Apartments                      4,988,818  Multifamily            Conventional
 54             1    Great Petaluma Mill                                4,754,139  Mixed Use             Retail/Office
 55             1    Storage Max Self Storage                           4,546,109  Self Storage               N/A
 56             1    Indian Wells Recreational Vehicle Park             4,267,185  Multifamily        Manufactured Housing
 57             1    Wimbledon Plaza                                    4,078,804  Retail                  Unanchored
 58             1    Linkletter Self Storage                            3,767,109  Self Storage               N/A
 59             1    Cornerstone Plaza Shopping Center                  3,657,341  Retail                  Unanchored
 60             1    St. George Medical Park                            3,649,639  Office          Central Business District
 61             2    Fort Pike Commons                                  3,573,555  Multifamily            Conventional
 62             1    Cordova Crossing Shopping Center                   3,533,089  Retail                  Unanchored
 63             1    Braves Village                                     3,479,311  Retail                   Anchored
 64             1    Farmbrook Medical Building I                       3,183,268  Office                   Suburban
 65             1    Meridian Center                                    3,033,095  Retail                  Unanchored
 66             2    Burton Apartments                                  2,986,103  Multifamily            Conventional
 67             2    Regency Apartments                                 2,984,513  Multifamily            Conventional
 68             1    Woodmont Crescent                                  2,980,208  Mixed Use             Office/Retail
 69             2    Mountain View Acres Mobile Home Park               2,945,349  Multifamily        Manufactured Housing
 70             2    Sterling Point Apartments II                       2,897,462  Multifamily            Conventional
 71             1    Main Street Commons                                2,774,754  Retail                  Unanchored
 72             2    Market Ridge Apartments                            2,774,277  Multifamily            Conventional

              LOAN                                                   UNITS/SQ. FT./             FEE/                      YEAR
 #   CROSSED  GROUP  PROPERTY NAME                                     ROOMS/PADS            LEASEHOLD    YEAR BUILT   RENOVATED
 -   -------  -----  -------------                                     ----------            ---------    ----------   ---------
 1              1    Beverly Center                                          855,015         Leasehold        1982         2003
 2              1    230 Park Avenue South                                   341,125            Fee           1925         1990
 3              1    La Habra Marketplace                                    375,627            Fee           1992         1999
 4              1    Valley Hills Mall                                       293,670 (2)        Fee           1978         2003
 5              1    Airport Plaza                                           447,154            Fee           1999         N/A
 6              1    Energy Centre                                           762,131            Fee           1984         2002
 7              2    ParkCrest At The Lakes                                      360            Fee           2000         N/A
 8              1    30 South Meridian                                       298,341            Fee           1929         1997
 9              1    Center of Bonita Springs                                307,658            Fee           1989         1994
10a             2    The Brittany                                                210            Fee           1984         1997
10b             2    The Park                                                    454            Fee           1972         1996
10c             2    The Bay Club                                                248            Fee           1980         2001
 11             1    Maui Coast Hotel                                            265            Fee           1991         1999
 12             1    Peoria Crossings                                        213,723            Fee           2002         N/A
 13             1    Centre at Golden Ring II                                117,927            Fee           2003         N/A
 14     A       2    Tierra West Mobile Home Park                                653            Fee           1978         1996
 15     A       2    Village Park Mobile Home Park                               180            Fee           1984         N/A
 16     A       2    Aztec Village                                               163            Fee           1968         N/A
 17     A       2    Longview Mobile Home Park                                    90            Fee           1981         N/A
 18             1    Pembroke Office Park                                    295,965            Fee           1972         2002
 19             2    Stancliff Park Apartments                                   400            Fee           1983         N/A
 20             1    Northwoods Plaza Shopping Center                        189,030            Fee           1989         2000
 21             2    Arbor Lakes Apartments                                      416            Fee           1990         1998
 22             1    Park 270 II                                             151,277            Fee           1987         N/A
 23     B       2    Shadow Oaks Apartments                                      200            Fee           1983         N/A
 24     B       2    Ralston Place Apartments                                    200            Fee           1979         N/A
 25             2    Mallard Creek Apartments                                    291            Fee           1999         N/A
 26             1    North Ranch Pavilions Shopping Center                    62,812            Fee           1991         N/A
 27             1    Corner Lakes Plaza                                       76,737            Fee           2003         N/A
 28             2    Arbors of Central Park Apartments                           192            Fee           1985         2003
 29             2    Villages at Sunbury Mills                                   152            Fee           2003         N/A
30a             1    Maxwell Portfolio - Guilford Station                     33,370            Fee           1986         N/A
30b             1    Maxwell Portfolio - Shops on the Curve                   20,491            Fee           2000         N/A
30c             1    Maxwell Portfolio - Shops at Kirkwood                    14,959            Fee           2000         N/A
30d             1    Maxwell Portfolio - Stanley Road Shops                   10,400            Fee           1997         N/A
 31             1    TownePlace Suites                                           125            Fee           2000         N/A
 32             1    2 Research Park Office Building                          66,602         Leasehold        2002         N/A
 33             2    Hunt Club Apartments                                        204            Fee           1984         N/A
 34     C       1    Centre at Smith Valley                                   60,100            Fee           1990         N/A
 35     C       1    The Centre at Stop 11                                    55,921            Fee           1988         N/A
 36             2    Squire Hill II Apartments                                   162            Fee           1985         N/A
 37             1    County of LA Building                                    60,180            Fee           1957         2004
 38             2    Silver Creek Apartments                                     174            Fee           1986         N/A
 39             2    Wallen Hills Apartments                                     250            Fee           1987         N/A
 40             1    Comfort Suites Chesapeake                                   124            Fee           1990         2003
 41             2    Branchester Lakes Apartments                                120            Fee           1996         N/A
 42             1    Lynnwood Shopping Center                                 63,646            Fee           1963         1998
 43             1    AAA Quality Self Storage                                 77,863            Fee           1976         2002
 44             2    Shadow Creek Apartments                                     138            Fee           2000         N/A
 45             1    Walgreens - Long Beach, CA                               11,550            Fee           2003         N/A
 46             2    Moore Court Apartments                                      100            Fee           1986         2003
 47             2    Chablis Villas                                              182            Fee           1974         2002
 48             1    Evergreen Office Tower                                  119,061            Fee           1964         N/A
 49             2    The Chelsea Apartments                                       90            Fee           1968         N/A
 50             2    Alana Woods Apartments                                       92            Fee           2002         N/A
 51             2    Village of Northampton Apartments                            95            Fee           2001         N/A
 52             1    The Center at Slatten Ranch                              25,897            Fee           2003         N/A
 53             2    The Richmond Hills Apartments                               197            Fee           1966         2002
 54             1    Great Petaluma Mill                                      45,597            Fee           1880         2003
 55             1    Storage Max Self Storage                                 76,430            Fee           2000         N/A
 56             1    Indian Wells Recreational Vehicle Park                      305            Fee           1974         N/A
 57             1    Wimbledon Plaza                                          48,300            Fee           1988         N/A
 58             1    Linkletter Self Storage                                  56,930            Fee           2002         N/A
 59             1    Cornerstone Plaza Shopping Center                        49,708            Fee           1984         N/A
 60             1    St. George Medical Park                                  39,929            Fee           1997         N/A
 61             2    Fort Pike Commons                                           120            Fee           1989         N/A
 62             1    Cordova Crossing Shopping Center                         19,611            Fee           2003         N/A
 63             1    Braves Village                                           59,762            Fee           1985         2000
 64             1    Farmbrook Medical Building I                             33,955            Fee           1979         2003
 65             1    Meridian Center                                          16,800            Fee           1995         N/A
 66             2    Burton Apartments                                            18            Fee           1908         2002
 67             2    Regency Apartments                                           78            Fee           1969         N/A
 68             1    Woodmont Crescent                                        14,674            Fee           1960         2001
 69             2    Mountain View Acres Mobile Home Park                        124            Fee           1969         2000
 70             2    Sterling Point Apartments II                                 76            Fee           2001         N/A
 71             1    Main Street Commons                                      23,906            Fee           2002         N/A
 72             2    Market Ridge Apartments                                     113            Fee           1967         2001

                                                                                                                      MOST RECENT
              LOAN                                                  OCCUPANCY      DATE OF                       OPERATING STATEMENT
 #   CROSSED  GROUP  PROPERTY NAME                                 RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE          DATE
 -   -------  -----  -------------                                 -----------  --------------  ---------------          ----
 1              1    Beverly Center                                     99%        10/20/2003   $   563,000,000       9/30/2003
 2              1    230 Park Avenue South                             100%        1/21/2003        127,500,000          N/A
 3              1    La Habra Marketplace                               99%         3/1/2004         82,640,000       12/31/2003
 4              1    Valley Hills Mall                                  92%         2/5/2004         95,600,000       12/31/2003
 5              1    Airport Plaza                                      99%        12/1/2003         81,000,000       9/30/2003
 6              1    Energy Centre                                      92%         2/1/2004         79,000,000       12/31/2003
 7              2    ParkCrest At The Lakes                             93%        3/26/2004         31,400,000       2/29/2004
 8              1    30 South Meridian                                  97%         1/1/2004         30,300,000       11/30/2003
 9              1    Center of Bonita Springs                           98%        12/1/2003         32,000,000       12/31/2003
10a             2    The Brittany                                       89%        12/16/2003        12,950,000       12/31/2003
10b             2    The Park                                           85%        12/22/2003        10,650,000       12/31/2003
10c             2    The Bay Club                                       94%        12/17/2003         6,300,000       12/31/2003
 11             1    Maui Coast Hotel                                  N/A            N/A            37,600,000       12/31/2003
 12             1    Peoria Crossings                                   98%        1/31/2004         35,050,000          N/A
 13             1    Centre at Golden Ring II                           91%         2/1/2004         25,750,000          N/A
 14     A       2    Tierra West Mobile Home Park                       51%        10/29/2003        10,050,000       9/30/2003
 15     A       2    Village Park Mobile Home Park                      81%        10/29/2003         4,500,000       9/30/2003
 16     A       2    Aztec Village                                      82%        10/29/2003         4,200,000       9/30/2003
 17     A       2    Longview Mobile Home Park                          80%        10/29/2003         1,350,000       9/30/2003
 18             1    Pembroke Office Park                               91%        4/22/2004         19,400,000       3/31/2004
 19             2    Stancliff Park Apartments                          92%        9/19/2003         17,750,000       9/30/2003
 20             1    Northwoods Plaza Shopping Center                   98%         4/1/2004         17,100,000       9/30/2003
 21             2    Arbor Lakes Apartments                             94%         4/5/2004         17,000,000       3/31/2004
 22             1    Park 270 II                                        87%        11/19/2003        17,300,000       11/30/2003
 23     B       2    Shadow Oaks Apartments                             90%         1/2/2004          8,825,000       12/31/2003
 24     B       2    Ralston Place Apartments                           89%         1/2/2004          7,725,000       12/31/2003
 25             2    Mallard Creek Apartments                           88%        1/20/2004         15,700,000       9/30/2003
 26             1    North Ranch Pavilions Shopping Center              91%        2/18/2004         18,500,000       12/31/2003
 27             1    Corner Lakes Plaza                                100%        12/31/2003        10,850,000          N/A
 28             2    Arbors of Central Park Apartments                  93%        11/5/2003         10,700,000       9/30/2003
 29             2    Villages at Sunbury Mills                          94%        4/23/2004         10,800,000       3/31/2004
30a             1    Maxwell Portfolio - Guilford Station               97%        12/31/2003         3,740,000       12/31/2003
30b             1    Maxwell Portfolio - Shops on the Curve             84%        2/27/2004          3,280,000       12/31/2003
30c             1    Maxwell Portfolio - Shops at Kirkwood             100%        12/31/2003         2,200,000       12/31/2003
30d             1    Maxwell Portfolio - Stanley Road Shops            100%        12/31/2003         1,550,000       12/31/2003
 31             1    TownePlace Suites                                 N/A            N/A            12,500,000       9/30/2003
 32             1    2 Research Park Office Building                   100%         4/1/2004          9,900,000       3/31/2004
 33             2    Hunt Club Apartments                               86%        12/20/2003        10,600,000       10/30/2003
 34     C       1    Centre at Smith Valley                             98%        4/21/2004          6,820,000       4/30/2004
 35     C       1    The Centre at Stop 11                              86%        4/21/2004          3,400,000       4/30/2004
 36             2    Squire Hill II Apartments                          88%        12/31/2003         9,500,000       12/31/2003
 37             1    County of LA Building                             100%        3/10/2004          9,970,000          N/A
 38             2    Silver Creek Apartments                            90%        3/23/2004          9,300,000       12/31/2003
 39             2    Wallen Hills Apartments                            90%         4/5/2004          8,530,000       3/31/2004
 40             1    Comfort Suites Chesapeake                          N/A           N/A            11,600,000       12/31/2003
 41             2    Branchester Lakes Apartments                       99%        12/20/2003         8,200,000       12/15/2003
 42             1    Lynnwood Shopping Center                          100%         4/8/2004          8,500,000       3/31/2004
 43             1    AAA Quality Self Storage                           93%         3/4/2004          8,350,000       1/31/2004
 44             2    Shadow Creek Apartments                            92%        1/26/2004          8,100,000       12/31/2003
 45             1    Walgreens - Long Beach, CA                        100%         4/5/2004          7,910,000          N/A
 46             2    Moore Court Apartments                             95%         1/7/2004          7,300,000       12/31/2003
 47             2    Chablis Villas                                     91%        11/30/2003         7,200,000       6/30/2003
 48             1    Evergreen Office Tower                             87%        12/10/2003         7,600,000       9/30/2003
 49             2    The Chelsea Apartments                             91%        12/7/2003          7,200,000       12/31/2003
 50             2    Alana Woods Apartments                             92%        2/18/2004          6,700,000       1/31/2004
 51             2    Village of Northampton Apartments                  89%        3/12/2004          6,800,000       12/31/2003
 52             1    The Center at Slatten Ranch                       100%         3/2/2004          9,500,000       2/29/2004
 53             2    The Richmond Hills Apartments                      98%         3/3/2004          6,675,000       2/29/2004
 54             1    Great Petaluma Mill                                98%        1/20/2004          7,295,000       12/31/2003
 55             1    Storage Max Self Storage                           98%         3/9/2004          6,600,000       12/31/2003
 56             1    Indian Wells Recreational Vehicle Park             61%        12/31/2003         5,700,000       12/31/2003
 57             1    Wimbledon Plaza                                    94%        1/14/2004          5,550,000       12/31/2003
 58             1    Linkletter Self Storage                            81%         3/1/2004          5,200,000       2/28/2004
 59             1    Cornerstone Plaza Shopping Center                  94%        2/20/2004          5,000,000       12/31/2003
 60             1    St. George Medical Park                           100%         2/1/2004          6,000,000       12/31/2003
 61             2    Fort Pike Commons                                  94%        10/30/2003         5,200,000       9/29/2003
 62             1    Cordova Crossing Shopping Center                  100%        10/31/2003         4,530,000          N/A
 63             1    Braves Village                                     97%        12/10/2003         5,000,000       9/30/2003
 64             1    Farmbrook Medical Building I                       94%        11/5/2003          4,310,000       10/31/2003
 65             1    Meridian Center                                   100%        12/2/2003          4,300,000       11/30/2003
 66             2    Burton Apartments                                 100%         3/1/2004          6,600,000       12/31/2003
 67             2    Regency Apartments                                 95%        11/17/2003         3,850,000       10/18/2003
 68             1    Woodmont Crescent                                 100%         1/1/2004          4,050,000       12/31/2003
 69             2    Mountain View Acres Mobile Home Park               98%        11/1/2003          3,700,000       12/31/2003
 70             2    Sterling Point Apartments II                       99%         3/8/2004          4,100,000       2/29/2004
 71             1    Main Street Commons                                89%         2/1/2004          3,850,000       12/31/2003
 72             2    Market Ridge Apartments                            92%        11/7/2003          3,600,000       9/30/2003

                                                                         MOST           MOST            MOST
              LOAN                                                      RECENT         RECENT          RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                     REVENUE        EXPENSES           NOI
 -   -------  -----  -------------                                     -------        --------           ---
 1              1    Beverly Center                                $   54,797,893  $   19,048,364  $   35,749,529
 2              1    230 Park Avenue South                                    N/A             N/A             N/A
 3              1    La Habra Marketplace                               7,164,722       1,523,722       5,641,000
 4              1    Valley Hills Mall                                 10,826,595       3,208,725       7,617,870
 5              1    Airport Plaza                                      7,889,608       2,560,495       5,329,113
 6              1    Energy Centre                                     12,731,782       6,097,064       6,634,718
 7              2    ParkCrest At The Lakes                             3,646,056       1,539,066       2,106,990
 8              1    30 South Meridian                                  4,123,317       2,222,956       1,900,361
 9              1    Center of Bonita Springs                           3,367,440         698,009       2,669,431
10a             2    The Brittany                                       1,779,004         823,876         955,128
10b             2    The Park                                           2,319,825       1,394,621         925,204
10c             2    The Bay Club                                       1,437,000         741,657         695,343
 11             1    Maui Coast Hotel                                   8,853,038       5,133,714       3,719,324
 12             1    Peoria Crossings                                         N/A             N/A             N/A
 13             1    Centre at Golden Ring II                                 N/A             N/A             N/A
 14     A       2    Tierra West Mobile Home Park                       1,330,588         652,510         678,078
 15     A       2    Village Park Mobile Home Park                        561,617         234,668         326,949
 16     A       2    Aztec Village                                        575,616         257,402         318,214
 17     A       2    Longview Mobile Home Park                            246,523         154,625          91,898
 18             1    Pembroke Office Park                               3,661,752       1,416,028       2,245,724
 19             2    Stancliff Park Apartments                          2,764,483       1,514,443       1,250,040
 20             1    Northwoods Plaza Shopping Center                   1,730,255         327,592       1,402,663
 21             2    Arbor Lakes Apartments                             2,596,340       1,197,528       1,398,812
 22             1    Park 270 II                                        2,657,131       1,161,093       1,496,038
 23     B       2    Shadow Oaks Apartments                             1,345,149         674,172         670,977
 24     B       2    Ralston Place Apartments                           1,180,172         612,234         567,938
 25             2    Mallard Creek Apartments                           2,253,909       1,147,776       1,106,133
 26             1    North Ranch Pavilions Shopping Center              1,589,388         427,895       1,161,493
 27             1    Corner Lakes Plaza                                       N/A             N/A             N/A
 28             2    Arbors of Central Park Apartments                  1,728,942         890,856         838,086
 29             2    Villages at Sunbury Mills                          1,187,628         451,270         736,357
30a             1    Maxwell Portfolio - Guilford Station                 432,091         100,311         331,780
30b             1    Maxwell Portfolio - Shops on the Curve               342,839          70,946         271,893
30c             1    Maxwell Portfolio - Shops at Kirkwood                287,808          66,740         221,068
30d             1    Maxwell Portfolio - Stanley Road Shops               196,413          37,519         158,894
 31             1    TownePlace Suites                                  2,607,330       1,320,382       1,286,948
 32             1    2 Research Park Office Building                    1,256,024         340,448         915,576
 33             2    Hunt Club Apartments                               1,543,574         805,854         737,720
 34     C       1    Centre at Smith Valley                               772,743         137,370         635,373
 35     C       1    The Centre at Stop 11                                504,999         160,635         344,364
 36             2    Squire Hill II Apartments                          1,255,912         443,761         812,151
 37             1    County of LA Building                                    N/A             N/A             N/A
 38             2    Silver Creek Apartments                            1,184,104         575,414         608,690
 39             2    Wallen Hills Apartments                            1,520,118         770,468         749,650
 40             1    Comfort Suites Chesapeake                          2,979,263       1,747,069       1,232,194
 41             2    Branchester Lakes Apartments                       1,078,151         395,490         682,661
 42             1    Lynnwood Shopping Center                             864,652          83,396         781,256
 43             1    AAA Quality Self Storage                           1,105,188         419,604         685,584
 44             2    Shadow Creek Apartments                            1,067,347         496,782         570,565
 45             1    Walgreens - Long Beach, CA                               N/A             N/A             N/A
 46             2    Moore Court Apartments                               933,154         362,295         570,859
 47             2    Chablis Villas                                     1,216,031         596,006         620,025
 48             1    Evergreen Office Tower                             1,733,980       1,049,028         684,952
 49             2    The Chelsea Apartments                             1,067,413         651,087         416,326
 50             2    Alana Woods Apartments                               841,764         309,108         532,656
 51             2    Village of Northampton Apartments                    619,800         226,199         393,601
 52             1    The Center at Slatten Ranch                          949,884         125,478         824,406
 53             2    The Richmond Hills Apartments                      1,246,752             N/A       1,246,752
 54             1    Great Petaluma Mill                                  777,571         269,711         507,860
 55             1    Storage Max Self Storage                           1,037,126         525,550         511,576
 56             1    Indian Wells Recreational Vehicle Park             1,184,562         762,539         422,023
 57             1    Wimbledon Plaza                                      787,683         175,627         612,056
 58             1    Linkletter Self Storage                              594,348         246,264         348,084
 59             1    Cornerstone Plaza Shopping Center                    584,697         184,789         399,908
 60             1    St. George Medical Park                              721,685         164,380         557,305
 61             2    Fort Pike Commons                                    800,272         344,026         456,246
 62             1    Cordova Crossing Shopping Center                         N/A             N/A             N/A
 63             1    Braves Village                                       584,457         140,700         443,757
 64             1    Farmbrook Medical Building I                         677,080         266,185         410,895
 65             1    Meridian Center                                      357,807          89,394         268,413
 66             2    Burton Apartments                                    569,474         200,112         369,362
 67             2    Regency Apartments                                   571,352         244,081         327,271
 68             1    Woodmont Crescent                                    402,770          98,684         304,086
 69             2    Mountain View Acres Mobile Home Park                 418,922         133,679         285,243
 70             2    Sterling Point Apartments II                         523,098             N/A         523,098
 71             1    Main Street Commons                                  370,072         104,575         265,497
 72             2    Market Ridge Apartments                              569,547         267,285         302,262

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                      U/W NOI       U/W NCF (3)
 -   -------  -----  -------------                                      -------       -----------
 1              1    Beverly Center                                $    36,946,904  $  35,782,953
 2              1    230 Park Avenue South                              10,263,220     10,174,102
 3              1    La Habra Marketplace                                5,779,257      5,465,144
 4              1    Valley Hills Mall                                   7,984,939      7,681,920
 5              1    Airport Plaza                                       5,830,880      5,558,726
 6              1    Energy Centre                                       7,448,770      6,604,875
 7              2    ParkCrest At The Lakes                              2,009,579      1,937,579
 8              1    30 South Meridian                                   2,807,878      2,546,570
 9              1    Center of Bonita Springs                            2,539,869      2,363,004
10a             2    The Brittany                                          981,508        929,008
10b             2    The Park                                            1,143,461      1,029,961
10c             2    The Bay Club                                          695,699        633,699
 11             1    Maui Coast Hotel                                    3,559,253      3,218,978
 12             1    Peoria Crossings                                    2,381,405      2,240,469
 13             1    Centre at Golden Ring II                            1,944,058      1,862,421
 14     A       2    Tierra West Mobile Home Park                          751,743        719,093
 15     A       2    Village Park Mobile Home Park                         375,723        366,723
 16     A       2    Aztec Village                                         340,799        332,649
 17     A       2    Longview Mobile Home Park                             103,049         97,649
 18             1    Pembroke Office Park                                1,967,454      1,436,555
 19             2    Stancliff Park Apartments                           1,414,636      1,314,636
 20             1    Northwoods Plaza Shopping Center                    1,581,929      1,382,203
 21             2    Arbor Lakes Apartments                              1,306,943      1,202,943
 22             1    Park 270 II                                         1,634,464      1,377,948
 23     B       2    Shadow Oaks Apartments                                731,955        681,955
 24     B       2    Ralston Place Apartments                              656,916        606,916
 25             2    Mallard Creek Apartments                            1,159,965      1,087,215
 26             1    North Ranch Pavilions Shopping Center               1,208,546      1,087,959
 27             1    Corner Lakes Plaza                                    864,193        831,444
 28             2    Arbors of Central Park Apartments                     863,016        815,016
 29             2    Villages at Sunbury Mills                             722,292        691,892
30a             1    Maxwell Portfolio - Guilford Station                  335,253        311,843
30b             1    Maxwell Portfolio - Shops on the Curve                287,366        266,427
30c             1    Maxwell Portfolio - Shops at Kirkwood                 200,550        184,511
30d             1    Maxwell Portfolio - Stanley Road Shops                143,358        132,574
 31             1    TownePlace Suites                                   1,287,773      1,183,480
 32             1    2 Research Park Office Building                       848,649        751,802
 33             2    Hunt Club Apartments                                  743,816        692,816
 34     C       1    Centre at Smith Valley                                549,206        485,042
 35     C       1    The Centre at Stop 11                                 287,534        237,144
 36             2    Squire Hill II Apartments                             803,802        764,052
 37             1    County of LA Building                               1,110,246      1,098,210
 38             2    Silver Creek Apartments                               617,102        560,954
 39             2    Wallen Hills Apartments                               659,321        589,359
 40             1    Comfort Suites Chesapeake                           1,225,549      1,106,378
 41             2    Branchester Lakes Apartments                          692,994        662,994
 42             1    Lynnwood Shopping Center                              639,299        583,534
 43             1    AAA Quality Self Storage                              655,582        643,903
 44             2    Shadow Creek Apartments                               640,884        613,284
 45             1    Walgreens - Long Beach, CA                            549,020        547,287
 46             2    Moore Court Apartments                                594,979        569,979
 47             2    Chablis Villas                                        558,984        513,484
 48             1    Evergreen Office Tower                                676,770        552,516
 49             2    The Chelsea Apartments                                563,059        540,559
 50             2    Alana Woods Apartments                                493,314        474,914
 51             2    Village of Northampton Apartments                     514,682        490,932
 52             1    The Center at Slatten Ranch                           693,752        648,099
 53             2    The Richmond Hills Apartments                         490,479        440,729
 54             1    Great Petaluma Mill                                   589,311        535,392
 55             1    Storage Max Self Storage                              456,095        436,987
 56             1    Indian Wells Recreational Vehicle Park                416,765        401,515
 57             1    Wimbledon Plaza                                       608,708        574,089
 58             1    Linkletter Self Storage                               419,290        410,750
 59             1    Cornerstone Plaza Shopping Center                     460,293        409,591
 60             1    St. George Medical Park                               528,963        481,000
 61             2    Fort Pike Commons                                     441,839        411,599
 62             1    Cordova Crossing Shopping Center                      375,486        356,653
 63             1    Braves Village                                        423,528        394,559
 64             1    Farmbrook Medical Building I                          371,502        333,072
 65             1    Meridian Center                                       313,236        297,173
 66             2    Burton Apartments                                     354,595        347,866
 67             2    Regency Apartments                                    303,220        283,720
 68             1    Woodmont Crescent                                     362,479        340,235
 69             2    Mountain View Acres Mobile Home Park                  297,148        290,948
 70             2    Sterling Point Apartments II                          274,303        255,303
 71             1    Main Street Commons                                   360,691        335,210
 72             2    Market Ridge Apartments                               317,710        289,210

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE
              LOAN                                                      PRINCIPAL                           PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                                    BALANCE (1)  PROPERTY TYPE            SUB-TYPE
 -   -------  -----  -------------                                    -----------  -------------            --------
 73             2    Newberry Square Apartments                         2,439,110  Multifamily            Conventional
 74             1    312 South State                                    2,381,823  Mixed Use             Retail/Office
 75             2    Mirage Villa Apartments                            2,380,744  Multifamily            Conventional
 76             1    Boaz Shopping Center                               2,298,163  Retail                   Anchored
 77             1    Adam's Mini Storage                                2,284,131  Self Storage               N/A
 78             1    Minden Shopping Center                             2,223,252  Retail                   Anchored
 79             1    Holden & Manor Retail Center                       2,086,191  Retail                  Unanchored
 80             1    Hester Business Rentals                            2,070,600  Industrial                 N/A
 81             1    Hunt Creek Commons                                 2,050,103  Retail                  Unanchored
 82             1    Huntington Professional Park                       1,914,401  Office                   Suburban
 83             1    White Rose Shopping Center                         1,835,964  Retail                  Unanchored
 84             1    Takoma Park Plaza                                  1,713,006  Retail                  Unanchored
 85             1    Knollwood Park                                     1,591,092  Multifamily        Manufactured Housing
 86             2    Sunset Market Plaza & 1300 Lilac Apartments        1,589,353  Mixed Use           Retail/Multifamily
 87             1    Dakin Mobile Home Community                        1,544,111  Multifamily        Manufactured Housing
 88             2    Apple Valley Mobile Home Park                      1,541,485  Multifamily        Manufactured Housing
 89             2    The Meadows Apartments                             1,509,830  Multifamily            Conventional
 90             1    Sunrise Shopping Center                            1,506,370  Retail                  Unanchored
 91             2    1665 Lamont                                        1,378,397  Multifamily            Conventional
 92             2    Crofton Apartments                                 1,341,310  Multifamily            Conventional
 93             2    1627 Lamont                                        1,313,940  Multifamily            Conventional
 94             2    Mount West Apartments                              1,271,234  Multifamily            Conventional
 95             2    Colonial Point Apartments                          1,242,917  Multifamily            Conventional
 96             1    Blue Mountain Village                              1,195,374  Multifamily        Manufactured Housing
 97             1    InSite Chicago Ashland                             1,150,677  Retail                  Unanchored
 98             1    Storage Place of Katy, Texas                       1,041,892  Self Storage               N/A
 99             1    43 New Brunswick Avenue                              989,850  Industrial                 N/A
100             2    Village Mobile Home Park                             961,527  Multifamily        Manufactured Housing
101             1    Wal-mart Supercenter outparcel-Memphis               957,687  Retail                   Anchored
102             2    Occidental Boulevard                                 810,680  Multifamily            Conventional
103             2    Waters Edge Towns Apartments                         792,787  Multifamily            Conventional
104             2    Schuulyer & Flaherty                                 767,645  Multifamily            Conventional
105             2    Fulcher Avenue                                       701,263  Multifamily            Conventional
106             2    Roselle Park Apartments                              693,216  Multifamily            Conventional
107             2    Spaulding Apartments                                 680,457  Multifamily            Conventional
108             2    2112 O Street                                        521,625  Multifamily            Conventional
109             2    Notre Dame Ave                                       496,570  Multifamily            Conventional

                                                                    -------------
TOTAL/WEIGHTED AVERAGE:                                             $ 966,842,374
                                                                    =============

                          MAXIMUM:
                          MINIMUM:

              LOAN                                                   UNITS/SQ. FT./             FEE/                      YEAR
 #   CROSSED  GROUP  PROPERTY NAME                                     ROOMS/PADS            LEASEHOLD    YEAR BUILT   RENOVATED
 -   -------  -----  -------------                                     ----------            ---------    ----------   ---------
 73             2    Newberry Square Apartments                                   64            Fee           2001         N/A
 74             1    312 South State                                          13,912       Fee/Leasehold      1901         2003
 75             2    Mirage Villa Apartments                                     131            Fee           1970         N/A
 76             1    Boaz Shopping Center                                     27,900            Fee           2003         N/A
 77             1    Adam's Mini Storage                                      68,007            Fee           2001         N/A
 78             1    Minden Shopping Center                                   27,300            Fee           2003         N/A
 79             1    Holden & Manor Retail Center                             11,270            Fee           1961         1989
 80             1    Hester Business Rentals                                  49,100            Fee           1974         1996
 81             1    Hunt Creek Commons                                       20,875            Fee           2002         N/A
 82             1    Huntington Professional Park                             19,116            Fee           1995         2003
 83             1    White Rose Shopping Center                               28,786            Fee           1958         2003
 84             1    Takoma Park Plaza                                        16,974            Fee           1989         N/A
 85             1    Knollwood Park                                              117            Fee           1975         N/A
 86             2    Sunset Market Plaza & 1300 Lilac Apartments   22,755 SF (Retail)           Fee           1991         N/A
                                                                        and 13 units
                                                                        (Multifamily)
 87             1    Dakin Mobile Home Community                                  74            Fee           1978         N/A
 88             2    Apple Valley Mobile Home Park                               101            Fee           1949         1958
 89             2    The Meadows Apartments                                       74            Fee           1964         1991
 90             1    Sunrise Shopping Center                                   8,765            Fee           2001         N/A
 91             2    1665 Lamont                                                  27            Fee           1924         2003
 92             2    Crofton Apartments                                           42            Fee           1975         N/A
 93             2    1627 Lamont                                                  21            Fee           1910         2003
 94             2    Mount West Apartments                                        53            Fee           1965         N/A
 95             2    Colonial Point Apartments                                    56            Fee           1973         N/A
 96             1    Blue Mountain Village                                        47            Fee           1990         2003
 97             1    InSite Chicago Ashland                                    7,192            Fee           2000         N/A
 98             1    Storage Place of Katy, Texas                             46,575            Fee           1985         2002
 99             1    43 New Brunswick Avenue                                  35,000            Fee           1973         N/A
100             2    Village Mobile Home Park                                     42            Fee           1973         N/A
101             1    Wal-mart Supercenter outparcel-Memphis                    6,000            Fee           2003         N/A
102             2    Occidental Boulevard                                         21            Fee           1962         N/A
103             2    Waters Edge Towns Apartments                                 30            Fee           1985         N/A
104             2    Schuulyer & Flaherty                                         18            Fee           1915         2003
105             2    Fulcher Avenue                                               19            Fee           1964         N/A
106             2    Roselle Park Apartments                                      25            Fee           1970         1990
107             2    Spaulding Apartments                                         27            Fee           1948         1989
108             2    2112 O Street                                                 7            Fee           1953         N/A
109             2    Notre Dame Ave                                               10            Fee           1915         N/A

                                                                                                           ---------------------
TOTAL/WEIGHTED AVERAGE:                                                                                       1979         1999
                                                                                                           =====================

                    MAXIMUM                                                                                   2003         2004
                    MINIMUM                                                                                   1880         1958

                                                                                                                      MOST RECENT
              LOAN                                                  OCCUPANCY      DATE OF                       OPERATING STATEMENT
 #   CROSSED  GROUP  PROPERTY NAME                                 RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE          DATE
 -   -------  -----  -------------                                 -----------  --------------  ---------------          ----
 73             2    Newberry Square Apartments                         95%        3/16/2004    $     3,890,000       11/30/2003
 74             1    312 South State                                   100%        12/31/2003         3,300,000       12/31/2003
 75             2    Mirage Villa Apartments                            97%        8/31/2003          3,000,000       12/31/2003
 76             1    Boaz Shopping Center                              100%        4/26/2004          3,100,000          N/A
 77             1    Adam's Mini Storage                                84%        2/28/2004          3,400,000       12/31/2003
 78             1    Minden Shopping Center                            100%        4/29/2004          3,000,000          N/A
 79             1    Holden & Manor Retail Center                      100%        9/26/2003          3,000,000       6/30/2003
 80             1    Hester Business Rentals                            90%        3/17/2004          3,550,000       12/31/2003
 81             1    Hunt Creek Commons                                100%        12/10/2003         3,000,000       11/30/2003
 82             1    Huntington Professional Park                      100%        2/29/2004          2,615,000          N/A
 83             1    White Rose Shopping Center                        100%         8/1/2003          2,700,000       8/31/2003
 84             1    Takoma Park Plaza                                 100%        11/30/2003         3,000,000       11/30/2003
 85             1    Knollwood Park                                     97%         9/8/2003          2,000,000       10/31/2003
 86             2    Sunset Market Plaza & 1300 Lilac Apartments       100%        2/29/2004          2,100,000       12/31/2003
 87             1    Dakin Mobile Home Community                        97%        11/13/2003         1,950,000       10/31/2003
 88             2    Apple Valley Mobile Home Park                      94%        9/15/2003          2,300,000       9/30/2003
 89             2    The Meadows Apartments                             95%        10/2/2003          1,945,000       9/30/2003
 90             1    Sunrise Shopping Center                           100%        10/1/2003          2,200,000       10/31/2003
 91             2    1665 Lamont                                        96%         7/1/2003          2,200,000       9/30/2003
 92             2    Crofton Apartments                                 95%        2/29/2004          1,800,000       12/31/2003
 93             2    1627 Lamont                                        90%         7/1/2003          2,120,000       9/30/2003
 94             2    Mount West Apartments                              94%        10/24/2003         1,600,000       9/30/2003
 95             2    Colonial Point Apartments                         100%        10/1/2003          1,615,000       10/31/2003
 96             1    Blue Mountain Village                             100%        11/12/2003         1,610,000       12/31/2003
 97             1    InSite Chicago Ashland                            100%        3/31/2004          1,780,000       12/31/2003
 98             1    Storage Place of Katy, Texas                       87%        2/29/2004          1,510,000       10/31/2003
 99             1    43 New Brunswick Avenue                           100%        10/21/2003         1,600,000       9/30/2003
100             2    Village Mobile Home Park                           98%        3/18/2004          1,320,000       12/31/2003
101             1    Wal-mart Supercenter outparcel-Memphis            100%         8/1/2003          1,470,000       7/31/2003
102             2    Occidental Boulevard                              100%         3/8/2004          1,030,000       12/31/2003
103             2    Waters Edge Towns Apartments                       97%         3/9/2004          1,050,000       12/31/2003
104             2    Schuulyer & Flaherty                               94%         1/1/2004          1,000,000       12/31/2003
105             2    Fulcher Avenue                                    100%         3/8/2004            920,000       12/31/2003
106             2    Roselle Park Apartments                           100%         8/1/2003          1,200,000       8/31/2003
107             2    Spaulding Apartments                              100%         2/1/2004            975,000       12/31/2003
108             2    2112 O Street                                     100%         2/1/2004            990,000       12/31/2003
109             2    Notre Dame Ave                                    100%        8/31/2003            630,000       8/31/2003

                                                                   -----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 95%                     $ 1,816,320,000
                                                                   =================================================================

                    MAXIMUM                                            100%                     $   563,000,000
                    MINIMUM                                             51%                     $       630,000

                                                                         MOST           MOST            MOST
              LOAN                                                      RECENT         RECENT          RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                     REVENUE        EXPENSES           NOI
 -   -------  -----  -------------                                     -------        --------           ---
 73             2    Newberry Square Apartments                    $      390,079  $      164,393  $      225,686
 74             1    312 South State                                      335,978         128,961         207,017
 75             2    Mirage Villa Apartments                              626,394         226,388         400,006
 76             1    Boaz Shopping Center                                     N/A             N/A             N/A
 77             1    Adam's Mini Storage                                  523,861         228,550         295,311
 78             1    Minden Shopping Center                                   N/A             N/A             N/A
 79             1    Holden & Manor Retail Center                         354,446         111,066         243,380
 80             1    Hester Business Rentals                              448,872         114,456         334,416
 81             1    Hunt Creek Commons                                   287,082          40,534         246,548
 82             1    Huntington Professional Park                             N/A             N/A             N/A
 83             1    White Rose Shopping Center                           396,502         119,573         276,929
 84             1    Takoma Park Plaza                                    405,845         104,276         301,569
 85             1    Knollwood Park                                       280,358          87,736         192,622
 86             2    Sunset Market Plaza & 1300 Lilac Apartments          292,565          99,049         193,516
 87             1    Dakin Mobile Home Community                          246,017          63,839         182,178
 88             2    Apple Valley Mobile Home Park                        426,170         180,054         246,116
 89             2    The Meadows Apartments                               459,357         273,215         186,142
 90             1    Sunrise Shopping Center                              201,832          58,601         143,231
 91             2    1665 Lamont                                          254,273          64,134         190,139
 92             2    Crofton Apartments                                   261,573         117,669         143,904
 93             2    1627 Lamont                                          239,823          49,168         190,655
 94             2    Mount West Apartments                                310,988         156,208         154,780
 95             2    Colonial Point Apartments                            296,651         128,202         168,449
 96             1    Blue Mountain Village                                190,439          32,536         157,903
 97             1    InSite Chicago Ashland                               208,888          72,173         136,715
 98             1    Storage Place of Katy, Texas                         247,889         137,514         110,375
 99             1    43 New Brunswick Avenue                              241,618          63,965         177,653
100             2    Village Mobile Home Park                             160,076          25,853         134,223
101             1    Wal-mart Supercenter outparcel-Memphis               153,960          28,992         124,968
102             2    Occidental Boulevard                                 154,784          67,602          87,182
103             2    Waters Edge Towns Apartments                         185,909          80,263         105,646
104             2    Schuulyer & Flaherty                                 152,199          46,955         105,244
105             2    Fulcher Avenue                                       129,819          51,444          78,375
106             2    Roselle Park Apartments                              209,100         103,345         105,755
107             2    Spaulding Apartments                                 167,098          82,678          84,420
108             2    2112 O Street                                         86,414          27,750          58,664
109             2    Notre Dame Ave                                       108,837          32,073          76,764

                                                                   ------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                            $  192,921,326  $   74,990,547  $  117,930,778
                                                                   ================================================

                    MAXIMUM                                        $   54,797,893  $   19,048,364  $   35,749,529
                    MINIMUM                                        $       86,414  $       25,853  $       58,664

              LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                      U/W NOI       U/W NCF (3)
 -   -------  -----  -------------                                      -------       -----------
 73             2    Newberry Square Apartments                    $       270,262  $     257,462
 74             1    312 South State                                       275,554        266,051
 75             2    Mirage Villa Apartments                               393,377        360,627
 76             1    Boaz Shopping Center                                  255,099        224,059
 77             1    Adam's Mini Storage                                   283,043        275,819
 78             1    Minden Shopping Center                                246,493        215,304
 79             1    Holden & Manor Retail Center                          228,897        215,936
 80             1    Hester Business Rentals                               284,194        251,215
 81             1    Hunt Creek Commons                                    253,407        237,253
 82             1    Huntington Professional Park                          210,865        189,240
 83             1    White Rose Shopping Center                            255,158        225,580
 84             1    Takoma Park Plaza                                     298,480        282,023
 85             1    Knollwood Park                                        184,596        178,746
 86             2    Sunset Market Plaza & 1300 Lilac Apartments           184,977        169,967
 87             1    Dakin Mobile Home Community                           173,774        169,482
 88             2    Apple Valley Mobile Home Park                         174,993        168,024
 89             2    The Meadows Apartments                                180,863        162,113
 90             1    Sunrise Shopping Center                               194,438        181,904
 91             2    1665 Lamont                                           173,920        167,170
 92             2    Crofton Apartments                                    146,467        135,967
 93             2    1627 Lamont                                           166,194        160,944
 94             2    Mount West Apartments                                 143,488        130,238
 95             2    Colonial Point Apartments                             161,739        147,739
 96             1    Blue Mountain Village                                 129,377        127,027
 97             1    InSite Chicago Ashland                                137,304        129,033
 98             1    Storage Place of Katy, Texas                          135,244        128,258
 99             1    43 New Brunswick Avenue                               159,365        136,292
100             2    Village Mobile Home Park                              124,654        122,554
101             1    Wal-mart Supercenter outparcel-Memphis                115,598        108,583
102             2    Occidental Boulevard                                   87,512         81,485
103             2    Waters Edge Towns Apartments                           95,816         86,786
104             2    Schuulyer & Flaherty                                   92,013         87,513
105             2    Fulcher Avenue                                         77,224         71,087
106             2    Roselle Park Apartments                               100,574         94,324
107             2    Spaulding Apartments                                   87,442         80,692
108             2    2112 O Street                                          50,287         48,537
109             2    Notre Dame Ave                                         57,226         54,726

                                                                   ------------------------------
TOTAL/WEIGHTED AVERAGE:                                            $   139,128,702  $ 131,023,643
                                                                   ==============================

                    MAXIMUM                                        $    36,946,904  $  35,782,953
                    MINIMUM                                        $        50,287  $      48,537

 A THE UNDERLYING MORTGAGE LOANS SECURED BY TIERRA WEST MOBILE HOME PARK, VILLAGE PARK MOBILE HOME PARK, AZTEC VILLAGE AND LONGVIEW MOBILE HOME PARK, ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 B THE UNDERLYING MORTGAGE LOANS SECURED BY SHADOW OAKS APARTMENTS AND RALSTON PLACE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 C THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2)  EXCLUSIVE OF NON-OWNED ANCHORS.
(3) U/W NCF REPRESENTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                      ORIGINAL     CUT-OFF DATE     INITIAL
             LOAN                                                    PRINCIPAL      PRINCIPAL       MORTGAGE
 #  CROSSED  GROUP                     LOAN NAME                      BALANCE      BALANCE (1)    POOL BALANCE
 -  -------  -----                     ---------                      -------      -----------    ------------
 1             1    Beverly Center                                 $  84,500,000  $  84,500,000      8.74%
 2             1    230 Park Avenue South                             83,000,000     82,454,224      8.53%
 3             1    La Habra Marketplace                              62,550,000     62,550,000      6.47%
 4             1    Valley Hills Mall                                 62,000,000     61,780,421      6.39%
 5             1    Airport Plaza                                     55,000,000     54,752,854      5.66%
 6             1    Energy Centre                                     54,000,000     53,679,644      5.55%
 7             2    ParkCrest At The Lakes                            25,020,000     25,020,000      2.59%
 8             1    30 South Meridian                                 23,500,000     23,391,847      2.42%
 9             1    Center of Bonita Springs                          23,000,000     22,892,304      2.37%
10             2    Northland Portfolio                               22,592,590     22,444,824      2.32%
11             1    Maui Coast Hotel                                  22,000,000     21,838,326      2.26%
12             1    Peoria Crossings                                  20,497,400     20,497,400      2.12%
13             1    Centre at Golden Ring II                          19,500,000     19,405,106      2.01%
14     A       2    Tierra West Mobile Home Park                       8,030,000      8,030,000      0.83%
15     A       2    Village Park Mobile Home Park                      3,400,000      3,400,000      0.35%
16     A       2    Aztec Village                                      3,270,000      3,270,000      0.34%
17     A       2    Longview Mobile Home Park                          1,000,000      1,000,000      0.10%
18             1    Pembroke Office Park                              15,520,000     15,507,103      1.60%
19             2    Stancliff Park Apartments                         13,812,500     13,717,785      1.42%
20             1    Northwoods Plaza Shopping Center                  13,680,000     13,610,116      1.41%
21             2    Arbor Lakes Apartments                            13,500,000     13,500,000      1.40%
22             1    Park 270 II                                       13,000,000     13,000,000      1.34%
23     B       2    Shadow Oaks Apartments                             6,875,000      6,845,791      0.71%
24     B       2    Ralston Place Apartments                           6,100,000      6,074,084      0.63%
25             2    Mallard Creek Apartments                          11,000,000     10,936,425      1.13%
26             1    North Ranch Pavilions Shopping Center             10,157,400     10,157,400      1.05%
27             1    Corner Lakes Plaza                                 8,550,000      8,550,000      0.88%
28             2    Arbors of Central Park Apartments                  8,500,000      8,453,097      0.87%
29             2    Villages at Sunbury Mills                          8,300,000      8,291,988      0.86%
30             1    Maxwell Portfolio                                  7,900,000      7,870,474      0.81%
31             1    TownePlace Suites                                  7,900,000      7,857,838      0.81%
32             1    2 Research Park Office Building                    7,800,000      7,787,944      0.81%
33             2    Hunt Club Apartments                               7,800,000      7,758,097      0.80%
34     C       1    Centre at Smith Valley                             5,400,000      5,395,630      0.56%
35     C       1    The Centre at Stop 11                              2,120,000      2,117,368      0.22%
36             2    Squire Hill II Apartments                          7,500,000      7,463,580      0.77%
37             1    County of LA Building                              7,450,000      7,450,000      0.77%
38             2    Silver Creek Apartments                            7,000,000      6,992,474      0.72%
39             2    Wallen Hills Apartments                            6,800,000      6,800,000      0.70%
40             1    Comfort Suites Chesapeake                          6,600,000      6,536,203      0.68%
41             2    Branchester Lakes Apartments                       6,550,000      6,511,895      0.67%
42             1    Lynnwood Shopping Center                           6,400,000      6,394,427      0.66%
43             1    AAA Quality Self Storage                           6,400,000      6,380,412      0.66%
44             2    Shadow Creek Apartments                            6,000,000      5,940,812      0.61%
45             1    Walgreens - Long Beach, CA                         5,800,000      5,794,193      0.60%
46             2    Moore Court Apartments                             5,750,000      5,724,528      0.59%
47             2    Chablis Villas                                     5,680,000      5,640,214      0.58%
48             1    Evergreen Office Tower                             5,600,000      5,573,495      0.58%
49             2    The Chelsea Apartments                             5,600,000      5,567,896      0.58%
50             2    Alana Woods Apartments                             5,360,000      5,348,555      0.55%
51             2    Village of Northampton Apartments                  5,300,000      5,268,009      0.54%
52             1    The Center at Slatten Ranch                        5,000,000      4,994,687      0.52%
53             2    The Richmond Hills Apartments                      5,000,000      4,988,818      0.52%
54             1    Great Petaluma Mill                                4,800,000      4,754,139      0.49%
55             1    Storage Max Self Storage                           4,550,000      4,546,109      0.47%
56             1    Indian Wells Recreational Vehicle Park             4,300,000      4,267,185      0.44%
57             1    Wimbledon Plaza                                    4,100,000      4,078,804      0.42%
58             1    Linkletter Self Storage                            3,775,000      3,767,109      0.39%
59             1    Cornerstone Plaza Shopping Center                  3,700,000      3,657,341      0.38%
60             1    St. George Medical Park                            3,700,000      3,649,639      0.38%
61             2    Fort Pike Commons                                  3,600,000      3,573,555      0.37%
62             1    Cordova Crossing Shopping Center                   3,550,000      3,533,089      0.37%
63             1    Braves Village                                     3,500,000      3,479,311      0.36%
64             1    Farmbrook Medical Building I                       3,200,000      3,183,268      0.33%
65             1    Meridian Center                                    3,050,000      3,033,095      0.31%
66             2    Burton Apartments                                  3,000,000      2,986,103      0.31%
67             2    Regency Apartments                                 3,000,000      2,984,513      0.31%
68             1    Woodmont Crescent                                  3,000,000      2,980,208      0.31%
69             2    Mountain View Acres Mobile Home Park               2,960,000      2,945,349      0.30%
70             2    Sterling Point Apartments II                       2,900,000      2,897,462      0.30%
71             1    Main Street Commons                                2,787,500      2,774,754      0.29%
72             2    Market Ridge Apartments                            2,800,000      2,774,277      0.29%
73             2    Newberry Square Apartments                         2,450,000      2,439,110      0.25%
74             1    312 South State                                    2,400,000      2,381,823      0.25%
75             2    Mirage Villa Apartments                            2,400,000      2,380,744      0.25%
76             1    Boaz Shopping Center                               2,300,000      2,298,163      0.24%
77             1    Adam's Mini Storage                                2,300,000      2,284,131      0.24%
78             1    Minden Shopping Center                             2,225,000      2,223,252      0.23%
79             1    Holden & Manor Retail Center                       2,100,000      2,086,191      0.22%
80             1    Hester Business Rentals                            2,090,000      2,070,600      0.21%
81             1    Hunt Creek Commons                                 2,060,000      2,050,103      0.21%
82             1    Huntington Professional Park                       1,925,000      1,914,401      0.20%
83             1    White Rose Shopping Center                         1,850,000      1,835,964      0.19%
84             1    Takoma Park Plaza                                  1,725,000      1,713,006      0.18%
85             1    Knollwood Park                                     1,600,000      1,591,092      0.16%
86             2    Sunset Market Plaza & 1300 Lilac Apartments        1,600,000      1,589,353      0.16%
87             1    Dakin Mobile Home Community                        1,550,000      1,544,111      0.16%
88             2    Apple Valley Mobile Home Park                      1,550,000      1,541,485      0.16%
89             2    The Meadows Apartments                             1,525,000      1,509,830      0.16%
90             1    Sunrise Shopping Center                            1,515,000      1,506,370      0.16%
91             2    1665 Lamont                                        1,390,000      1,378,397      0.14%
92             2    Crofton Apartments                                 1,350,000      1,341,310      0.14%
93             2    1627 Lamont                                        1,325,000      1,313,940      0.14%

                                                                    ORIGINATION        REMAINING         ORIGINAL      REMAINING
                                                                   AMORTIZATION      AMORTIZATION         TERM TO       TERM TO
             LOAN                                                      TERM              TERM            MATURITY      MATURITY
 #  CROSSED  GROUP                     LOAN NAME                     (MONTHS)          (MONTHS)        (MONTHS)(2)  (MONTHS)(1)(2)
 -  -------  -----                     ---------                     --------          --------        -----------  --------------
 1             1    Beverly Center                                      360     (7)       360     (7)       120            116
 2             1    230 Park Avenue South                               300               295               180            175
 3             1    La Habra Marketplace                                336               336               120            119
 4             1    Valley Hills Mall                                   360               357               120            117
 5             1    Airport Plaza                                       360               355               120            115
 6             1    Energy Centre                                       360               354               120            114
 7             2    ParkCrest At The Lakes                              360               360                84             83
 8             1    30 South Meridian                                   360               355               120            115
 9             1    Center of Bonita Springs                            360               355               120            115
10             2    Northland Portfolio                                 360               353               120            113
11             1    Maui Coast Hotel                                    300               294               120            114
12             1    Peoria Crossings                               Interest Only     Interest Only           60             58
13             1    Centre at Golden Ring II                            360               355               120            115
14     A       2    Tierra West Mobile Home Park                        324               324               120            113
15     A       2    Village Park Mobile Home Park                       324               324               120            113
16     A       2    Aztec Village                                       324               324               120            113
17     A       2    Longview Mobile Home Park                           324               324               120            113
18             1    Pembroke Office Park                                360               359               120            119
19             2    Stancliff Park Apartments                           360               353               120            113
20             1    Northwoods Plaza Shopping Center                    360               355               120            115
21             2    Arbor Lakes Apartments                              360               360               120            119
22             1    Park 270 II                                         336               336                60             55
23     B       2    Shadow Oaks Apartments                              360               356                84             80
24     B       2    Ralston Place Apartments                            360               356                84             80
25             2    Mallard Creek Apartments                            360               354                60             54
26             1    North Ranch Pavilions Shopping Center          Interest Only     Interest Only           60             58
27             1    Corner Lakes Plaza                                  360               360               120            114
28             2    Arbors of Central Park Apartments                   360               354               120            114
29             2    Villages at Sunbury Mills                           360               359               120            119
30             1    Maxwell Portfolio                                   360               356               120            116
31             1    TownePlace Suites                                   300               296                60             56
32             1    2 Research Park Office Building                     276     (9)       275     (9)       120            119
33             2    Hunt Club Apartments                                360               354               120            114
34     C       1    Centre at Smith Valley                              360               359               120            119
35     C       1    The Centre at Stop 11                               300               299               120            119
36             2    Squire Hill II Apartments                           360               355               120            115
37             1    County of LA Building                               132               132               120            120
38             2    Silver Creek Apartments                             360               359               120            119
39             2    Wallen Hills Apartments                             360               360               120            119
40             1    Comfort Suites Chesapeake                           240               235               120            115
41             2    Branchester Lakes Apartments                        360               354               120            114
42             1    Lynnwood Shopping Center                            360               359               120            119
43             1    AAA Quality Self Storage                            300               298               120            118
44             2    Shadow Creek Apartments                             300               293                84             77
45             1    Walgreens - Long Beach, CA                          360               359               120            119
46             2    Moore Court Apartments                              360               356               120            116
47             2    Chablis Villas                                      360               353               120            113
48             1    Evergreen Office Tower                              360               355               120            115
49             2    The Chelsea Apartments                              360               355                84             79
50             2    Alana Woods Apartments                              360               358               120            118
51             2    Village of Northampton Apartments                   360               354               120            114
52             1    The Center at Slatten Ranch                         360               359               120            119
53             2    The Richmond Hills Apartments                       360               358               120            118
54             1    Great Petaluma Mill                                 300               293               120            113
55             1    Storage Max Self Storage                            360               359               120            119
56             1    Indian Wells Recreational Vehicle Park              360               353                60             53
57             1    Wimbledon Plaza                                     360               354               120            114
58             1    Linkletter Self Storage                             360               358               120            118
59             1    Cornerstone Plaza Shopping Center                   300               291               120            111
60             1    St. George Medical Park                             180               176               180            176
61             2    Fort Pike Commons                                   360               352               120            112
62             1    Cordova Crossing Shopping Center                    360               355               120            115
63             1    Braves Village                                      300               296               120            116
64             1    Farmbrook Medical Building I                        360               354               120            114
65             1    Meridian Center                                     360               354               120            114
66             2    Burton Apartments                                   240               238               120            118
67             2    Regency Apartments                                  360               355                60             55
68             1    Woodmont Crescent                                   360               353               120            113
69             2    Mountain View Acres Mobile Home Park                360               355               120            115
70             2    Sterling Point Apartments II                        360               359               120            119
71             1    Main Street Commons                                 360               355               120            115
72             2    Market Ridge Apartments                             300               294               120            114
73             2    Newberry Square Apartments                          360               355               180            175
74             1    312 South State                                     300               294               120            114
75             2    Mirage Villa Apartments                             300               294               120            114
76             1    Boaz Shopping Center                                360               359               120            119
77             1    Adam's Mini Storage                                 300               294               120            114
78             1    Minden Shopping Center                              360               359               120            119
79             1    Holden & Manor Retail Center                        300               295               120            115
80             1    Hester Business Rentals                             300               293               120            113
81             1    Hunt Creek Commons                                  360               355               120            115
82             1    Huntington Professional Park                        360               354               120            114
83             1    White Rose Shopping Center                          300               294               120            114
84             1    Takoma Park Plaza                                   300               295               120            115
85             1    Knollwood Park                                      360               354               120            114
86             2    Sunset Market Plaza & 1300 Lilac Apartments         300               295               120            115
87             1    Dakin Mobile Home Community                         360               356               120            116
88             2    Apple Valley Mobile Home Park                       360               354               120            114
89             2    The Meadows Apartments                              300               293                60             53
90             1    Sunrise Shopping Center                             300               296               120            116
91             2    1665 Lamont                                         300               294                60             54
92             2    Crofton Apartments                                  336               330               120            114
93             2    1627 Lamont                                         300               294                60             54

                                                                    INITIAL
                                                                   INTEREST
                                                                     ONLY    MORTGAGE                         FIRST
             LOAN                                                   PERIOD   INTEREST       MONTHLY          PAYMENT     MATURITY
 #  CROSSED  GROUP                     LOAN NAME                   (MONTHS)    RATE       PAYMENT (3)          DATE      DATE (2)
 -  -------  -----                     ---------                   --------    ----       -----------          ----      --------
 1             1    Beverly Center                                    24      5.090%      $   455,726 (8)   3/11/2004    2/11/2014
 2             1    230 Park Avenue South                              0      6.330%          551,637       2/11/2004    1/11/2019
 3             1    La Habra Marketplace                              24      5.280%          356,846       6/11/2004    5/11/2014
 4             1    Valley Hills Mall                                  0      4.728%          322,581        4/5/2004    3/5/2014
 5             1    Airport Plaza                                      0      6.200%          336,858       2/11/2004    1/11/2014
 6             1    Energy Centre                                      0      5.690%          313,074       1/11/2004   12/11/2013
 7             2    ParkCrest At The Lakes                            24      5.010%          134,466        6/1/2004    5/1/2011
 8             1    30 South Meridian                                  0      6.090%          142,257       2/11/2004    1/11/2014
 9             1    Center of Bonita Springs                           0      6.010%          138,045       2/11/2004    1/11/2014
10             2    Northland Portfolio                                0      6.020%          135,745       12/11/2003  11/11/2013
11             1    Maui Coast Hotel                                   0      6.670%          150,891       1/11/2004   12/11/2013
12             1    Peoria Crossings                                  60      4.090%           69,862        5/1/2004    4/1/2009
13             1    Centre at Golden Ring II                           0      5.830%          114,790       2/11/2004    1/11/2014
14     A       2    Tierra West Mobile Home Park                      24      5.500%           47,629       12/11/2003  11/11/2013
15     A       2    Village Park Mobile Home Park                     24      5.500%           20,167       12/11/2003  11/11/2013
16     A       2    Aztec Village                                     24      5.500%           19,396       12/11/2003  11/11/2013
17     A       2    Longview Mobile Home Park                         24      5.500%            5,931       12/11/2003  11/11/2013
18             1    Pembroke Office Park                               0      5.990%           92,950        6/1/2004    5/1/2014
19             2    Stancliff Park Apartments                          0      5.800%           81,045       12/11/2003  11/11/2013
20             1    Northwoods Plaza Shopping Center                   0      5.600%           78,534       2/11/2004    1/11/2014
21             2    Arbor Lakes Apartments                            24      4.900%           71,648        6/1/2004    5/1/2014
22             1    Park 270 II                                       24      5.170%           73,297       2/11/2004    1/11/2009
23     B       2    Shadow Oaks Apartments                             0      5.510%           39,079       3/11/2004    2/11/2011
24     B       2    Ralston Place Apartments                           0      5.510%           34,673       3/11/2004    2/11/2011
25             2    Mallard Creek Apartments                           0      5.810%           64,613       1/11/2004   12/11/2008
26             1    North Ranch Pavilions Shopping Center             60      4.120%           34,874        5/1/2004    4/1/2009
27             1    Corner Lakes Plaza                                24      5.800%           50,167       1/11/2004   12/11/2013
28             2    Arbors of Central Park Apartments                  0      6.020%           51,071       1/11/2004   12/11/2013
29             2    Villages at Sunbury Mills                          0      5.400%           46,607        6/1/2004    5/1/2014
30             1    Maxwell Portfolio                                  0      6.140%           48,078       3/11/2004    2/11/2014
31             1    TownePlace Suites                                  0      6.350%           52,603       3/11/2004    2/11/2009
32             1    2 Research Park Office Building                    0      5.910%           51,751 (9)    6/1/2004    5/1/2014
33             2    Hunt Club Apartments                               0      6.140%           47,469       1/11/2004   12/11/2013
34     C       1    Centre at Smith Valley                             0      6.090%           32,689        6/1/2004    5/1/2014
35     C       1    The Centre at Stop 11                              0      6.140%           13,841        6/1/2004    5/1/2014
36             2    Squire Hill II Apartments                          0      5.840%           44,198       2/11/2004    1/11/2014
37             1    County of LA Building                              0      5.550%           75,536        7/1/2004    6/1/2014
38             2    Silver Creek Apartments                            0      4.950%           37,364        6/1/2004    5/1/2014
39             2    Wallen Hills Apartments                           24      4.900%           36,089        6/1/2004    5/1/2014
40             1    Comfort Suites Chesapeake                          0      6.720%           50,066       2/11/2004    1/11/2014
41             2    Branchester Lakes Apartments                       0      5.780%           38,349       1/11/2004   12/11/2013
42             1    Lynnwood Shopping Center                           0      5.810%           37,593        6/1/2004    5/1/2014
43             1    AAA Quality Self Storage                           0      5.320%           38,617        5/1/2004    4/1/2014
44             2    Shadow Creek Apartments                            0      5.930%           38,402       12/11/2003  11/11/2028
45             1    Walgreens - Long Beach, CA                         0      5.250%           32,028        6/1/2004    5/1/2034
46             2    Moore Court Apartments                             0      5.300%           31,930       3/11/2004    2/11/2014
47             2    Chablis Villas                                     0      5.700%           32,967       12/11/2003  11/11/2013
48             1    Evergreen Office Tower                             0      5.960%           33,431       2/11/2004    1/11/2014
49             2    The Chelsea Apartments                             0      5.040%           30,199       2/11/2004    1/11/2011
50             2    Alana Woods Apartments                             0      5.290%           29,731        5/1/2004    4/1/2014
51             2    Village of Northampton Apartments                  0      5.610%           30,460       1/11/2004   12/11/2013
52             1    The Center at Slatten Ranch                        0      5.000%           26,841        6/1/2004    5/1/2014
53             2    The Richmond Hills Apartments                      0      5.070%           27,055        5/1/2004    4/1/2014
54             1    Great Petaluma Mill                                0      6.120%           31,280       12/11/2003  11/11/2013
55             1    Storage Max Self Storage                           0      5.880%           26,930        6/1/2004    5/1/2014
56             1    Indian Wells Recreational Vehicle Park             0      5.290%           23,851       12/11/2003  11/11/2008
57             1    Wimbledon Plaza                                    0      6.310%           25,405       1/11/2004   12/11/2013
58             1    Linkletter Self Storage                            0      5.390%           21,174        5/1/2004    4/1/2014
59             1    Cornerstone Plaza Shopping Center                  0      6.510%           25,006       10/11/2003   9/11/2013
60             1    St. George Medical Park                            0      6.070%           31,363       3/11/2004    2/11/2019
61             2    Fort Pike Commons                                  0      6.050%           21,700       11/11/2003  10/11/2013
62             1    Cordova Crossing Shopping Center                   0      5.930%           21,125       2/11/2004    1/11/2014
63             1    Braves Village                                     0      5.720%           21,955       3/11/2004    2/11/2014
64             1    Farmbrook Medical Building I                       0      6.260%           19,724       1/11/2004   12/11/2013
65             1    Meridian Center                                    0      6.000%           18,286       1/11/2004   12/11/2013
66             2    Burton Apartments                                  0      5.180%           20,098        5/1/2004    4/1/2014
67             2    Regency Apartments                                 0      5.550%           17,128       2/11/2004    1/11/2009
68             1    Woodmont Crescent                                  0      5.980%           17,948       12/11/2003  11/11/2013
69             2    Mountain View Acres Mobile Home Park               0      5.750%           17,274       2/11/2004    1/11/2014
70             2    Sterling Point Apartments II                       0      5.790%           16,997        6/1/2004    5/1/2014
71             1    Main Street Commons                                0      6.120%           16,928       2/11/2004    1/11/2014
72             2    Market Ridge Apartments                            0      5.370%           16,978       1/11/2004   12/11/2013
73             2    Newberry Square Apartments                         0      6.250%           15,085       2/11/2004    1/11/2019
74             1    312 South State                                    0      6.500%           16,205       1/11/2004   12/11/2013
75             2    Mirage Villa Apartments                            0      6.170%           15,714       1/11/2004   12/11/2013
76             1    Boaz Shopping Center                               0      6.140%           13,997        6/1/2004    5/1/2014
77             1    Adam's Mini Storage                                0      7.020%           16,285       1/11/2004   12/11/2013
78             1    Minden Shopping Center                             0      6.200%           13,627        6/1/2004    5/1/2014
79             1    Holden & Manor Retail Center                       0      6.330%           13,957       2/11/2004    1/11/2014
80             1    Hester Business Rentals                            0      6.290%           13,839       12/11/2003  11/11/2013
81             1    Hunt Creek Commons                                 0      5.890%           12,205       2/11/2004    1/11/2014
82             1    Huntington Professional Park                       0      6.030%           11,579       1/11/2004   12/11/2013
83             1    White Rose Shopping Center                         0      6.490%           12,480       1/11/2004   12/11/2013
84             1    Takoma Park Plaza                                  0      6.000%           11,114       2/11/2004    1/11/2014
85             1    Knollwood Park                                     0      5.980%            9,572       1/11/2004   12/11/2013
86             2    Sunset Market Plaza & 1300 Lilac Apartments        0      6.260%           10,565       2/11/2004    1/11/2014
87             1    Dakin Mobile Home Community                        0      6.060%            9,353       3/11/2004    2/11/2014
88             2    Apple Valley Mobile Home Park                      0      6.040%            9,333       1/11/2004   12/11/2013
89             2    The Meadows Apartments                             0      5.880%            9,714       12/11/2003  11/11/2008
90             1    Sunrise Shopping Center                            0      5.950%            9,715       3/11/2004    2/11/2014
91             2    1665 Lamont                                        0      5.940%            8,905       1/11/2004   12/11/2008
92             2    Crofton Apartments                                 0      6.040%            8,338       1/11/2004   12/11/2013
93             2    1627 Lamont                                        0      5.940%            8,488       1/11/2004   12/11/2008

             LOAN                                                                        PREPAYMENT PROVISION             DEFEASANCE
 #  CROSSED  GROUP                     LOAN NAME                    ARD (4)              AS OF ORIGINATION (5)            OPTION (6)
 -  -------  -----                     ---------                    -------              ---------------------            ----------
 1             1    Beverly Center                                    N/A      Lock/116_0%/4                                 Yes
 2             1    230 Park Avenue South                             N/A      Lock/173_0%/7                                 Yes
 3             1    La Habra Marketplace                              N/A      Lock/116_0%/4                                 Yes
 4             1    Valley Hills Mall                                 N/A      Lock/116_0%/4                                 Yes
 5             1    Airport Plaza                                     N/A      Lock/116_0%/4                                 Yes
 6             1    Energy Centre                                     N/A      Lock/116_0%/4                                 Yes
 7             2    ParkCrest At The Lakes                            N/A      Lock/80_0.0%/4                                Yes
 8             1    30 South Meridian                                 N/A      Lock/116_0%/4                                 Yes
 9             1    Center of Bonita Springs                          N/A      Lock/116_0%/4                                 Yes
10             2    Northland Portfolio                               N/A      Lock/113_0%/7                                 Yes
11             1    Maui Coast Hotel                                  N/A      Lock/117_0%/3                                 Yes
12             1    Peoria Crossings                                  N/A      YM1/56_0.0%/4                                 No
13             1    Centre at Golden Ring II                          N/A      Lock/116_0%/4                                 Yes
14     A       2    Tierra West Mobile Home Park                      N/A      Lock/117_0%/3                                 Yes
15     A       2    Village Park Mobile Home Park                     N/A      Lock/117_0%/3                                 Yes
16     A       2    Aztec Village                                     N/A      Lock/117_0%/3                                 Yes
17     A       2    Longview Mobile Home Park                         N/A      Lock/117_0%/3                                 Yes
18             1    Pembroke Office Park                              N/A      Lock/116_0.0%/4                               Yes
19             2    Stancliff Park Apartments                         N/A      Lock/117_0%/3                                 Yes
20             1    Northwoods Plaza Shopping Center                  N/A      Lock/117_0%/3                                 Yes
21             2    Arbor Lakes Apartments                            N/A      Lock/116_0.0%/4                               Yes
22             1    Park 270 II                                       N/A      Lock/57_0%/3                                  Yes
23     B       2    Shadow Oaks Apartments                            N/A      Lock/81_0%/3                                  Yes
24     B       2    Ralston Place Apartments                          N/A      Lock/81_0%/3                                  Yes
25             2    Mallard Creek Apartments                          N/A      Lock/54_0%/6                                  Yes
26             1    North Ranch Pavilions Shopping Center             N/A      YM1/56_0.0%/4                                 No
27             1    Corner Lakes Plaza                                N/A      Lock/108_0%/12                                Yes
28             2    Arbors of Central Park Apartments                 N/A      Lock/114_0%/6                                 Yes
29             2    Villages at Sunbury Mills                         N/A      Lock/116_0.0%/4                               Yes
30             1    Maxwell Portfolio                                 N/A      Lock/117_0%/3                                 Yes
31             1    TownePlace Suites                                 N/A      Lock/57_0%/3                                  Yes
32             1    2 Research Park Office Building                   N/A      YM5/11_YM4/12_YM3/12_YM2/12_YM1/69_0.0%/4     No
33             2    Hunt Club Apartments                              N/A      Lock/117_0%/3                                 Yes
34     C       1    Centre at Smith Valley                            N/A      Lock/116_0.0%/4                               Yes
35     C       1    The Centre at Stop 11                             N/A      Lock/116_0.0%/4                               Yes
36             2    Squire Hill II Apartments                         N/A      Lock/117_0%/3                                 Yes
37             1    County of LA Building                             N/A      Lock/117_0.0%/3                               Yes
38             2    Silver Creek Apartments                           N/A      Lock/116_0.0%/4                               Yes
39             2    Wallen Hills Apartments                           N/A      Lock/116_0.0%/4                               Yes
40             1    Comfort Suites Chesapeake                         N/A      Lock/117_0%/3                                 Yes
41             2    Branchester Lakes Apartments                      N/A      Lock/116_0%/4                                 Yes
42             1    Lynnwood Shopping Center                          N/A      Lock/116_0.0%/4                               Yes
43             1    AAA Quality Self Storage                          N/A      YM1/116_0.0%/4                                No
44             2    Shadow Creek Apartments                        11/11/2010  Lock/81_0%/3                                  Yes
45             1    Walgreens - Long Beach, CA                      5/1/2014   Lock/116_0.0%/4                               Yes
46             2    Moore Court Apartments                            N/A      Lock/114_0%/6                                 Yes
47             2    Chablis Villas                                    N/A      Lock/117_0%/3                                 Yes
48             1    Evergreen Office Tower                            N/A      Lock/117_0%/3                                 Yes
49             2    The Chelsea Apartments                            N/A      Lock/78_0%/6                                  Yes
50             2    Alana Woods Apartments                            N/A      Lock/116_0.0%/4                               Yes
51             2    Village of Northampton Apartments                 N/A      Lock/117_0%/3                                 Yes
52             1    The Center at Slatten Ranch                       N/A      Lock/116_0.0%/4                               Yes
53             2    The Richmond Hills Apartments                     N/A      Lock/116_0.0%/4                               Yes
54             1    Great Petaluma Mill                               N/A      Lock/117_0%/3                                 Yes
55             1    Storage Max Self Storage                          N/A      YM1/116_0.0%/4                                No
56             1    Indian Wells Recreational Vehicle Park            N/A      Lock/56_0%/4                                  Yes
57             1    Wimbledon Plaza                                   N/A      Lock/117_0%/3                                 Yes
58             1    Linkletter Self Storage                           N/A      Lock/116_0.0%/4                               Yes
59             1    Cornerstone Plaza Shopping Center                 N/A      Lock/117_0%/3                                 Yes
60             1    St. George Medical Park                           N/A      Lock/177_0%/3                                 Yes
61             2    Fort Pike Commons                                 N/A      Lock/116_0%/4                                 Yes
62             1    Cordova Crossing Shopping Center                  N/A      Lock/117_0%/3                                 Yes
63             1    Braves Village                                    N/A      Lock/117_0%/3                                 Yes
64             1    Farmbrook Medical Building I                      N/A      Lock/117_0%/3                                 Yes
65             1    Meridian Center                                   N/A      Lock/117_0%/3                                 Yes
66             2    Burton Apartments                                 N/A      YM1/116_0.0%/4                                No
67             2    Regency Apartments                                N/A      Lock/56_0%/4                                  Yes
68             1    Woodmont Crescent                                 N/A      Lock/117_0%/3                                 Yes
69             2    Mountain View Acres Mobile Home Park              N/A      Lock/117_0%/3                                 Yes
70             2    Sterling Point Apartments II                      N/A      Lock/116_0.0%/4                               Yes
71             1    Main Street Commons                               N/A      Lock/117_0%/3                                 Yes
72             2    Market Ridge Apartments                           N/A      Lock/117_0%/3                                 Yes
73             2    Newberry Square Apartments                        N/A      Lock/177_0%/3                                 Yes
74             1    312 South State                                   N/A      Lock/117_0%/3                                 Yes
75             2    Mirage Villa Apartments                           N/A      Lock/114_0%/6                                 Yes
76             1    Boaz Shopping Center                              N/A      YM1/116_0.0%/4                                No
77             1    Adam's Mini Storage                               N/A      Lock/114_0%/6                                 Yes
78             1    Minden Shopping Center                            N/A      YM1/116_0.0%/4                                No
79             1    Holden & Manor Retail Center                      N/A      Lock/117_0%/3                                 Yes
80             1    Hester Business Rentals                           N/A      Lock/114_0%/6                                 Yes
81             1    Hunt Creek Commons                                N/A      Lock/117_0%/3                                 Yes
82             1    Huntington Professional Park                      N/A      Lock/117_0%/3                                 Yes
83             1    White Rose Shopping Center                        N/A      Lock/114_0%/6                                 Yes
84             1    Takoma Park Plaza                                 N/A      Lock/117_0%/3                                 Yes
85             1    Knollwood Park                                    N/A      Lock/114_0%/6                                 Yes
86             2    Sunset Market Plaza & 1300 Lilac Apartments       N/A      Lock/114_0%/6                                 Yes
87             1    Dakin Mobile Home Community                       N/A      Lock/114_0%/6                                 Yes
88             2    Apple Valley Mobile Home Park                     N/A      Lock/114_0%/6                                 Yes
89             2    The Meadows Apartments                            N/A      Lock/54_0%/6                                  Yes
90             1    Sunrise Shopping Center                           N/A      Lock/114_0%/6                                 Yes
91             2    1665 Lamont                                       N/A      Lock/54_0%/6                                  Yes
92             2    Crofton Apartments                                N/A      Lock/114_0%/6                                 Yes
93             2    1627 Lamont                                       N/A      Lock/54_0%/6                                  Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                 PERCENTAGE OF
                                                                      ORIGINAL     CUT-OFF DATE     INITIAL
             LOAN                                                    PRINCIPAL      PRINCIPAL       MORTGAGE
 #  CROSSED  GROUP                     LOAN NAME                      BALANCE      BALANCE (1)    POOL BALANCE
 -  -------  -----                     ---------                      -------      -----------    ------------
 94            2    Mount West Apartments                          $   1,280,000  $   1,271,234      0.13%
 95            2    Colonial Point Apartments                          1,250,000      1,242,917      0.13%
 96            1    Blue Mountain Village                              1,200,000      1,195,374      0.12%
 97            1    InSite Chicago Ashland                             1,160,000      1,150,677      0.12%
 98            1    Storage Place of Katy, Texas                       1,050,000      1,041,892      0.11%
 99            1    43 New Brunswick Avenue                            1,000,000        989,850      0.10%
100            2    Village Mobile Home Park                             975,000        961,527      0.10%
101            1    Wal-mart Supercenter outparcel-Memphis               962,000        957,687      0.10%
102            2    Occidental Boulevard                                 815,000        810,680      0.08%
103            2    Waters Edge Towns Apartments                         800,000        792,787      0.08%
104            2    Schuulyer & Flaherty                                 775,000        767,645      0.08%
105            2    Fulcher Avenue                                       705,000        701,263      0.07%
106            2    Roselle Park Apartments                              700,000        693,216      0.07%
107            2    Spaulding Apartments                                 685,000        680,457      0.07%
108            2    2112 O Street                                        525,000        521,625      0.05%
109            2    Notre Dame Ave                                       500,000        496,570      0.05%

                                                                   -------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                            $ 970,449,390  $ 966,842,374     100.0%
                                                                   ===========================================

MAXIMUM:                                                           $  84,500,000  $  84,500,000      8.74%
MINIMUM:                                                           $     500,000  $     496,570      0.05%

                                                                    ORIGINATION        REMAINING         ORIGINAL      REMAINING
                                                                   AMORTIZATION      AMORTIZATION         TERM TO       TERM TO
             LOAN                                                      TERM              TERM            MATURITY      MATURITY
 #  CROSSED  GROUP                     LOAN NAME                     (MONTHS)          (MONTHS)        (MONTHS)(2)  (MONTHS)(1)(2)
 -  -------  -----                     ---------                     --------          --------        -----------  --------------
 94            2    Mount West Apartments                               300               295               120            115
 95            2    Colonial Point Apartments                           360               354               120            114
 96            1    Blue Mountain Village                               360               356               120            116
 97            1    InSite Chicago Ashland                              300               294               120            114
 98            1    Storage Place of Katy, Texas                        300               294               120            114
 99            1    43 New Brunswick Avenue                             240               235               120            115
100            2    Village Mobile Home Park                            240               233               120            113
101            1    Wal-mart Supercenter outparcel-Memphis              360               355               120            115
102            2    Occidental Boulevard                                360               354               120            114
103            2    Waters Edge Towns Apartments                        300               293               120            113
104            2    Schuulyer & Flaherty                                300               293               120            113
105            2    Fulcher Avenue                                      360               354               120            114
106            2    Roselle Park Apartments                             240               235               240            235
107            2    Spaulding Apartments                                300               295               120            115
108            2    2112 O Street                                       360               353               120            113
109            2    Notre Dame Ave                                      300               295               120            115

                                                                   -----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 342               338               119            115
                                                                   =================================================================

MAXIMUM:                                                                360               360               240            235
MINIMUM:                                                                132               132                60             53

                                                                    INITIAL
                                                                   INTEREST
                                                                     ONLY    MORTGAGE                         FIRST
             LOAN                                                   PERIOD   INTEREST       MONTHLY          PAYMENT     MATURITY
 #  CROSSED  GROUP                     LOAN NAME                   (MONTHS)    RATE       PAYMENT (3)          DATE      DATE (2)
 -  -------  -----                     ---------                   --------    ----       -----------          ----      --------
 94            2    Mount West Apartments                              0      6.090%      $     8,318       2/11/2004    1/11/2014
 95            2    Colonial Point Apartments                          0      5.900%            7,414       1/11/2004   12/11/2013
 96            1    Blue Mountain Village                              0      5.990%            7,187       3/11/2004    2/11/2014
 97            1    InSite Chicago Ashland                             0      6.160%            7,588       1/11/2004   12/11/2013
 98            1    Storage Place of Katy, Texas                       0      6.390%            7,018       1/11/2004   12/11/2013
 99            1    43 New Brunswick Avenue                            0      6.340%            7,362       2/11/2004    1/11/2014
100            2    Village Mobile Home Park                           0      6.580%            7,315       12/11/2003  11/11/2013
101            1    Wal-mart Supercenter outparcel-Memphis             0      6.210%            5,898       2/11/2004    1/11/2014
102            2    Occidental Boulevard                               0      6.200%            4,992       1/11/2004   12/11/2013
103            2    Waters Edge Towns Apartments                       0      6.460%            5,382       12/11/2003  11/11/2013
104            2    Schuulyer & Flaherty                               0      6.160%            5,069       12/11/2003  11/11/2013
105            2    Fulcher Avenue                                     0      6.200%            4,318       1/11/2004   12/11/2013
106            2    Roselle Park Apartments                            0      6.700%            5,302       2/11/2004    1/11/2024
107            2    Spaulding Apartments                               0      6.280%            4,531       2/11/2004    1/11/2014
108            2    2112 O Street                                      0      6.100%            3,181       12/11/2003  11/11/2013
109            2    Notre Dame Ave                                     0      6.080%            3,246       2/11/2004    1/11/2014

                                                                   ---------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       5.637%      $ 5,707,085        3/5/2004    4/2/2014
                                                                   ===============================================================

MAXIMUM:                                                                      7.020%      $   551,637        7/1/2004    5/1/2034
MINIMUM:                                                                      4.090%      $     3,181       10/11/2003  11/11/2008

             LOAN                                                                        PREPAYMENT PROVISION             DEFEASANCE
 #  CROSSED  GROUP                     LOAN NAME                    ARD (4)              AS OF ORIGINATION (5)            OPTION (6)
 -  -------  -----                     ---------                    -------              ---------------------            ----------
 94            2    Mount West Apartments                             N/A      Lock/114_0%/6                                 Yes
 95            2    Colonial Point Apartments                         N/A      Lock/116_0%/4                                 Yes
 96            1    Blue Mountain Village                             N/A      Lock/114_0%/6                                 Yes
 97            1    InSite Chicago Ashland                            N/A      Lock/114_0%/6                                 Yes
 98            1    Storage Place of Katy, Texas                      N/A      Lock/114_0%/6                                 Yes
 99            1    43 New Brunswick Avenue                           N/A      Lock/114_0%/6                                 Yes
100            2    Village Mobile Home Park                          N/A      Lock/114_0%/6                                 Yes
101            1    Wal-mart Supercenter outparcel-Memphis            N/A      Lock/114_0%/6                                 Yes
102            2    Occidental Boulevard                              N/A      Lock/114_0%/6                                 Yes
103            2    Waters Edge Towns Apartments                      N/A      Lock/114_0%/6                                 Yes
104            2    Schuulyer & Flaherty                              N/A      Lock/114_0%/6                                 Yes
105            2    Fulcher Avenue                                    N/A      Lock/114_0%/6                                 Yes
106            2    Roselle Park Apartments                           N/A      Lock/234_0%/6                                 Yes
107            2    Spaulding Apartments                              N/A      Lock/114_0%/6                                 Yes
108            2    2112 O Street                                     N/A      Lock/114_0%/6                                 Yes
109            2    Notre Dame Ave                                    N/A      Lock/114_0%/6                                 Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

 A THE UNDERLYING MORTGAGE LOANS SECURED BY TIERRA WEST MOBILE HOME PARK, VILLAGE PARK MOBILE HOME PARK, AZTEC VILLAGE AND LONGVIEW MOBILE HOME PARK, ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 B THE UNDERLYING MORTGAGE LOANS SECURED BY SHADOW OAKS APARTMENTS AND RALSTON PLACE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 C THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y)
               PAYMENTS
     A%/(X) = A% PREPAYMENT FOR (X) PAYMENTS
     0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7) REPRESENTS THE ORIGINAL AMORTIZATION TERM FOR THE BEVERLY CENTER TOTAL LOAN, WITH AN ORIGINAL PRINCIPAL BALANCE OF $347,500,000, A MONTHLY PAYMENT OF $1,925,047 AND A CURRENT WEIGHTED AVERAGE MORTGAGE INTEREST RATE OF 5.2785%.
(8) MONTHLY PAYMENT WAS CALCULATED USING THE AVERAGE PRINCIPAL AND INTEREST PAYMENT THAT WILL BE DUE WITH RESPECT TO THE MORTGAGE LOAN DURING THE 12-MONTH PERIOD FOLLOWING THE 24 MONTH INITIAL INTEREST-ONLY PERIOD.
(9) PRINCIPAL AND INTEREST OF $51,751.23 BASED ON A 23-YEAR AMORTIZATION SCHEDULE FOR MONTHS 1-36. PRINCIPAL AND INTEREST FOR MONTHS 37-120 IS $45,121.47 BASED ON A 27-YEAR AMORTIZATION SCHEDULE.
     A 23-YEAR AMORTIZATION SCHEDULE WAS ASSUMED FOR THE PURPOSES OF THE INDICATED COLUMN.

                       ADDITIONAL MORTAGE LOAN INFORMATION

                                                                    CUT-OFF DATE
                LOAN                                                  PRINCIPAL      APPRAISED      CUT-OFF DATE     MATURITY/ARD
#    CROSSED    GROUP   LOAN NAME                                    BALANCE (1)       VALUE       LTV RATIO(1)(2)      BALANCE
-    -------    -----   ---------                                   -----------    -------------   ---------------   ------------
 1                1     Beverly Center                              $ 84,500,000   $ 563,000,000       54.4% (7)     $ 73,613,535
 2                1     230 Park Avenue South                         82,454,224     127,500,000       64.7%           50,601,626
 3                1     La Habra Marketplace                          62,550,000      82,640,000       75.7%           53,279,014
 4                1     Valley Hills Mall                             61,780,421      95,600,000       64.6%           50,516,428
 5                1     Airport Plaza                                 54,752,854      81,000,000       67.6%           46,918,757
 6                1     Energy Centre                                 53,679,644      79,000,000       67.9%           45,379,396
 7                2     ParkCrest At The Lakes                        25,020,000      31,400,000       79.7%           23,079,130
 8                1     30 South Meridian                             23,391,847      30,300,000       77.2%           19,983,242
 9                1     Center of Bonita Springs                      22,892,304      32,000,000       71.5%           19,512,280
10                2     Northland Portfolio                           22,444,824      29,900,000       75.1%           19,172,729
11                1     Maui Coast Hotel                              21,838,326      37,600,000       58.1%           17,419,020
12                1     Peoria Crossings                              20,497,400      35,050,000       58.5%           20,497,400
13                1     Centre at Golden Ring II                      19,405,106      25,750,000       75.4%           16,454,817
14      A         2     Tierra West Mobile Home Park                   8,030,000      10,050,000       78.1%            6,788,036
15      A         2     Village Park Mobile Home Park                  3,400,000       4,500,000       78.1%            2,874,137
16      A         2     Aztec Village                                  3,270,000       4,200,000       78.1%            2,764,244
17      A         2     Longview Mobile Home Park                      1,000,000       1,350,000       78.1%              845,334
18                1     Pembroke Office Park                          15,507,103      19,400,000       79.9%           13,158,503
19                2     Stancliff Park Apartments                     13,717,785      17,750,000       77.3%           11,645,253
20                1     Northwoods Plaza Shopping Center              13,610,116      17,100,000       79.6%           11,463,403
21                2     Arbor Lakes Apartments                        13,500,000      17,000,000       79.4%           11,652,474
22                1     Park 270 II                                   13,000,000      17,300,000       75.1%           12,359,420
23      B         2     Shadow Oaks Apartments                         6,845,791       8,825,000       78.1%            6,151,907
24      B         2     Ralston Place Apartments                       6,074,084       7,725,000       78.1%            5,458,420
25                2     Mallard Creek Apartments                      10,936,425      15,700,000       69.7%           10,265,418
26                1     North Ranch Pavilions Shopping Center         10,157,400      18,500,000       54.9%           10,157,400
27                1     Corner Lakes Plaza                             8,550,000      10,850,000       78.8%            7,542,607
28                2     Arbors of Central Park Apartments              8,453,097      10,700,000       79.0%            7,213,967
29                2     Villages at Sunbury Mills                      8,291,988      10,800,000       76.8%            6,911,895
30                1     Maxwell Portfolio                              7,870,474      10,770,000       73.1%            6,726,788
31                1     TownePlace Suites                              7,857,838      12,500,000       62.9%            7,181,345
32                1     2 Research Park Office Building                7,787,944       9,900,000       78.7%            6,396,663
33                2     Hunt Club Apartments                           7,758,097      10,600,000       73.2%            6,643,143
34      C         1     Centre at Smith Valley                         5,395,630       6,820,000       73.5%            4,591,799
35      C         1     The Centre at Stop 11                          2,117,368       3,400,000       73.5%            1,649,498
36                2     Squire Hill II Apartments                      7,463,580       9,500,000       78.6%            6,330,672
37                1     County of LA Building                          7,450,000       9,970,000       74.7%              931,466
38                2     Silver Creek Apartments                        6,992,474       9,300,000       75.2%            5,745,697
39                2     Wallen Hills Apartments                        6,800,000       8,530,000       79.7%            5,869,394
40                1     Comfort Suites Chesapeake                      6,536,203      11,600,000       56.3%            4,446,390
41                2     Branchester Lakes Apartments                   6,511,895       8,200,000       79.4%            5,519,389
42                1     Lynnwood Shopping Center                       6,394,427       8,500,000       75.2%            5,397,181
43                1     AAA Quality Self Storage                       6,380,412       8,350,000       76.4%            4,840,408
44                2     Shadow Creek Apartments                        5,940,812       8,100,000       73.3%            5,133,754
45                1     Walgreens - Long Beach, CA                     5,794,193       7,910,000       73.3%            4,807,152
46                2     Moore Court Apartments                         5,724,528       7,300,000       78.4%            4,773,017
47                2     Chablis Villas                                 5,640,214       7,200,000       78.3%            4,774,322
48                1     Evergreen Office Tower                         5,573,495       7,600,000       73.3%            4,743,815
49                2     The Chelsea Apartments                         5,567,896       7,200,000       77.3%            4,961,729
50                2     Alana Woods Apartments                         5,348,555       6,700,000       79.8%            4,447,824
51                2     Village of Northampton Apartments              5,268,009       6,800,000       77.5%            4,443,021
52                1     The Center at Slatten Ranch                    4,994,687       9,500,000       52.6%            4,110,799
53                2     The Richmond Hills Apartments                  4,988,818       6,675,000       74.7%            4,119,923
54                1     Great Petaluma Mill                            4,754,139       7,295,000       65.2%            3,732,299
55                1     Storage Max Self Storage                       4,546,109       6,600,000       68.9%            3,845,110
56                1     Indian Wells Recreational Vehicle Park         4,267,185       5,700,000       74.9%            3,983,309
57                1     Wimbledon Plaza                                4,078,804       5,550,000       73.5%            3,509,044
58                1     Linkletter Self Storage                        3,767,109       5,200,000       72.4%            3,142,457
59                1     Cornerstone Plaza Shopping Center              3,657,341       5,000,000       73.1%            2,914,242
60                1     St. George Medical Park                        3,649,639       6,000,000       60.8%               51,033
61                2     Fort Pike Commons                              3,573,555       5,200,000       68.7%            3,058,092
62                1     Cordova Crossing Shopping Center               3,533,089       4,530,000       78.0%            3,004,569
63                1     Braves Village                                 3,479,311       5,000,000       69.6%            2,684,370
64                1     Farmbrook Medical Building I                   3,183,268       4,310,000       73.9%            2,734,851
65                1     Meridian Center                                3,033,095       4,300,000       70.5%            2,587,017
66                2     Burton Apartments                              2,986,103       6,600,000       45.2%            1,904,310
67                2     Regency Apartments                             2,984,513       3,850,000       77.5%            2,789,442
68                1     Woodmont Crescent                              2,980,208       4,050,000       73.6%            2,542,889
69                2     Mountain View Acres Mobile Home Park           2,945,349       3,700,000       79.6%            2,491,748

                                                                     MATURITY/
                LOAN                                                  ARD LTV        MOST RECENT     MOST RECENT        U/W
#    CROSSED    GROUP   LOAN NAME                                  RATIO(2)(3)(4)        NOI            DSCR            NOI
-    -------    -----   ---------                                  --------------   ------------     -----------     ------------
 1                1     Beverly Center                                  47.4% (7)   $ 35,749,529        1.81x        $ 36,946,904
 2                1     230 Park Avenue South                           39.7%                N/A         N/A           10,263,220
 3                1     La Habra Marketplace                            64.5%          5,641,000        1.24            5,779,257
 4                1     Valley Hills Mall                               52.8%          7,617,870        1.97            7,984,939
 5                1     Airport Plaza                                   57.9%          5,329,113        1.25            5,830,880
 6                1     Energy Centre                                   57.4%          6,634,718        1.54            7,448,770
 7                2     ParkCrest At The Lakes                          73.5%          2,106,990        1.19            2,009,579
 8                1     30 South Meridian                               66.0%          1,900,361        0.96            2,807,878
 9                1     Center of Bonita Springs                        61.0%          2,669,431        1.50            2,539,869
10                2     Northland Portfolio                             64.1%          2,575,675        1.44            2,820,668
11                1     Maui Coast Hotel                                46.3%          3,719,324        1.94            3,559,253
12                1     Peoria Crossings                                58.5%                N/A         N/A            2,381,405
13                1     Centre at Golden Ring II                        63.9%                N/A         N/A            1,944,058
14      A         2     Tierra West Mobile Home Park                    66.0%            678,078        1.22              751,743
15      A         2     Village Park Mobile Home Park                   66.0%            326,949        1.22              375,723
16      A         2     Aztec Village                                   66.0%            318,214        1.22              340,799
17      A         2     Longview Mobile Home Park                       66.0%             91,898        1.22              103,049
18                1     Pembroke Office Park                            67.8%          2,245,724        1.69            1,967,454
19                2     Stancliff Park Apartments                       65.6%          1,250,040        1.18            1,414,636
20                1     Northwoods Plaza Shopping Center                67.0%          1,402,663        1.28            1,581,929
21                2     Arbor Lakes Apartments                          68.5%          1,398,812        1.56            1,306,943
22                1     Park 270 II                                     71.4%          1,496,038        1.41            1,634,464
23      B         2     Shadow Oaks Apartments                          70.2%            670,977        1.29              731,955
24      B         2     Ralston Place Apartments                        70.2%            567,938        1.29              656,916
25                2     Mallard Creek Apartments                        65.4%          1,106,133        1.33            1,159,965
26                1     North Ranch Pavilions Shopping Center           54.9%          1,161,493        2.61            1,208,546
27                1     Corner Lakes Plaza                              69.5%                N/A         N/A              864,193
28                2     Arbors of Central Park Apartments               67.4%            838,086        1.29              863,016
29                2     Villages at Sunbury Mills                       64.0%            736,357        1.32              722,292
30                1     Maxwell Portfolio                               62.5%            983,635        1.58              966,527
31                1     TownePlace Suites                               57.5%          1,286,948        2.04            1,287,773
32                1     2 Research Park Office Building                 64.6%            915,576        1.47              848,649
33                2     Hunt Club Apartments                            62.7%            737,720        1.21              743,816
34      C         1     Centre at Smith Valley                          61.1%            635,373        1.18              549,206
35      C         1     The Centre at Stop 11                           61.1%            344,364        1.18              287,534
36                2     Squire Hill II Apartments                       66.6%            812,151        1.46              803,802
37                1     County of LA Building                            9.3%                N/A         N/A            1,110,246
38                2     Silver Creek Apartments                         61.8%            608,690        1.24              617,102
39                2     Wallen Hills Apartments                         68.8%            749,650        1.55              659,321
40                1     Comfort Suites Chesapeake                       38.3%          1,232,194        1.85            1,225,549
41                2     Branchester Lakes Apartments                    67.3%            682,661        1.42              692,994
42                1     Lynnwood Shopping Center                        63.5%            781,256        1.34              639,299
43                1     AAA Quality Self Storage                        58.0%            685,584        1.48              655,582
44                2     Shadow Creek Apartments                         63.4%            570,565        1.18              640,884
45                1     Walgreens - Long Beach, CA                      60.8%                N/A         N/A              549,020
46                2     Moore Court Apartments                          65.4%            570,859        1.42              594,979
47                2     Chablis Villas                                  66.3%            620,025        1.45              558,984
48                1     Evergreen Office Tower                          62.4%            684,952        1.40              676,770
49                2     The Chelsea Apartments                          68.9%            416,326        1.09              563,059
50                2     Alana Woods Apartments                          66.4%            532,656        1.49              493,314
51                2     Village of Northampton Apartments               65.3%            393,601        1.01              514,682
52                1     The Center at Slatten Ranch                     43.3%            824,406        2.56              693,752
53                2     The Richmond Hills Apartments                   61.7%          1,246,752        3.84              490,479
54                1     Great Petaluma Mill                             51.2%            507,860        1.21              589,311
55                1     Storage Max Self Storage                        58.3%            511,576        1.58              456,095
56                1     Indian Wells Recreational Vehicle Park          69.9%            422,023        1.42              416,765
57                1     Wimbledon Plaza                                 63.2%            612,056        1.89              608,708
58                1     Linkletter Self Storage                         60.4%            348,084        1.37              419,290
59                1     Cornerstone Plaza Shopping Center               58.3%            399,908        1.16              460,293
60                1     St. George Medical Park                          0.9%            557,305        1.35              528,963
61                2     Fort Pike Commons                               58.8%            456,246        1.64              441,839
62                1     Cordova Crossing Shopping Center                66.3%                N/A         N/A              375,486
63                1     Braves Village                                  53.7%            443,757        1.57              423,528
64                1     Farmbrook Medical Building I                    63.5%            410,895        1.57              371,502
65                1     Meridian Center                                 60.2%            268,413        1.15              313,236
66                2     Burton Apartments                               28.9%            369,362        1.53              354,595
67                2     Regency Apartments                              72.5%            327,271        1.50              303,220
68                1     Woodmont Crescent                               62.8%            304,086        1.31              362,479
69                2     Mountain View Acres Mobile Home Park            67.3%            285,243        1.35              297,148

                LOAN                                                     U/W              U/W       ADMINISTRATIVE
#    CROSSED    GROUP   LOAN NAME                                      NCF (5)          DSCR (6)         FEES
-    -------    -----   ---------                                   ------------        --------    --------------
 1                1     Beverly Center                              $ 35,782,953          1.81x             0.0325%
 2                1     230 Park Avenue South                         10,174,102          1.54              0.0325%
 3                1     La Habra Marketplace                           5,465,144          1.28              0.0325%
 4                1     Valley Hills Mall                              7,681,920          1.98              0.0325%
 5                1     Airport Plaza                                  5,558,726          1.38              0.0325%
 6                1     Energy Centre                                  6,604,875          1.76              0.0325%
 7                2     ParkCrest At The Lakes                         1,937,579          1.20              0.1025%
 8                1     30 South Meridian                              2,546,570          1.49              0.0325%
 9                1     Center of Bonita Springs                       2,363,004          1.43              0.0325%
10                2     Northland Portfolio                            2,592,668          1.59              0.0325%
11                1     Maui Coast Hotel                               3,218,978          1.78              0.0325%
12                1     Peoria Crossings                               2,240,469          2.67              0.0525%
13                1     Centre at Golden Ring II                       1,862,421          1.35              0.0325%
14      A         2     Tierra West Mobile Home Park                     719,093          1.36              0.0325%
15      A         2     Village Park Mobile Home Park                    366,723          1.36              0.0325%
16      A         2     Aztec Village                                    332,649          1.36              0.0325%
17      A         2     Longview Mobile Home Park                         97,649          1.36              0.0325%
18                1     Pembroke Office Park                           1,436,555          1.29              0.1025%
19                2     Stancliff Park Apartments                      1,314,636          1.35              0.0325%
20                1     Northwoods Plaza Shopping Center               1,382,203          1.47              0.0325%
21                2     Arbor Lakes Apartments                         1,202,943          1.40              0.0525%
22                1     Park 270 II                                    1,377,948          1.57              0.0325%
23      B         2     Shadow Oaks Apartments                           681,955          1.46              0.0325%
24      B         2     Ralston Place Apartments                         606,916          1.46              0.0325%
25                2     Mallard Creek Apartments                       1,087,215          1.40              0.0325%
26                1     North Ranch Pavilions Shopping Center          1,087,959          2.60              0.0525%
27                1     Corner Lakes Plaza                               831,444          1.38              0.0325%
28                2     Arbors of Central Park Apartments                815,016          1.33              0.0325%
29                2     Villages at Sunbury Mills                        691,892          1.24              0.0525%
30                1     Maxwell Portfolio                                895,355          1.55              0.0325%
31                1     TownePlace Suites                              1,183,480          1.87              0.0325%
32                1     2 Research Park Office Building                  751,802          1.21              0.1025%
33                2     Hunt Club Apartments                             692,816          1.22              0.0325%
34      C         1     Centre at Smith Valley                           485,042          1.29              0.0525%
35      C         1     The Centre at Stop 11                            237,144          1.29              0.0525%
36                2     Squire Hill II Apartments                        764,052          1.44              0.0325%
37                1     County of LA Building                          1,098,210          1.21              0.0525%
38                2     Silver Creek Apartments                          560,954          1.25              0.0525%
39                2     Wallen Hills Apartments                          589,359          1.36              0.0525%
40                1     Comfort Suites Chesapeake                      1,106,378          1.84              0.0325%
41                2     Branchester Lakes Apartments                     662,994          1.44              0.0325%
42                1     Lynnwood Shopping Center                         583,534          1.29              0.0525%
43                1     AAA Quality Self Storage                         643,903          1.39              0.0525%
44                2     Shadow Creek Apartments                          613,284          1.33              0.0325%
45                1     Walgreens - Long Beach, CA                       547,287          1.42              0.0525%
46                2     Moore Court Apartments                           569,979          1.49              0.0325%
47                2     Chablis Villas                                   513,484          1.30              0.0325%
48                1     Evergreen Office Tower                           552,516          1.38              0.0325%
49                2     The Chelsea Apartments                           540,559          1.49              0.0325%
50                2     Alana Woods Apartments                           474,914          1.33              0.1025%
51                2     Village of Northampton Apartments                490,932          1.34              0.0325%
52                1     The Center at Slatten Ranch                      648,099          2.01              0.1025%
53                2     The Richmond Hills Apartments                    440,729          1.36              0.1025%
54                1     Great Petaluma Mill                              535,392          1.43              0.0325%
55                1     Storage Max Self Storage                         436,987          1.35              0.0525%
56                1     Indian Wells Recreational Vehicle Park           401,515          1.40              0.0325%
57                1     Wimbledon Plaza                                  574,089          1.88              0.0625%
58                1     Linkletter Self Storage                          410,750          1.62              0.0525%
59                1     Cornerstone Plaza Shopping Center                409,591          1.36              0.0325%
60                1     St. George Medical Park                          481,000          1.28              0.0325%
61                2     Fort Pike Commons                                411,599          1.58              0.0325%
62                1     Cordova Crossing Shopping Center                 356,653          1.41              0.0325%
63                1     Braves Village                                   394,559          1.50              0.0325%
64                1     Farmbrook Medical Building I                     333,072          1.41              0.0325%
65                1     Meridian Center                                  297,173          1.35              0.0325%
66                2     Burton Apartments                                347,866          1.44              0.1025%
67                2     Regency Apartments                               283,720          1.38              0.0325%
68                1     Woodmont Crescent                                340,235          1.58              0.0325%
69                2     Mountain View Acres Mobile Home Park             290,948          1.40              0.0325%

                       ADDITIONAL MORTAGE LOAN INFORMATION

                                                                    CUT-OFF DATE
                LOAN                                                  PRINCIPAL        APPRAISED      CUT-OFF DATE      MATURITY/ARD
#    CROSSED    GROUP   LOAN NAME                                    BALANCE (1)         VALUE       LTV RATIO(1)(2)      BALANCE
-    -------    -----   ---------                                  -------------   ---------------   ---------------    ------------
 70               2     Sterling Point Apartments II               $   2,897,462   $     4,100,000        70.7%        $   2,444,125
 71               1     Main Street Commons                            2,774,754         3,850,000        72.1%            2,372,425
 72               2     Market Ridge Apartments                        2,774,277         3,600,000        77.1%            2,121,857
 73               2     Newberry Square Apartments                     2,439,110         3,890,000        62.7%            1,809,495
 74               1     312 South State                                2,381,823         3,300,000        72.2%            1,889,866
 75               2     Mirage Villa Apartments                        2,380,744         3,000,000        79.4%            1,869,462
 76               1     Boaz Shopping Center                           2,298,163         3,100,000        74.1%            1,958,616
 77               1     Adam's Mini Storage                            2,284,131         3,400,000        67.2%            1,841,332
 78               1     Minden Shopping Center                         2,223,252         3,000,000        74.1%            1,898,042
 79               1     Holden & Manor Retail Center                   2,086,191         3,000,000        69.5%            1,644,239
 80               1     Hester Business Rentals                        2,070,600         3,550,000        58.3%            1,634,304
 81               1     Hunt Creek Commons                             2,050,103         3,000,000        68.3%            1,741,424
 82               1     Huntington Professional Park                   1,914,401         2,615,000        73.2%            1,634,232
 83               1     White Rose Shopping Center                     1,835,964         2,700,000        68.0%            1,456,299
 84               1     Takoma Park Plaza                              1,713,006         3,000,000        57.1%            1,335,864
 85               1     Knollwood Park                                 1,591,092         2,000,000        79.6%            1,356,323
 86               2     Sunset Market Plaza & 1300 Lilac Apartments    1,589,353         2,100,000        75.7%            1,249,867
 87               1     Dakin Mobile Home Community                    1,544,111         1,950,000        79.2%            1,316,743
 88               2     Apple Valley Mobile Home Park                  1,541,485         2,300,000        67.0%            1,316,262
 89               2     The Meadows Apartments                         1,509,830         1,945,000        77.6%            1,376,492
 90               1     Sunrise Shopping Center                        1,506,370         2,200,000        68.5%            1,171,109
 91               2     1665 Lamont                                    1,378,397         2,200,000        62.7%            1,255,852
 92               2     Crofton Apartments                             1,341,310         1,800,000        74.5%            1,111,835
 93               2     1627 Lamont                                    1,313,940         2,120,000        62.0%            1,197,125
 94               2     Mount West Apartments                          1,271,234         1,600,000        79.5%              994,254
 95               2     Colonial Point Apartments                      1,242,917         1,615,000        77.0%            1,057,114
 96               1     Blue Mountain Village                          1,195,374         1,610,000        74.2%            1,017,323
 97               1     InSite Chicago Ashland                         1,150,677         1,780,000        64.6%              903,272
 98               1     Storage Place of Katy, Texas                   1,041,892         1,510,000        69.0%              823,856
 99               1     43 New Brunswick Avenue                          989,850         1,600,000        61.9%              664,188
100               2     Village Mobile Home Park                         961,527         1,320,000        72.8%              653,472
101               1     Wal-mart Supercenter outparcel-Memphis           957,687         1,470,000        65.1%              820,888
102               2     Occidental Boulevard                             810,680         1,030,000        78.7%              695,331
103               2     Waters Edge Towns Apartments                     792,787         1,050,000        75.5%              629,064
104               2     Schuulyer & Flaherty                             767,645         1,000,000        76.8%              603,415
105               2     Fulcher Avenue                                   701,263           920,000        76.2%              601,482
106               2     Roselle Park Apartments                          693,216         1,200,000        57.8%               20,512
107               2     Spaulding Apartments                             680,457           975,000        69.8%              535,452
108               2     2112 O Street                                    521,625           990,000        52.7%              446,575
109               2     Notre Dame Ave                                   496,570           630,000        78.8%              388,251
                                                                   -----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                            $ 966,842,374   $ 1,816,320,000        69.7%        $ 797,097,403
                                                                   =================================================================

                        MAXIMUM:                                   $  84,500,000   $   563,000,000        79.9%        $  73,613,535
                        MINIMUM:                                   $     496,570   $       630,000        45.2%        $      20,512

                                                                      MATURITY/
                LOAN                                                   ARD LTV       MOST RECENT     MOST RECENT          U/W
#    CROSSED    GROUP   LOAN NAME                                   RATIO(2)(3)(4)       NOI            DSCR              NOI
-    -------    -----   ---------                                   --------------   -------------    -----------    -------------
70                2     Sterling Point Apartments II                    59.6%       $     523,098       2.56x       $     274,303
71                1     Main Street Commons                             61.6%             265,497       1.18              360,691
72                2     Market Ridge Apartments                         58.9%             302,262       1.34              317,710
73                2     Newberry Square Apartments                      46.5%             225,686       1.18              270,262
74                1     312 South State                                 57.3%             207,017       1.02              275,554
75                2     Mirage Villa Apartments                         62.3%             400,006       1.95              393,377
76                1     Boaz Shopping Center                            63.2%                 N/A        N/A              255,099
77                1     Adam's Mini Storage                             54.2%             295,311       1.47              283,043
78                1     Minden Shopping Center                          63.3%                 N/A        N/A              246,493
79                1     Holden & Manor Retail Center                    54.8%             243,380       1.38              228,897
80                1     Hester Business Rentals                         46.0%             334,416       1.82              284,194
81                1     Hunt Creek Commons                              58.0%             246,548       1.57              253,407
82                1     Huntington Professional Park                    62.5%                 N/A        N/A              210,865
83                1     White Rose Shopping Center                      53.9%             276,929       1.65              255,158
84                1     Takoma Park Plaza                               44.5%             301,569       2.14              298,480
85                1     Knollwood Park                                  67.8%             192,622       1.63              184,596
86                2     Sunset Market Plaza & 1300 Lilac Apartments     59.5%             193,516       1.41              184,977
87                1     Dakin Mobile Home Community                     67.5%             182,178       1.58              173,774
88                2     Apple Valley Mobile Home Park                   57.2%             246,116       2.14              174,993
89                2     The Meadows Apartments                          70.8%             186,142       1.44              180,863
90                1     Sunrise Shopping Center                         53.2%             143,231       1.12              194,438
91                2     1665 Lamont                                     57.1%             190,139       1.72              173,920
92                2     Crofton Apartments                              61.8%             143,904       1.33              146,467
93                2     1627 Lamont                                     56.5%             190,655       1.82              166,194
94                2     Mount West Apartments                           62.1%             154,780       1.42              143,488
95                2     Colonial Point Apartments                       65.5%             168,449       1.74              161,739
96                1     Blue Mountain Village                           63.2%             157,903       1.80              129,377
97                1     InSite Chicago Ashland                          50.7%             136,715       1.41              137,304
98                1     Storage Place of Katy, Texas                    54.6%             110,375       1.23              135,244
99                1     43 New Brunswick Avenue                         41.5%             177,653       1.75              159,365
100               2     Village Mobile Home Park                        49.5%             134,223       1.51              124,654
101               1     Wal-mart Supercenter outparcel-Memphis          55.8%             124,968       1.67              115,598
102               2     Occidental Boulevard                            67.5%              87,182       1.35               87,512
103               2     Waters Edge Towns Apartments                    59.9%             105,646       1.50               95,816
104               2     Schuulyer & Flaherty                            60.3%             105,244       1.66               92,013
105               2     Fulcher Avenue                                  65.4%              78,375       1.39               77,224
106               2     Roselle Park Apartments                          1.7%             105,755       1.56              100,574
107               2     Spaulding Apartments                            54.9%              84,420       1.43               87,442
108               2     2112 O Street                                   45.1%              58,664       1.49               50,287
109               2     Notre Dame Ave                                  61.6%              76,764       1.91               57,226
                                                                    -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 57.5%       $ 117,930,778       1.52x       $ 139,128,702
                                                                    =============================================================

                        MAXIMUM:                                        73.5%       $  35,749,529       3.84x       $  36,946,904
                        MINIMUM:                                         0.9%       $      58,664       0.96x       $      50,287

                LOAN                                                     U/W              U/W       ADMINISTRATIVE
#    CROSSED    GROUP   LOAN NAME                                      NCF (5)          DSCR (6)        FEES
-    -------    -----   ---------                                   ------------        --------    --------------
 70               2     Sterling Point Apartments II                $     255,303         1.25x             0.0525%
 71               1     Main Street Commons                               335,210         1.65              0.0325%
 72               2     Market Ridge Apartments                           289,210         1.42              0.0325%
 73               2     Newberry Square Apartments                        257,462         1.42              0.0325%
 74               1     312 South State                                   266,051         1.37              0.0625%
 75               2     Mirage Villa Apartments                           360,627         1.91              0.0325%
 76               1     Boaz Shopping Center                              224,059         1.33              0.0525%
 77               1     Adam's Mini Storage                               275,819         1.41              0.0325%
 78               1     Minden Shopping Center                            215,304         1.32              0.0525%
 79               1     Holden & Manor Retail Center                      215,936         1.29              0.0325%
 80               1     Hester Business Rentals                           251,215         1.51              0.0325%
 81               1     Hunt Creek Commons                                237,253         1.62              0.0325%
 82               1     Huntington Professional Park                      189,240         1.36              0.0325%
 83               1     White Rose Shopping Center                        225,580         1.51              0.0325%
 84               1     Takoma Park Plaza                                 282,023         2.11              0.0325%
 85               1     Knollwood Park                                    178,746         1.56              0.0325%
 86               2     Sunset Market Plaza & 1300 Lilac Apartments       169,967         1.34              0.0325%
 87               1     Dakin Mobile Home Community                       169,482         1.51              0.0325%
 88               2     Apple Valley Mobile Home Park                     168,024         1.50              0.0325%
 89               2     The Meadows Apartments                            162,113         1.39              0.0325%
 90               1     Sunrise Shopping Center                           181,904         1.56              0.0325%
 91               2     1665 Lamont                                       167,170         1.56              0.0325%
 92               2     Crofton Apartments                                135,967         1.36              0.0325%
 93               2     1627 Lamont                                       160,944         1.58              0.0325%
 94               2     Mount West Apartments                             130,238         1.30              0.0325%
 95               2     Colonial Point Apartments                         147,739         1.66              0.0325%
 96               1     Blue Mountain Village                             127,027         1.47              0.0325%
 97               1     InSite Chicago Ashland                            129,033         1.42              0.0325%
 98               1     Storage Place of Katy, Texas                      128,258         1.52              0.0325%
 99               1     43 New Brunswick Avenue                           136,292         1.54              0.0325%
100               2     Village Mobile Home Park                          122,554         1.40              0.0325%
101               1     Wal-mart Supercenter outparcel-Memphis            108,583         1.53              0.0325%
102               2     Occidental Boulevard                               81,485         1.36              0.0325%
103               2     Waters Edge Towns Apartments                       86,786         1.34              0.0325%
104               2     Schuulyer & Flaherty                               87,513         1.44              0.0325%
105               2     Fulcher Avenue                                     71,087         1.37              0.0325%
106               2     Roselle Park Apartments                            94,324         1.48              0.0325%
107               2     Spaulding Apartments                               80,692         1.48              0.0325%
108               2     2112 O Street                                      48,537         1.27              0.0325%
109               2     Notre Dame Ave                                     54,726         1.40              0.0325%
                                                                    ----------------------------
TOTAL/WEIGHTED AVERAGE:                                             $ 131,023,643         1.56x
                                                                    ============================

                        MAXIMUM:                                    $  35,782,953         2.67x
                        MINIMUM:                                    $      48,537         1.20x

 A THE UNDERLYING MORTGAGE LOANS SECURED BY TIERRA WEST MOBILE HOME PARK, VILLAGE PARK MOBILE HOME PARK, AZTEC VILLAGE AND LONGVIEW MOBILE HOME PARK, ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 B THE UNDERLYING MORTGAGE LOANS SECURED BY SHADOW OAKS APARTMENTS AND RALSTON PLACE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
 C THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) THE BEVERLY CENTER MORTGAGE LOAN IS SECURED, ON A PARI PASSU BASIS, WITH THE BEVERLY CENTER PARI PASSU COMPANION LOANS. THE BEVERLY CENTER PARI PASSU COMPANION LOANS HAVE A TOTAL CUT-OFF DATE PRINCIPAL BALANCE OF $222,000,000 AND ARE NOT INCLUDED IN THE TRUST FUND. TOGETHER, THE BEVERLY CENTER MORTGAGE LOAN AND THE BEVERLY CENTER PARI PASSU COMPANION LOANS REPRESENT THE BEVERLY CENTER SENIOR LOAN, WHICH HAS A CUT-OFF DATE PRINCIPAL BALANCE OF $306,500,000. ALL DSCR AND LTV CALCULATIONS ARE BASED ON THE BEVERLY CENTER SENIOR LOAN. IN ADDITION, THE BEVERLY CENTER MORTGAGED REAL PROPERTY ALSO SECURES, ON A SUBORDINATE BASIS, TWO JUNIOR OUTSIDE-THE-TRUST MORTGAGE LOANS, THE BEVERLY CENTER B-NOTE COMPANION LOAN AND THE BEVERLY CENTER C-NOTE COMPANION LOAN. THE BEVERLY CENTER B-NOTE COMPANION LOAN AND THE BEVERLY CENTER C-NOTE COMPANION LOAN HAVE CUT-OFF DATE PRINCIPAL BALANCES OF $20,000,000 AND $21,000,000, RESPECTIVELY.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                 CONTRACTUAL        U/W
                                                                   ENGINEERING    RECURRING      RECURRING       LC & TI
               LOAN                                                RESERVE AT     REPLACEMENT    REPLACEMENT    RESERVE AT
 #    CROSSED  GROUP  LOAN NAME                                    ORIGINATION   RESERVE/FF&E   RESERVE/FF&E   ORIGINATION
 -    -------  -----  ---------                                    -----------   ------------   ------------   -----------
 1               1    Beverly Center                               $         0   $          0   $    171,003   $         0
 2               1    230 Park Avenue South                        $ 8,350,000   $     89,118   $     89,118   $ 9,925,904
 3               1    La Habra Marketplace                         $         0   $          0   $     56,344   $         0
 4               1    Valley Hills Mall                            $         0   $          0   $     58,734   $         0
 5               1    Airport Plaza                                $     3,125   $     71,545   $     71,545   $         0
 6               1    Energy Centre                                $         0   $    114,306   $    152,426   $   523,414
 7               2    ParkCrest At The Lakes                       $         0   $     72,000   $     72,000   $         0
 8               1    30 South Meridian                            $         0   $     44,751   $     44,751   $         0
 9               1    Center of Bonita Springs                     $   565,000   $     42,545   $     46,149   $         0
10               2    Northland Portfolio                          $   260,000   $    228,000   $    228,000   $         0
11               1    Maui Coast Hotel                             $         0   $          0              4%  $         0
12               1    Peoria Crossings                             $         0   $          0   $     32,058   $         0
13               1    Centre at Golden Ring II                     $         0   $     18,170   $     17,689   $         0
14       A       2    Tierra West Mobile Home Park                 $     7,838   $          0   $     32,650   $         0
15       A       2    Village Park Mobile Home Park                $     1,875   $          0   $      9,000   $         0
16       A       2    Aztec Village                                $     2,250   $          0   $      8,150   $         0
17       A       2    Longview Mobile Home Park                    $    60,000   $          0   $      5,400   $         0
18               1    Pembroke Office Park                         $    50,813   $     74,080   $     73,991   $    20,834
19               2    Stancliff Park Apartments                    $    27,736   $    100,000   $    100,000   $         0
20               1    Northwoods Plaza Shopping Center             $         0   $     16,922   $     28,355   $         0
21               2    Arbor Lakes Apartments                       $         0   $    104,000   $    104,000   $         0
22               1    Park 270 II                                  $     5,625   $     15,240   $     15,240   $   125,000
23       B       2    Shadow Oaks Apartments                       $   240,000   $     50,000   $     50,000   $         0
24       B       2    Ralston Place Apartments                     $   340,000   $     50,000   $     50,000   $         0
25               2    Mallard Creek Apartments                     $    12,500   $     72,750   $     72,750   $         0
26               1    North Ranch Pavilions Shopping Center        $         0   $          0   $      9,846   $         0
27               1    Corner Lakes Plaza                           $    10,000   $          0   $     11,511   $    20,000
28               2    Arbors of Central Park Apartments            $     4,125   $     48,000   $     48,000   $         0
29               2    Villages at Sunbury Mills                    $         0   $     30,400   $     30,400   $         0
30               1    Maxwell Portfolio                            $     9,062   $      9,276   $     11,883   $         0
31               1    TownePlace Suites                            $         0   $          0              4%  $         0
32               1    2 Research Park Office Building              $         0   $     13,200   $     13,320   $    10,417
33               2    Hunt Club Apartments                         $    31,750   $     51,000   $     51,000   $         0
34       C       1    Centre at Smith Valley                       $         0   $     19,158   $     19,232   $     3,756
35       C       1    The Centre at Stop 11                        $    34,050   $     10,650   $     10,650   $    40,000
36               2    Squire Hill II Apartments                    $         0   $     31,800   $     39,750   $         0
37               1    County of LA Building                        $         0   $          0   $     12,036   $         0
38               2    Silver Creek Apartments                      $         0   $     56,202   $     56,148   $         0
39               2    Wallen Hills Apartments                      $         0   $     62,500   $     69,962   $         0
40               1    Comfort Suites Chesapeake                    $         0   $          0              4%  $         0
41               2    Branchester Lakes Apartments                 $         0   $     30,000   $     30,000   $         0
42               1    Lynnwood Shopping Center                     $         0   $     21,998   $     21,998   $         0
43               1    AAA Quality Self Storage                     $         0   $     11,752   $     11,679   $         0
44               2    Shadow Creek Apartments                      $         0   $     27,600   $     27,600   $         0
45               1    Walgreens - Long Beach, CA                   $         0   $          0   $      1,733   $         0
46               2    Moore Court Apartments                       $         0   $     25,000   $     25,000   $         0
47               2    Chablis Villas                               $         0   $     45,500   $     45,500   $         0
48               1    Evergreen Office Tower                       $         0   $     12,000   $     16,669   $   200,000
49               2    The Chelsea Apartments                       $   300,000   $     22,250   $     22,500   $         0
50               2    Alana Woods Apartments                       $         0   $          0   $     18,400   $         0
51               2    Village of Northampton Apartments            $    47,500   $     23,750   $     23,750   $         0
52               1    The Center at Slatten Ranch                  $         0   $          0   $      6,474   $         0
53               2    The Richmond Hills Apartments                $         0   $     49,752   $     49,750   $         0
54               1    Great Petaluma Mill                          $         0   $      9,134   $      6,840   $         0
55               1    Storage Max Self Storage                     $         0   $     19,104   $     19,108   $         0
56               1    Indian Wells Recreational Vehicle Park       $    32,150   $          0   $     15,250   $         0
57               1    Wimbledon Plaza                              $    15,000   $      7,248   $      7,245   $    70,000
58               1    Linkletter Self Storage                      $         0   $      8,544   $      8,540   $         0
59               1    Cornerstone Plaza Shopping Center            $    10,250   $      7,456   $      7,456   $    75,000
60               1    St. George Medical Park                      $         0   $      6,042   $      5,989   $         0
61               2    Fort Pike Commons                            $         0   $     30,240   $     30,240   $         0
62               1    Cordova Crossing Shopping Center             $         0   $      1,960   $      2,942   $         0

                                                                   CONTRACTUAL                    TAX &
               LOAN                                                 RECURRING        U/W         INSURANCE
 #    CROSSED  GROUP  LOAN NAME                                     LC & TI        LC & TI        ESCROWS
 -    -------  -----  ---------                                    -----------   ------------   -----------
 1               1    Beverly Center                               $         0   $    992,948       None
 2               1    230 Park Avenue South                        $         0   $          0       None
 3               1    La Habra Marketplace                         $         0   $    257,769       Both
 4               1    Valley Hills Mall                            $         0   $    244,285       Both
 5               1    Airport Plaza                                $    13,889   $    200,609       Both
 6               1    Energy Centre                                $    31,752   $    691,469       Both
 7               2    ParkCrest At The Lakes                       $         0   $          0       Both
 8               1    30 South Meridian                            $    25,000   $    216,557       Both
 9               1    Center of Bonita Springs                     $     5,833   $    130,716       Both
10               2    Northland Portfolio                          $         0   $          0       Both
11               1    Maui Coast Hotel                             $         0   $          0       Both
12               1    Peoria Crossings                             $         0   $    108,878       None
13               1    Centre at Golden Ring II                     $     4,167   $     63,948       Both
14       A       2    Tierra West Mobile Home Park                 $         0   $          0       Both
15       A       2    Village Park Mobile Home Park                $         0   $          0       Both
16       A       2    Aztec Village                                $         0   $          0       Both
17       A       2    Longview Mobile Home Park                    $         0   $          0       Both
18               1    Pembroke Office Park                         $    20,834   $    456,908       Both
19               2    Stancliff Park Apartments                    $         0   $          0       Both
20               1    Northwoods Plaza Shopping Center             $     4,250   $    171,371       Both
21               2    Arbor Lakes Apartments                       $         0   $          0       Tax
22               1    Park 270 II                                  $    12,700   $    241,276       Both
23       B       2    Shadow Oaks Apartments                       $         0   $          0       Both
24       B       2    Ralston Place Apartments                     $         0   $          0       Both
25               2    Mallard Creek Apartments                     $         0   $          0       Both
26               1    North Ranch Pavilions Shopping Center        $         0   $    110,741       None
27               1    Corner Lakes Plaza                           $         0   $     21,238       None
28               2    Arbors of Central Park Apartments            $         0   $          0       Both
29               2    Villages at Sunbury Mills                    $         0   $          0       Both
30               1    Maxwell Portfolio                            $     3,345   $     59,288       Both
31               1    TownePlace Suites                            $         0   $          0       Both
32               1    2 Research Park Office Building              $    10,417   $     83,527       Both
33               2    Hunt Club Apartments                         $         0   $          0       Both
34       C       1    Centre at Smith Valley                       $     3,756   $     44,932       Both
35       C       1    The Centre at Stop 11                        $     2,500   $     39,740       Both
36               2    Squire Hill II Apartments                    $         0   $          0       Both
37               1    County of LA Building                        $         0   $          0       Both
38               2    Silver Creek Apartments                      $         0   $          0       Both
39               2    Wallen Hills Apartments                      $         0   $          0       Tax
40               1    Comfort Suites Chesapeake                    $         0   $          0       Tax
41               2    Branchester Lakes Apartments                 $         0   $          0       Both
42               1    Lynnwood Shopping Center                     $         0   $     33,767       Both
43               1    AAA Quality Self Storage                     $         0   $          0       Both
44               2    Shadow Creek Apartments                      $         0   $          0       Both
45               1    Walgreens - Long Beach, CA                   $         0   $          0       None
46               2    Moore Court Apartments                       $         0   $          0       Both
47               2    Chablis Villas                               $         0   $          0       Both
48               1    Evergreen Office Tower                       $     8,350   $    107,585       Both
49               2    The Chelsea Apartments                       $         0   $          0       Both
50               2    Alana Woods Apartments                       $         0   $          0       Both
51               2    Village of Northampton Apartments            $         0   $          0       Both
52               1    The Center at Slatten Ranch                  $         0   $     39,179       Both
53               2    The Richmond Hills Apartments                $         0   $          0       Both
54               1    Great Petaluma Mill                          $     1,903   $     47,079       Both
55               1    Storage Max Self Storage                     $         0   $          0       None
56               1    Indian Wells Recreational Vehicle Park       $         0   $          0       Both
57               1    Wimbledon Plaza                              $     3,600   $     27,374       Both
58               1    Linkletter Self Storage                      $         0   $          0       Both
59               1    Cornerstone Plaza Shopping Center            $     6,250   $     43,246       Both
60               1    St. George Medical Park                      $     3,356   $     41,974       Both
61               2    Fort Pike Commons                            $         0   $          0       Both
62               1    Cordova Crossing Shopping Center             $       833   $     15,891       Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                 CONTRACTUAL        U/W
                                                                   ENGINEERING    RECURRING      RECURRING       LC & TI
               LOAN                                                RESERVE AT     REPLACEMENT    REPLACEMENT    RESERVE AT
 #    CROSSED  GROUP  LOAN NAME                                    ORIGINATION   RESERVE/FF&E   RESERVE/FF&E   ORIGINATION
 -    -------  -----  ---------                                    -----------   ------------   ------------   -----------
 63              1    Braves Village                               $         0   $          0   $      8,965   $         0
 64              1    Farmbrook Medical Building I                 $    26,419   $      3,420   $      5,093   $         0
 65              1    Meridian Center                              $         0   $      2,520   $      2,520   $         0
 66              2    Burton Apartments                            $         0   $          0   $      6,729   $         0
 67              2    Regency Apartments                           $    25,000   $     19,500   $     19,500   $         0
 68              1    Woodmont Crescent                            $         0   $      2,208   $      2,201   $         0
 69              2    Mountain View Acres Mobile Home Park         $     7,188   $          0   $      6,200   $         0
 70              2    Sterling Point Apartments II                 $         0   $     19,000   $     19,000   $         0
 71              1    Main Street Commons                          $         0   $          0   $      3,581   $         0
 72              2    Market Ridge Apartments                      $         0   $     28,500   $     28,500   $         0
 73              2    Newberry Square Apartments                   $         0   $     16,020   $     12,800   $         0
 74              1    312 South State                              $         0   $      2,100   $      2,087   $         0
 75              2    Mirage Villa Apartments                      $     6,000   $     32,750   $     32,750   $         0
 76              1    Boaz Shopping Center                         $         0   $      4,185   $      4,185   $     1,628
 77              1    Adam's Mini Storage                          $     1,200   $          0   $      7,224   $         0
 78              1    Minden Shopping Center                       $         0   $      4,095   $      4,095   $     1,593
 79              1    Holden & Manor Retail Center                 $    31,562   $          0   $      1,691   $    25,000
 80              1    Hester Business Rentals                      $     2,812   $          0   $     10,319   $    25,000
 81              1    Hunt Creek Commons                           $     3,708   $          0   $      3,131   $         0
 82              1    Huntington Professional Park                 $         0   $      2,867   $      3,823   $    30,000
 83              1    White Rose Shopping Center                   $   146,869   $          0   $      4,318   $         0
 84              1    Takoma Park Plaza                            $         0   $      3,060   $      3,055   $         0
 85              1    Knollwood Park                               $    34,839   $      5,850   $      5,850   $         0
 86              2    Sunset Market Plaza & 1300 Lilac Apartments  $    48,688   $      3,250   $      5,026   $         0
 87              1    Dakin Mobile Home Community                  $     4,000   $      4,292   $      4,292   $         0
 88              2    Apple Valley Mobile Home Park                $         0   $      6,969   $      6,969   $         0
 89              2    The Meadows Apartments                       $    30,000   $     18,750   $     18,750   $         0
 90              1    Sunrise Shopping Center                      $         0   $          0   $      1,315   $    90,000
 91              2    1665 Lamont                                  $         0   $      6,750   $      6,750   $         0
 92              2    Crofton Apartments                           $    11,750   $     10,500   $     10,500   $         0
 93              2    1627 Lamont                                  $    10,906   $      5,250   $      5,250   $         0
 94              2    Mount West Apartments                        $    59,687   $     13,250   $     13,250   $         0
 95              2    Colonial Point Apartments                    $         0   $     14,000   $     14,000   $         0
 96              1    Blue Mountain Village                        $         0   $      2,350   $      2,350   $         0
 97              1    InSite Chicago Ashland                       $     1,125   $          0   $      1,079   $    65,000
 98              1    Storage Place of Katy, Texas                 $     4,375   $          0   $      6,986   $         0
 99              1    43 New Brunswick Avenue                      $    45,000   $          0   $      5,250   $         0
100              2    Village Mobile Home Park                     $     2,200   $      2,200   $      2,100   $         0
101              1    Wal-mart Supercenter outparcel-Memphis       $         0   $          0   $        900   $         0
102              2    Occidental Boulevard                         $     6,000   $      6,027   $      6,027   $         0
103              2    Waters Edge Towns Apartments                 $    85,000   $      9,030   $      9,030   $         0
104              2    Schuulyer & Flaherty                         $     4,000   $      4,500   $      4,500   $         0
105              2    Fulcher Avenue                               $     1,500   $      6,140   $      6,137   $         0
106              2    Roselle Park Apartments                      $     5,625   $      6,250   $      6,250   $         0
107              2    Spaulding Apartments                         $    36,875   $      6,750   $      6,750   $         0
108              2    2112 O Street                                $    14,125   $      1,750   $      1,750   $         0
109              2    Notre Dame Ave                               $    12,937   $      2,500   $      2,500   $         0

                                                                   CONTRACTUAL                    TAX &
               LOAN                                                 RECURRING        U/W         INSURANCE
 #    CROSSED  GROUP  LOAN NAME                                     LC & TI        LC & TI        ESCROWS
 -    -------  -----  ---------                                    -----------   ------------   -----------
 63              1    Braves Village                               $     1,667   $     20,004        Both
 64              1    Farmbrook Medical Building I                 $     2,825   $     33,337        Both
 65              1    Meridian Center                              $     1,417   $     13,543        Both
 66              2    Burton Apartments                            $         0   $          0        Both
 67              2    Regency Apartments                           $         0   $          0        Both
 68              1    Woodmont Crescent                            $       834   $     20,043        Both
 69              2    Mountain View Acres Mobile Home Park         $         0   $          0        Both
 70              2    Sterling Point Apartments II                 $         0   $          0        None
 71              1    Main Street Commons                          $     1,900   $     21,900        Both
 72              2    Market Ridge Apartments                      $         0   $          0        Both
 73              2    Newberry Square Apartments                   $         0   $          0        Both
 74              1    312 South State                              $       834   $      7,416        Both
 75              2    Mirage Villa Apartments                      $         0   $          0        Both
 76              1    Boaz Shopping Center                         $     1,628   $     26,855        None
 77              1    Adam's Mini Storage                          $         0   $          0        Both
 78              1    Minden Shopping Center                       $     1,593   $     27,094        None
 79              1    Holden & Manor Retail Center                 $       893   $     11,270        Both
 80              1    Hester Business Rentals                      $         0   $     22,660        Both
 81              1    Hunt Creek Commons                           $     1,417   $     13,023        Both
 82              1    Huntington Professional Park                 $     1,416   $     17,802        Both
 83              1    White Rose Shopping Center                   $         0   $     25,260        Both
 84              1    Takoma Park Plaza                            $     1,250   $     13,402        Both
 85              1    Knollwood Park                               $         0   $          0        Both
 86              2    Sunset Market Plaza & 1300 Lilac Apartments  $         0   $      9,984        Both
 87              1    Dakin Mobile Home Community                  $         0   $          0        Both
 88              2    Apple Valley Mobile Home Park                $         0   $          0        Both
 89              2    The Meadows Apartments                       $         0   $          0        Both
 90              1    Sunrise Shopping Center                      $         0   $     11,219        Both
 91              2    1665 Lamont                                  $         0   $          0        Both
 92              2    Crofton Apartments                           $         0   $          0        Both
 93              2    1627 Lamont                                  $         0   $          0        Both
 94              2    Mount West Apartments                        $         0   $          0        Both
 95              2    Colonial Point Apartments                    $         0   $          0        Both
 96              1    Blue Mountain Village                        $         0   $          0        Both
 97              1    InSite Chicago Ashland                       $         0   $      7,192        Both
 98              1    Storage Place of Katy, Texas                 $         0   $          0        Both
 99              1    43 New Brunswick Avenue                      $     3,500   $     17,823        Both
100              2    Village Mobile Home Park                     $         0   $          0        Both
101              1    Wal-mart Supercenter outparcel-Memphis       $     1,463   $      6,115        Both
102              2    Occidental Boulevard                         $         0   $          0        Both
103              2    Waters Edge Towns Apartments                 $         0   $          0        Both
104              2    Schuulyer & Flaherty                         $         0   $          0        Both
105              2    Fulcher Avenue                               $         0   $          0        Both
106              2    Roselle Park Apartments                      $         0   $          0        Both
107              2    Spaulding Apartments                         $         0   $          0        Both
108              2    2112 O Street                                $         0   $          0        Both
109              2    Notre Dame Ave                               $         0   $          0        Both

A THE UNDERLYING MORTGAGE LOANS SECURED BY TIERRA WEST MOBILE HOME PARK, VILLAGE PARK MOBILE HOME PARK, AZTEC VILLAGE AND LONGVIEW MOBILE HOME PARK, ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
B THE UNDERLYING MORTGAGE LOANS SECURED BY SHADOW OAKS APARTMENTS AND RALSTON PLACE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
C THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                      CUT-OFF
                LOAN                                               DATE PRINCIPAL  PROPERTY
 #    CROSSED  GROUP  PROPERTY NAME                                  BALANCE (1)     TYPE      SQ. FT.
 -    -------  -----  -------------                                --------------  ---------   -------
  1              1    Beverly Center                               $   84,500,000  Retail      855,015
  2              1    230 Park Avenue South                            82,454,224  Office      341,125
  3              1    La Habra Marketplace                             62,550,000  Retail      375,627
  4              1    Valley Hills Mall                                61,780,421  Retail      293,670
  5              1    Airport Plaza                                    54,752,854  Retail      447,154
  6              1    Energy Centre                                    53,679,644  Office      762,131
  8              1    30 South Meridian                                23,391,847  Office      298,341
  9              1    Center of Bonita Springs                         22,892,304  Retail      307,658
 12              1    Peoria Crossings                                 20,497,400  Retail      213,723
 13              1    Centre at Golden Ring II                         19,405,106  Retail      117,927
 18              1    Pembroke Office Park                             15,507,103  Office      295,965
 20              1    Northwoods Plaza Shopping Center                 13,610,116  Retail      189,030
 22              1    Park 270 II                                      13,000,000  Office      151,277
 26              1    North Ranch Pavilions Shopping Center            10,157,400  Retail       62,812
 27              1    Corner Lakes Plaza                                8,550,000  Retail       76,737
30a              1    Maxwell Portfolio - Guilford Station              2,770,407  Retail       33,370
30b              1    Maxwell Portfolio - Shops on the Curve            2,187,992  Retail       20,491
30c              1    Maxwell Portfolio - Shops at Kirkwood             1,715,763  Retail       14,959
30d              1    Maxwell Portfolio - Stanley Road Shops            1,196,312  Retail       10,400
 32              1    2 Research Park Office Building                   7,787,944  Office       66,602
 34      A       1    Centre at Smith Valley                            5,395,630  Retail       60,100
 35      A       1    The Centre at Stop 11                             2,117,368  Retail       55,921
 37              1    County of LA Building                             7,450,000  Office       60,180
 42              1    Lynnwood Shopping Center                          6,394,427  Retail       63,646
 45              1    Walgreens - Long Beach, CA                        5,794,193  Retail       11,550
 48              1    Evergreen Office Tower                            5,573,495  Office      119,061
 52              1    The Center at Slatten Ranch                       4,994,687  Retail       25,897
 54              1    Great Petaluma Mill                               4,754,139  Mixed Use    45,597
 57              1    Wimbledon Plaza                                   4,078,804  Retail       48,300
 59              1    Cornerstone Plaza Shopping Center                 3,657,341  Retail       49,708
 60              1    St. George Medical Park                           3,649,639  Office       39,929
 62              1    Cordova Crossing Shopping Center                  3,533,089  Retail       19,611
 63              1    Braves Village                                    3,479,311  Retail       59,762
 64              1    Farmbrook Medical Building I                      3,183,268  Office       33,955
 65              1    Meridian Center                                   3,033,095  Retail       16,800
 68              1    Woodmont Crescent                                 2,980,208  Mixed Use    14,674
 71              1    Main Street Commons                               2,774,754  Retail       23,906
 74              1    312 South State                                   2,381,823  Mixed Use    13,912
 76              1    Boaz Shopping Center                              2,298,163  Retail       27,900
 78              1    Minden Shopping Center                            2,223,252  Retail       27,300
 79              1    Holden & Manor Retail Center                      2,086,191  Retail       11,270
 80              1    Hester Business Rentals                           2,070,600  Industrial   49,100
 81              1    Hunt Creek Commons                                2,050,103  Retail       20,875
 82              1    Huntington Professional Park                      1,914,401  Office       19,116
 83              1    White Rose Shopping Center                        1,835,964  Retail       28,786
 84              1    Takoma Park Plaza                                 1,713,006  Retail       16,974
 86              2    Sunset Market Plaza & 1300 Lilac Apartments       1,589,353  Mixed Use    22,755    (3)
 90              1    Sunrise Shopping Center                           1,506,370  Retail        8,765
 97              1    InSite Chicago Ashland                            1,150,677  Retail        7,192
 99              1    43 New Brunswick Avenue                             989,850  Industrial   35,000
101              1    Wal-mart Supercenter outparcel-Memphis              957,687  Retail        6,000

                                                                                   MAJOR                          MAJOR
                LOAN                                                             TENANT # 1                     TENANT # 1
 #    CROSSED  GROUP  PROPERTY NAME                                                NAME                          SQ. FT.
 -    -------  -----  -------------                                              ----------                     ----------
  1              1    Beverly Center                                          Bloomingdale's                     156,150
  2              1    230 Park Avenue South                                Young & Rubicam, Inc.                 341,215
  3              1    La Habra Marketplace                                     Regal Cinemas                      59,800
  4              1    Valley Hills Mall                                            Sears                  (2)    177,869
  5              1    Airport Plaza                                             Home Depot                       116,790
  6              1    Energy Centre                                Frilot, Partridge, Kohnke & Clements           77,336
  8              1    30 South Meridian                                    Eli Lilly and Company                  99,542
  9              1    Center of Bonita Springs                                    K Mart                          86,479
 12              1    Peoria Crossings                                            Kohl's                          88,408
 13              1    Centre at Golden Ring II                                 Office Depot                       16,010
 18              1    Pembroke Office Park                                City of Virginia Beach                  40,567
 20              1    Northwoods Plaza Shopping Center                           Food Lion                        48,180
 22              1    Park 270 II                                            XTRA Lease, Inc.                     53,360
 26              1    North Ranch Pavilions Shopping Center                 Savvy Salon and Spa                    6,500
 27              1    Corner Lakes Plaza                                          Publix                          44,840
30a              1    Maxwell Portfolio - Guilford Station                      Dokja, Inc                         2,480
30b              1    Maxwell Portfolio - Shops on the Curve             Superior Fitness Systems                  3,328
30c              1    Maxwell Portfolio - Shops at Kirkwood               Roosters Gourmet Market                  6,277
30d              1    Maxwell Portfolio - Stanley Road Shops                  Sound Solutions                      2,700
 32              1    2 Research Park Office Building                         Compaq Computer                     30,000
 34      A       1    Centre at Smith Valley                                    Diversions                        16,316
 35      A       1    The Centre at Stop 11                                        Osco                           15,251
 37              1    County of LA Building                                County of Los Angeles                  60,180
 42              1    Lynnwood Shopping Center                          Quality Foods Center, Inc.                32,516
 45              1    Walgreens - Long Beach, CA                                 Walgreens                        11,550
 48              1    Evergreen Office Tower                           Advocate Health Centers, Inc.              11,840
 52              1    The Center at Slatten Ranch                            Pet Food Express                      6,469
 54              1    Great Petaluma Mill                                 24 Hour Fitness Center                  23,000
 57              1    Wimbledon Plaza                                           Garob, Inc.                        6,555
 59              1    Cornerstone Plaza Shopping Center                  Beauty Shop, Lisa Jordan                  8,750
 60              1    St. George Medical Park                                St. George Clinic                    14,676
 62              1    Cordova Crossing Shopping Center                          Chick-Fil-A                        4,211
 63              1    Braves Village                                             Food Lion                        38,920
 64              1    Farmbrook Medical Building I                         Consulting Physicians                   6,338
 65              1    Meridian Center                                        Blockbuster Video                     5,240
 68              1    Woodmont Crescent                                         Eagle Bank                         5,970
 71              1    Main Street Commons                                     Beef O'Brady's                       2,800
 74              1    312 South State                                       Amer's Delicatessen                    4,400
 76              1    Boaz Shopping Center                                      Dollar Tree                       10,000
 78              1    Minden Shopping Center                                    Dollar Tree                       10,000
 79              1    Holden & Manor Retail Center                         Ralph and Angelo Food                   2,710
 80              1    Hester Business Rentals                               Software Unlimited                     8,100
 81              1    Hunt Creek Commons                                        Dollar Stop                        5,100
 82              1    Huntington Professional Park                       Banfield Properties, Inc.                 4,726
 83              1    White Rose Shopping Center                               Movie Gallery                       4,463
 84              1    Takoma Park Plaza                                     Murry's of Maryland                    5,987
 86              2    Sunset Market Plaza & 1300 Lilac Apartments           Warehouse Shoe Sale                    5,860
 90              1    Sunrise Shopping Center                                A to Z Home Design                    4,372
 97              1    InSite Chicago Ashland                                  Blockbuster, Inc.                    3,596
 99              1    43 New Brunswick Avenue                             Hughes-Multalloy, Inc.                  15,000
101              1    Wal-mart Supercenter outparcel-Memphis                 Payless ShoeSource                    2,800

                                                                            MAJOR                     MAJOR
                LOAN                                                  TENANT # 1 LEASE             TENANT # 2
 #    CROSSED  GROUP  PROPERTY NAME                                   EXPIRATION DATE                 NAME
 -    -------  -----  -------------                                   ----------------             ----------
  1              1    Beverly Center                                     3/31/2017                        Macy's
  2              1    230 Park Avenue South                              1/20/2021                         N/A
  3              1    La Habra Marketplace                               4/30/2019                      Sportmart
  4              1    Valley Hills Mall                                 12/31/2033                        Belk                (2)
  5              1    Airport Plaza                                       1/1/2030                      Jillian's
  6              1    Energy Centre                                      1/31/2013      Chaffe, McCall, Phillips, Toler and Sarpy
  8              1    30 South Meridian                                 12/31/2011             City Securities Corporation
  9              1    Center of Bonita Springs                           5/31/2013                 Publix Super Market
 12              1    Peoria Crossings                                   1/31/2024                     Ross Stores
 13              1    Centre at Golden Ring II                            8/1/2013                        Petco
 18              1    Pembroke Office Park                               1/31/2006            Department of Social Services
 20              1    Northwoods Plaza Shopping Center                   2/28/2019                      Steinmart
 22              1    Park 270 II                                       12/31/2005           Sprint United Management Company
 26              1    North Ranch Pavilions Shopping Center              1/31/2014                    Bank of America
 27              1    Corner Lakes Plaza                                 9/30/2023                    Tractor Supply
30a              1    Maxwell Portfolio - Guilford Station               8/31/2005                    Inner Island Tan
30b              1    Maxwell Portfolio - Shops on the Curve            10/31/2008                 Jennifer Convertibles
30c              1    Maxwell Portfolio - Shops at Kirkwood              2/28/2005                       G&S, Inc.
30d              1    Maxwell Portfolio - Stanley Road Shops            10/31/2006                  Carolina Model Homes
 32              1    2 Research Park Office Building                     6/4/2007         Schlumberger Technology Corporation
 34      A       1    Centre at Smith Valley                            11/30/2008                         CVS
 35      A       1    The Centre at Stop 11                              7/27/2019                Tienda Mex Restaurant
 37              1    County of LA Building                              1/31/2019                         N/A
 42              1    Lynnwood Shopping Center                           6/30/2020                    John Petosa's
 45              1    Walgreens - Long Beach, CA                         6/30/2028                         N/A
 48              1    Evergreen Office Tower                             8/31/2006                      Neomedica
 52              1    The Center at Slatten Ranch                        3/31/2014                    Coldwell Banker
 54              1    Great Petaluma Mill                                6/30/2010                Joe Hamer Beyond Hair
 57              1    Wimbledon Plaza                                    1/31/2008                ReMax Premier Associates
 59              1    Cornerstone Plaza Shopping Center                  4/30/2005                 Dealership Alternative
 60              1    St. George Medical Park                             4/1/2008                   Dr. Price/Borman
 62              1    Cordova Crossing Shopping Center                   3/15/2018                 Catherine's Plus Sizes
 63              1    Braves Village                                     10/1/2014                  Blockbuster Video
 64              1    Farmbrook Medical Building I                      10/31/2005                        Novacare
 65              1    Meridian Center                                    3/31/2006                      Radio Shack
 68              1    Woodmont Crescent                                 12/31/2012                  Random Harvest, Inc.
 71              1    Main Street Commons                                6/30/2007                    Taekwondo Seoul
 74              1    312 South State                                   12/31/2008                Pot Belly Sandwich Works
 76              1    Boaz Shopping Center                               1/31/2009                       Hibbetts
 78              1    Minden Shopping Center                             2/28/2009                       Hibbetts
 79              1    Holden & Manor Retail Center                       6/30/2006               Factory Eyeglasses Outlet
 80              1    Hester Business Rentals                             5/1/2005                      Kennian Inc.
 81              1    Hunt Creek Commons                                 9/30/2007                     Palmas Verdes
 82              1    Huntington Professional Park                      10/31/2008             Novolink Communications, Inc.
 83              1    White Rose Shopping Center                          3/1/2005                Clay Stephens Interiors
 84              1    Takoma Park Plaza                                 12/31/2006                       Von Lique
 86              2    Sunset Market Plaza & 1300 Lilac Apartments        6/14/2007                  Tropical Fish Supply
 90              1    Sunrise Shopping Center                            3/31/2007                 Sunrise Salon and Spa
 97              1    InSite Chicago Ashland                             5/31/2010               Yale International Agency
 99              1    43 New Brunswick Avenue                            8/31/2005                   C&D Foods, Inc.
101              1    Wal-mart Supercenter outparcel-Memphis             7/31/2013                        T-Mobile

                                                                         MAJOR          MAJOR
                LOAN                                                  TENANT # 2   TENANT # 2 LEASE
 #    CROSSED  GROUP  PROPERTY NAME                                     SQ. FT.    EXPIRATION DATE
 -    -------  -----  -------------                                   ----------   ----------------
  1              1    Beverly Center                                   152,047         3/1/2017
  2              1    230 Park Avenue South                                N/A              N/A
  3              1    La Habra Marketplace                              55,000        1/31/2017
  4              1    Valley Hills Mall                                164,387       12/31/2033
  5              1    Airport Plaza                                     60,000         2/1/2010
  6              1    Energy Centre                                     72,879        7/31/2008
  8              1    30 South Meridian                                 33,155       10/31/2014
  9              1    Center of Bonita Springs                          56,000       11/21/2008
 12              1    Peoria Crossings                                  30,171        1/31/2014
 13              1    Centre at Golden Ring II                          15,084         9/1/2013
 18              1    Pembroke Office Park                              36,377        5/31/2006
 20              1    Northwoods Plaza Shopping Center                  37,320       12/31/2008
 22              1    Park 270 II                                       21,725        5/31/2008
 26              1    North Ranch Pavilions Shopping Center              4,500       12/31/2006
 27              1    Corner Lakes Plaza                                19,097       12/31/2017
30a              1    Maxwell Portfolio - Guilford Station               2,480        3/31/2004
30b              1    Maxwell Portfolio - Shops on the Curve             3,240         7/1/2011
30c              1    Maxwell Portfolio - Shops at Kirkwood              2,368        7/31/2006
30d              1    Maxwell Portfolio - Stanley Road Shops             2,250        3/31/2006
 32              1    2 Research Park Office Building                   21,477        7/31/2007
 34      A       1    Centre at Smith Valley                             7,982       10/31/2012
 35      A       1    The Centre at Stop 11                              6,790       12/31/2007
 37              1    County of LA Building                                N/A              N/A
 42              1    Lynnwood Shopping Center                          10,002       11/30/2005
 45              1    Walgreens - Long Beach, CA                           N/A              N/A
 48              1    Evergreen Office Tower                             7,779       10/31/2006
 52              1    The Center at Slatten Ranch                        3,000        1/31/2009
 54              1    Great Petaluma Mill                                3,011        5/31/2006
 57              1    Wimbledon Plaza                                    4,340        4/30/2006
 59              1    Cornerstone Plaza Shopping Center                  8,682        8/31/2004
 60              1    St. George Medical Park                            3,404        12/1/2008
 62              1    Cordova Crossing Shopping Center                   4,200        8/31/2013
 63              1    Braves Village                                     6,008         7/1/2004
 64              1    Farmbrook Medical Building I                       4,245        1/31/2005
 65              1    Meridian Center                                    2,720        1/31/2005
 68              1    Woodmont Crescent                                  3,495        9/30/2008
 71              1    Main Street Commons                                2,600       12/31/2007
 74              1    312 South State                                    3,455       11/30/2012
 76              1    Boaz Shopping Center                               5,000        1/31/2007
 78              1    Minden Shopping Center                             5,000        1/31/2007
 79              1    Holden & Manor Retail Center                       1,255        2/28/2009
 80              1    Hester Business Rentals                            5,000        11/1/2004
 81              1    Hunt Creek Commons                                 2,800       11/30/2007
 82              1    Huntington Professional Park                       3,900        2/28/2007
 83              1    White Rose Shopping Center                         3,006       11/30/2008
 84              1    Takoma Park Plaza                                  2,000        7/31/2005
 86              2    Sunset Market Plaza & 1300 Lilac Apartments        1,701       12/31/2006
 90              1    Sunrise Shopping Center                            1,262        6/17/2006
 97              1    InSite Chicago Ashland                             1,179        6/30/2005
 99              1    43 New Brunswick Avenue                           10,000        3/10/2008
101              1    Wal-mart Supercenter outparcel-Memphis             1,700        7/15/2008

                                                                                      MAJOR
                LOAN                                                                TENANT # 3
 #    CROSSED  GROUP  PROPERTY NAME                                                    NAME
 -    -------  -----  -------------                                                 ----------
  1              1    Beverly Center                                             Macy's Men's Store
  2              1    230 Park Avenue South                                             N/A
  3              1    La Habra Marketplace                                    LA Fitness Sports Club
  4              1    Valley Hills Mall                                             Dillard's              (2)
  5              1    Airport Plaza                                                   CompUSA
  6              1    Energy Centre                                             Montgomery Barnett
  8              1    30 South Meridian                                  Lumina Foundation for Education
  9              1    Center of Bonita Springs                               Bealls Department Stores
 12              1    Peoria Crossings                                              Michael's
 13              1    Centre at Golden Ring II                                  Factory Card Outlet
 18              1    Pembroke Office Park                                  Great Atlantic Management
 20              1    Northwoods Plaza Shopping Center                        Sally Stowe Interiors
 22              1    Park 270 II                                          The Doe Run Resources Corp.
 26              1    North Ranch Pavilions Shopping Center                          Hallmark
 27              1    Corner Lakes Plaza                                        King Entertainment
30a              1    Maxwell Portfolio - Guilford Station                  Heritage Food Stores, Inc.
30b              1    Maxwell Portfolio - Shops on the Curve                        Intrex, Inc.
30c              1    Maxwell Portfolio - Shops at Kirkwood                     Randy's Quilt Shop
30d              1    Maxwell Portfolio - Stanley Road Shops                     Allan B. Carrol
 32              1    2 Research Park Office Building                          Texas A&M University
 34      A       1    Centre at Smith Valley                                 Firm, Fit and Free, Inc.
 35      A       1    The Centre at Stop 11                                       Dollar General
 37              1    County of LA Building                                             N/A
 42              1    Lynnwood Shopping Center                                     Blockbuster
 45              1    Walgreens - Long Beach, CA                                        N/A
 48              1    Evergreen Office Tower                               US Vascular Access Holdings
 52              1    The Center at Slatten Ranch                     First American Title Guaranty Company
 54              1    Great Petaluma Mill                                         The Apple Box
 57              1    Wimbledon Plaza                                             Second Chance
 59              1    Cornerstone Plaza Shopping Center                       HB Japanese Restaurant
 60              1    St. George Medical Park                                   Mountain Lab Rehab
 62              1    Cordova Crossing Shopping Center                          Chan's Wine World
 63              1    Braves Village                                               Firehouse Subs
 64              1    Farmbrook Medical Building I                                  Joe Nemeth
 65              1    Meridian Center                                                 Subway
 68              1    Woodmont Crescent                                             Starbucks
 71              1    Main Street Commons                                           Kurpianka
 74              1    312 South State                                           Steam Advertising
 76              1    Boaz Shopping Center                                             Cato
 78              1    Minden Shopping Center                                           Cato
 79              1    Holden & Manor Retail Center                                Super Laundry
 80              1    Hester Business Rentals                                  First American Title
 81              1    Hunt Creek Commons                                              Panda
 82              1    Huntington Professional Park                             Entact Services, LLC
 83              1    White Rose Shopping Center                              Sears Mattress Gallery
 84              1    Takoma Park Plaza                                    New Hampshire Avenue Liquors
 86              2    Sunset Market Plaza & 1300 Lilac Apartments                 Medical Office
 90              1    Sunrise Shopping Center                                      Take 5 Cafe
 97              1    InSite Chicago Ashland                               H&R Block Tax Services, Inc.
 99              1    43 New Brunswick Avenue                                    Print Data Corp.
101              1    Wal-mart Supercenter outparcel-Memphis                   Electronic Boutique

                                                                                 MAJOR            MAJOR
                LOAN                                                          TENANT # 3     TENANT # 3 LEASE
 #    CROSSED  GROUP  PROPERTY NAME                                             SQ. FT.      EXPIRATION DATE
 -    -------  -----  -------------                                           ----------     ----------------
  1              1    Beverly Center                                            66,483         12/31/2009
  2              1    230 Park Avenue South                                        N/A                N/A
  3              1    La Habra Marketplace                                      50,322          6/30/2015
  4              1    Valley Hills Mall                                        160,000         12/31/2033
  5              1    Airport Plaza                                             30,175          10/1/2017
  6              1    Energy Centre                                             49,330          8/31/2011
  8              1    30 South Meridian                                         27,534          3/24/2012
  9              1    Center of Bonita Springs                                  35,500          4/14/2008
 12              1    Peoria Crossings                                          24,063          2/28/2012
 13              1    Centre at Golden Ring II                                  12,400           2/1/2014
 18              1    Pembroke Office Park                                      12,450          5/31/2006
 20              1    Northwoods Plaza Shopping Center                          24,546          2/28/2006
 22              1    Park 270 II                                               16,122         10/31/2007
 26              1    North Ranch Pavilions Shopping Center                      3,740          2/28/2007
 27              1    Corner Lakes Plaza                                         4,200          1/31/2008
30a              1    Maxwell Portfolio - Guilford Station                       2,460          7/31/2008
30b              1    Maxwell Portfolio - Shops on the Curve                     2,772          4/30/2005
30c              1    Maxwell Portfolio - Shops at Kirkwood                      2,355          2/28/2005
30d              1    Maxwell Portfolio - Stanley Road Shops                     2,250          3/31/2005
 32              1    2 Research Park Office Building                           15,125          4/30/2014
 34      A       1    Centre at Smith Valley                                     6,722          4/30/2007
 35      A       1    The Centre at Stop 11                                      6,600         12/31/2006
 37              1    County of LA Building                                        N/A                N/A
 42              1    Lynnwood Shopping Center                                   5,800          9/30/2006
 45              1    Walgreens - Long Beach, CA                                   N/A                N/A
 48              1    Evergreen Office Tower                                     7,029          1/25/2013
 52              1    The Center at Slatten Ranch                                3,000          1/31/2009
 54              1    Great Petaluma Mill                                        2,557          1/31/2011
 57              1    Wimbledon Plaza                                            4,000         12/31/2006
 59              1    Cornerstone Plaza Shopping Center                          5,200          5/31/2004
 60              1    St. George Medical Park                                    2,804           4/1/2008
 62              1    Cordova Crossing Shopping Center                           4,200           9/9/2013
 63              1    Braves Village                                             2,053          10/1/2009
 64              1    Farmbrook Medical Building I                               4,171          5/31/2008
 65              1    Meridian Center                                            1,360         12/26/2005
 68              1    Woodmont Crescent                                          2,000          9/30/2009
 71              1    Main Street Commons                                        2,600          8/31/2006
 74              1    312 South State                                            3,007          1/31/2006
 76              1    Boaz Shopping Center                                       3,900          1/31/2009
 78              1    Minden Shopping Center                                     3,900          1/31/2009
 79              1    Holden & Manor Retail Center                               1,215         10/31/2010
 80              1    Hester Business Rentals                                    2,700           9/1/2005
 81              1    Hunt Creek Commons                                         2,800          7/31/2007
 82              1    Huntington Professional Park                               3,710         10/31/2006
 83              1    White Rose Shopping Center                                 2,004           6/1/2005
 84              1    Takoma Park Plaza                                          1,000          7/31/2012
 86              2    Sunset Market Plaza & 1300 Lilac Apartments                1,147          3/31/2006
 90              1    Sunrise Shopping Center                                    1,237         10/14/2007
 97              1    InSite Chicago Ashland                                     1,179          4/30/2006
 99              1    43 New Brunswick Avenue                                   10,000         10/31/2006
101              1    Wal-mart Supercenter outparcel-Memphis                     1,500          7/25/2008

 A THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2)  NON-OWNED ANCHOR.
(3) SUNSET MARKET PLAZA & 1300 LILAC APARTMENTS IS A MIXED USE PROPERTY COMPRISING 22,755 OF RETAIL SPACE AND 13 MULTIFAMILY UNITS.

                              MULTIFAMILY SCHEDULE

                                                                                                         UTILITIES
               LOAN                                                                                        TENANT
 #    CROSSED  GROUP   PROPERTY NAME                                 PROPERTY SUB-TYPE                      PAYS
 -    -------  -----   -------------                                 -----------------                   ---------
  7              2     ParkCrest At The Lakes                           Conventional                Electric/Water/Sewer
10a              2     The Brittany                                     Conventional                Electric/Water/Sewer
10b              2     The Park                                         Conventional                      Electric
10c              2     The Bay Club                                     Conventional                   Electric/Water
 14      A       2     Tierra West Mobile Home Park                 Manufactured Housing       Electric/Gas/Water/Sewer/Trash
 15      A       2     Village Park Mobile Home Park                Manufactured Housing         Electric/Water/Sewer/Trash
 16      A       2     Aztec Village                                Manufactured Housing            Electric/Water/Sewer
 17      A       2     Longview Mobile Home Park                    Manufactured Housing               Electric/Trash
 19              2     Stancliff Park Apartments                        Conventional                        None
 21              2     Arbor Lakes Apartments                           Conventional                    Electric/Gas
 23      B       2     Shadow Oaks Apartments                           Conventional                        None
 24      B       2     Ralston Place Apartments                         Conventional                        None
 25              2     Mallard Creek Apartments                         Conventional              Electric/Gas/Water/Cable
 28              2     Arbors of Central Park Apartments                Conventional                Electric/Water/Sewer
 29              2     Villages at Sunbury Mills                        Conventional                Electric/Water/Sewer
 33              2     Hunt Club Apartments                             Conventional                   Electric/Water
 36              2     Squire Hill II Apartments                        Conventional                        None
 38              2     Silver Creek Apartments                          Conventional                Electric/Water/Sewer
 39              2     Wallen Hills Apartments                          Conventional                    Electric/Gas
 41              2     Branchester Lakes Apartments                     Conventional                 Electric/Gas/Water
 44              2     Shadow Creek Apartments                          Conventional                      Electric
 46              2     Moore Court Apartments                           Conventional                      Electric
 47              2     Chablis Villas                                   Conventional                    Water/Sewer
 49              2     The Chelsea Apartments                           Conventional                   Electric/Water
 50              2     Alana Woods Apartments                           Conventional                    Electric/Gas
 51              2     Village of Northampton Apartments                Conventional                    Electric/Gas
 53              2     The Richmond Hills Apartments                    Conventional                      Electric
 56              1     Indian Wells Recreational Vehicle Park       Manufactured Housing                  Electric
 61              2     Fort Pike Commons                                Conventional                        None
 66              2     Burton Apartments                                Conventional                        None
 67              2     Regency Apartments                               Conventional                Electric/Water/Sewer
 69              2     Mountain View Acres Mobile Home Park         Manufactured Housing       Gas/Electric/Water/Sewer/Trash
 70              2     Sterling Point Apartments II                     Conventional                    Electric/Gas
 72              2     Market Ridge Apartments                          Conventional                      Electric
 73              2     Newberry Square Apartments                       Conventional                      Electric
 75              2     Mirage Villa Apartments                          Conventional                      Electric
 85              1     Knollwood Park                               Manufactured Housing             Electric/Gas/Cable
 86              2     Sunset Market Plaza & 1300 Lilac Apartments   Retail/Multifamily              Electric/Gas/Cable
 87              1     Dakin Mobile Home Community                  Manufactured Housing            Electric/Water/Sewer
 88              2     Apple Valley Mobile Home Park                Manufactured Housing          Electric/Gas/Water/Sewer
 89              2     The Meadows Apartments                           Conventional                      Electric
 91              2     1665 Lamont                                      Conventional                        None
 92              2     Crofton Apartments                               Conventional                      Electric
 93              2     1627 Lamont                                      Conventional                        None
 94              2     Mount West Apartments                            Conventional                      Electric
 95              2     Colonial Point Apartments                        Conventional                        Gas
 96              1     Blue Mountain Village                        Manufactured Housing         Electric/Water/Sewer/Trash
100              2     Village Mobile Home Park                     Manufactured Housing          Electric/Gas/Water/Sewer
102              2     Occidental Boulevard                             Conventional                        None
103              2     Waters Edge Towns Apartments                     Conventional              Electric/Gas/Water/Sewer
104              2     Schuulyer & Flaherty                             Conventional                        None
105              2     Fulcher Avenue                                   Conventional                        None
106              2     Roselle Park Apartments                          Conventional                    Electric/Gas
107              2     Spaulding Apartments                             Conventional                    Electric/Gas
108              2     2112 O Street                                    Conventional                        None
109              2     Notre Dame Ave                                   Conventional                        None

                                                                                 SUBJECT    SUBJECT       SUBJECT     SUBJECT
               LOAN                                                      #       STUDIO      STUDIO       STUDIO       1 BR
 #    CROSSED  GROUP   PROPERTY NAME                                 ELEVATORS    UNITS     AVG.RENT      MAX.RENT     UNITS
 -    -------  -----   -------------                                 ---------   -------    --------      --------    -------
  7              2     ParkCrest At The Lakes                            0           N/A         N/A           N/A        140
10a              2     The Brittany                                      0           N/A         N/A           N/A        N/A
10b              2     The Park                                          0           N/A         N/A           N/A         98
10c              2     The Bay Club                                      0           N/A         N/A           N/A        160
 14      A       2     Tierra West Mobile Home Park                      0           N/A         N/A           N/A        N/A
 15      A       2     Village Park Mobile Home Park                     0           N/A         N/A           N/A        N/A
 16      A       2     Aztec Village                                     0           N/A         N/A           N/A        N/A
 17      A       2     Longview Mobile Home Park                         0           N/A         N/A           N/A        N/A
 19              2     Stancliff Park Apartments                         0           N/A         N/A           N/A        184
 21              2     Arbor Lakes Apartments                            0            80     $   476       $   605        160
 23      B       2     Shadow Oaks Apartments                            0           N/A         N/A           N/A         80
 24      B       2     Ralston Place Apartments                          0            48     $   455       $   499        112
 25              2     Mallard Creek Apartments                          0           N/A         N/A           N/A        142
 28              2     Arbors of Central Park Apartments                 0           N/A         N/A           N/A        N/A
 29              2     Villages at Sunbury Mills                         0           N/A         N/A           N/A         40
 33              2     Hunt Club Apartments                              0           N/A         N/A           N/A        120
 36              2     Squire Hill II Apartments                         0           N/A         N/A           N/A        N/A
 38              2     Silver Creek Apartments                           0           N/A         N/A           N/A         80
 39              2     Wallen Hills Apartments                           0            52     $   432       $   570         98
 41              2     Branchester Lakes Apartments                      0            32     $   607       $   660         72
 44              2     Shadow Creek Apartments                           0           N/A         N/A           N/A         78
 46              2     Moore Court Apartments                            0           N/A         N/A           N/A         50
 47              2     Chablis Villas                                    0             1     $   385       $   385         82
 49              2     The Chelsea Apartments                            0           N/A         N/A           N/A        N/A
 50              2     Alana Woods Apartments                            0           N/A         N/A           N/A          8
 51              2     Village of Northampton Apartments                 0           N/A         N/A           N/A        N/A
 53              2     The Richmond Hills Apartments                     3           N/A         N/A           N/A        139
 56              1     Indian Wells Recreational Vehicle Park            0           N/A         N/A           N/A        N/A
 61              2     Fort Pike Commons                                 0           N/A         N/A           N/A         32
 66              2     Burton Apartments                                 0           N/A         N/A           N/A        N/A
 67              2     Regency Apartments                                0           N/A         N/A           N/A         34
 69              2     Mountain View Acres Mobile Home Park              0           N/A         N/A           N/A        N/A
 70              2     Sterling Point Apartments II                      0           N/A         N/A           N/A        N/A
 72              2     Market Ridge Apartments                           0           N/A         N/A           N/A         77
 73              2     Newberry Square Apartments                        2           N/A         N/A           N/A         32
 75              2     Mirage Villa Apartments                           2           N/A         N/A           N/A         54
 85              1     Knollwood Park                                    0           N/A         N/A           N/A        N/A
 86              2     Sunset Market Plaza & 1300 Lilac Apartments       0           N/A         N/A           N/A        N/A
 87              1     Dakin Mobile Home Community                       0           N/A         N/A           N/A        N/A
 88              2     Apple Valley Mobile Home Park                     0           N/A         N/A           N/A        N/A
 89              2     The Meadows Apartments                            0            11     $   364       $   370         35
 91              2     1665 Lamont                                       0             9     $   647       $   750         15
 92              2     Crofton Apartments                                0           N/A         N/A           N/A         14
 93              2     1627 Lamont                                       0             1     $   500       $   500          6
 94              2     Mount West Apartments                             0           N/A         N/A           N/A         41
 95              2     Colonial Point Apartments                         0           N/A         N/A           N/A        N/A
 96              1     Blue Mountain Village                             0           N/A         N/A           N/A        N/A
100              2     Village Mobile Home Park                          0           N/A         N/A           N/A        N/A
102              2     Occidental Boulevard                              0           N/A         N/A           N/A         19
103              2     Waters Edge Towns Apartments                      0           N/A         N/A           N/A        N/A
104              2     Schuulyer & Flaherty                              0           N/A         N/A           N/A          1
105              2     Fulcher Avenue                                    0             1     $   461       $   461         16
106              2     Roselle Park Apartments                           0             4     $   553       $   575         17
107              2     Spaulding Apartments                              0           N/A         N/A           N/A         16
108              2     2112 O Street                                     0             6     $   776       $ 1,015          1
109              2     Notre Dame Ave                                    0           N/A         N/A           N/A        N/A

                                                                       SUBJECT       SUBJECT    SUBJECT     SUBJECT      SUBJECT
               LOAN                                                      1 BR         1 BR        2 BR       2 BR         2 BR
 #    CROSSED  GROUP   PROPERTY NAME                                   AVG.RENT      MAX.RENT    UNITS      AVG.RENT     MAX.RENT
 -    -------  -----   -------------                                   --------      --------   -------     --------    ---------
  7              2     ParkCrest At The Lakes                           $   763       $ 1,600       140      $   890      $ 1,800
10a              2     The Brittany                                         N/A           N/A       192      $   778      $   964
10b              2     The Park                                         $   415       $   620       270      $   530      $   750
10c              2     The Bay Club                                     $   475       $   515        88      $   600      $   715
 14      A       2     Tierra West Mobile Home Park                         N/A           N/A       N/A          N/A          N/A
 15      A       2     Village Park Mobile Home Park                        N/A           N/A       N/A          N/A          N/A
 16      A       2     Aztec Village                                        N/A           N/A       N/A          N/A          N/A
 17      A       2     Longview Mobile Home Park                            N/A           N/A       N/A          N/A          N/A
 19              2     Stancliff Park Apartments                        $   544       $ 1,165       192      $   667      $   885
 21              2     Arbor Lakes Apartments                           $   558       $ 1,140       176      $   667      $ 1,370
 23      B       2     Shadow Oaks Apartments                           $   542       $   569       120      $   639      $   679
 24      B       2     Ralston Place Apartments                         $   550       $   649        40      $   691      $   889
 25              2     Mallard Creek Apartments                         $   633       $   725       144      $   759      $   915
 28              2     Arbors of Central Park Apartments                    N/A           N/A       148      $   730      $   845
 29              2     Villages at Sunbury Mills                        $   577       $   590       112      $   763      $   900
 33              2     Hunt Club Apartments                             $   579       $   689        76      $   710      $   849
 36              2     Squire Hill II Apartments                            N/A           N/A       162      $   707      $   800
 38              2     Silver Creek Apartments                          $   565       $   635        94      $   676      $   749
 39              2     Wallen Hills Apartments                          $   503       $   625       100      $   592      $   710
 41              2     Branchester Lakes Apartments                     $   736       $   885        16      $   798      $   830
 44              2     Shadow Creek Apartments                          $   560       $   660        36      $   761      $   815
 46              2     Moore Court Apartments                           $   738       $   830        49      $   839      $   855
 47              2     Chablis Villas                                   $   453       $   499        83      $   602      $   649
 49              2     The Chelsea Apartments                               N/A           N/A        90      $ 1,021      $ 1,855
 50              2     Alana Woods Apartments                           $   656       $   695        70      $   797      $   860
 51              2     Village of Northampton Apartments                    N/A           N/A        95      $   740      $   800
 53              2     The Richmond Hills Apartments                    $   537       $   550        58      $   691      $   695
 56              1     Indian Wells Recreational Vehicle Park               N/A           N/A       N/A          N/A          N/A
 61              2     Fort Pike Commons                                $   504       $   890        88      $   649      $   875
 66              2     Burton Apartments                                    N/A           N/A       N/A          N/A          N/A
 67              2     Regency Apartments                               $   601       $   610        44      $   687      $   705
 69              2     Mountain View Acres Mobile Home Park                 N/A           N/A       N/A          N/A          N/A
 70              2     Sterling Point Apartments II                         N/A           N/A        36      $   542      $   730
 72              2     Market Ridge Apartments                          $   430       $   582        36      $   536      $   587
 73              2     Newberry Square Apartments                       $   534       $   658        28      $   524      $ 1,214
 75              2     Mirage Villa Apartments                          $   369       $   395        75      $   442      $   515
 85              1     Knollwood Park                                       N/A           N/A       N/A          N/A          N/A
 86              2     Sunset Market Plaza & 1300 Lilac Apartments          N/A           N/A        10      $   828      $   850
 87              1     Dakin Mobile Home Community                          N/A           N/A       N/A          N/A          N/A
 88              2     Apple Valley Mobile Home Park                        N/A           N/A       N/A          N/A          N/A
 89              2     The Meadows Apartments                           $   478       $   490        28      $   603      $   640
 91              2     1665 Lamont                                      $   941       $ 1,100         3      $ 1,217      $ 1,250
 92              2     Crofton Apartments                               $   502       $   516        28      $   595      $   595
 93              2     1627 Lamont                                      $   742       $   850        14      $ 1,138      $ 1,650
 94              2     Mount West Apartments                            $   491       $   575        12      $   609      $   700
 95              2     Colonial Point Apartments                            N/A           N/A        56      $   434      $   550
 96              1     Blue Mountain Village                                N/A           N/A       N/A          N/A          N/A
100              2     Village Mobile Home Park                             N/A           N/A       N/A          N/A          N/A
102              2     Occidental Boulevard                             $   585       $   700         1          N/A          N/A
103              2     Waters Edge Towns Apartments                         N/A           N/A        30      $   547      $   575
104              2     Schuulyer & Flaherty                             $   650       $   650        17      $   703      $   750
105              2     Fulcher Avenue                                   $   574       $   650         2      $   661      $   703
106              2     Roselle Park Apartments                          $   742       $   800         4      $   806      $   830
107              2     Spaulding Apartments                             $   537       $   555        11      $   580      $   625
108              2     2112 O Street                                    $ 1,450       $ 1,450       N/A          N/A          N/A
109              2     Notre Dame Ave                                       N/A           N/A         1      $   859      $   859

                                                                        SUBJECT      SUBJECT    SUBJECT      SUBJECT      SUBJECT
               LOAN                                                      3 BR          3 BR      3 BR         4 BR        5 BR
 #    CROSSED  GROUP   PROPERTY NAME                                     UNITS       AVG.RENT  MAX.RENT       UNITS      MAX.RENT
 -    -------  -----   -------------                                    -------      --------  --------      -------     --------
  7              2     ParkCrest At The Lakes                                80       $ 1,082   $ 1,184          N/A          N/A
10a              2     The Brittany                                          18       $   967   $ 1,154          N/A          N/A
10b              2     The Park                                              86       $   670   $   900          N/A          N/A
10c              2     The Bay Club                                         N/A           N/A       N/A          N/A          N/A
 14      A       2     Tierra West Mobile Home Park                         N/A           N/A       N/A          N/A          N/A
 15      A       2     Village Park Mobile Home Park                        N/A           N/A       N/A          N/A          N/A
 16      A       2     Aztec Village                                        N/A           N/A       N/A          N/A          N/A
 17      A       2     Longview Mobile Home Park                            N/A           N/A       N/A          N/A          N/A
 19              2     Stancliff Park Apartments                             24       $   776   $   805          N/A          N/A
 21              2     Arbor Lakes Apartments                               N/A           N/A       N/A          N/A          N/A
 23      B       2     Shadow Oaks Apartments                               N/A           N/A       N/A          N/A          N/A
 24      B       2     Ralston Place Apartments                             N/A           N/A       N/A          N/A          N/A
 25              2     Mallard Creek Apartments                               5       $ 1,273   $ 1,330          N/A          N/A
 28              2     Arbors of Central Park Apartments                     44       $   909   $   995          N/A          N/A
 29              2     Villages at Sunbury Mills                            N/A           N/A       N/A          N/A          N/A
 33              2     Hunt Club Apartments                                   8       $   923   $   959          N/A          N/A
 36              2     Squire Hill II Apartments                            N/A           N/A       N/A          N/A          N/A
 38              2     Silver Creek Apartments                              N/A           N/A       N/A          N/A          N/A
 39              2     Wallen Hills Apartments                              N/A           N/A       N/A          N/A          N/A
 41              2     Branchester Lakes Apartments                         N/A           N/A       N/A          N/A          N/A
 44              2     Shadow Creek Apartments                               24       $   886   $   981          N/A          N/A
 46              2     Moore Court Apartments                                 1       $   950   $   950          N/A          N/A
 47              2     Chablis Villas                                        16       $   729   $   781          N/A          N/A
 49              2     The Chelsea Apartments                               N/A           N/A       N/A          N/A          N/A
 50              2     Alana Woods Apartments                                14       $   965   $   965          N/A          N/A
 51              2     Village of Northampton Apartments                    N/A           N/A       N/A          N/A          N/A
 53              2     The Richmond Hills Apartments                        N/A           N/A       N/A          N/A          N/A
 56              1     Indian Wells Recreational Vehicle Park               N/A           N/A       N/A          N/A          N/A
 61              2     Fort Pike Commons                                    N/A           N/A       N/A          N/A          N/A
 66              2     Burton Apartments                                     12       $ 2,513   $ 2,513            6      $ 3,141
 67              2     Regency Apartments                                   N/A           N/A       N/A          N/A          N/A
 69              2     Mountain View Acres Mobile Home Park                 N/A           N/A       N/A          N/A          N/A
 70              2     Sterling Point Apartments II                          36       $   641   $   845            4      $   945
 72              2     Market Ridge Apartments                              N/A           N/A       N/A          N/A          N/A
 73              2     Newberry Square Apartments                             4       $   325   $   629          N/A          N/A
 75              2     Mirage Villa Apartments                                2       $     0   $     0          N/A          N/A
 85              1     Knollwood Park                                       N/A           N/A       N/A          N/A          N/A
 86              2     Sunset Market Plaza & 1300 Lilac Apartments            3       $ 1,042   $ 1,100          N/A          N/A
 87              1     Dakin Mobile Home Community                          N/A           N/A       N/A          N/A          N/A
 88              2     Apple Valley Mobile Home Park                        N/A           N/A       N/A          N/A          N/A
 89              2     The Meadows Apartments                               N/A           N/A       N/A          N/A          N/A
 91              2     1665 Lamont                                          N/A           N/A       N/A          N/A          N/A
 92              2     Crofton Apartments                                   N/A           N/A       N/A          N/A          N/A
 93              2     1627 Lamont                                          N/A           N/A       N/A          N/A          N/A
 94              2     Mount West Apartments                                N/A           N/A       N/A          N/A          N/A
 95              2     Colonial Point Apartments                            N/A           N/A       N/A          N/A          N/A
 96              1     Blue Mountain Village                                N/A           N/A       N/A          N/A          N/A
100              2     Village Mobile Home Park                             N/A           N/A       N/A          N/A          N/A
102              2     Occidental Boulevard                                   1       $ 1,159   $ 1,159          N/A          N/A
103              2     Waters Edge Towns Apartments                         N/A           N/A       N/A          N/A          N/A
104              2     Schuulyer & Flaherty                                 N/A           N/A       N/A          N/A          N/A
105              2     Fulcher Avenue                                       N/A           N/A       N/A          N/A          N/A
106              2     Roselle Park Apartments                              N/A           N/A       N/A          N/A          N/A
107              2     Spaulding Apartments                                 N/A           N/A       N/A          N/A          N/A
108              2     2112 O Street                                        N/A           N/A       N/A          N/A          N/A
109              2     Notre Dame Ave                                         9       $   952   $ 1,165          N/A          N/A

                                                                       SUBJECT        SUBJECT   SUBJECT     SUBJECT
               LOAN                                                      4 BR           5 BR     5 BR        5 BR
 #    CROSSED  GROUP   PROPERTY NAME                                   MAX.RENT        UNITS   AVG.RENT     MAX.RENT
 -    -------  -----   -------------                                   --------       -------  --------     --------
  7              2     ParkCrest At The Lakes                               N/A           N/A       N/A          N/A
10a              2     The Brittany                                         N/A           N/A       N/A          N/A
10b              2     The Park                                             N/A           N/A       N/A          N/A
10c              2     The Bay Club                                         N/A           N/A       N/A          N/A
 14      A       2     Tierra West Mobile Home Park                         N/A           N/A       N/A          N/A
 15      A       2     Village Park Mobile Home Park                        N/A           N/A       N/A          N/A
 16      A       2     Aztec Village                                        N/A           N/A       N/A          N/A
 17      A       2     Longview Mobile Home Park                            N/A           N/A       N/A          N/A
 19              2     Stancliff Park Apartments                            N/A           N/A       N/A          N/A
 21              2     Arbor Lakes Apartments                               N/A           N/A       N/A          N/A
 23      B       2     Shadow Oaks Apartments                               N/A           N/A       N/A          N/A
 24      B       2     Ralston Place Apartments                             N/A           N/A       N/A          N/A
 25              2     Mallard Creek Apartments                             N/A           N/A       N/A          N/A
 28              2     Arbors of Central Park Apartments                    N/A           N/A       N/A          N/A
 29              2     Villages at Sunbury Mills                            N/A           N/A       N/A          N/A
 33              2     Hunt Club Apartments                                 N/A           N/A       N/A          N/A
 36              2     Squire Hill II Apartments                            N/A           N/A       N/A          N/A
 38              2     Silver Creek Apartments                              N/A           N/A       N/A          N/A
 39              2     Wallen Hills Apartments                              N/A           N/A       N/A          N/A
 41              2     Branchester Lakes Apartments                         N/A           N/A       N/A          N/A
 44              2     Shadow Creek Apartments                              N/A           N/A       N/A          N/A
 46              2     Moore Court Apartments                               N/A           N/A       N/A          N/A
 47              2     Chablis Villas                                       N/A           N/A       N/A          N/A
 49              2     The Chelsea Apartments                               N/A           N/A       N/A          N/A
 50              2     Alana Woods Apartments                               N/A           N/A       N/A          N/A
 51              2     Village of Northampton Apartments                    N/A           N/A       N/A          N/A
 53              2     The Richmond Hills Apartments                        N/A           N/A       N/A          N/A
 56              1     Indian Wells Recreational Vehicle Park               N/A           N/A       N/A          N/A
 61              2     Fort Pike Commons                                    N/A           N/A       N/A          N/A
 66              2     Burton Apartments                                $ 3,141           N/A       N/A          N/A
 67              2     Regency Apartments                                   N/A           N/A       N/A          N/A
 69              2     Mountain View Acres Mobile Home Park                 N/A           N/A       N/A          N/A
 70              2     Sterling Point Apartments II                     $   945           N/A       N/A          N/A
 72              2     Market Ridge Apartments                              N/A           N/A       N/A          N/A
 73              2     Newberry Square Apartments                           N/A           N/A       N/A          N/A
 75              2     Mirage Villa Apartments                              N/A           N/A       N/A          N/A
 85              1     Knollwood Park                                       N/A           N/A       N/A          N/A
 86              2     Sunset Market Plaza & 1300 Lilac Apartments          N/A           N/A       N/A          N/A
 87              1     Dakin Mobile Home Community                          N/A           N/A       N/A          N/A
 88              2     Apple Valley Mobile Home Park                        N/A           N/A       N/A          N/A
 89              2     The Meadows Apartments                               N/A           N/A       N/A          N/A
 91              2     1665 Lamont                                          N/A           N/A       N/A          N/A
 92              2     Crofton Apartments                                   N/A           N/A       N/A          N/A
 93              2     1627 Lamont                                          N/A           N/A       N/A          N/A
 94              2     Mount West Apartments                                N/A           N/A       N/A          N/A
 95              2     Colonial Point Apartments                            N/A           N/A       N/A          N/A
 96              1     Blue Mountain Village                                N/A           N/A       N/A          N/A
100              2     Village Mobile Home Park                             N/A           N/A       N/A          N/A
102              2     Occidental Boulevard                                 N/A           N/A       N/A          N/A
103              2     Waters Edge Towns Apartments                         N/A           N/A       N/A          N/A
104              2     Schuulyer & Flaherty                                 N/A           N/A       N/A          N/A
105              2     Fulcher Avenue                                       N/A           N/A       N/A          N/A
106              2     Roselle Park Apartments                              N/A           N/A       N/A          N/A
107              2     Spaulding Apartments                                 N/A           N/A       N/A          N/A
108              2     2112 O Street                                        N/A           N/A       N/A          N/A
109              2     Notre Dame Ave                                       N/A           N/A       N/A          N/A

A THE UNDERLYING MORTGAGE LOANS SECURED BY TIERRA WEST MOBILE HOME PARK, VILLAGE PARK MOBILE HOME PARK, AZTEC VILLAGE AND LONGVIEW MOBILE HOME PARK, ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

B THE UNDERLYING MORTGAGE LOANS SECURED BY SHADOW OAKS APARTMENTS AND RALSTON PLACE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                                                 CONTRACTUAL   CONTRACTUAL    CONTRACTUAL
                                                                  CUT-OFF DATE    RECURRING     RECURRING      RECURRING
                    LOAN                                            PRINCIPAL    REPLACEMENT   REPLACEMENT      LC & TI
  #    CROSSED      GROUP   PROPERTY NAME                          BALANCE (1)     RESERVE     RESERVE CAP      RESERVE
  -    -------      -----   -------------                         ------------   -----------   -----------    -----------
  5                   1     Airport Plaza                        $   54,752,854   $   71,545           N/A       $ 13,889
  6                   1     Energy Centre                            53,679,644   $  114,306   $ 1,000,000       $ 31,752
  8                   1     30 South Meridian                        23,391,847   $   44,751           N/A       $ 25,000
 13                   1     Centre at Golden Ring II                 19,405,106   $   18,170   $   100,000       $  4,167
 18                   1     Pembroke Office Park                     15,507,103   $   74,080           N/A       $ 20,834
 20                   1     Northwoods Plaza Shopping Center         13,610,116   $   16,922           N/A       $  4,250
 21                   2     Arbor Lakes Apartments                   13,500,000   $  104,000   $   312,000       $      0
 22                   1     Park 270 II                              13,000,000   $   15,240           N/A       $ 12,700
 27                   1     Corner Lakes Plaza                        8,550,000   $        0   $    10,000       $      0
 29                   2     Villages at Sunbury Mills                 8,291,988   $   30,400   $    60,800       $      0
 30                   1     Maxwell Portfolio                         7,870,474   $    9,276           N/A       $  3,345
 32                   1     2 Research Park Office Building           7,787,944   $   13,200           N/A       $ 10,417
 34       A           1     Centre at Smith Valley                    5,395,630   $   19,158           N/A       $  3,756
 35       A           1     The Centre at Stop 11                     2,117,368   $   10,650           N/A       $  2,500
 36                   2     Squire Hill II Apartments                 7,463,580   $   31,800   $    63,600       $      0
 38                   2     Silver Creek Apartments                   6,992,474   $   56,202   $   130,500       $      0
 39                   2     Wallen Hills Apartments                   6,800,000   $   62,500   $   187,500       $      0
 46                   2     Moore Court Apartments                    5,724,528   $   25,000   $    25,000       $      0
 47                   2     Chablis Villas                            5,640,214   $   45,500   $   136,500       $      0
 48                   1     Evergreen Office Tower                    5,573,495   $   12,000   $    36,000       $  8,350
 51                   2     Village of Northampton Apartments         5,268,009   $   23,750   $    47,500       $      0
 55                   1     Storage Max Self Storage                  4,546,109   $   19,104   $    38,208       $      0
 57                   1     Wimbledon Plaza                           4,078,804   $    7,248   $    15,000       $  3,600
 58                   1     Linkletter Self Storage                   3,767,109   $    8,544   $    17,000       $      0
 59                   1     Cornerstone Plaza Shopping Center         3,657,341   $    7,456           N/A       $  6,250
 60                   1     St. George Medical Park                   3,649,639   $    6,042           N/A       $  3,356
 62                   1     Cordova Crossing Shopping Center          3,533,089   $    1,960           N/A       $    833
 63                   1     Braves Village                            3,479,311   $        0           N/A       $  1,667
 64                   1     Farmbrook Medical Building I              3,183,268   $    3,420           N/A       $  2,825
 68                   1     Woodmont Crescent                         2,980,208   $    2,208   $    10,000       $    834
 71                   1     Main Street Commons                       2,774,754   $        0           N/A       $  1,900
 73                   2     Newberry Square Apartments                2,439,110   $   16,020   $    32,000       $      0
 74                   1     312 South State                           2,381,823   $    2,100           N/A       $    834
 76                   1     Boaz Shopping Center                      2,298,163   $    4,185   $    20,925       $  1,628
 78                   1     Minden Shopping Center                    2,223,252   $    4,095   $    20,475       $  1,593
 81                   1     Hunt Creek Commons                        2,050,103   $        0           N/A       $  1,417
 82                   1     Huntington Professional Park              1,914,401   $    2,867           N/A       $  1,416
 84                   1     Takoma Park Plaza                         1,713,006   $    3,060           N/A       $  1,250
 99                   1     43 New Brunswick Avenue                     989,850   $        0           N/A       $  3,500
100                   2     Village Mobile Home Park                    961,527   $    2,200   $     2,200       $      0

                                                                   CONTRACTUAL
                                                                    RECURRING    CONTRACTUAL    CONTRACTUAL    CONTRACTUAL
                    LOAN                                             LC & TI        OTHER      OTHER RESERVE  OTHER RESERVE
  #    CROSSED      GROUP   PROPERTY NAME                          RESERVE CAP     RESERVE      DESCRIPTION       CAP
  -    -------      -----   -------------                          -----------   -----------   -------------  -------------
  5                   1     Airport Plaza                          $   500,000           $ 0             N/A            N/A
  6                   1     Energy Centre                                  N/A           $ 0             N/A            N/A
  8                   1     30 South Meridian                      $ 1,200,000           $ 0             N/A            N/A
 13                   1     Centre at Golden Ring II               $   400,000           $ 0             N/A            N/A
 18                   1     Pembroke Office Park                   $   750,000           $ 0             N/A            N/A
 20                   1     Northwoods Plaza Shopping Center       $   300,000           $ 0             N/A            N/A
 21                   2     Arbor Lakes Apartments                         N/A           $ 0             N/A            N/A
 22                   1     Park 270 II                            $   250,000           $ 0             N/A            N/A
 27                   1     Corner Lakes Plaza                     $    20,000           $ 0             N/A            N/A
 29                   2     Villages at Sunbury Mills                      N/A           $ 0             N/A            N/A
 30                   1     Maxwell Portfolio                      $    95,000           $ 0             N/A            N/A
 32                   1     2 Research Park Office Building        $   500,000           $ 0             N/A            N/A
 34       A           1     Centre at Smith Valley                 $   180,288           $ 0             N/A            N/A
 35       A           1     The Centre at Stop 11                  $   120,000           $ 0             N/A            N/A
 36                   2     Squire Hill II Apartments                      N/A           $ 0             N/A            N/A
 38                   2     Silver Creek Apartments                        N/A           $ 0             N/A            N/A
 39                   2     Wallen Hills Apartments                        N/A           $ 0             N/A            N/A
 46                   2     Moore Court Apartments                         N/A           $ 0             N/A            N/A
 47                   2     Chablis Villas                                 N/A           $ 0             N/A            N/A
 48                   1     Evergreen Office Tower                 $   150,000           $ 0             N/A            N/A
 51                   2     Village of Northampton Apartments              N/A           $ 0             N/A            N/A
 55                   1     Storage Max Self Storage                       N/A           $ 0             N/A            N/A
 57                   1     Wimbledon Plaza                        $    70,000           $ 0             N/A            N/A
 58                   1     Linkletter Self Storage                        N/A           $ 0             N/A            N/A
 59                   1     Cornerstone Plaza Shopping Center      $   200,000           $ 0             N/A            N/A
 60                   1     St. George Medical Park                $   120,000           $ 0             N/A            N/A
 62                   1     Cordova Crossing Shopping Center       $    40,000           $ 0             N/A            N/A
 63                   1     Braves Village                         $    40,000           $ 0             N/A            N/A
 64                   1     Farmbrook Medical Building I           $   200,000           $ 0             N/A            N/A
 68                   1     Woodmont Crescent                      $    30,000           $ 0             N/A            N/A
 71                   1     Main Street Commons                    $    50,000           $ 0             N/A            N/A
 73                   2     Newberry Square Apartments                     N/A           $ 0             N/A            N/A
 74                   1     312 South State                        $    50,000           $ 0             N/A            N/A
 76                   1     Boaz Shopping Center                   $    97,650           $ 0             N/A            N/A
 78                   1     Minden Shopping Center                 $    95,550           $ 0             N/A            N/A
 81                   1     Hunt Creek Commons                     $    68,000           $ 0             N/A            N/A
 82                   1     Huntington Professional Park           $    30,000           $ 0             N/A            N/A
 84                   1     Takoma Park Plaza                      $    30,000           $ 0             N/A            N/A
 99                   1     43 New Brunswick Avenue                $    70,000           $ 0             N/A            N/A
100                   2     Village Mobile Home Park                       N/A           $ 0             N/A            N/A

 A THE UNDERLYING MORTGAGE LOANS SECURED BY CENTRE AT SMITH VALLEY AND THE CENTRE AT STOP 11 ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                        Large Mortgage Loan Concentration

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                                      WEIGHTED
                                                  PERCENTAGE OF        AVERAGE                         WEIGHTED
                              CUT-OFF DATE           INITIAL          MORTGAGE       WEIGHTED          AVERAGE
     LARGEST                   PRINCIPAL          MORTGAGE POOL       INTEREST       AVERAGE         CUT-OFF DATE
   LOAN COUNT                 BALANCE (1)            BALANCE            RATE         U/W DSCR       LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Top 1                       $    84,500,000            8.74%            5.090%         1.81x            54.4%
Top 3                       $   229,504,224           23.74%            5.587%         1.57x            63.9%
Top 5                       $   346,037,498           35.79%            5.531%         1.61x            64.6%
Top 7                       $   424,737,142           43.93%            5.520%         1.61x            65.9%
Top 10                      $   493,466,117           51.04%            5.593%         1.59x            67.1%
ENTIRE POOL                 $   966,842,374          100.00%            5.637%         1.56x            69.7%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                             WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                  WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE    WEIGHTED     AVERAGE
                               MORTGAGE      PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS      BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.            85       $  784,705,780       81.16%        5.743%      1.56x         69.0%
KeyBank                           24          182,136,595       18.84%        5.179%      1.55          72.5%

                              -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          109       $  966,842,374      100.00%        5.637%      1.56x         69.7%
                              ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                             MORTGAGE INTEREST RATES

                                                                                  WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                  UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
            RANGE OF               MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
    MORTGAGE INTEREST RATES         LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
   4.090%      -      5.000%           7       $    124,722,381       12.90%       4.625%      2.01x        65.3%
   5.001%      -      5.500%          19            256,661,065       26.55%       5.196%      1.49         69.0%
   5.501%      -      5.750%          10            107,977,031       11.17%       5.643%      1.58         72.7%
   5.751%      -      6.000%          25            138,279,564       14.30%       5.874%      1.38         75.2%
   6.001%      -      6.500%          42            303,231,589       31.36%       6.193%      1.48         69.5%
   6.501%      -      7.000%           5             33,686,613        3.48%       6.660%      1.73         59.8%
   7.001%      -      7.020%           1              2,284,131        0.24%       7.020%      1.41         67.2%

                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                  ===================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                           7.020%
MINIMUM MORTGAGE INTEREST RATE:                           4.090%
WTD. AVG. MORTGAGE INTEREST RATE:                         5.637%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE                  MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
      PRINCIPAL BALANCES                     LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
 $    496,570  -        750,000                 5       $      3,093,132        0.32%       6.294%      1.41x        67.1%
      750,001  -      1,000,000                 7              6,280,176        0.65%       6.198%      1.43         72.3%
    1,000,001  -      1,500,000                 8              9,935,741        1.03%       6.046%      1.48         70.4%
    1,500,001  -      2,000,000                 9             14,745,612        1.53%       6.084%      1.54         71.6%
    2,000,001  -      2,500,000                10             22,331,484        2.31%       6.298%      1.45         70.0%
    2,500,001  -      3,000,000                 7             20,342,666        2.10%       5.675%      1.44         70.7%
    3,000,001  -      4,000,000                10             34,546,408        3.57%       5.892%      1.43         72.2%
    4,000,001  -      5,000,000                 6             27,629,741        2.86%       5.588%      1.57         68.0%
    5,000,001  -      6,000,000                 9             50,253,333        5.20%       5.574%      1.38         76.0%
    6,000,001  -      7,000,000                 8             52,535,286        5.43%       5.554%      1.43         74.8%
    7,000,001  -      8,000,000                 6             46,187,933        4.78%       5.993%      1.42         73.5%
    8,000,001  -     12,000,000                 6             54,418,910        5.63%       5.417%      1.58         72.1%
   12,000,001  -     15,000,000                 4             53,827,900        5.57%       5.372%      1.45         77.9%
   15,000,001  -     20,000,000                 2             34,912,209        3.61%       5.901%      1.32         77.4%
   20,000,001  -     50,000,000                 6            136,084,701       14.08%       5.658%      1.67         70.5%
   50,000,001  -     65,000,000                 4            232,762,919       24.07%       5.444%      1.60         69.0%
   65,000,001  -   $ 84,500,000                 2            166,954,224       17.27%       5.702%      1.68         59.5%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):             $     84,500,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):             $        496,570
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):             $      8,870,114

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                           ORIGINAL AMORTIZATION TERMS

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
         RANGE OF                          UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  ORIGINAL AMORTIZATION                     MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      TERMS (MONTHS)                         LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
       Interest Only                            2       $     30,654,800        3.17%       4.100%      2.65x        57.3%
   132       -      300                        37            200,560,140       20.74%       6.235%      1.53         66.0%
   301       -      360                        70            735,627,434       76.09%       5.538%      1.52         71.2%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2) (3):                 360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2) (3):                 132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2) (3):               342

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) THE 2 RESEARCH PARK OFFICE BUILDING MORTGAGE LOAN PAYS PRINCIPAL AND INTEREST OF $51,751.23 PER MONTH BASED ON A 23-YEAR AMORTIZATION SCHEDULE FOR MONTHS 1-36. PRINCIPAL AND INTEREST FOR MONTHS 37-120 IS $45,121.47 BASED ON A 27-YEAR AMORTIZATION SCHEDULE. A 23-YEAR AMORTIZATION SCHEDULE WAS ASSUMED FOR THE PURPOSES OF THE FOREGOING TABLE.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF                        UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        ORIGINAL TERMS                      MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)              LOANS         BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    60       -       84                        15       $    123,351,513       12.76%       5.109%      1.73x        70.5%
    85       -      120                        90            754,254,672       78.01%       5.643%      1.53         70.1%
   121       -      240                         4             89,236,189        9.23%       6.320%      1.53         64.4%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):               240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):             119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                          REMAINING AMORTIZATION TERMS

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF                        UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION                  MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS)                       LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
          Interest Only                         2       $     30,654,800        3.17%       4.100%      2.65x        57.3%
     132        -       250                     7             23,266,538        2.41%       6.023%      1.46         62.4%
     251        -       300                    30            177,293,602       18.34%       6.263%      1.54         66.5%
     301        -       355                    44            426,782,684       44.14%       5.783%      1.45         73.5%
     356        -       360                    26            308,844,750       31.94%       5.200%      1.61         68.0%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2) (3):                360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2) (3):                132
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2) (3):              338

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) THE 2 RESEARCH PARK OFFICE BUILDING MORTGAGE LOAN PAYS PRINCIPAL AND INTEREST OF $51,751.23 PER MONTH BASED ON A 23-YEAR AMORTIZATION SCHEDULE FOR MONTHS 1-36. PRINCIPAL AND INTEREST FOR MONTHS 37-120 IS $45,121.47 BASED ON A 27-YEAR AMORTIZATION SCHEDULE. A 23-YEAR AMORTIZATION SCHEDULE WAS ASSUMED FOR THE PURPOSES OF THE FOREGOING TABLE.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
            RANGE OF                       UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
        REMAINING TERMS                     MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)              LOANS        BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
     53         -        84                    15       $    123,351,513       12.76%       5.109%      1.73x        70.5%
     85         -       114                    40            222,929,143       23.06%       5.967%      1.55         71.6%
     115        -       120                    50            531,325,530       54.95%       5.507%      1.52         69.5%
     121        -       235                     4             89,236,189        9.23%       6.320%      1.53         64.4%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1):              235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1):               53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1):            115

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS                        REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)                  PROPERTIES      BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    1915      -      1985                      27       $     87,766,964        9.08%       5.785%      1.41x        76.3%
    1986      -      1994                      17            168,504,218       17.43%       5.922%      1.57         67.9%
    1995      -      1998                      11             85,255,341        8.82%       5.788%      1.45         75.8%
    1999      -      2000                      14            218,531,571       22.60%       5.767%      1.40         71.5%
    2001      -      2002                      21            157,566,916       16.30%       5.512%      1.68         70.3%
    2003      -      2004                      24            249,217,365       25.78%       5.305%      1.69         64.4%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       114       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):           2004
OLDEST YEAR BUILT/RENOVATED (1):                1915
WTD. AVG. YEAR BUILT/RENOVATED (1):             1997

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF                         REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
    OCCUPANCY RATES AT U/W (1)             PROPERTIES      BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    51%       -       85%                       9       $     36,146,732       3.74%        5.713%      1.46x        75.5%
    86%       -       90%                      16             95,567,721       9.88%        5.637%      1.43         74.6%
    91%       -       93%                      14            239,372,721      24.76%        5.321%      1.64         71.2%
    94%       -       95%                      15             58,831,910       6.08%        5.657%      1.44         75.5%
    96%       -       97%                       8             37,328,696       3.86%        6.061%      1.53         75.9%
    98%       -      100%                      49            463,362,227      47.93%        5.682%      1.54         67.0%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       111       $    930,610,008      96.25%        5.599%      1.55x        70.1%
                                           ===================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                100%
MINIMUM OCCUPANCY RATE AT U/W (1):                 51%
WTD. AVG. OCCUPANCY RATE AT U/W (1):               95%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF                            MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
        U/W DSCRs                             LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   1.20      -    1.30                         17       $    171,331,395       17.72%       5.493%      1.26x        76.1%
   1.31      -    1.35                         12             72,616,123        7.51%       5.847%      1.34         75.8%
   1.36      -    1.40                         24            151,153,797       15.63%       5.779%      1.38         73.1%
   1.41      -    1.45                         13             66,534,411        6.88%       5.902%      1.43         71.8%
   1.46      -    1.50                         11             68,804,105        7.12%       5.720%      1.48         77.0%
   1.51      -    1.60                         16            146,553,188       15.16%       6.139%      1.55         68.2%
   1.61      -    1.70                          4              9,834,883        1.02%       5.765%      1.63         72.0%
   1.71      -    2.00                          8            242,651,979       25.10%       5.388%      1.84         61.2%
   2.01      -    2.67                          4             37,362,493        3.86%       4.307%      2.54         56.7%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM U/W DSCR:                               2.67x
MINIMUM U/W DSCR:                               1.20x
WTD. AVG. U/W DSCR:                             1.56x

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE                   MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)                  LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   45.2%     -    60.0%                        11       $    156,508,566       16.19%       5.220%      1.97x        55.4%
   60.1%     -    70.0%                        25            312,720,412       32.34%       5.835%      1.63         66.1%
   70.1%     -    72.5%                         6             37,746,547        3.90%       5.969%      1.44         71.5%
   72.6%     -    74.5%                        17             64,283,717        6.65%       6.051%      1.41         73.4%
   74.6%     -    75.5%                         9             85,735,620        8.87%       5.617%      1.42         75.1%
   75.6%     -    77.5%                        13            135,227,905       13.99%       5.520%      1.35         76.4%
   77.6%     -    78.5%                        10             45,027,537        4.66%       5.549%      1.40         78.1%
   78.6%     -    79.9%                        18            129,592,069       13.40%       5.527%      1.35         79.4%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             79.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):             45.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           69.7%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                              REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
STATE                                      PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
California                                    17        $    208,819,965       21.60%       5.221%      1.60x        64.8%
    Southern California (2)                   13             194,055,190       20.07%       5.185%      1.60         65.0%
    Northern California (2)                    4              14,764,774        1.53%       5.691%      1.63         62.8%
New York                                       5             143,547,281       14.85%       6.273%      1.48         66.0%
Florida                                        9              87,272,957        9.03%       5.621%      1.38         76.3%
North Carolina                                 7              78,383,997        8.11%       5.018%      1.89         66.6%
Texas                                         13              75,536,950        7.81%       5.928%      1.36         74.9%
Louisiana                                      4              66,141,477        6.84%       5.803%      1.76         67.9%
Indiana                                        5              51,204,844        5.30%       5.620%      1.42         77.6%
Virginia                                       5              37,261,697        3.85%       6.048%      1.46         75.3%
Ohio                                           7              32,586,220        3.37%       5.578%      1.39         76.6%
Arizona                                        4              31,893,705        3.30%       4.521%      2.18         63.7%
Maryland                                       3              24,098,320        2.49%       5.861%      1.43         73.9%
Hawaii                                         1              21,838,326        2.26%       6.670%      1.78         58.1%
South Carolina                                 2              17,089,426        1.77%       5.624%      1.48         77.6%
New Mexico                                     5              16,661,527        1.72%       5.562%      1.36         77.8%
Michigan                                       4              13,352,756        1.38%       5.912%      1.37         73.9%
Missouri                                       1              13,000,000        1.34%       5.170%      1.57         75.1%
Illinois                                       3              12,448,700        1.29%       5.675%      1.43         74.8%
Washington                                     2               9,427,522        0.98%       5.871%      1.31         73.7%
Utah                                           1               3,649,639        0.38%       6.070%      1.28         60.8%
District of Columbia                           3               3,213,963        0.33%       5.966%      1.52         60.8%
Tennessee                                      2               3,007,789        0.31%       5.992%      1.59         67.3%
Massachusetts                                  1               2,986,103        0.31%       5.180%      1.44         45.2%
Georgia                                        1               2,774,754        0.29%       6.120%      1.65         72.1%
Pennsylvania                                   2               2,466,608        0.26%       6.042%      1.38         76.9%
Alabama                                        1               2,298,163        0.24%       6.140%      1.33         74.1%
New Jersey                                     2               1,683,066        0.17%       6.488%      1.52         60.2%
Minnesota                                      1               1,591,092        0.16%       5.980%      1.56         79.6%
Oregon                                         1               1,341,310        0.14%       6.040%      1.36         74.5%
New Hampshire                                  2               1,264,215        0.13%       6.129%      1.42         77.6%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       114       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                           UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                            MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
LOAN TYPE                                     LOANS        BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Balloon                                       103       $    920,109,714       95.17%       5.686%      1.52x        70.1%
Interest Only                                   2             30,654,800        3.17%       4.100%      2.65         57.3%
ARD                                             2             11,735,005        1.21%       5.594%      1.37         73.3%
Fully Amortizing                                2              4,342,855        0.45%       6.171%      1.31         60.3%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       109       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                              REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE                              PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Retail                                         34       $    427,640,184       44.23%       5.387%      1.65x        66.7%
Multifamily                                    55            252,592,633       26.13%       5.572%      1.39         76.1%
Office                                         11            217,591,564       22.51%       5.994%      1.54         69.7%
Hotel                                           3             36,232,366        3.75%       6.610%      1.81         58.8%
Self Storage                                    5             18,019,653        1.86%       5.753%      1.44         72.1%
Mixed Use                                       4             11,705,523        1.21%       6.181%      1.44         70.2%
Industrial                                      2              3,060,450        0.32%       6.306%      1.52         59.5%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       114       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE               WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                  PROPERTY                    REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE                 PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
RETAIL
                  Anchored                    18        $    387,355,629      40.06%        5.321%      1.66x        66.4%
                  Unanchored                  16              40,284,555       4.17%        6.020%      1.61         69.0%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       34        $    427,640,184      44.23%        5.387%      1.65x        66.7%
                                           ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE               WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED     AVERAGE
                  PROPERTY                    REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE                 PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
             Conventional                     44        $    222,846,510      23.05%        5.564%      1.38x        76.0%
             Manufactured Housing             11              29,746,123       3.08%        5.632%      1.40         77.0%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       55        $    252,592,633      26.13%        5.572%      1.39x        76.1%
                                           ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                      WEIGHTED      WEIGHTED
                                                                                       AVERAGE       AVERAGE        WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF   REMAINING     REMAINING        AVERAGE
           RANGE OF                   UNDERLYING     CUT-OFF DATE        INITIAL       LOCKOUT       LOCKOUT        REMAINING
      REMAINING TERMS TO               MORTGAGE        PRINCIPAL      MORTGAGE POOL    PERIOD     PLUS YM PERIOD    MATURITY
    STATED MATURITY (YEARS)             LOANS         BALANCE (1)        BALANCE       (YEARS)       (YEARS)       (YEARS) (2)
------------------------------------------------------------------------------------------------------------------------------
    4.00         -        4.99            10       $     73,902,929        7.64%         2.5           4.3             4.7
    5.00         -        9.49            21            127,030,834       13.14%         8.0           8.0             8.4
    9.50         -        9.99            73            669,222,422       69.22%         9.0           9.3             9.7
   10.00         -       20.00             5             96,686,189       10.00%        13.7          13.7            14.3

                                      ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  109       $    966,842,374      100.00%         8.8           9.2             9.6
                                      ========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                      WEIGHTED      WEIGHTED
                                                                                       AVERAGE       AVERAGE        WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF   REMAINING     REMAINING        AVERAGE
                                      UNDERLYING     CUT-OFF DATE        INITIAL       LOCKOUT       LOCKOUT        REMAINING
                                       MORTGAGE        PRINCIPAL      MORTGAGE POOL    PERIOD     PLUS YM PERIOD    MATURITY
       PREPAYMENT OPTION                LOANS         BALANCE (1)        BALANCE       (YEARS)       (YEARS)       (YEARS) (2)
------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                     101       $    909,965,591       94.12%         9.4           9.4             9.7
Yield Maintenance                          8             56,876,783        5.88%         0.0           6.8             7.2

                                      ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  109       $    966,842,374      100.00%         8.8           9.2             9.6
                                      ========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                 NUMBER OF
                                 UNDERLYING
                MONTHS SINCE      MORTGAGE      OUTSTANDING       % OF POOL       YIELD         % OF POOL
    DATE        CUT-OFF DATE       LOANS        BALANCE (MM)       LOCKOUT     MAINTENANCE         OPEN       TOTAL
---------------------------------------------------------------------------------------------------------------------
   JUN-04              0            109         $      966.8         94.12%       5.88%            0.00%      100.0%

   JUN-05             12            109         $      956.5         94.10%       5.90%            0.00%      100.0%

   JUN-06             24            109         $      944.8         94.08%       5.92%            0.00%      100.0%

   JUN-07             36            109         $      929.9         94.04%       5.96%            0.00%      100.0%

   JUN-08             48            109         $      914.3         93.84%       6.01%            0.15%      100.0%

   JUN-09             60             99         $      826.9         97.13%       2.87%            0.00%      100.0%

   JUN-10             72             99         $      810.1         97.13%       2.87%            0.00%      100.0%

   JUN-11             84             94         $      747.8         96.97%       3.03%            0.00%      100.0%

   JUN-12             96             94         $      730.0         96.98%       3.02%            0.00%      100.0%

   JUN-13            108             94         $      711.0         92.62%       3.01%            4.36%      100.0%

   JUN-14            120              4         $       68.0        100.00%       0.00%            0.00%      100.0%

   JUN-15            132              4         $       65.1        100.00%       0.00%            0.00%      100.0%

   JUN-16            144              4         $       61.9        100.00%       0.00%            0.00%      100.0%

   JUN-17            156              4         $       58.6        100.00%       0.00%            0.00%      100.0%

   JUN-18            168              4         $       55.0        100.00%       0.00%            0.00%      100.0%

   JUN-19            180              1         $        0.3        100.00%       0.00%            0.00%      100.0%

   JUN-20            192              1         $        0.2        100.00%       0.00%            0.00%      100.0%

   JUN-21            204              1         $        0.2        100.00%       0.00%            0.00%      100.0%

   JUN-22            216              1         $        0.1        100.00%       0.00%            0.00%      100.0%

   JUN-23            228              1         $        0.1        100.00%       0.00%            0.00%      100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                           WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                            MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                              REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD                              PROPERTIES      BALANCE (1)        BALANCE       RATES     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Fee                                           111       $    872,172,607       90.21%       5.685%      1.54x        71.1%
Leasehold                                       2             92,287,944        9.55%       5.159%      1.76         56.5%
Fee/Leasehold                                   1              2,381,823        0.25%       6.500%      1.37         72.2%

                                           -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       114       $    966,842,374      100.00%       5.637%      1.56x        69.7%
                                           ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                                                         WEIGHTED
                                                                      PERCENTAGE OF       AVERAGE                  WEIGHTED
                                                    CUT-OFF DATE        INITIAL          MORTGAGE    WEIGHTED      AVERAGE
                LARGEST                              PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
              LOAN COUNT                             BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Top 1                                              $   84,500,000         11.72%          5.090%       1.81x         54.4%
Top 3                                                 229,504,224         31.82%          5.587%       1.57x         63.9%
Top 5                                                 346,037,498         47.98%          5.531%       1.61x         64.6%
Top 7                                                 423,108,989         58.66%          5.582%       1.62x         65.7%
Top 10                                                488,337,019         67.71%          5.588%       1.67x         65.4%
ENTIRE LOAN GROUP NO. 1                            $  721,258,150        100.00%          5.659%       1.61x         67.5%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
                                      MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER                   LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                   44        $  615,946,954         85.40%          5.728%      1.59x          67.2%
KeyBank                                  15           105,311,196         14.60%          5.253%      1.74           69.3%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
           RANGE OF                   MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
    MORTGAGE INTEREST RATES            LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   4.090%      -      5.000%              4        $   97,429,907         13.51%          4.544%      2.19x          61.7%
   5.001%      -      5.500%              7           180,258,900         24.99%          5.186%      1.57           65.5%
   5.501%      -      5.750%              4            78,219,070         10.84%          5.662%      1.65           70.7%
   5.751%      -      6.000%             15            85,366,521         11.84%          5.900%      1.37           75.6%
   6.001%      -      6.500%             25           245,667,750         34.06%          6.219%      1.48           68.4%
   6.501%      -      7.000%              3            32,031,870          4.44%          6.662%      1.74           59.4%
   7.001%      -      7.020%              1             2,284,131          0.32%          7.020%      1.41           67.2%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                             7.020%
MINIMUM MORTGAGE INTEREST RATE:                             4.090%
WTD. AVG. MORTGAGE INTEREST RATE:                           5.659%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
       PRINCIPAL BALANCES              LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
 $    957,687         1,000,000          2         $    1,947,537          0.27%          6.276%      1.54x          63.5%
    1,000,001  -      1,500,000          3              3,387,943          0.47%          6.171%      1.47           69.3%
    1,500,001  -      2,000,000          6             10,104,944          1.40%          6.093%      1.60           70.7%
    2,000,001  -      2,500,000          8             17,511,629          2.43%          6.322%      1.39           69.8%
    2,500,001  -      3,000,000          2              5,754,962          0.80%          6.048%      1.61           72.9%
    3,000,001  -      4,000,000          7             24,302,852          3.37%          5.977%      1.42           71.1%
    4,000,001  -      5,000,000          5             22,640,924          3.14%          5.703%      1.62           66.5%
    5,000,001  -      6,000,000          3             16,763,318          2.32%          5.756%      1.36           73.4%
    6,000,001  -      7,000,000          3             19,311,041          2.68%          5.956%      1.51           69.2%
    7,000,001  -      8,000,000          4             30,966,256          4.29%          5.993%      1.46           72.3%
    8,000,001  -     12,000,000          2             18,707,400          2.59%          4.888%      2.04           65.8%
   12,000,001  -     15,000,000          2             26,610,116          3.69%          5.390%      1.52           77.4%
   15,000,001  -     20,000,000          2             34,912,209          4.84%          5.901%      1.32           77.4%
   20,000,001  -     50,000,000          4             88,619,877         12.29%          5.750%      1.82           66.7%
   50,000,001  -     65,000,000          4            232,762,919         32.27%          5.444%      1.60           69.0%
   65,000,001  -   $ 84,500,000          2            166,954,224         23.15%          5.702%      1.68           59.5%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 59         $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):        $   84,500,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):        $      957,687
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):        $   12,224,714

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                           ORIGINAL AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
            RANGE OF                 UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
      ORIGINAL AMORTIZATION           MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
         TERMS (MONTHS)                LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
        Interest Only                     2        $   30,654,800          4.25%          4.100%      2.65x          57.3%
    132       -      300                 22           175,023,247         24.27%          6.283%      1.54           65.4%
    301       -      360                 35           515,580,103         71.48%          5.540%      1.58           68.8%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2) (3):          360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2) (3):          132
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2) (3):        339

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) THE 2 RESEARCH PARK OFFICE BUILDING MORTGAGE LOAN PAYS PRINCIPAL AND INTEREST OF $51,751.23 PER MONTH BASED ON A 23-YEAR AMORTIZATION SCHEDULE FOR MONTHS 1-36. PRINCIPAL AND INTEREST FOR MONTHS 37-120 IS $45,121.47 BASED ON A 27-YEAR AMORTIZATION SCHEDULE. A 23-YEAR AMORTIZATION SCHEDULE WAS ASSUMED FOR THE PURPOSES OF THE FOREGOING TABLE.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
             RANGE OF                UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
          ORIGINAL TERMS              MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1)     LOANS         BALANCE (2)         BALANCE           RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
     60       -       84                  5        $   55,779,823          7.73%          4.757%      2.19x          63.6%
     85       -      120                 52           579,374,464         80.33%          5.647%      1.57           68.3%
    121       -      180                  2            86,103,863         11.94%          6.319%      1.53           64.5%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      123

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                          REMAINING AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
             RANGE OF                UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
       REMAINING AMORTIZATION         MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
          TERMS (MONTHS)               LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
          Interest Only                   2        $   30,654,800          4.25%          4.100%      2.65x          57.3%
     132        -       250               4            18,625,692          2.58%          6.104%      1.46           64.8%
     251        -       300              18           156,397,555         21.68%          6.304%      1.55           65.5%
     301        -       355              20           299,219,052         41.49%          5.769%      1.47           72.5%
     356        -       360              15           216,361,051         30.00%          5.222%      1.73           63.7%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2) (3):                        360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2) (3):                        132
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2) (3):                      335

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) THE 2 RESEARCH PARK OFFICE BUILDING MORTGAGE LOAN PAYS PRINCIPAL AND INTEREST OF $51,751.23 PER MONTH BASED ON A 23-YEAR AMORTIZATION SCHEDULE FOR MONTHS 1-36. PRINCIPAL AND INTEREST FOR MONTHS 37-120 IS $45,121.47 BASED ON A 27-YEAR AMORTIZATION SCHEDULE. A 23-YEAR AMORTIZATION SCHEDULE WAS ASSUMED FOR THE PURPOSES OF THE FOREGOING TABLE.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF       AVERAGE                  WEIGHTED
             RANGE OF                UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
          REMAINING TERMS             MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1)     LOANS         BALANCE (2)         BALANCE           RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
      53        -        84               5        $   55,779,823          7.73%          4.757%      2.19x          63.6%
      85        -       114              17           120,025,405         16.64%          6.053%      1.65           67.6%
     115        -       120              35           459,349,060         63.69%          5.541%      1.55           68.4%
     121        -       176               2            86,103,863         11.94%          6.319%      1.53           64.5%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1):                      176
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1):                       53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1):                    119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                    WEIGHTED
                                      MORTGAGED     CUT-OFF DATE          INITIAL        MORTGAGE    WEIGHTED       AVERAGE
        RANGE OF YEARS                  REAL          PRINCIPAL      LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
     BUILT/RENOVATED (1)             PROPERTIES      BALANCE (2)          BALANCE          RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    1964      -      1985                 6        $   17,623,075          2.44%          5.944%      1.42x          74.1%
    1986      -      1994                10           146,665,333         20.33%          6.005%      1.60           66.8%
    1995      -      1998                 6            39,735,919          5.51%          6.048%      1.43           73.8%
    1999      -      2000                10           173,688,984         24.08%          5.868%      1.43           70.2%
    2001      -      2002                12           120,257,071         16.67%          5.496%      1.77           69.4%
    2003      -      2004                18           223,287,768         30.96%          5.264%      1.73           63.1%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  62        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):      2004
OLDEST YEAR BUILT/RENOVATED (1):           1964
WTD. AVG. YEAR BUILT/RENOVATED (1):        1998

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                    WEIGHTED
                                      MORTGAGED     CUT-OFF DATE          INITIAL        MORTGAGE    WEIGHTED       AVERAGE
             RANGE OF                   REAL          PRINCIPAL      LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
     OCCUPANCY RATES AT U/W (1)      PROPERTIES      BALANCE (2)          BALANCE          RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    61%       -       85%                4         $   12,506,417          1.73%          5.785%      1.49x          72.4%
    86%       -       90%                6             26,578,109          3.68%          5.647%      1.51           72.7%
    91%       -       93%                6            166,910,086         23.14%          5.268%      1.79           68.2%
    94%       -       95%                3             10,919,413          1.51%          6.362%      1.57           73.5%
    96%       -       97%                5             32,776,767          4.54%          6.048%      1.50           76.3%
    98%       -      100%               35            435,334,991         60.36%          5.679%      1.55           66.6%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 59         $  685,025,783         94.98%          5.608%      1.60x          67.9%
                                     =========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):          100%
MINIMUM OCCUPANCY RATE AT U/W (1):           61%
WTD. AVG. OCCUPANCY RATE AT U/W (1):         96%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
         RANGE OF                     MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
         U/W DSCRS                      LOANS        BALANCE (1)         BALANCE            RATE     U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   1.21      -    1.30                   9         $  112,938,301         15.66%          5.568%      1.27x          75.6%
   1.31      -    1.35                   5             31,505,725          4.37%          5.902%      1.35           73.8%
   1.36      -    1.40                   8             87,477,511         12.13%          6.054%      1.38           70.5%
   1.41      -    1.45                   7             43,591,800          6.04%          5.990%      1.42           71.3%
   1.46      -    1.50                   4             41,676,647          5.78%          5.896%      1.48           77.3%
   1.51      -    1.60                  12            117,842,471         16.34%          6.169%      1.54           67.0%
   1.61      -    1.70                   3              8,591,966          1.19%          5.745%      1.63           71.3%
   1.71      -    2.00                   7            240,271,235         33.31%          5.381%      1.84           61.0%
   2.01      -    2.67                   4             37,362,493          5.18%          4.307%      2.54           56.7%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 59         $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM U/W DSCR:                         2.67x
MINIMUM U/W DSCR:                         1.21x
WTD. AVG. U/W DSCR:                       1.61x

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE           MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)          LOANS         BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   52.6%     -    60.0%                  8         $  152,307,621         21.12%          5.211%      1.98x          55.6%
   60.1%     -    70.0%                 18            290,857,041         40.33%          5.827%      1.64           66.0%
   70.1%     -    72.5%                  5             34,849,084          4.83%          5.984%      1.46           71.6%
   72.6%     -    74.5%                 13             48,281,971          6.69%          6.042%      1.45           73.5%
   74.6%     -    75.5%                  5             50,516,718          7.00%          5.571%      1.38           75.2%
   75.6%     -    77.5%                  3             92,322,259         12.80%          5.488%      1.34           76.1%
   77.6%     -    78.5%                  1              3,533,089          0.49%          5.930%      1.41           78.0%
   78.6%     -    79.9%                  6             48,590,365          6.74%          5.836%      1.36           79.4%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 59         $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):        79.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):        52.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):      67.5%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                        REAL         PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
STATE                                PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
California                               12        $  201,231,834         27.90%          5.191%      1.61x          64.4%
     Southern California (2)              9           189,412,409         26.26%          5.161%      1.60           64.7%
     Northern California (2)              3            11,819,425          1.64%          5.676%      1.69           58.7%
New York                                  3           139,293,268         19.31%          6.279%      1.47           65.9%
North Carolina                            5            69,650,895          9.66%          4.887%      1.93           65.6%
Louisiana                                 3            63,760,733          8.84%          5.789%      1.76           67.5%
Florida                                   4            36,811,357          5.10%          5.977%      1.42           73.6%
Indiana                                   3            30,904,844          4.28%          6.093%      1.44           76.3%
Maryland                                  3            24,098,320          3.34%          5.861%      1.43           73.9%
Virginia                                  2            22,043,305          3.06%          6.206%      1.45           72.9%
Arizona                                   2            22,003,770          3.05%          4.217%      2.59           59.2%
Hawaii                                    1            21,838,326          3.03%          6.670%      1.78           58.1%
South Carolina                            2            17,089,426          2.37%          5.624%      1.48           77.6%
Texas                                     5            16,685,710          2.31%          6.237%      1.31           74.7%
Missouri                                  1            13,000,000          1.80%          5.170%      1.57           75.1%
Washington                                2             9,427,522          1.31%          5.871%      1.31           73.7%
Illinois                                  2             6,724,172          0.93%          5.994%      1.39           71.8%
Ohio                                      2             5,622,914          0.78%          6.241%      1.78           75.1%
Michigan                                  2             5,565,090          0.77%          6.363%      1.39           73.2%
Utah                                      1             3,649,639          0.51%          6.070%      1.28           60.8%
Tennessee                                 2             3,007,789          0.42%          5.992%      1.59           67.3%
Georgia                                   1             2,774,754          0.38%          6.120%      1.65           72.1%
Alabama                                   1             2,298,163          0.32%          6.140%      1.33           74.1%
Minnesota                                 1             1,591,092          0.22%          5.980%      1.56           79.6%
Pennsylvania                              1             1,195,374          0.17%          5.990%      1.47           74.2%
New Jersey                                1               989,850          0.14%          6.340%      1.54           61.9%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  62        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                      MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
LOAN TYPE                              LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Balloon                                  55        $  681,159,518         94.44%          5.730%      1.57x          67.9%
Interest Only                             2            30,654,800          4.25%          4.100%      2.65           57.3%
ARD                                       1             5,794,193          0.80%          5.250%      1.42           73.3%
Fully Amortizing                          1             3,649,639          0.51%          6.070%      1.28           60.8%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                        REAL         PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE                        PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Retail                                   34        $  427,640,184         59.29%          5.387%      1.65x          66.7%
Office                                   11           217,591,564         30.17%          5.994%      1.54           69.7%
Hotel                                     3            36,232,366          5.02%          6.610%      1.81           58.8%
Self Storage                              5            18,019,653          2.50%          5.753%      1.44           72.1%
Mixed Use                                 3            10,116,169          1.40%          6.168%      1.46           69.3%
Multifamily                               4             8,597,763          1.19%          5.653%      1.46           76.4%
Industrial                                2             3,060,450          0.42%          6.306%      1.52           59.5%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  62        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                  PROPERTY              REAL         PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE           PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
RETAIL
                  Anchored               18        $  387,355,629        53.71%           5.321%      1.66x          66.4%
                  Unanchored             16            40,284,555         5.59%           6.020%      1.61           69.0%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  34        $  427,640,184        59.29%           5.387%      1.65x          66.7%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                  PROPERTY              REAL         PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE           PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY

               Manufactured Housing      4         $    8,597,763         1.19%           5.653%      1.46x          76.4%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  4         $    8,597,763         1.19%           5.653%      1.46X          76.4%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                          WEIGHTED      WEIGHTED
                                                                                          AVERAGE        AVERAGE          WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      REMAINING      REMAINING         AVERAGE
           RANGE OF                  UNDERLYING     CUT-OFF DATE         INITIAL          LOCKOUT        LOCKOUT         REMAINING
      REMAINING TERMS TO              MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1     PERIOD      PLUS YM PERIOD      MATURITY
    STATED MATURITY (YEARS)            LOANS        BALANCE (1)          BALANCE          (YEARS)        (YEARS)        (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
    4.00         -        4.99            5        $   55,779,823          7.73%            1.9             4.4              4.7
    5.00         -        9.49            4            13,462,288          1.87%            9.1             9.1              9.4
    9.50         -        9.99           47           558,462,177         77.43%            8.9             9.3              9.7
   10.00         -       20.00            3            93,553,863         12.97%           13.7            13.7             14.2

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%            9.0             9.5              9.9
                                     ==============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                          WEIGHTED      WEIGHTED
                                                                                          AVERAGE        AVERAGE          WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      REMAINING      REMAINING         AVERAGE
                                     UNDERLYING     CUT-OFF DATE         INITIAL          LOCKOUT        LOCKOUT         REMAINING
                                      MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1     PERIOD      PLUS YM PERIOD      MATURITY
        PREPAYMENT OPTION              LOANS        BALANCE (1)          BALANCE          (YEARS)        (YEARS)        (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                     52        $  667,367,471         92.53%            9.7            9.7              10.1
Yield Maintenance                         7            53,890,680          7.47%            0.0            6.7               7.0

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59        $  721,258,150        100.00%            9.0            9.5               9.9
                                     ==============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 1 MORTGAGE POOL PREPAYMENT PROFILE (1)

                                 NUMBER OF
                                 UNDERLYING
                MONTHS SINCE      MORTGAGE      OUTSTANDING       % OF POOL       YIELD         % OF POOL
    DATE        CUT-OFF DATE       LOANS        BALANCE (MM)       LOCKOUT     MAINTENANCE        OPEN        TOTAL
---------------------------------------------------------------------------------------------------------------------
   JUN-04              0            59          $      721.3        92.53%        7.47%            0.00%      100.0%

   JUN-05             12            59          $      713.4        92.50%        7.50%            0.00%      100.0%

   JUN-06             24            59          $      704.6        92.46%        7.54%            0.00%      100.0%

   JUN-07             36            59          $      693.3        92.40%        7.60%            0.00%      100.0%

   JUN-08             48            59          $      681.6        92.33%        7.67%            0.00%      100.0%

   JUN-09             60            54          $      615.2        96.55%        3.45%            0.00%      100.0%

   JUN-10             72            54          $      602.4        96.54%        3.46%            0.00%      100.0%

   JUN-11             84            54          $      588.8        96.54%        3.46%            0.00%      100.0%

   JUN-12             96            54          $      574.6        96.53%        3.47%            0.00%      100.0%

   JUN-13            108            54          $      559.4        94.87%        3.47%            1.66%      100.0%

   JUN-14            120             2          $       65.5       100.00%        0.00%            0.00%      100.0%

   JUN-15            132             2          $       62.6       100.00%        0.00%            0.00%      100.0%

   JUN-16            144             2          $       59.6       100.00%        0.00%            0.00%      100.0%

   JUN-17            156             2          $       56.3       100.00%        0.00%            0.00%      100.0%

   JUN-18            168             2          $       52.8       100.00%        0.00%            0.00%      100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
                                        REAL         PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE     CUT-OFF DATE
FEE/LEASEHOLD                        PROPERTIES     BALANCE (1)          BALANCE          RATES      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Fee                                      59        $  626,588,383         86.87%          5.729%      1.59x          69.1%
Leasehold                                2             92,287,944         12.80%          5.159%      1.76           56.5%
Fee/Leasehold                            1              2,381,822          0.33%          6.500%      1.37           72.2%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  62        $  721,258,150        100.00%          5.659%      1.61x          67.5%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                                                         WEIGHTED
                                                                       PERCENTAGE OF     AVERAGE                   WEIGHTED
                                                    CUT-OFF DATE          INITIAL        MORTGAGE    WEIGHTED       AVERAGE
             LARGEST                                 PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
            LOAN COUNT                               BALANCE (1)          BALANCE          RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Top 1                                              $   25,020,000         10.19%          5.010%      1.20x          79.7%
Top 3                                              $   61,182,609         24.91%          5.558%      1.38x          77.5%
Top 5                                              $   85,619,034         34.86%          5.486%      1.38x          76.8%
Top 7                                              $  102,364,119         41.68%          5.523%      1.37x          77.0%
Top 10                                             $  125,615,796         51.15%          5.579%      1.36x          76.9%
ENTIRE LOAN GROUP NO. 2                            $  245,584,224        100.00%          5.574%      1.38x          76.1%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                      MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER                    LOANS        BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                   41        $  168,758,825         68.72%          5.800%       1.43x         75.7%
KeyBank                                   9            76,825,399         31.28%          5.077%       1.29          76.9%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%       1.38x         76.1%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
           RANGE OF                   MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
    MORTGAGE INTEREST RATES            LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   4.900%      -      5.000%              3        $   27,292,474         11.11%          4.913%      1.35x          78.4%
   5.001%      -      5.500%             12            76,402,165         31.11%          5.220%      1.32           77.0%
   5.501%      -      5.750%              6            29,757,961         12.12%          5.591%      1.39           78.1%
   5.751%      -      6.000%             10            52,913,043         21.55%          5.831%      1.40           74.6%
   6.001%      -      6.500%             17            57,563,838         23.44%          6.080%      1.47           74.4%
   6.501%      -      6.700%              2             1,654,743          0.67%          6.630%      1.43           66.5%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                             6.700%
MINIMUM MORTGAGE INTEREST RATE:                             4.900%
WTD. AVG. MORTGAGE INTEREST RATE:                           5.574%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
       PRINCIPAL BALANCES              LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
 $    496,570  -       750,000           5         $    3,093,132          1.26%          6.294%      1.41x          67.1%
      750,001  -     1,000,000           5              4,332,640          1.76%          6.163%      1.38           76.3%
    1,000,001  -     1,500,000           5              6,547,798          2.67%          5.982%      1.49           71.0%
    1,500,001  -     2,000,000           3              4,640,668          1.89%          6.063%      1.41           73.4%
    2,000,001  -     2,500,000           2              4,819,854          1.96%          6.210%      1.66           70.9%
    2,500,001  -     3,000,000           5             14,587,704          5.94%          5.528%      1.38           69.9%
    3,000,001  -     4,000,000           3             10,243,555          4.17%          5.692%      1.44           74.8%
    4,000,001  -     5,000,000           1              4,988,818          2.03%          5.070%      1.36           74.7%
    5,000,001  -     6,000,000           6             33,490,015         13.64%          5.483%      1.38           77.4%
    6,000,001  -     7,000,000           5             33,224,244         13.53%          5.320%      1.39           78.1%
    7,000,001  -     8,000,000           2             15,221,677          6.20%          5.993%      1.33           75.8%
    8,000,001  -    12,000,000           4             35,711,510         14.54%          5.695%      1.34           75.4%
   12,000,001  -    15,000,000           2             27,217,785         11.08%          5.354%      1.37           78.3%
   15,000,001  -  $ 25,020,000           2             47,464,824         19.33%          5.488%      1.38           77.5%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 50         $  245,584,224        100.00%          5.574%      1.38X          76.1%
                                     =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):        $   25,020,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):        $      496,570
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):        $    4,911,684

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                           ORIGINAL AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
         RANGE OF                    UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
  ORIGINAL AMORTIZATION               MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
      TERMS (MONTHS)                   LOANS        BALANCE (1)          BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   240       -      300                  15        $   25,536,892         10.40%          5.911%      1.45x          70.3%
   301       -      360                  35           220,047,331         89.60%          5.535%      1.38           76.8%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                  360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                  240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):                350

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
          RANGE OF                   UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
      ORIGINAL TERMS                  MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)        LOANS        BALANCE (2)          BALANCE           RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    60       -       84                  10        $   67,571,690         27.51%          5.399%      1.34x          76.2%
    85       -      120                  38           174,880,207         71.21%          5.627%      1.40           76.3%
   121       -      240                   2             3,132,326          1.28%          6.350%      1.43           61.6%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                          REMAINING AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
           RANGE OF                  UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
    REMAINING AMORTIZATION            MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
        TERMS (MONTHS)                 LOANS        BALANCE (1)          BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
     233        -       250               3        $    4,640,846          1.89%          5.697%      1.44x          52.8%
     251        -       300              12            20,896,046          8.51%          5.959%      1.45           74.2%
     301        -       355              24           127,563,632         51.94%          5.815%      1.42           75.7%
     356        -       360              11            92,483,699         37.66%          5.148%      1.32           78.2%

                                  --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                  ============================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS):                               360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS):                               233
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS):                             346

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
            RANGE OF                 UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
        REMAINING TERMS               MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)       LOANS        BALANCE (2)          BALANCE           RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
      53        -        84              10        $   67,571,690         27.51%          5.399%      1.34x          76.2%
      85        -       114              23           102,903,737         41.90%          5.865%      1.42           76.3%
     115        -       120              15            71,976,470         29.31%          5.287%      1.36           76.3%
     121        -       235               2             3,132,326          1.28%          6.350%      1.43           61.6%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1):                     235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1):                      53
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1):                   105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                    WEIGHTED
                                      MORTGAGED     CUT-OFF DATE          INITIAL        MORTGAGE    WEIGHTED       AVERAGE
           RANGE OF YEARS               REAL          PRINCIPAL      LOAN GROUP NO. 2    INTEREST     AVERAGE    CUT-OFF DATE
         BUILT/RENOVATED (1)         PROPERTIES      BALANCE (2)          BALANCE          RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
       1915      -      1985             21        $   70,143,889          28.56%         5.745%      1.41x          76.8%
       1986      -      1994              7            21,838,885           8.89%         5.371%      1.37           75.0%
       1995      -      1998              5            45,519,422          18.54%         5.562%      1.47           77.5%
       1999      -      2000              4            44,842,587          18.26%         5.376%      1.28           76.4%
       2001      -      2002              9            37,309,846          15.19%         5.564%      1.38           73.1%
       2003      -      2003              6            25,929,596          10.56%         5.659%      1.36           76.4%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  52        $  245,584,224         100.00%         5.574%      1.38x          76.1%
                                     =========================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):      2003
OLDEST YEAR BUILT/RENOVATED (1):           1915
WTD. AVG. YEAR BUILT/RENOVATED (1):        1992

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                    WEIGHTED
                                      MORTGAGED     CUT-OFF DATE          INITIAL        MORTGAGE    WEIGHTED       AVERAGE
             RANGE OF                   REAL          PRINCIPAL      LOAN GROUP NO. 2    INTEREST     AVERAGE    CUT-OFF DATE
     OCCUPANCY RATES AT U/W (1)      PROPERTIES      BALANCE (2)          BALANCE          RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    51%       -       85%                 5        $   23,640,315           9.63%         5.675%      1.44x          77.1%
    86%       -       90%                10            68,989,612          28.09%         5.634%      1.40           75.4%
    91%       -       93%                 8            72,462,636          29.51%         5.443%      1.30           78.3%
    94%       -       95%                12            47,912,497          19.51%         5.497%      1.42           76.0%
    96%       -       97%                 3             4,551,928           1.85%         6.151%      1.70           73.7%
    98%       -      100%                14            28,027,236          11.41%         5.716%      1.40           72.1%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  52        $  245,584,224         100.00%         5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):          100%
MINIMUM OCCUPANCY RATE AT U/W (1):           51%
WTD. AVG. OCCUPANCY RATE AT U/W (1):         91%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
         RANGE OF                     MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
         U/W DSCRS                      LOANS        BALANCE (1)         BALANCE            RATE     U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   1.20      -    1.30                    8        $   58,393,094         23.78%          5.347%      1.23x          77.1%
   1.31      -    1.35                    7            41,110,398         16.74%          5.804%      1.34           77.3%
   1.36      -    1.40                   16            63,676,286         25.93%          5.400%      1.38           76.7%
   1.41      -    1.45                    6            22,942,611          9.34%          5.735%      1.44           72.5%
   1.46      -    1.50                    7            27,127,458         11.05%          5.449%      1.48           76.6%
   1.51      -    1.60                    4            28,710,717         11.69%          6.016%      1.59           73.1%
   1.61      -    1.70                    1             1,242,917          0.51%          5.900%      1.66           77.0%
   1.71      -    1.91                    1             2,380,744          0.97%          6.170%      1.91           79.4%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM U/W DSCR:                1.91x
MINIMUM U/W DSCR:                1.20x
WTD. AVG. U/W DSCR:              1.38x

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE           MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)          LOANS         BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   45.2%     -    60.0%                   3        $    4,200,945          1.71%          5.545%      1.43x          48.2%
   60.1%     -    70.0%                   7            21,863,371          8.90%          5.945%      1.46           67.7%
   70.1%     -    72.5%                   1             2,897,462          1.18%          5.790%      1.25           70.7%
   72.6%     -    74.5%                   4            16,001,746          6.52%          6.080%      1.28           73.3%
   74.6%     -    75.5%                   4            35,218,902         14.34%          5.683%      1.48           75.1%
   75.6%     -    77.5%                  10            42,905,647         17.47%          5.588%      1.36           77.1%
   77.6%     -    78.5%                   9            41,494,448         16.90%          5.517%      1.40           78.2%
   78.6%     -    79.8%                  12            81,001,704         32.98%          5.341%      1.34           79.4%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):        79.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):        45.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):      76.1%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                        REAL         PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
STATE                                PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Texas                                     8        $   58,851,240         23.96%          5.840%      1.37x          75.0%
Florida                                   5            50,461,600         20.55%          5.361%      1.35           78.3%
Ohio                                      5            26,963,305         10.98%          5.440%      1.31           76.9%
Indiana                                   2            20,300,000          8.27%          4.900%      1.39           79.5%
New Mexico                                5            16,661,527          6.78%          5.562%      1.36           77.8%
Virginia                                  3            15,218,392          6.20%          5.819%      1.46           78.8%
Arizona                                   2             9,889,935          4.03%          5.196%      1.25           73.9%
North Carolina                            2             8,733,102          3.56%          6.060%      1.57           75.1%
Michigan                                  2             7,787,665          3.17%          5.591%      1.36           74.4%
California                                5             7,588,131          3.09%          6.005%      1.40           75.8%
     Southern California (2)              4             4,642,782          1.89%          6.167%      1.40           73.4%
     Northern California (2)              1             2,945,349          1.20%          5.750%      1.40           79.6%
Illinois                                  1             5,724,528          2.33%          5.300%      1.49           78.4%
New York                                  2             4,254,012          1.73%          6.087%      1.56           68.9%
District of Columbia                      3             3,213,963          1.31%          5.966%      1.52           60.8%
Massachusetts                             1             2,986,103          1.22%          5.180%      1.44           45.2%
Louisiana                                 1             2,380,744          0.97%          6.170%      1.91           79.4%
Oregon                                    1             1,341,310          0.55%          6.040%      1.36           74.5%
Pennsylvania                              1             1,271,234          0.52%          6.090%      1.30           79.5%
New Hampshire                             2             1,264,215          0.51%          6.129%      1.42           77.6%
New Jersey                                1               693,216          0.28%          6.700%      1.48           57.8%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  52        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                      MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
LOAN TYPE                              LOANS         BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Balloon                                  48        $  238,950,195         97.30%          5.562%      1.38x          76.2%
ARD                                       1             5,940,812          2.42%          5.930%      1.33           73.3%
Fully Amortizing                          1               693,216          0.28%          6.700%      1.48           57.8%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224        100.00%          5.574%      1.38x          76.1%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                        REAL         PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE                        PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Multifamily                              51        $  243,994,871         99.35%          5.569%       1.38x         76.1%
Mixed Use                                 1             1,589,353          0.65%          6.260%       1.34          75.7%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  52        $  245,584,224        100.00%          5.574%       1.38x         76.1%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                         WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      AVERAGE                   WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                  PROPERTY              REAL         PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE           PROPERTIES      BALANCE (1)         BALANCE           RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
              Conventional               44        $  222,846,510        90.74%           5.564%      1.38x          76.0%
              Manufactured Housing        7            21,148,361         8.61%           5.623%      1.38           77.3%

                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  51        $  243,994,871        99.35%           5.569%      1.38x          76.1%
                                     =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                         WEIGHTED       WEIGHTED
                                                                                          AVERAGE        AVERAGE         WEIGHTED
                                      NUMBER OF                        PERCENTAGE OF     REMAINING      REMAINING        AVERAGE
             RANGE OF                UNDERLYING     CUT-OFF DATE         INITIAL         LOCKOUT         LOCKOUT        REMAINING
        REMAINING TERMS TO            MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2     PERIOD      PLUS YM PERIOD     MATURITY
      STATED MATURITY (YEARS)          LOANS         BALANCE (1)          BALANCE         (YEARS)        (YEARS)       (YEARS) (2)
----------------------------------------------------------------------------------------------------------------------------------
      4.00      -       4.99              5        $   18,123,106           7.38%            4.0            4.0             4.5
      5.00      -       9.49             17           113,568,546          46.24%            7.9            7.9             8.3
      9.50      -       9.99             26           110,760,245          45.10%            9.1            9.4             9.7
      10.00     -      20.00              2             3,132,326           1.28%           15.4           15.4            15.7

                                     ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224         100.00%            8.2            8.4             8.7
                                     =============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                          WEIGHTED       WEIGHTED
                                                                                          AVERAGE         AVERAGE        WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF      REMAINING      REMAINING        AVERAGE
                                     UNDERLYING     CUT-OFF DATE         INITIAL          LOCKOUT         LOCKOUT       REMAINING
                                      MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2      PERIOD     PLUS YM PERIOD     MATURITY
    PREPAYMENT OPTION                  LOANS         BALANCE (1)         BALANCE          (YEARS)         (YEARS)      (YEARS) (2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                     49        $  242,598,120          98.78%            8.4           8.4             8.7
Yield Maintenance                         1             2,986,103           1.22%            0.0           9.5             9.8

                                     -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  50        $  245,584,224         100.00%            8.2           8.4             8.7
                                     ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 2 MORTGAGE POOL PREPAYMENT PROFILE (1)

                            NUMBER OF
                           UNDERLYING
           MONTHS SINCE     MORTGAGE   OUTSTANDING    % OF POOL      YIELD       % OF POOL
 DATE      CUT-OFF DATE      LOANS     BALANCE (MM)    LOCKOUT    MAINTENANCE       OPEN        TOTAL
------------------------------------------------------------------------------------------------------
JUN-04            0           50       $    245.6       98.78%       1.22%         0.00%       100.0%

JUN-05           12           50       $    243.1       98.81%       1.19%         0.00%       100.0%

JUN-06           24           50       $    240.2       98.83%       1.17%         0.00%       100.0%

JUN-07           36           50       $    236.5       98.85%       1.15%         0.00%       100.0%

JUN-08           48           50       $    232.7       98.28%       1.12%         0.60%       100.0%

JUN-09           60           45       $    211.8       98.82%       1.18%         0.00%       100.0%

JUN-10           72           45       $    207.7       98.85%       1.15%         0.00%       100.0%

JUN-11           84           40       $    158.9       98.57%       1.43%         0.00%       100.0%

JUN-12           96           40       $    155.4       98.62%       1.38%         0.00%       100.0%

JUN-13          108           40       $    151.6       84.33%       1.33%        14.33%       100.0%

JUN-14          120            2       $      2.5      100.00%       0.00%         0.00%       100.0%

JUN-15          132            2       $      2.4      100.00%       0.00%         0.00%       100.0%

JUN-16          144            2       $      2.4      100.00%       0.00%         0.00%       100.0%

JUN-17          156            2       $      2.3      100.00%       0.00%         0.00%       100.0%

JUN-18          168            2       $      2.2      100.00%       0.00%         0.00%       100.0%

JUN-19          180            1       $      0.3      100.00%       0.00%         0.00%       100.0%

JUN-20          192            1       $      0.2      100.00%       0.00%         0.00%       100.0%

JUN-21          204            1       $      0.2      100.00%       0.00%         0.00%       100.0%

JUN-22          216            1       $      0.1      100.00%       0.00%         0.00%       100.0%

JUN-23          228            1       $      0.1      100.00%       0.00%         0.00%       100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                 WEIGHTED
                            NUMBER OF                         PERCENTAGE OF      AVERAGE                     WEIGHTED
                            MORTGAGED      CUT-OFF DATE         INITIAL          MORTGAGE     WEIGHTED       AVERAGE
                              REAL          PRINCIPAL       LOAN GROUP NO. 2     INTEREST      AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD              PROPERTIES      BALANCE (1)          BALANCE            RATES      U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Fee                            52         $ 245,584,224       100.00%             5.574%       1.38x          76.1%

                           -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        52         $ 245,584,224       100.00%             5.574%       1.38x          76.1%
                           ===========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2004.

                                    EXHIBIT B

                              FORM OF TRUSTEE REPORT

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation                                                         6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                  8 - 10
Mortgage Loan Detail                                                       11
Principal Prepayment Detail                                                12
Historical Detail                                                          13
Delinquency Loan Detail                                                    14
Specially Serviced Loan Detail                                           15 - 16
Modified Loan Detail                                                       17
Liquidated Loan Detail                                                     18

             DEPOSITOR                             MASTER SERVICER                      SPECIAL SERVICER

Credit Suisse First Boston Mortgage   KeyCorp Real Estate Capital Markets, Inc.   Lennar Partners, Inc.
Securities Corp.                      911 Main Street, Suite 1500                 1601 Washington Avenue
Eleven Madison Avenue                 Kansas City, MO 64105                       Suite 800
New York, NY 10010                                                                Miami Beach, FL 33139

Contact:  General Information Number  Contact:       Marty O'Conner               Contact:      Steve Bruha
Phone     (212) 325-2000              Phone Number:  (816) 221-8800               Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                         CERTIFICATE DISTRIBUTION DETAIL

                 Pass-Through    Original    Beginning     Principal      Interest     Prepayment
 Class   CUSIP       Rate         Balance     Balance    Distribution   Distribution    Premium
-------------------------------------------------------------------------------------------------
  A-1                0.000000%        0.00        0.00           0.00           0.00         0.00
 A-1-A               0.000000%        0.00        0.00           0.00           0.00         0.00
  A-2                0.000000%        0.00        0.00           0.00           0.00         0.00
   B                 0.000000%        0.00        0.00           0.00           0.00         0.00
   C                 0.000000%        0.00        0.00           0.00           0.00         0.00
   D                 0.000000%        0.00        0.00           0.00           0.00         0.00
   E                 0.000000%        0.00        0.00           0.00           0.00         0.00
   F                 0.000000%        0.00        0.00           0.00           0.00         0.00
   G                 0.000000%        0.00        0.00           0.00           0.00         0.00
   H                 0.000000%        0.00        0.00           0.00           0.00         0.00
   J                 0.000000%        0.00        0.00           0.00           0.00         0.00
   K                 0.000000%        0.00        0.00           0.00           0.00         0.00
   L                 0.000000%        0.00        0.00           0.00           0.00         0.00
   M                 0.000000%        0.00        0.00           0.00           0.00         0.00
   N                 0.000000%        0.00        0.00           0.00           0.00         0.00
   O                 0.000000%        0.00        0.00           0.00           0.00         0.00
   P                 0.000000%        0.00        0.00           0.00           0.00         0.00
   V                 0.000000%        0.00        0.00           0.00           0.00         0.00
   R                 0.000000%        0.00        0.00           0.00           0.00         0.00
   LR                0.000000%        0.00        0.00           0.00           0.00         0.00

Totals

                 Realized Loss /                                 Current
                 Additional Trust      Total        Ending    Subordination
 Class   CUSIP    Fund Expenses     Distribution   Balance        Level
---------------------------------------------------------------------------
  A-1                        0.00           0.00       0.00            0.00%
 A-1-A                       0.00           0.00       0.00            0.00%
  A-2                        0.00           0.00       0.00            0.00%
   B                         0.00           0.00       0.00            0.00%
   C                         0.00           0.00       0.00            0.00%
   D                         0.00           0.00       0.00            0.00%
   E                         0.00           0.00       0.00            0.00%
   F                         0.00           0.00       0.00            0.00%
   G                         0.00           0.00       0.00            0.00%
   H                         0.00           0.00       0.00            0.00%
   J                         0.00           0.00       0.00            0.00%
   K                         0.00           0.00       0.00            0.00%
   L                         0.00           0.00       0.00            0.00%
   M                         0.00           0.00       0.00            0.00%
   N                         0.00           0.00       0.00            0.00%
   O                         0.00           0.00       0.00            0.00%
   P                         0.00           0.00       0.00            0.00%
   V                         0.00           0.00       0.00            0.00%
   R                         0.00           0.00       0.00            0.00%
   LR                        0.00           0.00       0.00            0.00%

Totals

                                 Original    Beginning                                                 Ending
                 Pass-Through    Notional     Notional     Interest      Prepayment       Total       Notional
 Class   CUSIP       Rate         Amount       Amount    Distribution     Premium      Distribution    Amount
--------------------------------------------------------------------------------------------------------------
 A-X                 0.000000%        0.00        0.00           0.00           0.00           0.00       0.00
 A-SP                0.000000%        0.00        0.00           0.00           0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                            CERTIFICATE FACTOR DETAIL

                                                                          Realized Loss /
                 Beginning     Principal       Interest     Prepayment   Additional Trust      Ending
 Class   CUSIP    Balance     Distribution   Distribution    Premium       Fund Expenses       Balance
--------------------------------------------------------------------------------------------------------
  A-1            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
 A-1-A           0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
  A-2            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   B             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   C             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   D             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   E             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   F             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   G             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   H             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   J             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   K             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   L             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   M             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   N             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   O             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   P             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   V             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   R             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000
   LR            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000     0.00000000

                  Beginning                                   Ending
                  Notional      Interest      Prepayment     Notional
 Class   CUSIP     Amount     Distribution     Premium        Amount
----------------------------------------------------------------------
  A-X            0.00000000     0.00000000     0.00000000   0.00000000
  A-SP           0.00000000     0.00000000     0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursement for Interest on P & I                                         0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                     0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees for Delinquent Payments Received                 0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00

CERTIFICATE INTEREST RECONCILIATION

           Accrued          Uncovered                              Certificate          Unpaid
          Certificate       Prepayment       Indemnification    Deferred Interest       Interest
 Class     Interest     Interest Shortfall       Expenses             Amount        Shortfall Amount
----------------------------------------------------------------------------------------------------
  A-1
 A-1-A
  A-2
  A-X
  A-SP
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P

Total

          Optimal Interest    Interest                  Appraisal
             Distribution    Shortfall    Interest      Reduction
 Class          Amount         Amount   Distribution     Amount
-----------------------------------------------------------------
  A-1
 A-1-A
  A-2
  A-X
  A-SP
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P

Total

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                       0.00

Aggregate Number of Outstanding Loans                                  0
Aggregate Unpaid Principal Balance of Loans                         0.00
Aggregate Stated Principal Balance of Loans                         0.00

Aggregate Amount of Servicing Fee                                   0.00
Aggregate Amount of Special Servicing Fee                           0.00
Aggregate Amount of Trustee Fee                                     0.00
Aggregate Amount of Primary Servicing Fee                           0.00
Aggregate Trust Fund Expenses                                       0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                                          0
  Aggregate Unpaid Principal Balance                                0.00

Appraisal Reduction Amount

                   Appraisal              Cumulative         Most Recent
 Loan              Reduction                ASER              App. Red.
Number               Amount                Amount                Date
------------------------------------------------------------------------

Total

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
    INTEREST:
         Interest paid or advanced                                          0.00
         Interest reductions due to Non-Recoverability Determinations       0.00
         Interest Adjustments                                               0.00
         Deferred Interest                                                  0.00
         Net Prepayment Interest Shortfall                                  0.00
         Net Prepayment Interest Excess                                     0.00
         Extension Interest                                                 0.00
         Interest Reserve Withdrawal                                        0.00
                                                                                    ---------
               TOTAL INTEREST COLLECTED                                                  0.00

    PRINCIPAL:
         Scheduled Principal                                                0.00
         Unscheduled Principal                                              0.00
               Principal Prepayments                                        0.00
               Collection of Principal after Maturity Date                  0.00
               Recoveries from Liquidation and Insurance Proceeds           0.00
               Excess of Prior Principal Amounts paid                       0.00
               Curtailments                                                 0.00
         Negative Amortization                                              0.00
         Principal Adjustments                                              0.00
                                                                                    ---------
               TOTAL PRINCIPAL COLLECTED                                                 0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                             0.00
         Repayment Fees                                                     0.00
         Borrower Option Extension Fees                                     0.00
         Equity Payments Received                                           0.00
         Net Swap Counterparty Payments Received                            0.00
                                                                                    ---------
               TOTAL OTHER COLLECTED                                                     0.00
                                                                                    ---------
TOTAL FUNDS COLLECTED                                                                    0.00
                                                                                    =========

TOTAL FUNDS DISTRIBUTED
    FEES:
         Master Servicing Fee                                               0.00
         Trustee Fee                                                        0.00
         Certificate Administration Fee                                     0.00
         Insurer Fee                                                        0.00
         Miscellaneous Fee                                                  0.00
                                                                                    ---------
               TOTAL FEES                                                                0.00

    ADDITIONAL TRUST FUND EXPENSES:
         Reimbursement for Interest on Advances                             0.00
         ASER Amount                                                        0.00
         Special Servicing Fee                                              0.00
         Reduction of funds due to Non-Recoverability Determinations        0.00
         Rating Agency Expenses                                             0.00
         Attorney Fees & Expenses                                           0.00
         Bankruptcy Expense                                                 0.00
         Taxes Imposed on Trust Fund                                        0.00
         Non-Recoverable Advances                                           0.00
         Other Expenses                                                     0.00
                                                                                    ---------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                      0.00

    INTEREST RESERVE DEPOSIT                                                             0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
         Interest Distribution                                              0.00
         Principal Distribution                                             0.00
         Prepayment Penalties/Yield Maintenance                             0.00
         Borrower Option Extension Fees                                     0.00
         Equity Payments Paid                                               0.00
         Net Swap Counterparty Payments Paid                                0.00
                                                                                    ---------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                             0.00
                                                                                    ---------
TOTAL FUNDS DISTRIBUTED                                                                  0.00
                                                                                    =========

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                                 RATINGS DETAIL

                                         Original Ratings             Current Ratings (1)
                                  ---------------------------     ---------------------------
  Class           CUSIP           Fitch     Moody's     S & P     Fitch     Moody's     S & P
---------------------------------------------------------------------------------------------
   A-1
  A-1-A
   A-2
   A-X
  A-SP
    B
    C
    D
    E
    F
    G
    H
    J
    K
    L
    M
    N
    O
    P

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                 Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza      99 Church Street             55 Water Street
New York, New York 10004    New York, New York 10007     New York, New York 10041
(212) 908-0500              (212) 553-0300               (212) 438-2430

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                      % of
Scheduled     # of      Scheduled     Agg.     WAM               Weighted
 Balance      Loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
---------------------------------------------------------------------------

 Totals

                                    STATE (3)

                                  % of
          # of      Scheduled     Agg.     WAM               Weighted
State     Props      Balance      Bal.     (2)     WAC     Avg DSCR (1)
-----------------------------------------------------------------------

 Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       DEBT SERVICE COVERAGE RATIO (1)

                                           % of
 Debt Service      # of      Scheduled     Agg.     WAM               Weighted
Coverage Ratio     Loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

 Totals

                                PROPERTY TYPE (3)

                                     % of
Property     # of      Scheduled     Agg.     WAM     WAC       Weighted
Type         Props     Balance       Bal.     (2)             Avg DSCR (1)
--------------------------------------------------------------------------

 Totals

                                    NOTE RATE

                                 % of
Note     # of      Scheduled     Agg.     WAM               Weighted
Rate     Loans     Balance       Bal.     (2)     WAC     Avg DSCR (1)
----------------------------------------------------------------------

 Totals

                                    SEASONING

                                      % of
              # of      Scheduled     Agg.     WAM               Weighted
Seasoning     Loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
---------------------------------------------------------------------------

 Totals

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining     # of      Scheduled     Agg.     WAM               Weighted
      Term (2)            Loans     Balance       Bal.     (2)     WAC     Avg DSCR (1)
---------------------------------------------------------------------------------------

 Totals

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
Remaining Stated     # of      Scheduled     Agg.     WAM               Weighted
      Term           Loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
----------------------------------------------------------------------------------

Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization     # of      Scheduled     Agg.     WAM               Weighted
         Term              Loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
----------------------------------------------------------------------------------------

Totals

                             AGE OF MOST RECENT NOI

                                        % of
Age of Most     # of      Scheduled     Agg.     WAM               Weighted
Recent NOI      Loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
-----------------------------------------------------------------------------

Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                              MORTGAGE LOAN DETAIL

                                                          Anticipated           Neg. Beginning   Ending  Paid Appraisal Appraisal
 Loan       Property            Interest Principal  Gross  Repayment  Maturity Amort Scheduled Scheduled Thru Reduction Reduction
Number ODCR Type (1) City State Payment   Payment  Coupon    Date       Date   (Y/N)  Balance   Balance  Date    Date     Amount
---------------------------------------------------------------------------------------------------------------------------------


Totals

       Res.  Mod.
 Loan  Strat Code
Number  (2)  (3)
-----------------

Totals

                             (1) PROPERTY TYPE CODE

MF -  Multi-Family       OF -  Office
RT -  Retail             MU -  Mixed Use
HC -  Health Care        LO -  Lodging
IN -  Industrial         SS -  Self Storage
WH -  Warehouse          OT -  Other
MH -  Mobile Home Park

                          (2) RESOLUTION STRATEGY CODE

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                          Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                 to Master Servicer    13 - Other or TBD

                              (3) MODIFICATION CODE

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                           PRINCIPAL PREPAYMENT DETAIL

                                   Principal Prepayment Amount                  Prepayment Premium
             Offering Document  ---------------------------------  --------------------------------------------
Loan Number   Cross-Reference   Payoff Amount  Curtailment Amount  Percentage Premium  Yield Maintenance Charge
---------------------------------------------------------------------------------------------------------------

Totals

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                                HISTORICAL DETAIL

                                       Delinquencies                                                 Prepayments
--------------------------------------------------------------------------------------------  ------------------------
                                        90 Days or
Distribution  30-59 Days   60-89 Days      More      Foreclosure     REO       Modifications  Curtailments   Payoff
    Date      #   Balance  #   Balance  #   Balance  #   Balance  #   Balance  #     Balance  #     Amount  #   Amount
--------------------------------------------------------------------------------------------  ------------------------


Delinquencies    Rate and Maturities
-------------  -----------------------
Distribution   Next Weighted Avg.
    Date       Coupon    Remit     WAM
-------------  -----------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                             DELINQUENCY LOAN DETAIL

                Offering       # of                  Current   Outstanding  Status of  Resolution
                Document      Months   Paid Through    P & I     P & I      Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **  Loan (1)    Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------

Totals

              Actual    Outstanding
             Principal  Servicing    Bankruptcy  REO
Loan Number   Balance   Advances        Date     Date
-----------------------------------------------------

Totals

                           (1) STATUS OF MORTGAGE LOAN

A - Payment Not Received        0 - Current                4 - Assumed Scheduled Payment
     But Still in Grace Period  1 - One Month Delinquent        (Performing Matured Balloon)
B - Late Payment But Less       2 - Two Months Delinquent  7 - Foreclosure
     Than 1 Month Delinquent    3 - Three or More Months   9 - REO
                                     Delinquent

                          (2) RESOLUTION STRATEGY CODE

1 - Modification  6 - DPO                  10- Deed In Lieu Of Foreclosure
2 - Foreclosure   7 - REO                  11- Full Payoff
3 - Bankruptcy    8 - Resolved             12- Reps and Warranties
4 - Extension     9 - Pending Return       13- Other or TBD
5 - Note Sale          to Master Servicer

**Outstanding P & I Advances include the current period advance.

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

            Offering     Servicing  Resolution                                                    Net
 Loan       Document     Transfer    Strategy   Scheduled  Property         Interest  Actual   Operating  DSCR        Note
Number  Cross-Reference    Date      Code (1)    Balance   Type (2)  State    Rate    Balance    Income   Date  DSCR  Date
--------------------------------------------------------------------------------------------------------------------------


                   Remaining
 Loan   Maturity  Amortization
Number    Date        Term
 -----------------------------


                          (1) RESOLUTION STRATEGY CODE

1 - Modification  6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure   7 - REO                        Foreclosure
3 - Bankruptcy    8 - Resolved             11 - Full Payoff
4 - Extension     9 - Pending Return       12 - Reps and Warranties
5 - Note Sale          to Master Servicer  13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family       OF - Office
RT - Retail             MU - Mixed Use
HC - Health Care        LO - Lodging
IN - Industrial         SS - Self Storage
WH - Warehouse          OT - Other
MH - Mobile Home Park

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

            Offering     Resolution     Site
 Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue       Comment
--------------------------------------------------------------------------------------------------------------------------


                          (1) RESOLUTION STRATEGY CODE

1 - Modification   6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure    7 - REO                         Foreclosure
3 - Bankruptcy     8 - Resolved              11 - Full Payoff
4 - Extension      9 - Pending Return        12 - Reps and Warranties
5 - Note Sale           to Master Servicer   13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification
Number  Cross-Reference      Balance       Modification Date                    Modification Description
--------------------------------------------------------------------------------------------------------------------------

Totals

Copyright, Wells Fargo Bank, N.A.

                                                                                  For Additional Information, please contact
[WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES        Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                                                                    @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                       SERIES 2004-C2                      PAYMENT DATE:  07/16/2004
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   06/30/2004

                             LIQUIDATED LOAN DETAIL

        Final Recovery      Offering                                              Gross Proceeds   Aggregate       Net
 Loan   Determination       Document     Appraisal  Appraisal  Actual    Gross      as a % of     Liquidation  Liquidation
Number     Date         Cross-Reference     Date      Value    Balance  Proceeds  Actual Balance  Expenses *     Proceeds
--------------------------------------------------------------------------------------------------------------------------


         Net Proceeds             Repurchased
 Loan     as a % of     Realized   by Seller
Number  Actual Balance    Loss       (Y/N)
---------------------------------------------

Current Total

Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS


      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------------ -------------- ------------- ---------------- -------------- -----------------


Issue Date.................................           100%           100%            100%            100%            100%
June 2005..................................            96             96              96              96              96
June 2006..................................            91             91              91              91              91
June 2007..................................            86             86              86              86              86
June 2008..................................            80             80              80              80              80
June 2009..................................            46             46              46              46              46
June 2010..................................            39             39              39              39              39
June 2011..................................            32             32              32              32              32
June 2012..................................            25             25              25              25              25
June 2013..................................            17             17              16              15              12
June 2014 and thereafter...................             0              0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                      5.7            5.7             5.7             5.7             5.6



                             CLASS A-2 CERTIFICATES


                                   PREPAYMENTS


      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------------ -------------- ------------- ---------------- -------------- -----------------


Issue Date.................................            100%            100%           100%            100%            100%
June 2005..................................            100             100            100             100             100
June 2006..................................            100             100            100             100             100
June 2007..................................            100             100            100             100             100
June 2008..................................            100             100            100             100             100
June 2009..................................            100             100            100             100             100
June 2010..................................            100             100            100             100             100
June 2011..................................            100             100            100             100             100
June 2012..................................            100             100            100             100             100
June 2013..................................            100             100            100             100             100
June 2014 and thereafter...................              0               0              0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                       9.6             9.6            9.6             9.6             9.4


                              CLASS B CERTIFICATES

                                   PREPAYMENTS


      Following the Distribution Date in--           0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------------ -------------- ------------- ---------------- -------------- -----------------


Issue Date.................................            100%            100%           100%            100%            100%
June 2005..................................            100             100            100             100             100
June 2006..................................            100             100            100             100             100
June 2007..................................            100             100            100             100             100
June 2008..................................            100             100            100             100             100
June 2009..................................            100             100            100             100             100
June 2010..................................            100             100            100             100             100
June 2011..................................            100             100            100             100             100
June 2012..................................            100             100            100             100             100
June 2013..................................            100             100            100             100             100
June 2014 and thereafter...................              0               0              0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                       9.9             9.9            9.9             9.9             9.7


         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS C CERTIFICATES

                                   PREPAYMENTS


      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------------ -------------- ------------- ---------------- -------------- -----------------


Issue Date.................................            100%            100%           100%            100%            100%
June 2005..................................            100             100            100             100             100
June 2006..................................            100             100            100             100             100
June 2007..................................            100             100            100             100             100
June 2008..................................            100             100            100             100             100
June 2009..................................            100             100            100             100             100
June 2010..................................            100             100            100             100             100
June 2011..................................            100             100            100             100             100
June 2012..................................            100             100            100             100             100
June 2013..................................            100             100            100             100             100
June 2014 and thereafter...................              0               0              0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                       9.9             9.9            9.9             9.9             9.7


                              CLASS D CERTIFICATES

                                   PREPAYMENTS


      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------------ -------------- ------------- ---------------- -------------- -----------------


Issue Date.................................            100%            100%           100%            100%            100%
June 2005..................................            100             100            100             100             100
June 2006..................................            100             100            100             100             100
June 2007..................................            100             100            100             100             100
June 2008..................................            100             100            100             100             100
June 2009..................................            100             100            100             100             100
June 2010..................................            100             100            100             100             100
June 2011..................................            100             100            100             100             100
June 2012..................................            100             100            100             100             100
June 2013..................................            100             100            100             100             100
June 2014 and thereafter...................              0               0              0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                       9.9             9.9            9.9             9.9             9.7


                              CLASS E CERTIFICATES

                                   PREPAYMENTS


      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------------ -------------- ------------- ---------------- -------------- -----------------


Issue Date.................................            100%            100%           100%            100%            100%
June 2005..................................            100             100            100             100             100
June 2006..................................            100             100            100             100             100
June 2007..................................            100             100            100             100             100
June 2008..................................            100             100            100             100             100
June 2009..................................            100             100            100             100             100
June 2010..................................            100             100            100             100             100
June 2011..................................            100             100            100             100             100
June 2012..................................            100             100            100             100             100
June 2013..................................            100             100            100             100             100
June 2014..................................             29              29             29              29              29
June 2015 and thereafter...................              0               0              0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS)                      10.1           10.1            10.1            10.1            10.0


                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

DISTRIBUTION DATE                    REFERENCE RATE
-------------------                ------------------
July 2004                               5.56720%
August 2004                             5.74929%
September 2004                          5.74912%
October 2004                            5.56668%
November 2004                           5.74873%
December 2004                           5.56631%
January 2005                            5.56611%
February 2005                           5.56593%
March 2005                              5.56624%
April 2005                              5.74770%
May 2005                                5.56531%
June 2005                               5.74729%
July 2005                               5.56492%
August 2005                             5.74687%
September 2005                          5.74668%
October 2005                            5.56434%
November 2005                           5.74626%
December 2005                           5.56394%
January 2006                            5.56372%
February 2006                           5.56353%
March 2006                              5.56389%
April 2006                              5.74521%
May 2006                                5.56300%
June 2006                               5.74489%
July 2006                               5.56275%
August 2006                             5.74470%
September 2006                          5.74461%
October 2006                            5.56249%
November 2006                           5.74441%
December 2006                           5.56231%
January 2007                            5.56221%
February 2007                           5.56212%
March 2007                              5.56274%
April 2007                              5.74387%
May 2007                                5.56181%
June 2007                               5.74366%
July 2007                               5.56162%
August 2007                             5.74344%
September 2007                          5.74334%
October 2007                            5.56132%
November 2007                           5.74312%
December 2007                           5.56112%
January 2008                            5.74289%
February 2008                           5.56091%
March 2008                              5.56106%
April 2008                              5.74253%
May 2008                                5.56058%
June 2008                               5.74229%
July 2008                               5.55996%
August 2008                             5.73843%
September 2008                          5.73982%
October 2008                            5.55807%
November 2008                           5.73978%
December 2008                           5.56086%
January 2009                            5.55770%
February 2009                           5.56419%
March 2009                              5.56544%
April 2009                              5.73935%
May 2009                                5.61197%
June 2009                               5.80009%
July 2009                               5.61248%
August 2009                             5.80067%
September 2009                          5.80097%
October 2009                            5.61327%
November 2009                           5.80157%
December 2009                           5.61380%
January 2010                            5.61402%
February 2010                           5.61429%
March 2010                              5.61517%
April 2010                              5.80231%
May 2010                                5.61413%
June 2010                               5.80221%
July 2010                               5.61402%
August 2010                             5.80210%
September 2010                          5.80205%
October 2010                            5.61386%
November 2010                           5.80193%
December 2010                           5.61212%
January 2011                            5.61206%
February 2011                           5.61599%
March 2011                              5.62600%
April 2011                              5.80665%
May 2011                                5.61831%
June 2011                               5.82886%

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C2, Class A-1, Class A-2, Class B, Class C, Class D and Class E will be available only in book-entry form.

        The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

        Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

        As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

        All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

        Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

        TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

        TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

        Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

        Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

        - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

        - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

        1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

        2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

        3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

        4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                        (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                        (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                        (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                                U.S. Treasury Regulations; or

                (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                        (ii) certifying that the nonqualified intermediary is not acting for its own account,

                        (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                        (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                                Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

        5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

        All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

        - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

        - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

        -       can be treated as a "exempt recipient" within the meaning of
                Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

        This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

-    have its own series designation;

-    consist of one or more classes with various payment characteristics;

-    evidence beneficial ownership interests in a trust established by us; and

-    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

- some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 14, 2004.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................124
ERISA CONSIDERATIONS.........................................................124
LEGAL INVESTMENT.............................................................127
PLAN OF DISTRIBUTION.........................................................128
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................130
GLOSSARY.....................................................................131

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE ...........................  Credit Suisse First Boston Mortgage
                                        Securities Corp. Our principal offices
                                        are located at Eleven Madison Avenue,
                                        New York, New York 10010, telephone
                                        number (212) 325-2000. We are a
                                        wholly-owned subsidiary of Credit Suisse
                                        First Boston Management Corporation,
                                        which in turn is a wholly-owned
                                        subsidiary of Credit Suisse First
                                        Boston, Inc. See "Credit Suisse First
                                        Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED .........  The securities that will be offered by this prospectus and the related
                                        prospectus supplements consist of
                                        commercial/multifamily mortgage
                                        pass-through certificates. These
                                        certificates will be issued in series,
                                        and each series will, in turn, consist
                                        of one or more classes. Each class of
                                        offered certificates must, at the time
                                        of issuance, be assigned an investment
                                        grade rating by at least one nationally
                                        recognized statistical rating
                                        organization. Typically, the four
                                        highest rating categories, within which
                                        there may be sub-categories or
                                        gradations to indicate relative
                                        standing, signify investment grade. See
                                        "Rating."

                                        Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES........  We may not publicly offer all the commercial/multifamily mortgage
                                        pass-through certificates evidencing
                                        interests in one of our trusts. We may
                                        elect to retain some of those
                                        certificates, to place some privately
                                        with institutional investors or to
                                        deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS ..............  In general, a pooling and servicing agreement or other similar agreement or
                                        collection of agreements will govern,
                                        among other things--

                                        -    the issuance of each series of
                                             offered certificates;

                                        -    the creation of and transfer of
                                             assets to the related trust; and

                                        -    the servicing and administration of
                                             those assets.

                                        The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                        If the trust assets for a series of
                                        offered certificates include mortgage
                                        loans, the parties to the governing
                                        document(s) will also include--

                                        -    a master servicer that will
                                             generally be responsible for
                                             performing customary servicing
                                             duties with respect to those
                                             mortgage loans that are not
                                             defaulted or otherwise problematic
                                             in any material respect; and

                                        -    a special servicer that will
                                             generally be responsible for
                                             servicing and administering those
                                             mortgage loans that are defaulted
                                             or otherwise problematic in any
                                             material respect and real estate
                                             assets acquired as part of the
                                             related trust with respect to
                                             defaulted mortgage loans.

                                        The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                        If the trust assets for a series of
                                        offered certificates include
                                        mortgage-backed securities, the parties
                                        to the governing document(s) may also
                                        include a manager that will be
                                        responsible for performing various
                                        administrative duties with respect to
                                        those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                        In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing
                                        Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS ......................  The trust assets with respect to any series of offered certificates will, in
                                        general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                        -    rental or cooperatively-owned
                                             buildings with multiple dwelling
                                             units;

                                        -    retail properties related to the
                                             sale of consumer goods and other
                                             products, or related to providing
                                             entertainment, recreational or
                                             personal services, to the general
                                             public;

                                        -    office buildings;

                                        -    hospitality properties;

                                        -    casino properties;

                                        -    health care-related facilities;

                                        -    industrial facilities;

                                        -    warehouse facilities,
                                             mini-warehouse facilities and
                                             self-storage facilities;

                                        -    restaurants, taverns and other
                                             establishments involved in the food
                                             and beverage industry;

                                        -    manufactured housing communities,
                                             mobile home parks and recreational
                                             vehicle parks;

                                        -    recreational and resort properties;

                                        -    arenas and stadiums;

                                        -    churches and other religious
                                             facilities;

                                        -    parking lots and garages;

                                        -    mixed use properties;

                                        -    other income-producing properties;
                                             and/or

                                        -    unimproved land.

                                        The mortgage loans underlying a series
                                        of offered certificates may have a
                                        variety of payment terms. For example,
                                        any of those mortgage loans--

                                        -    may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that is fixed over its term,
                                             that resets on one or more
                                             specified dates or that otherwise
                                             adjusts from time to time;

                                        -    may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that may be converted at the
                                             borrower's election from an
                                             adjustable to a fixed interest rate
                                             or from a fixed to an adjustable
                                             interest rate;

                                        -    may provide for no accrual of
                                             interest;

                                        -    may provide for level payments to
                                             stated maturity, for payments that
                                             reset in amount on one or more
                                             specified dates or for payments
                                             that otherwise adjust from time to
                                             time to accommodate changes in the
                                             mortgage interest rate or to
                                             reflect the occurrence of specified
                                             events;

                                        -    may be fully amortizing or,
                                             alternatively, may be partially
                                             amortizing or nonamortizing, with a
                                             substantial payment of principal
                                             due on its stated maturity date;

                                        -    may permit the negative
                                             amortization or deferral of accrued
                                             interest;

                                        -    may prohibit some or all voluntary
                                             prepayments or require payment of a
                                             premium, fee or charge in
                                             connection with those prepayments;

                                        -    may permit defeasance and the
                                             release of real property collateral
                                             in connection with that defeasance;

                                        -    may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             bi-monthly, quarterly,
                                             semi-annually, annually or at some
                                             other interval; and/or

                                        -    may have two or more component
                                             parts, each having characteristics
                                             that are otherwise described in
                                             this prospectus as being
                                             attributable to separate and
                                             distinct mortgage loans.

                                        Most, if not all, of the mortgage loans
                                        underlying a series of offered
                                        certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                        We do not originate mortgage loans.
                                        However, some or all of the mortgage
                                        loans included in one of our trusts may
                                        be originated by our affiliates.

                                        Neither we nor any of our affiliates
                                        will guarantee or insure repayment of
                                        any of the mortgage loans underlying a
                                        series of offered certificates. Unless
                                        we expressly state otherwise in the
                                        related prospectus supplement, no
                                        governmental agency or instrumentality
                                        will guarantee or insure repayment of
                                        any of the mortgage loans underlying a
                                        series of offered certificates. See
                                        "Description of the Trust
                                        Assets--Mortgage Loans."

                                        The trust assets with respect to any
                                        series of offered certificates may also
                                        include mortgage participations,
                                        mortgage pass-through certificates,
                                        collateralized mortgage obligations and
                                        other mortgage-backed securities, that
                                        evidence an interest in, or are secured
                                        by a pledge of, one or more mortgage
                                        loans of the type described above. We
                                        will not include a mortgage-backed
                                        security among the trust assets with
                                        respect to any series of offered
                                        certificates unless--

                                        -    the security has been registered
                                             under the Securities Act of 1933,
                                             as amended; or

                                        -    we would be free to publicly resell
                                             the security without registration.

                                        See "Description of the Trust
                                        Assets--Mortgage-Backed Securities."

                                        We will describe the specific
                                        characteristics of the mortgage assets
                                        underlying a series of offered
                                        certificates in the related prospectus
                                        supplement.

                                        In general, the total outstanding
                                        principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS. ..........  If so specified in the related prospectus supplement, we or another
                                        specified person or entity may be
                                        permitted, at our or its option, but
                                        subject to the conditions specified in
                                        that prospectus supplement, to acquire
                                        from the related trust particular
                                        mortgage assets underlying a series of
                                        certificates in exchange for--

                                        -    cash that would be applied to pay
                                             down the principal balances of
                                             certificates of that series; and/or

                                        -    other mortgage loans or
                                             mortgage-backed securities that--

                                             1.   conform to the description of
                                                  mortgage assets in this
                                                  prospectus; and

                                             2.   satisfy the criteria set forth
                                                  in the related prospectus
                                                  supplement.

                                        In addition, if so specified in the
                                        related prospectus supplement, the
                                        related trustee may be authorized or
                                        required, to apply collections on the
                                        mortgage assets underlying a series of
                                        offered certificates to acquire new
                                        mortgage loans or mortgage-backed
                                        securities that--

                                        -    conform to the description of
                                             mortgage assets in this prospectus;
                                             and

                                        -    satisfy the criteria set forth in
                                             the related prospectus supplement.

                                        No replacement of mortgage assets or
                                        acquisition of new mortgage assets will
                                        be permitted if it would result in a
                                        qualification, downgrade or withdrawal
                                        of the then-current rating assigned by
                                        any rating agency to any class of
                                        affected offered certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES .................  An offered certificate may entitle the holder to receive--

                                        -    a stated principal amount;

                                        -    interest on a principal balance or
                                             notional amount, at a fixed,
                                             variable or adjustable pass-through
                                             rate;

                                        -    specified, fixed or variable
                                             portions of the interest, principal
                                             or other amounts received on the
                                             related mortgage assets;

                                        -    payments of principal, with
                                             disproportionate, nominal or no
                                             payments of interest;

                                        -    payments of interest, with
                                             disproportionate, nominal or no
                                             payments of principal;

                                        -    payments of interest or principal
                                             that commence only as of a
                                             specified date or only after the
                                             occurrence of specified events,
                                             such as the payment in full of the
                                             interest and principal outstanding
                                             on one or more other classes of
                                             certificates of the same series;

                                        -    payments of principal to be made,
                                             from time to time or for designated
                                             periods, at a rate that is--

                                             1.   faster and, in some cases,
                                                  substantially faster, or

                                             2.   slower and, in some cases,
                                                  substantially slower,

                                             than the rate at which payments or
                                             other collections of principal are
                                             received on the related mortgage
                                             assets;

                                        -    payments of principal to be made,
                                             subject to available funds, based
                                             on a specified principal payment
                                             schedule or other methodology; or

                                        -    payments of all or part of the
                                             prepayment or repayment premiums,
                                             fees and charges, equity
                                             participations payments or other
                                             similar items received on the
                                             related mortgage assets.

                                        Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                        A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                        We will describe the specific
                                        characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES .........................  Some classes of offered certificates may be protected in full or in part against
                                        defaults and losses, or select types of
                                        defaults and losses, on the related
                                        mortgage assets through the
                                        subordination of one or more other
                                        classes of certificates of the same
                                        series or by other types of credit
                                        support. The other types of credit
                                        support may include a letter of credit,
                                        a surety bond, an insurance policy, a
                                        guarantee, a credit derivative or a
                                        reserve fund. We will describe the
                                        credit support, if any, for each class
                                        of offered certificates in the related
                                        prospectus supplement.

                                        The trust assets with respect to any
                                        series of offered certificates may also
                                        include any of the following
                                        agreements--

                                        -    guaranteed investment contracts in
                                             accordance with which moneys held
                                             in the funds and accounts
                                             established with respect to those
                                             offered certificates will be
                                             invested at a specified rate;

                                        -    interest rate exchange agreements,
                                             interest rate cap or floor
                                             agreements, or other agreements and
                                             arrangements designed to reduce the
                                             effects of interest rate
                                             fluctuations on the related
                                             mortgage assets or on one or more
                                             classes of those offered
                                             certificates; or

                                        -    currency exchange agreements or
                                             other agreements and arrangements
                                             designed to reduce the effects of
                                             currency exchange rate fluctuations
                                             with respect to the related
                                             mortgage assets and one or more
                                             classes of those offered
                                             certificates.

                                        We will describe the types of
                                        reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                        See "Risk Factors," "Description of the
                                        Trust Assets" and "Description of Credit
                                        Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS ......................  If the trust assets for a series of offered certificates include mortgage
                                        loans, then, as and to the extent
                                        described in the related prospectus
                                        supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                        -    delinquent scheduled payments of
                                             principal and/or interest, other
                                             than balloon payments;

                                        -    property protection expenses;

                                        -    other servicing expenses; or

                                        -    any other items specified in the
                                             related prospectus supplement.

                                        Any party making advances will be
                                        entitled to reimbursement from
                                        subsequent recoveries on the related
                                        mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                        Certificates--Advances."

                                        If the trust assets for a series of
                                        offered certificates include
                                        mortgage-backed securities, we will
                                        describe in the related prospectus
                                        supplement any comparable advancing
                                        obligations with respect to those
                                        mortgage-backed securities or the
                                        underlying mortgage loans.

OPTIONAL TERMINATION .................  We will describe in the related prospectus supplement any circumstances
                                        in which a specified party is permitted
                                        or obligated to purchase or sell any of
                                        the mortgage assets underlying a series
                                        of offered certificates. In particular,
                                        a master servicer, special servicer or
                                        other designated party may be permitted
                                        or obligated to purchase or sell--

                                        -    all the mortgage assets in any
                                             particular trust, thereby resulting
                                             in a termination of the trust; or

                                        -    that portion of the mortgage assets
                                             in any particular trust as is
                                             necessary or sufficient to retire
                                             one or more classes of offered
                                             certificates of the related series.

                                        See "Description of the
                                        Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES .........................  Any class of offered certificates will constitute or evidence ownership of--

                                        -    regular interests or residual
                                             interests in a real estate mortgage
                                             investment conduit under Sections
                                             860A through 860G of the Internal
                                             Revenue Code of 1986; or

                                        -    interests in a grantor trust under
                                             subpart E of Part I of subchapter J
                                             of the Internal Revenue Code of
                                             1986.

                                        See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS. ........  If you are a fiduciary of a retirement plan or other employee benefit plan or
                                        arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT. ....................  If your investment activities are subject to legal investment laws and
                                        regulations, regulatory capital
                                        requirements, or review by regulatory
                                        authorities, then you may be subject to
                                        restrictions on investment in the
                                        offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing

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the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the

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periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

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     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       29
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                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

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

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

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

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

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

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

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

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

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

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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     -    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

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     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

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expressed as percentages of SPA. For example, a prepayment assumption of 100% of
SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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     -    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

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     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

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     -    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

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     -    a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

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     The Treasury regulations also would permit you to elect to accrue DE
MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

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     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior

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holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue

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Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward

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indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

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     -    the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

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     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

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     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

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

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

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     -    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

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

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

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     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

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

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

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will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

                                       113
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     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

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     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     -    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

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     The grantor trust strip certificates will be--

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

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     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield

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under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the

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Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

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     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

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     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

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     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

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CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as

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

the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates

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of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

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                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

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     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                       133


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                        [Photos of Mortgaged Properties]

        The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2004-C2.xls". The spreadsheet file "CSFBMSC 2004-C2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)     Microsoft Excel is a registered trademark of Microsoft Corporation.